Exhibit 10.1

TELEFLEX INCORPORATED

RETIREMENT INCOME PLAN

(As Amended and Restated Effective January 1, 2014)

ARTICLE I DEFINITIONS	3

1.1	“Accrued Benefit 3

1.2	“Accumulated Contributions 3

1.3	“Actuarial Definitions 4

1.4	“Administrative Committee 4

1.5	“Aggregation Group 5

1.6	“Annuity Starting Date 5

1.7	“Arrow Berks Participant 5

1.8	“Arrow Hourly Participant 5

1.9	“Arrow Salaried Participant 6

1.10	“Average Monthly Compensation 6

1.11	“Beneficiary 6

1.12	“Board of Directors 7

1.13	“Break-in-Service 7

1.14	“Code 7

1.15	“Committee 8

1.16	“Compensation 8

1.17	“Continuous Service 10

1.18	“Covered Compensation 11

1.19	“Credited Service 11

1.20	“Defined Benefit Plan 12

1.21	“Defined Contribution Plan 12

1.22	“Determination Date 12

1.23	“Early Retirement Date 12

1.24	“Effective Date 12

1.25	“Employee 12

1.26	“Employer 13

1.27	“ERISA 13

1.28	“Five-Percent Owner 13

1.29	“Former Key Employee 13

1.30	“Fund 14

1.31	“Highly Compensated Employee 14

1.32	“Hour of Service 14

1.33	“Hourly Participant 16

1.34	“Investment Manager 16

1.35	“Key Employee 16

1.36	“Late Retirement Date 17

1.37	“Limitation Year 17

1.38	“Monthly Plan Compensation 17

1.39	“Non-Key Employee 17

1.40	“Normal Retirement Age 17

1.41	“Normal Retirement Date 17

1.42	“Participant 17

1.43	“Participating Employer 17

1.44	“Permissive Aggregation Group 17

1.45	“Plan 18

1.46	“Plan Year 18

1.47	“Pre-1998 Employee 18

1.48	“Qualified Joint and Survivor Annuity 18

1.49	“Related Employers 18

1.50	“Required Aggregation Group 18

1.51	“Required Beginning Date 18

1.52	“Salaried Participant 19

1.53	“Severance from Employment 19

1.54	“Social Security Retirement Age 19

1.55	“Sponsor 19

1.56	“Spouse 19

1.57	“Total and Permanent Disability 19

1.58	“Top-Heavy-Group 19

1.59	“Top-Heavy Plan 19

1.60	“TRIP Plan 20

1.61	“Treasury Regulations 21

1.62	“Trust 21

1.63	“Trustee 21

1.64	Terms Defined Elsewhere 21

ARTICLE II PARTICIPATION	22

2.1	Participation 22

2.2	Ineligible Employees 22

2.3	Time of Participation - Excluded Employees 23

2.4	Reemployed Individuals 23

ARTICLE III AMOUNT OF RETIREMENT BENEFITS	24

3.1	Normal Retirement Benefit 24

3.2	Late Retirement Benefit 27

3.3	Early Retirement Benefit 28

3.4	Disability Retirement Benefit 29

3.5	Vested Deferred Retirement Benefit 30

3.6	Return of Accumulated Contributions 32

3.7	Restoration of Accrued Pension Benefit 32

3.8	Minimum Benefit 32

3.9	Medicare Part B Reimbursement 32

3.10	Transfer of Employment 33

3.11	Preservation of Accrued Benefit 33

3.12	Limitations on Benefit Accruals Due to Severe Funding Shortfalls 33

3.13	Unpredictable Contingent Event Benefits 35

ARTICLE IV VESTING	38

4.1	Rate of Vesting - General Rule 38

4.2	Full Vesting in Accumulated Contributions 38

ARTICLE V DEATH BENEFITS	39

5.1	Death of Vested Participant Before Annuity Starting Date 39

5.2	Amount and Time of Payment of Vested Terminated Participant’s Death Benefit 39

5.3	Death of Participant On or After Retirement Date 39

5.4	No Other Death Benefits 40

5.5	Military Death Benefits 40

ARTICLE VI PAYMENT OF RETIREMENT BENEFITS	41

6.1	Annuity Payment Date 41

6.2	Normal Form of Retirement Benefit - Unmarried Salaried Participants 41

6.3	Normal Form of Retirement Benefit - Married Salaried Participants 41

6.4	Optional Forms of Retirement Benefit Payment 41

6.5	Special Optional Form of Retirement Benefit Payments for TRIP Plan Participants 42

6.6	Election of Benefits - Notice and Election Procedures 42

6.7	Payment of Small Benefits 44

6.8	Continued Employment After Normal Retirement Date; Reemployed Participants 45

6.9	Required Distributions - Code Section 401(a)(9) 46

6.10	Eligible Rollover Distributions 52

6.11	Limitations on Accelerated Benefit Distributions 54

ARTICLE VII CONTRIBUTIONS	58

7.1	Employer Contributions 58

7.2	Funding Policy 58

7.3	Determination of Contributions 58

7.4	Time of Payment of Employer Contributions 58

7.5	Return of Employer Contributions 58

7.6	Forfeitures 59

7.7	Irrevocability 59

7.8	Employee Contributions 59

7.9	Funding Notice 59

ARTICLE VIII ADMINISTRATION	60

8.1	Fiduciary Responsibility 60

8.2	Appointment and Removal of Committee 60

8.3	Compensation and Expenses of Committee and Administrative Committee 60

8.4	Committee and Administrative Committee Procedures 60

8.5	Plan Interpretation 61

8.6	Fiduciary Duties 61

8.7	Consultants 61

8.8	Method of Handling Plan Funds 61

8.9	Delegation and Allocation of Responsibility 61

8.10	Other Committee, Administrative Committee and Benefits Group Powers and Duties 61

8.11	Records and Reports 63

8.12	Application and Forms for Benefits 63

8.13	Authorization of Benefit Payments 63

8.14	Unclaimed Accrued Benefit - Procedure 63

8.15	Individual Statement 64

8.16	Parties to Litigation 64

8.17	Use of Alternative Media 64

8.18	Personal Data to Benefits Group 64

8.19	Address for Notification 64

8.20	Notice of Change in Terms 65

8.21	Assignment or Alienation 65

8.22	Litigation Against the Plan 65

8.23	Information Available 65

8.24	Presenting Claims for Benefits 65

8.25	Claims Review Procedure 66

8.26	Disputed Benefits 67

8.27	Claims Involving Benefits Related to Disability 68

8.28	Statute of Limitations for Civil Actions 68

ARTICLE IX EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION AND MERGER	69

9.1	Exclusive Benefit 69

9.2	Amendment of the Plan 69

9.3	Amendment to Vesting Provisions 69

9.4	Merger/Direct Transfers and Elective Transfers 70

9.5	Termination of the Plan 71

9.6	Full Vesting on Termination 71

9.7	Partial Termination 71

9.8	Allocation of Assets Upon Termination of Trust Fund 72

9.9	Manner of Distribution 73

9.10	Overfunding 73

9.11	Amendments Increasing Liability for Benefits 73

ARTICLE X WITHDRAWAL OF PARTICIPATING EMPLOYER	76

10.1	Withdrawal 76

10.2	Notice of Withdrawal 76

10.3	Withdrawal at Request of Board of Directors 76

10.4	Continuation of Plan 76

ARTICLE XI LIMITATIONS ON BENEFITS	77

11.1	Limitation on Annual Benefits 77

11.2	Benefit Limitations - Rules for Certain Highly Compensated Employees 94

ARTICLE XII PROVISIONS RELATING TO TOP-HEAVY PLAN	95

12.1	Top-Heavy Requirement 95

12.2	Minimum Vesting Requirement 95

12.3	Minimum Benefit Requirement 96

12.4	Change in Top-Heavy Status 97

ARTICLE XIII VETERANS’ REEMPLOYMENT RIGHTS	98

13.1	USERRA 98

13.2	Crediting Service 98

13.3	Compensation 98

13.4	Qualified Military Service 99

13.5	Earnings and Forfeitures 99

ARTICLE XIV MISCELLANEOUS	100

14.1	Limited Purpose of Plan 100

14.2	Non-alienation 100

14.3	Facility of Payment 100

14.4	Effect of Return of Benefit Checks 100

14.5	Impossibility of Diversion 100

14.6	Unclaimed Benefits 101

14.7	Construction 101

14.8	Governing Law 101

14.9	Contingent Effectiveness of Plan Amendment and Restatement 101

APPENDIX A	A-1

APPENDIX B	B-1

APPENDIX C	C-1

APPENDIX D	D-1

APPENDIX E	E-1

APPENDIX F	F-1

APPENDIX G	G-1

APPENDIX H	H-1

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
(As Amended and Restated Effective January 1, 2014)

Teleflex Incorporated (the “Sponsor”) hereby amends and restates in its entirety the Teleflex Incorporated Retirement Income Plan, formerly known as the Teleflex Incorporated Salaried Employees’ Pension Plan (the “Plan”), generally effective as of January 1, 2014, unless otherwise stated herein.
The Plan has been routinely amended on a timely basis to comply with all applicable laws and required statutory changes. The Plan was most recently restated in 2009 to comply with the requirements reflected in Internal Revenue Service Notice 2008-108 (the “2008 Cumulative List”), the Pension Protection Act of 2006, as subsequently amended by the Worker, Retiree, and Employer Recovery Act of 2008, the Heroes Earnings Assistance and Relief Tax Act of 2008, and other applicable requirements of Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan was subsequently timely amended to comply with Code Section 436 and the final Treasury Regulations issued thereunder, and is hereby restated again in connection with its submission to the Internal Revenue Service for an updated determination letter concerning its tax qualified status. Special effective dates are included with respect to a number of provisions as necessary to conform to amendments to the Code and the Treasury Regulations promulgated thereunder and the 2013 Cumulative List of Changes in Plan Qualification Requirements provided in Internal Revenue Service Notice 2013-84.
The provisions of this amended and restated Plan shall apply to an Employee whose employment with the Employer terminates on or after the Effective Date of the Plan. Accordingly, except as otherwise provided herein or in any prior document for the Plan, the Teleflex Incorporated Hourly Employees’ Pension Plan, the Retirement Plan for Hourly Rated Employees at the Berks County, PA Locations of Arrow International, Inc., the Retirement Plan for Salaried Employees of Arrow International, Inc., or the Retirement Plan for Hourly-Rated Employees of Arrow International, Inc., as applicable, (collectively the “Plans”), the entitlement of a Participant to a benefit and the amount of a Participant’s benefit, if any, shall be determined under the provisions of the Plans in effect on the date of his Severance from Employment. Further, if benefit payments commenced to any such individual prior to January 1, 2014, the time and manner of payment of such benefits shall, except as otherwise expressly provided to the contrary herein or in any prior document for the Plans, be determined pursuant to the terms and conditions of the Plans as in effect at the time benefits commenced.
All former employees and participants in a plan that is merged with and into the Plan (“Merged Plan”) whose employment or active participation in the Merged Plan terminated prior to the date of such plan’s merger into this Plan, their Spouses, Beneficiaries, and anyone else claiming through them shall, except as otherwise expressly provided to the contrary herein or in any prior Merged Plan document, have the amount of their benefit, and their right, if any, to receive such benefit determined pursuant to the terms and conditions of the applicable Merged Plan as in effect at the time of Severance from Employment or cessation of active participation. If benefit payments commenced to any such individual prior to the date such plan merged with and into this Plan, the time and manner of payment of such benefits shall, except as otherwise expressly provided to the contrary herein or in any prior Merged Plan document, be determined pursuant to the terms and conditions of the applicable Merged Plan as in effect at the time benefits commenced.
BACKGROUND INFORMATION
The Teleflex Incorporated Salaried Employees’ Pension Plan was originally effective as of July 1, 1966. Effective as of January 1, 1998, the Teleflex Incorporated Retirement Income Plan was merged with and into the Plan and the name of the Plan was changed to the Teleflex Incorporated Retirement Income Plan. The Plan has been amended from time to time and was most recently amended and restated effective January 1, 2002, to comply with the requirements reflected in the 2008 Cumulative List.
The Sponsor established the Teleflex Incorporated Hourly Employees’ Pension Plan (“Hourly Employees’ Plan”) effective as of January 1, 1985. The Hourly Employees’ Plan was merged with and into the Plan effective as of December 31, 2008. Arrow International, Inc. (“Arrow”) adopted the Retirement Plan for Salaried Employees (“Arrow Salaried Plan”) effective as of September 1, 1978. The Arrow Salaried Plan was merged with and into the Plan effective as of August 31, 2008. Arrow also adopted the Retirement Plan for Hourly-Rated Employees of the North Carolina and New Jersey Plants of Arrow International, Inc. (“Arrow Hourly Plan”), effective as of September 1, 1976. Effective as of September 1, 1997, the name of the Arrow Hourly Plan was changed to the Retirement Plan for Hourly-Rated Employees of Arrow International, Inc. The Arrow Hourly Plan was also merged with and into the Plan effective as of August 31, 2008. In addition, Arrow adopted the Retirement Plan for Hourly Rated Employees of at the Berks County, PA Locations of Arrow International, Inc. (“Arrow Berks Plan”), effective as of September 1, 1975. The Arrow Berks Plan was also merged with and into the Plan effective as of August 31, 2008.
The Plan was amended effective as of March 22, 2011, by the Purchase Agreement whereby the Sponsor sold its Marine business unit to Marine Acquisition Corp. (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement: (i) effective as of March 22, 2011, Marine assumed of all of the liabilities under the Plan with respect to certain participants specified in Section 5.4(h)(i) of the Purchase Agreement who were current or former employees of the Marine business unit (“Marine Participants”), (ii) effective as of March 22, 2011 (or such earlier date set forth in the Plan), the Marine Participants ceased to accrue any additional benefits under the Plan, and (iii) all assets in the Plan attributable to the benefits of the Marine Participants (whether or not vested) and related liabilities were required to be transferred to a defined benefit plan established by Marine as soon as practicable following Marine’s establishment of the defined benefit plan. The transfer to the Marine Acquisition Corp. Retirement Income Plan occurred on June 30, 2011, and following this transfer, no Marine Participant is entitled to a benefit from or to continue participation in, the Plan.
Except as otherwise provided in Appendix H, no additional benefits shall be accrued under the Plan after December 31, 2008. Further, no additional benefits shall be accrued under the Plan after December 31, 2012.

ARTICLE I

DEFINITIONS
The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:
1.1     “Accrued Benefit” means:
1.1.1    The accrued benefit of a Salaried Participant expressed in terms of a monthly single life annuity (or a single life annuity with payments guaranteed for five years for a Pre-1998 Employee) beginning at his Normal Retirement Date determined under Section 3.1, or his Late Retirement Date determined under Section 3.2, on the basis of the Participant’s Credited Service as a Participant to the date as of which the computation is made.
1.1.2    The accrued benefit of an Hourly Participant is the retirement benefit that a Participant would receive at his Normal Retirement Date based on the benefit formula set forth in the applicable Schedule to Appendix E.
1.1.3    The accrued benefit of an Arrow Salaried Participant as of any date is the amount of annual Benefit (as defined in Appendix F) earned to such date, payable as a single life annuity beginning at the Participant’s Normal Retirement Date (or immediately, if the Participant has passed his Normal Retirement Date), calculated in accordance with Section 5.1 of Appendix F.
1.1.4    The accrued benefit of an Arrow Hourly Participant as of any date is the amount of annual Benefit (as defined in Appendix G) earned to such date, payable as a single life annuity beginning at the Participant’s Normal Retirement Date (or immediately, if the Participant has passed his Normal Retirement Date), calculated in accordance with Section 5.1 of Appendix G.
1.1.5    The accrued benefit of an Arrow Berks Participant as of any date is the amount of annual Benefit earned to such date, payable as a single life annuity beginning at the Participant’s Normal Retirement Date (or immediately, if the Participant has passed his Normal Retirement Date), calculated in accordance with Section 5.1 of Appendix H.
For purposes of determining whether the Plan is a Top-Heavy Plan, the Accrued Benefit of a current Employee shall be determined as if he had a Severance from Employment on the Determination Date. The actuarial assumptions used to determine the present value of Accrued Benefits for the purpose of the Top-Heavy test shall be those set forth in Appendix B for Salaried Participants and those set forth in Appendix E, F, G, or H, as applicable, for other Participants.
Notwithstanding any provision of the Plan to the contrary, except as otherwise provided in an Appendix or as required by applicable law, no Participant shall accrue any additional benefit under the Plan after December 31, 2008. No Arrow Berks Participant shall accrue any additional benefit under the Plan after December 31, 2012.
1.2    “Accumulated Contributions” means the sum of a Salaried Participant’s contributions made under the Plan before July 1, 1982, or repaid pursuant to Section 3.7, and interest credited thereon up to the date benefit payments begin under the Plan. The rates of interest credited upon such contributions shall be determined by the Committee, provided that the rate of interest shall not be less than 7%, compounded annually, for each Plan Year prior to January 1, 1988 and for each Plan Year thereafter, 120% of the Federal mid-term rate as in effect under Section 1274 of the Code for January of the relevant Plan Year, compounded annually.
1.3    “Actuarial Definitions”
1.3.1    “Actuarial Equivalent” or “Actuarially Equivalent”:
1.3.1.1    For Salaried Participants, shall mean the equivalent actuarial value of the normal form of benefit for unmarried Participants, as described in Section 6.2, determined based upon the advice of the Plan’s enrolled actuary using the factors and assumptions listed in Appendix B, attached hereto and made a part hereof;
1.3.1.2    For Hourly Participants, shall have the meaning set forth in Appendix E, attached hereto and made a part hereof;
1.3.1.3    For Arrow Salaried Participants, shall have the meaning set forth in Appendix F, attached hereto and made a part hereof;
1.3.1.4    For Arrow Hourly Participants, shall have the meaning set forth in Appendix G, attached hereto and made a part hereof; and
1.3.1.5    For Arrow Berks Participants, shall have the meaning set forth in Appendix H, attached hereto and made a part hereof.
1.3.2    For purposes of determining the amount of a Participant’s lump sum distribution or the present value of a Participant’s Accrued Benefit, the “Actuarial Equivalent” of such benefit shall be calculated using the “Applicable Interest Rate” and the “Applicable Mortality Table.”
1.3.2.1    For Plan Years beginning on or after January 1, 2008, or the date determined by applying the rules of transition under Code Section 417(e) and Treasury Regulation Section 1.417(e)-1, the “Applicable Interest Rate” is the adjusted first, second and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) (determined without regard to the 24-month averaging provided under Code Section 430(h)(2)(D)(i)) for the November preceding the first day of the Plan Year in which the date of the distribution occurs or such other time as the Secretary of the Treasury may by regulations prescribe. The use of the segment rates as the Applicable Interest Rate shall be phased in over five years in accordance with Code Section 417(e)(3)(D)(ii).
1.3.2.2    For Plan Years beginning on or after January 1, 2008, the “Applicable Mortality Table” shall be the applicable Code Section 417(e)(3) mortality table.
1.4    “Administrative Committee” means the Financial Benefit Plans Committee or such other committee appointed by the Committee or the Board of Directors to oversee the administration of the Plan in accordance with its authority under the benefit plan governance structure approved by the Compensation Committee of the Board of Directors, as amended from time to time, or any successor thereto. The Vice President, Global Human Resources and employees of the Corporate Benefits Department of the Sponsor (collectively the “Benefits Group”) have been appointed to assist in the day-to-day administration of the Plan in accordance with their authority under the benefit plan governance structure approved by the Compensation Committee of the Board of Directors, as amended from time to time.
1.5    “Aggregation Group” means:
1.5.1    A Required Aggregation Group, or
1.5.2    A Permissive Aggregation Group
1.6    “Annuity Starting Date” means for:
1.6.1    A Salaried Participant electing an Early, Normal, Late or Disability Retirement Benefit, the first day of the first month for which the retiring Salaried Participant receives an annuity payment,
1.6.2    The surviving Spouse or other Beneficiary of a deceased Salaried Participant who died having met the requirements for an Early, Normal, Late or Disability Retirement Benefit but who had not reached his Annuity Starting Date, the first day of the month following the date of the Salaried Participant’s death, or
1.6.3    The surviving Spouse of a deceased Salaried Participant who died before having reached his “Earliest Retirement Age,” as defined under Section 417 of the Code, but who had a vested interest in his Accrued Benefit under Section 4.1, the Salaried Participant’s Earliest Retirement Age.
The Annuity Starting Date for a Participant other than a Salaried Participant shall have the meaning set forth in the Appendix applicable to the Participant.
1.7    “Arrow Berks Participant” means a Participant, as defined in Appendix H, who was a Participant in the Retirement Plan for Hourly Rated Employees at the Berks County, PA Locations of Arrow International, Inc. (“Arrow Berks Plan”) prior to the merger of the Arrow Berks Plan with and into the Plan effective as of August 31, 2008 and/or who is eligible to participate in the Plan pursuant to Appendix H hereto. The Plan benefit to which an Arrow Berks Participant is entitled shall be determined in accordance with the Plan and Appendix H hereto. An individual who is an Arrow Berks Participant and who ceases to be an Employee shall nonetheless remain an Arrow Berks Participant for purposes of benefit payments only, until all amounts due him from the Plan have been paid. Notwithstanding any other provision of the Plan to the contrary, no Employee shall become an Arrow Berks Participant after December 31, 2012.
1.8    “Arrow Hourly Participant” means a Participant who was a Participant in the Retirement Plan for Hourly-Rated Employees of Arrow International, Inc. (“Arrow Hourly Plan”) prior to the merger of the Arrow Hourly Plan with and into the Plan effective as of August 31, 2008 and/or who is eligible to participate in the Plan pursuant to Appendix G hereto. The Plan benefit to which an Arrow Hourly Participant is entitled shall be determined in accordance with the Plan and Appendix G hereto. An individual who is an Arrow Hourly Participant and who ceases to be an Employee shall nonetheless remain an Arrow Hourly Participant for purposes of benefit payments only, until all amounts due him from the Plan have been paid. Notwithstanding any other provision of the Plan to the contrary, no Employee whose initial date of hire by a Participating Company described in Appendix G hereto is on or after October 1, 2007, may become an Arrow Hourly Participant or accrue benefits under the Arrow Hourly Plan or Plan.
1.9    “Arrow Salaried Participant” means a Participant who was a participant in the Retirement Plan for Salaried Employees of Arrow International, Inc. (“Arrow Salaried Plan”) prior to the merger of the Arrow Salaried with and into the Plan effective as of August 31, 2008 and/or who is eligible to participate in the Plan pursuant to Appendix F hereto. The Plan benefit to which an Arrow Salaried Participant is entitled shall be determined in accordance with the Plan and Appendix F. hereto. An individual who is an Arrow Salaried Participant and who ceases to be an Employee shall nonetheless remain an Arrow Salaried Participant for purposes of benefit payments only, until all amounts due him from the Plan have been paid. Notwithstanding any other provision of the Plan to the contrary, no Employee whose initial date of hire by a Participating Company described in Appendix F hereto is on or after October 1, 2007, may become an Arrow Salaried Participant or accrue benefits under the Arrow Salaried Plan or Plan.
1.10    “Average Monthly Compensation” means the Monthly Compensation of a Salaried Participant who participated in the TRIP Plan before its merger into the Plan, averaged over the 60 consecutive months that produce the highest average during the 120 month period, or the number of months as an Employee if less than 120, ending prior to the Salaried Participant’s date of Severance from Employment, date of death, or December 31, 2008, whichever is applicable. As used in this Section 1.10, “Monthly Compensation” means the Compensation (determined under Section 1.16.1.1) paid to a Salaried Participant in a Plan Year for services rendered to the Employer divided by the number of full months that the Salaried Participant was employed during the Plan Year by the Employer, subject to the limits of Code Section 401(a)(17).
Subject to Article XIII, a Salaried Participant on an approved leave of absence shall be deemed to have received remuneration during his period of absence equal to his basic rate of pay in effect immediately prior to such absence.
1.11     “Beneficiary” means:
1.11.1    The Participant’s Spouse,
1.11.2    The person, persons or trust designated by the Participant, with the consent of the Participant’s Spouse if the Participant is married, as direct or contingent beneficiary in a manner prescribed by the Benefits Group, or
1.11.3    If the Participant has no Spouse and has made no effective Beneficiary designation, the Participant’s estate.
A married Participant may designate a person, persons or trust other than his Spouse as Beneficiary, provided that such Spouse consents in writing in a manner prescribed by the Administrative Committee. The Spouse’s consent must be witnessed by a notary public or member of the Benefits Group or Administrative Committee and must be limited to and acknowledge the specific non-Spouse Beneficiary(ies) (including any class of Beneficiaries) designated by the Participant. If the Participant wishes to subsequently change Beneficiary(ies), the consent of the Spouse must be obtained again. Spousal consent shall not be required if the Participant establishes to the satisfaction of the Administrative Committee that the consent cannot be obtained because the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. A subsequent Spouse of a Participant shall not be bound by a consent executed by any previous Spouse of the Participant.
Any prior designation of a Beneficiary shall be revocable at the election of the Participant at any time in the manner and form prescribed by the Administrative Committee until the payment commencement date. The number of revocations shall not be limited. If more than one Beneficiary is designated by the Participant, such Beneficiaries who survive the Participant shall share equally in any death benefit unless the Participant indicates to the contrary, in writing. If a Beneficiary predeceases the Participant, such deceased Beneficiary shall not share in any death benefit and those Beneficiaries who survive the Participant shall share in any death benefit equally, or, if different, in the proportions designated by the Participant. A Beneficiary’s right to information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.
The entry of a decree of divorce shall not automatically revoke a prior written election of a Participant naming such divorced Spouse as a Beneficiary. Except as provided to the contrary under a qualified domestic relations order: (i) a Participant may, subsequent to a divorce, designate someone other than his former Spouse as Beneficiary; and (ii) if a divorced Participant remarries, the new Spouse shall have all of the rights of a Spouse as set forth herein and any prior written Beneficiary designation by the Participant shall be automatically revoked and subject to the rights of the subsequent Spouse. If an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), should die before payment of the benefit assigned to the alternate payee occurs, the portion of the Accrued Benefit assigned to the alternate payee shall revert to the Participant unless the qualified domestic relations order permits the alternate payee to designate a Beneficiary and a Beneficiary has in fact been designated to whom the benefit may be paid.
1.12    “Board of Directors” means the Board of Directors of the Sponsor or any committee thereof.
1.13    “Break-in-Service” means, with respect to Salaried Participants:
1.13.1    For the purpose of Article II, relating to eligibility to participate in the Plan, a 12 consecutive month period, measured from the date an Employee is first credited with an Hour of Service or any anniversary thereof (or his reemployment commencement date or any anniversary thereof), within which the Employee is not credited with more than 500 Hours of Service; and
1.13.2    For the purpose of Article IV, relating to vesting, a Plan Year within which an individual is not credited with more than 500 Hours of Service; provided that any Break-in-Service occurring during the July 1, 1997 to December 31, 1997 Plan Year shall be disregarded.
“Break-in-Service” with respect to a Participant other than a Salaried Participant shall have the meaning set forth in Appendix E, F, G, or H, as applicable to that Participant.
1.14    “Code” means the Internal Revenue Code of 1986, as amended.
1.15    “Committee” means the Committee appointed to administer the Plan. The Committee is the Teleflex Incorporated Benefits Policy Committee or any successor thereto. The Committee shall be the “administrator” and “named fiduciary” of the Plan, as those terms are defined by ERISA.
1.16    “Compensation”
1.16.1    General Rule.
1.16.1.1    Salaried Participants. Compensation means, except as otherwise provided in this Section 1.16.1.1, remuneration paid to a Salaried Participant for services rendered to the Employer. Such remuneration shall include regular or base pay, bonuses, commissions, overtime pay, shift differentials, double-time pay, adjustments, amounts paid for time missed due to holidays, vacations, personal days, jury duty, sick leave and funeral leave, short-term disability pay, payments made as a result of opting out of medical coverage, amounts deferred under a nonqualified deferred compensation plan, and Elective Contributions made by the Employer on the Salaried Participant’s behalf. “Elective Contributions” are amounts excludible from the Salaried Participant’s gross income under Code Section 402(e)(3) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan), Code Section 403(b) (relating to a tax-sheltered annuity), and Code Section 132(f)(4) (relating to a qualified transportation fringe benefit plan). Effective January 1, 2009, if Salaried Participants’ Compensation under the Plan was not frozen effective for Plan Years beginning after 2008, Compensation would also include any differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer, as required by Code Section 414(u)(12), as amended by the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”). Compensation does not include employer contributions to benefit plans, fringe benefits, severance pay, expense reimbursements, tuition reimbursements, relocation expenses, the taxable portion of life insurance coverage, car allowances, personal use of employer aircraft, income recognized on the exercise of a stock option or the vesting of a restricted stock award, payments received while an Employee from a nonqualified deferred compensation plan and any other special pay arrangements.
For Plan Years beginning on and after January 1, 2002, amounts referenced under Code Section 125 include any amounts not available to a Salaried Participant in cash in lieu of group health coverage because the Salaried Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Salaried Participant’s other health coverage as part of the enrollment process for the health plan. For any self-employed individual Compensation shall mean earned income, as defined in Code Section 401(c)(2).
For Plan Years beginning on and after January 1, 2008, Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half (2½) months (or such other period as extended by subsequent Treasury Regulations or other published guidance) after Severance from Employment with the Employer; or (ii) the end of the Plan Year that includes the date of the Salaried Participant’s Severance from Employment with the Employer. “Post-Severance Compensation” means payments that would have been included in the definition of Compensation if they were paid prior to the Salaried Participant’s Severance from Employment and the payments are: (a) regular Compensation for services during the Salaried Participant’s regular working hours, Compensation for services outside the Salaried Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, if the payments would have been paid to the Salaried Participant if the Salaried Participant had continued in employment with the Employer; (b) for accrued bona fide sick, vacation or other leave, but only if the Salaried Participant would have been able to use the leave if employment had continued; or (c) received by a Salaried Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Salaried Participant at the same time if the Salaried Participant had continued in employment with the Employer and only to the extent the payment is includible in the Salaried Participant’s gross income. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Severance from Employment, except for payments (1) to an individual who does not currently perform services for the Employer by reason of Qualified Military Service (within the meaning of Code Section 414(u)(1)) to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer; or (2) to any Participant who is permanently and totally disabled for a fixed or determinable period, as determined by the Administrative Committee. For purposes of this Section 1.16.1.1, “permanently and totally disabled” means that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
Back pay, within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8), shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents an amount that would otherwise be Compensation.
Salaried Participants’ Compensation for Plan purposes is frozen effective December 31, 2008.
1.16.1.2    Hourly Participants. Compensation means Limitation Compensation, as defined in Appendix E.
1.16.1.3    Arrow Salaried Participants. Compensation means Average Annual Compensation, as defined in Appendix F.
1.16.1.4    Arrow Hourly Participants. Compensation means Average Annual Compensation, as defined in Appendix G.
1.16.1.5    Arrow Berks Participants. Compensation means Average Annual Compensation, as defined in Appendix H.
1.16.2    Compensation Limitation. In addition to other applicable limits set forth in the Plan, the annual Compensation of each Employee taken into account in determining benefit accruals under the Plan shall not exceed the “Compensation Limitation.” The Compensation Limitation for Plan Years beginning after December 31, 2001 is $200,000 and the Compensation Limitation for Plan Years beginning after December 31, 2011 is $250,000. The Compensation Limitation shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for any period, not exceeding 12 months, over which Compensation is determined (the “Determination Period”) that begins with or within such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period and the denominator of which is 12. If Compensation in any prior Determination Period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the Compensation Limit in effect for that prior Determination Period. Any increase in the Compensation Limit shall not apply to former Employees.
1.17    “Continuous Service” means, with respect to Salaried Participants:
1.17.1    For periods ending before July 1, 1982, a period of employment that was Continuous Service under the terms of the Plan as in effect before July 1, 1982; and
1.17.2    For periods beginning on or after July 1, 1982, a period of employment with the Employer beginning on the first day of the month in which his date of hire occurs and ending on the date of his Break-in-Service.
1.17.3    The following rules shall also apply in determining a Salaried Participant’s Continuous Service for all purposes under the Plan, unless indicated otherwise:
1.17.3.1    If an Employee quits, retires, is discharged, or is placed on permanent layoff, and within 12 months thereafter returns to service and is credited with an Hour of Service, his Continuous Service shall be computed as though his service had not been severed;
1.17.3.2    If an Employee is absent from service and while so absent quits, retires, is discharged, or is placed on permanent layoff, and within 12 months after the first date upon which he is absent from service, returns to service and is credited with an Hour of Service, his Continuous Service shall be computed as though his service had not been severed;
1.17.3.3    All of an Employee’s nonsuccessive periods of service, including the period of service after a Break-in-Service if the Salaried Participant was vested in his Accrued Benefit or if the Salaried Participant has not incurred five or more consecutive Breaks in Service, shall be aggregated, and less than full years of service (whether or not consecutive) shall also be aggregated;
1.17.3.4    An Employee reemployed by the Employer in accordance with Chapter 43 of Title 38 of the United States Code, shall be treated as though he had been actively performing services for the Employer during such Employee’s period of Qualified Military Service (as defined in Section 414(u)(5) of the Code);
1.17.3.5    For purposes of determining whether or not an Employee is eligible to participate in the Plan, and whether or not benefits under the Plan are vested, years of Continuous Service shall include periods as a Leased Employee, including the one-year period on the basis of which the individual is deemed to be a Leased Employee; and
1.17.3.6    A Participant shall be not credited with any additional years of Continuous Service after December 31, 2008; provided, however, that, if a Participant experienced a Severance from Employment pursuant to the 2009 Voluntary Early Retirement Plan, the Participant was credited with two (2) additional years of Continuous Service.
1.18    “Covered Compensation” means, with respect to any Salaried Participant, the average (without indexing) of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each calendar year in the 35-year period ending with the calendar year in which the Salaried Participant reaches his Social Security Retirement Age. In determining a Salaried Participant’s Covered Compensation for any Plan Year, the contribution and benefit bases in effect at the beginning of such Plan Year shall be assumed to continue in effect for all subsequent Plan Years.
1.19    “Credited Service” means, with respect to Salaried Participants:
1.19.1    For periods ending before July 1, 1982, a period of employment that was a period of Credited Service under the terms of the Plan as in effect before July 1, 1982; and
1.19.2    For periods beginning on or after July 1, 1982, the period of an Employee’s Continuous Service measured from the date he begins to participate in the Plan; provided that Credited Service shall not include periods of Continuous Service credited under Sections 1.17.3.1 and 1.17.3.2 for a period of time when a Participant was on a layoff.
1.19.3    Except as provided otherwise in Section 3.1.6, a Salaried Participant’s Credited Service under the TRIP Plan through December 31, 1997 shall count as Credited Service under this Plan.
1.19.4    Notwithstanding any provision of the Plan to the contrary, the following individuals shall receive no additional Credited Service for benefit accrual purposes for any period of employment after January 31, 2004, provided that service for periods of employment after such date shall continue to be credited for eligibility and vesting purposes:
1.19.4.1    Employees of Weck Surgical employed at Research Triangle Park, North Carolina;
1.19.4.2    Salaried Exempt and Salaried Non-Exempt Employees of TFX Medical employed at Jaffrey, New Hampshire; and
1.19.4.3    Sales Representatives of Pilling Surgical employed at Horsham, Pennsylvania who were hired on or after December 23, 1993 and before March 28, 1997.
1.19.5    Notwithstanding any provision of the Plan to the contrary, except as otherwise provided in Section 1.17.3.6, no Participant shall receive additional Credited Service for benefit accrual purposes for any period of employment after December 31, 2008.
1.20    “Defined Benefit Plan” means any employee pension plan maintained by the Employer that is qualified under Section 401(a) of the Code and is not a Defined Contribution Plan.
1.21    “Defined Contribution Plan” means an employee pension plan maintained by the Employer that is qualified under Section 401(a) of the Code and provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant’s account, and any income, expenses, gains and losses, and any forfeitures from accounts of other Participants that may be allocated to such Participant’s account.
1.22    “Determination Date” means:
1.22.1    If the Plan is not included in an Aggregation Group, the last day of the preceding Plan Year; or
1.22.2    If the Plan is included in an Aggregation Group, the Determination Date as determined under Section 1.22.1 that falls within the same calendar year of each other plan included in such Aggregation Group.
1.23    “Early Retirement Date” means the last day of any month coincident with or following a Salaried Participant’s reaching age 60, but not age 65, and after he has been credited with 10 years of Continuous Service. If a Salaried Participant experienced a Severance from Employment pursuant to the 2009 Voluntary Early Retirement Plan, the Participant was credited with two (2) additional years of age and the requirement that the Salaried Participant be credited with 10 years of Continuous Service in order to reach an Early Retirement Date is not applicable. The Early Retirement Date, if applicable, for an Hourly Participant, Arrow Salaried Participant, Arrow Hourly Participant, or an Arrow Berks Participant is set forth in Appendix E, F, G, or H hereto, respectively.
1.24    “Effective Date” means January 1, 2014, except where otherwise provided herein or as required by applicable legislation. The original effective date of the Plan was July 1, 1966. With respect to any Participating Employer adopting the Plan after the Effective Date, the Effective Date shall be the date of adoption unless another date is specified.
1.25    “Employee” means, except as otherwise defined in an Appendix hereto:
1.25.1    An individual who is employed by the Employer and whose earnings are reported on a Form W-2;
1.25.2    An individual who is not employed by an Employer but is required to be treated as a Leased Employee (as defined in Section 2.2.5); provided that if the total number of Leased Employees constitutes 20% or less of the Employer’s non-highly compensated work force, within the meaning of Section 414(a)(5)(c)(ii) of the Code, the term “Employee” shall not include those Leased Employees covered by a “safe harbor” plan described in Section 414(n)(5)(i) of the Code; and
1.25.3    When required by context under Section 1.32 for purposes of crediting Hours of Service, a former Employee.
The term “Employee” shall not include any individual providing services to an Employer as an independent contractor. An individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Employer, a court, a governmental agency, or in accordance with law to be a common law employee of the Employer, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an eligible Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax qualified status of the Plan.
Effective January 1, 2009, to the extent the Plan is not frozen, any individual in Qualified Military Service (as defined in Code Section 414(u)) who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer shall be treated as an “Employee” of the Employer solely for purposes of providing contributions, benefits and service credit with respect to such Qualified Military Service, as applicable. Notwithstanding the foregoing, except as otherwise provided in an applicable Appendix or required by applicable law, nothing in this provision shall be interpreted to require any benefit accruals under this Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008 or any additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.
1.26    “Employer” means the Sponsor and Participating Employers. If the Employer is a member of a group of Related Employers, the term “Employer” includes the Related Employers for purposes of crediting Hours of Service, applying the participation test of Code Section 401(a)(26) and the coverage test of Code Section 410(b), determining Years of Service and Breaks in Service, applying the limitations of Section 11.1, applying the Top Heavy rules of Article XII, the definitions of Employee, Highly Compensated Employee, Leased Employee and Severance from Employment, and for any other purpose as required by the Code or by the Plan. However, only the Sponsor and Participating Employers may contribute to the Plan and only eligible Employees employed by the Sponsor or a Participating Employer are eligible to participate in this Plan. Unless otherwise provided, service with a Related Employer prior to the date that it either adopted the Plan or became a Related Employer shall not be counted for any purpose under the Plan.
1.27    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
1.28    “Five-Percent Owner” means any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of any Employer. For purposes of this Section 1.28, Section 318(a)(2)(C) of the Code shall be applied by substituting “5%” for “50%” each time it appears therein.
1.29    “Former Key Employee” means an Employee who is a Non-Key Employee with respect to the Plan for the Plan Year if such Employee was a Key Employee with respect to the Plan for any prior Plan Year.
1.30    “Fund” means the assets and all income, gains and losses thereon held by the Trustee under the trust agreement for the exclusive benefit of Participants, their surviving Spouses, and their Beneficiaries.
1.31    “Highly Compensated Employee” means any Employee who:
1.31.1    Was a Five-Percent Owner at any time during the Plan Year or the preceding Plan Year; or
1.31.2    For the preceding Plan Year:
1.31.2.1    Received more than $85,000 ($115,000 for the Plan Year beginning January 1, 2014) in Compensation from the Employer (or such higher amount as adjusted pursuant to Code Section 414(q)(1)); and
1.31.2.2    If the Employer elects, was in the top-paid group of employees (within the meaning of Code Section 414(q)(4)) for such preceding year.
Highly Compensated Employees also include highly compensated former Employees. A highly compensated former Employee includes any Employee who has had a Severance from Employment (or was deemed to have a Severance from Employment) prior to the current or preceding Plan Year, performs no Service for the Employer during such Plan Year, and was a highly compensated active Employee for either the severance year or any Plan Year ending on or after the Employee’s 55th birthday in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and Internal Revenue Service Notice 97-45.
For purposes of this Section, “Compensation” means Compensation as defined in Section 11.1.1.2, and Related Employers shall be treated as a single employer with the Employer. The determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q) and the Treasury Regulations promulgated thereunder.
1.32    “Hour of Service” means, except as otherwise set forth in an Appendix hereto, with respect to employment with the Employer:
1.32.1    Each hour for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment for the performance of duties for the Employer. The Plan shall credit Hours of Service under this Section 1.32.1 to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;
1.32.2    Each hour for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespectively of whether the employment relationship is terminated), for reasons other than the performance of duties during a computation period, such as leaves of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. There shall be excluded from the foregoing those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws. An Hour of Service shall not be credited where an employee is being reimbursed solely for medical or medically related expenses. The Plan shall not credit more than 501 Hours of Service under this Section 1.32.2 to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Plan shall credit Hours of Service under this Section 1.32.2 in accordance with the rules of paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this Section 1.32.2; and
1.32.3    Each hour for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan shall credit Hours of Service under this Section 1.32.3 to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made.
The Plan shall not credit an Hour of Service under more than one of the above subsections of Section 1.32. A computation period for purposes of this Section 1.32 is the Plan Year, Continuous Service period, Break-in-Service period or other period, as determined under the Plan provision for which the Plan is measuring an Employee’s Hours of Service. The Benefits Group will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.
Except as otherwise provided in an Appendix to the Plan, the Plan shall credit every Employee with Hours of Service on the basis of the “actual” method; provided that with respect to an Employee for whom hours of employment are not normally recorded, the Plan may, in accordance with rules applied in a uniform and nondiscriminatory manner, elect to credit Hours of Service using one or more of the following equivalencies:

Basis upon Which Records Are Maintained	Credit Granted to Individual For Period

Shift	actual hours for full shift

Day	10 Hours of Service

Week	45 Hours of Service

Semi-monthly period	95 Hours of Service

Month	190 Hours of Service

For purposes of this Plan, the “actual” method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.
Hours of Service will be credited for employment with other members of a group of Related Employers of which the Employer is a member. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan to the extent required under Code Sections 414(n) or 414(o) and the Treasury Regulations promulgated thereunder.
Solely for purposes of determining whether the Employee incurs a Break-in-Service under any provision of this Plan, the Plan shall credit Hours of Service during an Employee’s unpaid absence period due to maternity or paternity leave in accordance with this paragraph. The Plan shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. The Plan shall credit only the number of Hours of Service (up to five hundred one (501) Hours of Service) necessary to prevent an Employee’s Break-in-Service. The Plan shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break-in-Service in the computation period in which his absence period begins, the Plan shall credit these Hours of Service to the immediately following computation period. Further, if required by the Family and Medical Leave Act, time on a leave of absence, whether or not paid, shall count in determining service and Hours of Service.
1.33    “Hourly Participant” means a Participant who was a participant in the Teleflex Incorporated Hourly Employees’ Pension Plan (“Hourly Employees’ Plan”) prior to the merger of the Hourly Employees’ Plan with and into the Plan effective as of December 31, 2008 and/or who is eligible to participate in the Plan pursuant to Appendix E hereto. The Plan benefit to which an Hourly Participant is entitled shall be determined in accordance with the Plan and Appendix E hereto. An individual who is an Hourly Participant and who ceases to be an Employee shall nonetheless remain an Hourly Participant for purposes of benefit payments only, until all amounts due him from the Plan have been paid. Notwithstanding any other provision of the Plan to the contrary, no Employee whose initial date of hire is on or after January 1, 2006 (July 1, 2006 with respect to an Employee who is a member of UAW Local 644 (Marine - Limerick, PA) and who is covered by a collective bargaining agreement between the Employer and UAW Local 644), may become an Hourly Participant or accrue benefits under the Hourly Employees’ Plan or Plan. Except as otherwise provided in Appendix E, no Hourly Participant shall accrue an additional benefit under the Plan after December 31, 2008.
1.34    “Investment Manager” means a person or organization who is appointed to direct the investment of all or part of the Fund, and who is either registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, a bank (as defined in the Investment Advisers Act of 1940), or an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he or it is a fiduciary with respect to the Plan.
1.35    “Key Employee” means any Employee or former Employee (whether living or deceased) who, at any time during the Plan Year that includes the Determination Date, is (or was):
1.35.1    An officer of the Employer having annual compensation greater than $170,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2014);
1.35.2    A Five-Percent Owner; or
1.35.3    A one-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and applicable Treasury Regulations and other guidance of general applicability issued thereunder.
For purposes of determining ownership in the Employer under this Section, the employer aggregation rules of Sections 414(b), 414(c) and 414(m) of the Code shall not apply.
1.36    “Late Retirement Date” means the actual date of the Participant’s Severance from Employment after the Participant’s Normal Retirement Date or the day on which a Participant elects to commence receipt of his Plan benefit for any other reason after his Normal Retirement Date, but not later than the Participant’s Required Beginning Date.
1.37    “Limitation Year” means the Plan Year.
1.38    “Monthly Plan Compensation” means, prior to January 1, 1998, a Salaried Participant’s monthly rate of base earnings for each Plan Year effective as of the May 1 preceding the beginning of such Plan Year, including amounts the Salaried Participant elects to have his Employer or an Employer that is not a Related Employer contribute to a cash or deferred arrangement, but excluding overtime pay, bonuses, employer contributions to or payments under this or any other employee benefit plan to which the Employer contributes, and like forms of additional compensation; provided, however, that if a Salaried Participant is compensated at a weekly rate, his monthly rate shall be deemed to be 4-1/3 times his weekly rate. A Salaried Participant’s rate of base earnings on any May 1 during a period of absence that does not interrupt his Continuous Service or Credited Service shall be deemed to be equal to his rate as of the May 1 next preceding the beginning of such period of absence.
Effective January 1, 1998, Monthly Plan Compensation means the Compensation paid to a Salaried Participant in a Plan Year for services rendered to an Employer divided by the number of full months that the Salaried Participant was employed during the Plan Year by the Employer, subject to the limits of Section 401(a)(17) of the Code. Notwithstanding the foregoing, no Monthly Plan Compensation after December 31, 2008, shall be taken into account in determining a Salaried Participant’s Accrued Benefit.
1.39    “Non-Key Employee” means a Participant in the Plan (including a Beneficiary of such Participant) who is not a Key Employee with respect to the Plan for the Plan Year.
1.40    “Normal Retirement Age” means, except as otherwise provided in an Appendix hereto, age 65. Notwithstanding the foregoing, the Normal Retirement Age of a Salaried Participant who is employed by an Employer as a pilot shall be age 60. If a Participant experienced a Severance from Employment pursuant to the 2009 Voluntary Early Retirement Plan, the Participant was credited with two (2) additional years of age for all Plan purposes.
1.41    “Normal Retirement Date” means, except as otherwise provided in an Appendix hereto, the last day of the month in which a Participant reaches Normal Retirement Age.
1.42    “Participant” means a Salaried Participant, Hourly Participant, Arrow Salaried Participant, Arrow Hourly Participant, and an Arrow Berks Participant.
1.43    “Participating Employer” means any subsidiary or affiliated organization of the Sponsor electing to participate in the Plan with the consent of the Committee. A list of such Participating Employers applicable to Salaried Participants is set forth in Appendix A, attached hereto and made a part hereof, as it may be updated from time to time.
1.44    “Permissive Aggregation Group” means:
1.44.1    Each plan of the Employer included in a Required Aggregation Group; and
1.44.2    Each other plan of the Employer if the group of plans consisting of such plan and the plan or plans described in Section 1.44.1, when considered as a single plan, meets the requirements of Sections 401(a)(4) and 410 of the Code.
1.45    “Plan” means the Teleflex Incorporated Retirement Income Plan as set forth in this document and the related trust agreement pursuant to which the Trust is maintained.
1.46    “Plan Year” means the 12-month period ending each December 31.
1.47    “Pre-1998 Employee” means an individual who was an Employee on December 31, 1997 and was either a Salaried Participant on such date or who was eligible on such date to become a Salaried Participant once the requirements of Section 2.1 were met.
1.48    “Qualified Joint and Survivor Annuity” means an annuity for the life of the Participant followed immediately thereafter by a survivor annuity for the life of his Spouse. The survivor annuity shall be 50% of the amount of the annuity payable during the joint lives of the Participant and his Spouse. The amount payable under the Qualified Joint and Survivor Annuity shall in any event be the Actuarial Equivalent of the Participant’s Accrued Benefit payable in the normal form of benefit for an unmarried Participant (“normal form” with respect to an Hourly Participant). If, pursuant to a qualified domestic relations order described in Code Section 414(p), more than one individual is a designated Spouse, the amount of the survivor annuity payable under this Section 1.48 shall not exceed the amount that would be paid if there were only one surviving Spouse.
1.49    “Related Employers” means a controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and (o)).
1.50    “Required Aggregation Group” means:
1.50.1    Each plan of the Employer in which a Key Employee participated (regardless of whether such plan has been terminated) during the five Plan Years ending on the Determination Date; and
1.50.2    Each other plan of the Employer that enables any plan described in Section 1.50.1 to meet the requirements of Section 401(a)(4) or Section 410 of the Code, including any such plan terminated within the five-year period ending on the Determination Date.
1.51    “Required Beginning Date” means April 1 of the calendar year following the later of:
1.51.1    The calendar year in which the Participant reaches age 70½; or
1.51.2    The calendar year in which the Participant has a Severance from Employment; provided, that this Section 1.51.2 shall not apply in the case of a Participant who is a Five-Percent Owner with respect to the Plan Year ending with the calendar year in which the Participant attains age 70½.
1.52    “Salaried Participant” means an Employee who has met the eligibility requirements of Article II and has begun to participate in the Plan. An individual who is a Salaried Participant and who ceases to be an Employee shall nonetheless remain a Salaried Participant for purposes of benefit payments only, until all amounts due him from the Plan have been paid. Notwithstanding any other provision of the Plan to the contrary, no Employee whose initial date of hire is on or after January 1, 2006, may become a Salaried Participant in the Plan or accrue benefits under the Plan. Further, except as otherwise provided in the Plan, no Salaried Participant shall accrue an additional benefit under the Plan after December 31, 2008.
1.53    “Severance from Employment” means an Employee’s separation from service with the Employer such that the Employee no longer has an employment relationship with the Employer.
1.54    “Social Security Retirement Age” means the age used as the retirement age under Section 216(l) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.
1.55    “Sponsor” means Teleflex Incorporated.
1.56    “Spouse” means, except as otherwise provided in an Appendix hereto, a Participant’s lawful spouse at his Annuity Starting Date or Required Beginning Date or, if earlier, his date of death; provided that a former Spouse shall be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order. To the extent that the Plan treats a former Spouse of a Participant as the Spouse of such Participant for purposes of Sections 401(a)(11) and 417 of the Code pursuant to a qualified domestic relations order, the actual Spouse of such Participant shall not be treated as the Spouse of such Participant for such purposes. For purposes of clarification and not limitation, effective as of June 26, 2013, the Participant’s lawful spouse shall be determined under the law of the State or foreign jurisdiction where the Participant and spouse were married.
1.57     “Total and Permanent Disability” means, except as otherwise provided in an Appendix hereto, a medically determinable disability of a permanent nature such that the Participant is entitled to and receiving disability benefits under the Social Security Act or under the Employer’s long-term salary continuation program.
1.58    “Top-Heavy-Group” means an Aggregation Group in which, as of the Determination Date, the sum of:
1.58.1    The aggregate of the account balances of Key Employees under all Defined Contribution Plans included in such Aggregation Group; and
1.58.2    The aggregate of the present value of cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in such Aggregation Group, exceeds 60% of the sum of such aggregates determined for all Employees.
1.59    “Top-Heavy Plan” means, for a Plan Year, the Plan if the Top Heavy ratio as of the Determination Date exceeds 60%. The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the contributions due as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. The Administrative Committee shall calculate the Top Heavy ratio without regard to the Accrued Benefit of any Non‑Key Employee who was formerly a Key Employee. The Administrative Committee shall calculate the Top Heavy ratio by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one Hour of Service with an Employer during the one-year period ending on the Determination Date in such calculation. In addition, the Administrative Committee shall calculate the Top Heavy ratio by including any part of any Accrued Benefit distributed by reason of Severance from Employment, death or Total and Permanent Disability (Disability with respect to Hourly Participants) in the one-year period ending on the Determination Date and, for all other events, the five-year period ending on the Determination Date. The Administrative Committee shall determine the present value of Accrued Benefits as of the most recent valuation date for computing minimum funding costs falling within the twelve month period ending on the Determination Date, whether or not the actuary performs a valuation that year, except as Code Section 416 and the Treasury Regulations require for the first and second Plan Year of the Plan. The Administrative Committee shall calculate the Top Heavy ratio, including the extent to which it must take into account distributions, rollovers, and transfers, in accordance with Code Section 416 and the Treasury Regulations thereunder.
If the Employer maintains other qualified plans (including a simplified employee pension plan), the Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Administrative Committee shall calculate the Top Heavy ratio in the same manner as required by the first paragraph of this Section, taking into account all plans within the Aggregation Group. To the extent the Administrative Committee must take into account distributions to a Participant, the Administrative Committee shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Administrative Committee shall calculate the present value of accrued benefits and the other amounts the Administrative Committee must take into account under qualified plans included within the group in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Administrative Committee shall value the accrued benefits or accounts in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date except as required by Code Section 416 and applicable Treasury Regulations. The Administrative Committee shall calculate the Top Heavy ratio with reference to the Determination Dates that fall within the same calendar year.
The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or if there is no such method, then as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).
For purposes of valuing Accrued Benefits under the Plan and accrued benefits under any other defined benefit plan taken into account in the Top Heavy ratio, the Administrative Committee shall use the actuarial assumptions stated in Section 1.3.
1.60     “TRIP Plan” means the plan formerly known as the “Teleflex Incorporated Retirement Income Plan,” that was merged into the Plan effective January 1, 1998.
1.61    “Treasury Regulations” means regulations promulgated under the Code by the Secretary of the Treasury.
1.62    “Trust” means the legal entity created by the trust agreement between the Sponsor and the Trustee, fixing the rights and liabilities with respect to controlling and managing the Fund for the purposes of the Plan.
1.63    “Trustee” means the trustee or any successor trustee or trustees hereafter designated by the Committee and named in the trust agreement or any amendment thereto.
1.64    Terms Defined Elsewhere.
Adjusted funding target attainment percentage or AFTAP    Section 3.12.5.1
Annual Benefit    Section 11.1.1.1
Appropriate Integration Level    Section 3.1.4
Claimant    Section 8.24
Compensation    Section 11.1.1.2
Defined Benefit Plan    Section 11.1.1.3
Defined Contribution Plan    Section 11.1.1.4
Direct Rollover    Section 6.10.2.4
Distributee    Section 6.10.2.3
Distribution Calendar Year    Section 6.9.1.2
Early Retirement Benefit    Section 3.3
Elective Transfer    Section 9.4
Eligible Cost-of Living Index    Section 6.9.1.1.5.1
Eligible Retirement Plan    Section 6.10.2.2
Eligible Rollover Distribution    Section 6.10.2.1
Employer    Section 11.1.1.5
High Three-Year Average Compensation    Section 11.1.1.6
Late Retirement Benefit    Section 3.2
Limitation Year    Section 11.1.1.7
Normal Retirement Benefit    Section 3.1
PBGC Maximum Benefit Guarantee Amount    Section 6.11.7.1
Predecessor Employer    Section 11.1.1.8
Post-Severance Compensation    Sections 1.16.1.1, 11.1.1.2.1.5 and 11.1.1.2.5
Prohibited Payment    Section 6.11.7.2
Projected Annual Benefit    Section 11.1.1.9
Qualified Optional Survivor Annuity    Section 6.4.4
Section 436 Measurement Date    Section 3.12.5.2
Transfer Account    Section 9.4
Unpredictable Contingent Event    Section 3.13
Unpredictable Contingent Event Benefit    Section 3.13
Unrestricted Portion of the Benefit    Section 6.11.7.3
Year of Top Heavy Service    Section 12.3
Years of Service    Section 11.1.1.10

ARTICLE II

PARTICIPATION
The provisions of this Article II apply only with respect to Employees of an Employer who are eligible to become Salaried Participants. The eligibility and participation provisions applicable to other Employees are set forth in Appendix E, F, G, or H hereto, as applicable.
2.1    Participation.
2.1.1    Prior to January 1, 2004, except as provided in Section 2.2, each eligible Employee shall become a Salaried Participant in the Plan as of the first day of the Plan Year coincident with or immediately following the day he is first credited with six months of Continuous Service and has reached age 20½.
Except as provided in Section 2.2, each eligible Employee whose initial date of hire is on or after January 1, 2004 but prior to January 1, 2006, shall become a Salaried Participant in the Plan as of the earlier of (i) the first day of January or (ii) the first day of July coincident with or immediately following the day he is first credited with six months of Continuous Service and has reached age 21. In no event will an Employee whose initial date of hire occurs on or after January 1, 2006, become a Salaried Participant in the Plan.
2.1.2    Notwithstanding any provision of the Plan to the contrary, after January 31, 2004, no Employee of Weck Surgical employed at Research Triangle Park, North Carolina, no Salaried Exempt and no Salaried Non-Exempt Employee of TFX Medical employed at Jaffrey, New Hampshire, and no sales representative of Pilling Surgical employed at Horsham, Pennsylvania shall become a new Salaried Participant in the Plan.
2.1.3    A Salaried Participant shall cease his participation in the Plan at such time as he no longer has any right to benefits under the Plan.
2.2    Ineligible Employees. The following individuals shall be ineligible to become a Salaried Participant in the Plan:
2.2.3    An Employee who is employed by an entity that is not an Employer;
2.2.4    An Employee of an Employer who does not work at the locations listed in Appendix A;
2.2.5    Except as to an Employee at a location listed in Appendix A where hourly paid Employees are eligible to participate, an Employee other than individual who is employed by the Employer on a salaried basis or who is classified as a salaried Employee of the Employer;
2.2.6    An Employee who is a member of a unit of Employees as to which there is evidence that retirement benefits were the subject of good faith collective bargaining, unless a collective bargaining agreement covering those Employees provides for their participation in the Plan;
2.2.7    An Employee who is a Leased Employees, defined as any person who is not an Employee and who provides services to the Employer if: (i) such services are provided pursuant to an agreement between the Employer and any other person or entity; (ii) such person has performed services for the Employer on a substantially full-time basis for a period of at least one year; and (iii) such services are performed under the primary direction or control of the Employer;
2.2.8    An Employee who is a non-resident alien and who has no income from sources within the United States;
2.2.9    An individual who has been classified by an Employer as an independent contractor, notwithstanding a contrary determination by any court or governmental agency;
2.2.10    An individual who has been classified by an Employer as a per diem employee, intern or special project employee;
2.2.11    An Employee who is a member of a class of Employees who are excluded from participation in the Plan, as specified in Appendix A;
2.2.12    An Employee who has agreed in writing that he is not entitled to participate in the Plan;
2.2.13    An Employee whose terms and conditions of employment do not provide for participation in or entitlement to benefits under the Plan; and
2.2.14    An Employee whose initial date of hire is on or after January 1, 2006.
With the exception of the Employees listed in Section 2.2.12, the Benefits Group shall interpret the list of persons who are ineligible to participate in the Plan, as set forth above, to comply with Code Section 410(a)(1).
2.3    Time of Participation - Excluded Employees. An Employee whose initial date of hire is prior to January 1, 2006, and who otherwise would be eligible to be a Salaried Participant in the Plan, but is excluded because of the application of any provision of Section 2.2 (other than Section 2.2.12), shall become a Salaried Participant as of the first day of the month coincident with or next following the date upon which the applicable provision of Section 2.2 (other than Section 2.2.12) ceases to apply. A Salaried Participant who becomes subject to any provision of Section 2.2 (other than 2.2.12) shall cease to accrue Credited Service as of the last day of the month ending with or within which, any such provision becomes applicable.
2.4    Reemployed Individuals. A Salaried Participant who is reemployed by an Employer as an eligible Employee under Sections 2.1 and 2.2 following a Break-in-Service shall again become entitled to participate in the Plan and accrue Credited Service (prior to December 31, 2008 or such later date required by applicable law) as of the first day of the month coincident with or next following the date he is reemployed. With respect to Participants other than Salaried Participants, the provisions regarding participation following reemployment are set forth in Appendix E, F, G, or H, as applicable.

ARTICLE III

AMOUNT OF RETIREMENT BENEFITS
3.1    Normal Retirement Benefit. A Salaried Participant who has a Severance from Employment on his Normal Retirement Date shall be entitled to a “Normal Retirement Benefit” in the amount of the greatest of (i) his Accrued Benefit calculated under Sections 3.1.1, 3.1.2, 3.1.3 and 3.1.4 as of his Normal Retirement Date, (ii) the flat rate benefit calculated under Section 3.1.5 as of his Normal Retirement Date, or (iii) the minimum benefit under Section 3.8 as of his Normal Retirement Date. Notwithstanding the foregoing, a Salaried Participant who formerly participated in the TRIP Plan and who has a Severance from Employment on or after his Normal Retirement Date shall be entitled to a “Normal Retirement Benefit” in the amount of his Accrued Benefit as calculated under Section 3.1.6. A Participant’s Normal Retirement Benefit shall be payable in accordance with Article VI and a Participant must have a Severance from Employment in order to commence receipt of his Plan benefit. The Normal Retirement Benefit of a Participant who is not a Salaried Participant shall be determined pursuant to the Appendix applicable to such Participant. Notwithstanding the preceding, except as otherwise provided in the Plan, an Appendix or required by applicable law, no Participant shall accrue any additional benefit under the Plan after December 31, 2008.
3.1.15    Participation Before July 1, 1982. The Accrued Benefit for each year of participation before July 1, 1982 shall equal the sum of the amounts determined under Sections 3.1.1.1 and 3.1.1.2 below:
3.1.15.1    In the case of a Salaried Participant who was a Salaried Participant on July 1, 1979 and who made contributions to the Plan for the month of June 1979, a past service Accrued Benefit equal to the product of Section 3.1.1.1.1 and 3.1.1.1.2 below, where:
3.1.15.1.1    Is the Salaried Participant’s Credited Service on July 1, 1979, and
3.1.15.1.2    Is the sum of 3.1.1.1.2.1 and 3.1.1.1.2.2:
3.1.15.1.2.1    1% of the Salaried Participant’s Monthly Plan Compensation for the Plan Year beginning July 1, 1979, and
3.1.15.1.2.2    1% of the Salaried Participant’s Monthly Plan Compensation for the Plan Year beginning July 1, 1979 that is in excess of $550, if any; provided, however, that if the Salaried Participant’s Monthly Plan Compensation averaged over the five years immediately preceding the date of his Severance from Employment is less than his Monthly Plan Compensation for the Plan Year beginning July 1, 1979, such average shall be used in determining this portion of the Participant’s Accrued Benefit; and
3.1.15.2    A monthly pension for each Plan Year beginning with July 1, 1979 and ending on June 30, 1982, where the monthly pension for each such year shall be determined as the product of 3.1.1.2.1 and 3.1.1.2.2 below:
3.1.15.2.1    4.16667%, and
3.1.15.2.2    The contributions made by the Salaried Participant for each such Plan Year.
3.1.16    Participation After June 30, 1982 and Before July 1, 1989. The Accrued Benefit for each year of participation after June 30, 1982 and before July 1, 1989 shall equal the product of 3.1.2.1 and 3.1.2.2 below, where:
3.1.16.1    Is the Salaried Participant’s Credited Service for each such Plan Year, and
3.1.16.2    Is the sum of:
3.1.16.2.1    1% of the Salaried Participant’s Monthly Plan Compensation for each such Plan Year, and
3.1.16.2.2    1% of the Salaried Participant’s Monthly Plan Compensation for each such Plan Year that is in excess of $550, if any.
3.1.17    Participation After June 30, 1989 and Before January 1, 1998. The Accrued Benefit for each year of participation after June 30, 1989 and before January 1, 1998 (including the short Plan Year from July 1, 1997 through December 31, 1997) shall equal the amount determined under Section 3.1.3.1 or the amount determined under Section 3.1.3.2 below, whichever is applicable, multiplied by a fraction, the numerator of which is the number of months the Salaried Participant was an Employee eligible to accrue Credited Service and the denominator of which is 12:
3.1.17.7    In the case of a Salaried Participant whose Credited Service at the beginning of any such Plan Year is less than 35 years, an Accrued Benefit equal to the sum of 3.1.3.1.1 and 3.1.3.1.2 below:
3.1.17.7.1    1.375% of the Salaried Participant’s Monthly Plan Compensation for the Plan Year up to $880, and
3.1.17.7.2    2.000% of the Salaried Participant’s Monthly Plan Compensation for the Plan Year in excess of’ $880, if any.
3.1.17.8    In the case of a Salaried Participant whose Credited Service at the beginning of any such Plan Year is equal to 35 years or more, an Accrued Benefit equal to 1.833% of such Salaried Participant’s Monthly Plan Compensation for the Plan Year.
3.1.18    Participation After December 31, 1997. The Accrued Benefit of a Salaried Participant for each year of participation beginning after December 31, 1997 shall equal the amount determined under Section 3.1.4.1 or the amount determined under Section 3.1.4.2 below, whichever is applicable, multiplied by a fraction, the numerator of which is the number of months the Salaried Participant was an Employee eligible to accrue Credited Service and the denominator of which is 12:
3.1.18.1    In the case of a Salaried Participant whose Credited Service at the beginning of any such Plan Year is less than 35 years, an Accrued Benefit equal to the sum of 3.1.4.1.1 and 3.1.4.1.2 below:
3.1.18.1.1    1.375% of the Salaried Participant’s Monthly Plan Compensation for the prior Plan Year up to one-twelfth of the Appropriate Integration Level, and
3.1.18.1.2    2.000% of the Salaried Participant’s Monthly Plan Compensation for the prior Plan Year in excess of one-twelfth of the Appropriate Integration Level, if any.
3.1.18.2    In the case of a Salaried Participant whose Credited Service at the beginning of any such Plan Year is equal to 35 years or more, an Accrued Benefit equal to 1.8333% of such Salaried Participant’s Monthly Plan Compensation for the prior Plan Year.
For purposes of this Section 3.1.4, the “Appropriate Integration Level” for a Salaried Participant who is a Pre-1998 Employee shall be as set forth in Appendix C. The “Appropriate Integration Level” for all other Salaried Participants shall be as set forth in Appendix D.
3.1.19    Flat Rate Benefit. In no event shall the Accrued Benefit of a Salaried Participant who commences receipt of his Plan benefit on or after his Normal Retirement Date be less than $12.00 multiplied by the Salaried Participant’s years of Credited Service on the date of the Participant’s Severance from Employment.
3.1.20    TRIP Plan Participants.
3.1.20.4    The Accrued Benefit of a Salaried Participant who formerly participated in the TRIP Plan and who was employed on December 31, 1997 by Mal Tool & Engineering, Cepco, Inc. or STS/Klock shall be the greatest of (i) the sum of the Salaried Participant’s accrued benefit under the TRIP Plan as of December 31, 1997 and the Salaried Participant’s Accrued Benefit calculated under Section 3.1.4, (ii) the flat rate benefit calculated under Section 3.1.5, or (iii) the TRIP Plan Benefit calculated under Section 3.1.6.3 below. Such a Salaried Participant’s credited service under the TRIP Plan shall not count as Credited Service under this Plan for purposes of Section 3.1.1, Section 3.1.2 or Section 3.1.3.
3.1.20.5    The Accrued Benefit of a Salaried Participant who formerly participated in the TRIP Plan who was employed on December 31, 1997 by Weck Closure Systems or Pilling-Weck Surgical Instruments shall be the greater of (i) the sum of the Salaried Participant’s accrued benefit under the TRIP Plan as of December 31, 1997 and the Salaried Participant’s accrued benefit calculated under Section 3.1.4, or (ii) the flat rate benefit calculated under Section 3.1.5. Such a Salaried Participant’s credited service under the TRIP Plan shall not count as Credited Service under this Plan for purposes of Section 3.1.1, Section 3.1.2 or Section 3.1.3.
3.1.20.6    A Salaried Participant’s TRIP Plan Benefit shall equal the sum of the amounts determined under 3.1.6.3.1 and 3.1.6.3.2 below, subject to 3.1.6.3.3 and 3.1.6.3.4 below:
3.1.20.6.1    1.05% of the lesser of the Salaried Participant’s Average Monthly Compensation or one-twelfth of his Covered Compensation determined on the date of his Severance from Employment, multiplied by his Credited Service to a maximum of 40 years; and
3.1.20.6.2    1.5% of the excess, if any, of the Salaried Participant’s Average Monthly Compensation over one-twelfth of his Covered Compensation determined on the date of his Severance from Employment, multiplied by his Credited Service to a maximum of 40 years.
3.1.20.6.3    For a Participant with compensation for a plan year prior to June 30, 1994 in excess of $150,000, in no event shall such Salaried Participant’s benefit determined according to Section 3.1.6.3.1 and 3.1.6.3.2 above be less than the sum of: (i) the Salaried Participant’s accrued benefit on June 30, 1994, frozen in accordance with Treasury Regulations Section 1.401(a)(4)-13; and (ii) the Salaried Participant’s accrued benefit determined using the benefit formula applicable on or after July 1, 1994, with respect to Credited Service earned on or after July 1, 1994.
3.1.20.6.4    In no event shall a Salaried Participant’s benefit determined according to Section 3.1.6.3.1 and 3.1.6.3.2 above be less than the Salaried Participant’s accrued benefit as of July 31, 1989 (June 30, 1989 for employees who met the description in Code Section 414(q)(1)(B) as of June 30, 1989) under Section 5.1 of the TRIP Plan in effect on July 31, 1989.
3.1.21    Notwithstanding any provision of the Plan to the contrary, the following individuals shall receive no additional Credited Service for benefit accrual purposes for any period of employment after January 31, 2004:
3.1.21.1    Employees of Weck Surgical employed at Research Triangle Park, North Carolina;
3.1.21.2    Salaried Exempt and Salaried Non-Exempt Employees of TFX Medical employed at Jaffrey, New Hampshire; and
3.1.21.3    Sales Representatives of Pilling Surgical employed at Horsham, Pennsylvania (formerly Fort Washington, Pennsylvania) who were hired after December 23, 1993 and before March 28, 1997.
3.1.22    Notwithstanding any provision of the Plan to the contrary, except as otherwise provided in an Appendix or required by applicable law, no individuals shall receive additional Credited Service for benefit accrual purposes for any period of employment after December 31, 2008.
3.2    Late Retirement Benefit. A Salaried Participant who commences receipt of his Plan benefit after his Severance from Employment and on his Late Retirement Date shall be entitled to a “Late Retirement Benefit” equal to the greater of his Accrued Benefit calculated to his Late Retirement Date, as determined under Section 3.1, or the Actuarial Equivalent of his Normal Retirement Benefit on his Late Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
In the case of a Participant whose Late Retirement Benefit commences in a calendar year after the calendar year in which the Participant attains age 70½, the Participant’s benefit shall be actuarially increased to take into account the period after age 70½ in which the Participant was not receiving any benefits. The actuarial increase shall be computed (using the assumptions in Section 1.3) beginning on the April 1 following the calendar year in which the Participant attains age 70½ and ending on the date benefits commence in an amount sufficient to satisfy Code Section 401(a)(9).
The Trustee shall pay a Participant’s Late Retirement Benefit in accordance with Article VI.
The Late Retirement Benefit of a Participant who is not a Salaried Participant, if any, shall be determined pursuant to the Appendix applicable to such Participant.
3.3    Early Retirement Benefit.
3.3.3    General Rule. The “Early Retirement Benefit” payable to a Salaried Participant who has a Severance from Employment on an Early Retirement Date shall equal his Accrued Benefit, based on the Salaried Participant’s Credited Service at his Early Retirement Date. At the Salaried Participant’s option, such retirement benefit shall be payable either beginning on his Normal Retirement Date without reduction, or beginning as of an Annuity Starting Date coincident with or subsequent to his Early Retirement Date and prior to his Normal Retirement Date. In the event the Salaried Participant elects to have payments begin before his Normal Retirement Date, the rate of the payments shall be reduced by 5/9 of 1% for each month by which his Annuity Starting Date precedes his Normal Retirement Date. The Early Retirement Benefit of a Participant who is not a Salaried Participant, if any, shall be determined pursuant to the Appendix applicable to such Participant.
3.3.4    Weck TRIP Plan Participants. Notwithstanding Section 3.3.1, a Salaried Participant who was employed by Weck Closure Systems or Pilling-Weck Surgical Instruments and was a participant in the TRIP Plan on December 31, 1997 and who has a Severance from Employment after attaining age 55 and being credited with 10 years of Continuous Service, may irrevocably elect to have his benefit payments begin as of the first day of any month after his Severance from Employment date and before attaining age 60. Such benefit payment shall be based on the Salaried Participant’s Accrued Benefit under the TRIP Plan as of December 31, 1997, reduced by .35% for each month that the Salaried Participant’s Annuity Starting Date precedes his Normal Retirement Date. Once a Salaried Participant making such an election attains age 60, his benefit payments will be based on the greater of (a) the amount described in the preceding sentence, and (b) the amount the Salaried Participant would have been entitled to under Section 3.3.1 had payment of his benefit commenced at age 60. If a Salaried Participant entitled to elect the commencement of payments prior to age 60 under this Section 3.3.2 does not make such an election, but does elect to have payments begin between age 60 and his Normal Retirement Date, his benefit payments will be based on the greater of (a) the Salaried Participant’s Accrued Benefit under the TRIP Plan as of December 31, 1997, reduced by .35% for each month that the Salaried Participant’s Annuity Starting Date precedes his Normal Retirement Date, and (b) the amount the Salaried Participant is entitled to under Section 3.3.1.
3.3.5    Mal Tool TRIP Plan Participants. Notwithstanding Section 3.3.1, a Salaried Participant who was employed by Mal Tool & Engineering, Cepco, Inc. or STS/Klock and was a participant in the TRIP Plan on December 31, 1997 and who has a Severance from Employment after attaining age 55 and being credited with 10 Years of Continuous Service, may irrevocably elect to have his benefit payments begin as of the first day of any month after his Severance from Employment date and before attaining age 60. Such benefit payments shall be based on the Salaried Participant’s TRIP Plan Benefit, as calculated under Section 3.1.6.3, reduced by .35% for each month that the Salaried Participant’s Annuity Starting Date precedes his Normal Retirement Date. Once a Salaried Participant making such an election attains age 60, his benefit payments will be based on the greater of (a) the amount described in the preceding sentence, or (b) the amount the Salaried Participant would have been entitled to under Section 3.3.1 had payment of his benefit commenced at age 60. If a Salaried Participant entitled to elect the commencement of payments prior to age 60 under this Section 3.3.3 does not make such an election, but does elect to have payments begin between age 60 and his Normal Retirement Date, his benefit payments will be based on the greater of (a) the Salaried Participant’s TRIP Plan Benefit, as calculated under Section 3.1.6.3, reduced by .35% for each month that the Salaried Participant’s Annuity Starting Date precedes his Normal Retirement Date, and (b) the amount the Salaried Participant is entitled to under Section 3.3.1.
3.4    Disability Retirement Benefit.
3.4.4    The Disability Retirement Benefit payable to a Salaried Participant who experiences a Severance from Employment due to a Total and Permanent Disability before his Normal Retirement Date, but after he has been credited with two or more years of Credited Service, is a benefit beginning on his Normal Retirement Date equal to the Accrued Benefit the Salaried Participant would have received had he remained employed by the Participating Employer during such time as he is Totally and Permanently Disabled. For purposes of computing a Salaried Participant’s Accrued Benefit under this Section 3.4.1, he shall receive credit for Continuous Service and Credited Service for the period of his Total and Permanent Disability and it shall be assumed that such Salaried Participant’s Monthly Plan Compensation during his period of Total and Permanent Disability is that in effect immediately before the beginning of the Total and Permanent Disability; provided, however, that a Salaried Participant will receive no credit for Continuous Service or Credited Service after December 31, 2008, and no Monthly Plan Compensation after December 31, 2008 shall be taken into account in determining the Participant’s Plan benefit. Such benefit shall be payable in accordance with Article VI. In the event such Salaried Participant (a) ceases to have a Total and Permanent Disability before his Normal Retirement Date and is not thereafter reemployed by the Participating Employer, (b) dies before his Normal Retirement Date, or (c) elects to begin receiving an Early Retirement Benefit, the Salaried Participant’s Continuous Service and Credited Service shall be determined as of the date such Salaried Participant ceases to be Totally and Permanently Disabled, dies or begins to receive his Early Retirement Benefit (or December 31, 2008, if earlier), and his further benefit entitlement, if any, shall be based upon such Continuous Service and Credited Service. The Disability Retirement Benefit of a Participant who is not a Salaried Participant, if any, shall be determined pursuant to the Appendix applicable to such Participant.
3.4.5    In lieu of the benefit accrual under Section 3.4.1, a Salaried Participant who experiences a Severance from Employment due to a Total and Permanent Disability before his Normal Retirement Date, but after he has been credited with 10 or more years of Continuous Service, may elect to receive a reduced benefit beginning on the first day of any month following the month in which he reaches age 60, if he is then disabled. For purposes of computing a Salaried Participant’s Accrued Benefit under this Section 3.4.2, he shall receive credit for Continuous Service and Credited Service for the period of his Total and Permanent Disability up to the month payment of the reduced benefit begins, and it shall be assumed that such Salaried Participant’s Monthly Plan Compensation during his period of Total and Permanent Disability is that in effect immediately before the beginning of the Total and Permanent Disability; provided, however, that a Salaried Participant will receive no credit for Continuous Service or Credited Service after December 31, 2008, and no Monthly Plan Compensation after December 31, 2008 shall be taken into account in determining the Participant’s Plan benefit. Such benefit shall be payable in accordance with Article VI. In the event such Salaried Participant ceases to be Totally and Permanently Disabled before his Annuity Starting Date and is not thereafter reemployed by the Employer, or dies or elects to begin receiving an Early Retirement Benefit, the Salaried Participant’s Continuous Service and Credited Service shall be determined as of the date such Salaried Participant ceases to be Totally and Permanently Disabled, dies or begins to receive his Early Retirement Benefit (or December 31, 2008, if earlier), and his further benefit entitlement, if any, shall be based upon such Continuous Service and Credited Service. If a Salaried Participant receiving benefit payments hereunder ceases to be Totally and Permanently Disabled before his Normal Retirement Date and is not thereafter reemployed by the Employer, such Salaried Participant’s Continuous Service and Credited Service shall be determined as of the one year anniversary of the date of the Salaried Participant’s last benefit payment hereunder (or December 31, 2008, if earlier). In addition, such Salaried Participant’s benefit payments hereunder shall be discontinued until he again qualifies for a benefit and his retirement benefit, if any, shall be adjusted in accordance with Section 6.8, if he again becomes an eligible Employee.
3.5    Vested Deferred Retirement Benefit. A Salaried Participant who experiences a Severance from Employment before his Normal Retirement Date for any reason other than early retirement, death or Total and Permanent Disability, and who has not been credited with 10 years of Continuous Service, shall be entitled to begin receiving payment of his Accrued Benefit at his Normal Retirement Date. A Salaried Participant who experiences a Severance from Employment before his Normal Retirement Date for any reason other than early retirement, death or Total and Permanent Disability, and who has been credited with 10 or more years of Continuous Service, shall be entitled to a benefit equal to the amount determined under Section 3.5.1 or Section 3.5.2, as the Salaried Participant shall elect. Vested terminated Salaried Participants who were participants in the TRIP Plan on December 31, 1997 shall also be entitled to elect benefit payments as provided in Section 3.5.3 or 3.5.4, as applicable. Any benefit under this Section 3.5 shall be paid in accordance with Article VI. The Vested Deferred Retirement Benefit of a Participant who is not a Salaried Participant, if any, shall be determined pursuant to the Appendix applicable to such Participant.
3.5.1    The Salaried Participant’s Accrued Benefit, beginning on the first day of any month following the month in which he reaches age 60, reduced as provided in Section 3.3.1, or
3.5.2    A lump sum payment equal to the amount of such Salaried Participant’s Accumulated Contributions on the date of his Severance from Employment, plus a net remaining monthly benefit beginning on the first day of any month following the month in which he reaches age 60, as the Salaried Participant elects. The amount of such net remaining monthly benefit shall be the excess, if any, of the amount determined under Section 3.5.2.1 below, over the amount determined under Section 3.5.2.2 below, with such excess multiplied by the percentage determined under Section 3.5.2.3 below:
3.5.2.1    The Salaried Participant’s Accrued Benefit on the date of his Severance from Employment.
3.5.2.2    The pension value of the Salaried Participant’s Accumulated Contributions, which shall be the continued product of 3.5.2.2.1, 3.5.2.2.2 and 3.5.2.2.3 below:
3.5.2.2.1    The Salaried Participant’s Accumulated Contributions as of the last day of the Plan Year in which his Severance from Employment occurs, accrued to the Salaried Participant’s Normal Retirement Date at 5% interest, per year, compounded annually.
3.5.2.2.2    The interest rate prescribed in Section 1.3.
3.5.2.2.3    1/12.
3.5.2.3    100% minus 5/9 of 1% for each month by which the start of the net remaining monthly benefit precedes the Salaried Participant’s Normal Retirement Date.
3.5.3    Weck TRIP Plan Participants. A vested terminated or retired Salaried Participant who was employed by Weck Closure Systems or Pilling-Weck Surgical Instruments and was a participant in the TRIP Plan on December 31, 1997, may irrevocably elect to have his benefit payments begin as of the first day of any month after he has attained age 55 and before his Normal Retirement Date. Such benefit payment shall be based on the Salaried Participant’s Accrued Benefit under the TRIP Plan as of December 31, 1997, reduced for commencement prior to his Normal Retirement Date in accordance with the actuarial factors used under the TRIP Plan at December 31, 1997, as described in Appendix B. If such a Salaried Participant has been credited with 10 years of Continuous Service and elects to have payments commence before he attains age 60, upon his attainment of age 60 his benefit payments will be based on the greater of (a) the amount described in the preceding sentence, and (b) the amount the Salaried Participant would have been entitled to under Section 3.5.1 or Section 3.5.2 had his benefit commenced at age 60. If such a Salaried Participant has been credited with 10 years of Continuous Service and elects to have payments commence on or after he attains age 60 and before his Normal Retirement Date, his benefit payments will be based on the greater of (a) the Salaried Participant’s Accrued Benefit under the TRIP Plan as of December 31, 1997, reduced for commencement prior to his Normal Retirement Date in accordance with the actuarial factors used under the TRIP Plan at December 31, 1997, as described in Appendix B, and (b) the amount the Salaried Participant is entitled to under Section 3.5.1 or Section 3.5.2.
3.5.4    Mal Tool TRIP Plan Participants. A vested terminated or retired Salaried Participant who was employed by Mal Tool & Engineering, Cepco, Inc. or STS/Klock and was a participant in the TRIP Plan on December 31, 1997, may irrevocably elect to have his benefit payments begin as of the first day of any month after he has attained age 55 and before his Normal Retirement Date. Such benefit payment shall be based on the Salaried Participant’s TRIP Plan Benefit, as calculated under Section 3.1.6.3, reduced for commencement prior to his Normal Retirement Date in accordance with the actuarial factors used under the TRIP Plan at December 31, 1997, as described in Appendix B. If such a Salaried Participant has been credited with 10 years of Continuous Service and elects to have payments commence before he attains age 60, upon his attainment of age 60 his benefit payments will be based on the greater of (a) the amount described in the preceding sentence, and (b) the amount the Salaried Participant would have been entitled to under Section 3.5.1 or Section 3.5.2 had his benefit commenced at age 60. If such a Salaried Participant has been credited with 10 years of Continuous Service and elects to have payments commence on or after he attains age 60 and before his Normal Retirement Date, his benefit payments will be based on the greater of (a) the Salaried Participant’s TRIP Plan Benefit, as calculated under Section 3.1.6.3, reduced for commencement prior to his Normal Retirement Date in accordance with the actuarial factors used under the TRIP Plan at December 31, 1997, as described in Appendix B, and (b) the amount the Salaried Participant is entitled to under Section 3.5.1 or Section 3.5.2.
3.6    Return of Accumulated Contributions. An individual who was a Salaried Participant in the Plan on June 30, 1982 and who experiences a Severance from Employment before his Normal Retirement Date for any reason other than death or Total and Permanent Disability before he has been credited with five years of Continuous Service shall be entitled to receive only the amount of his Accumulated Contributions in a lump sum within six months following such Severance from Employment.
3.7    Restoration of Accrued Pension Benefit. If in connection with his Severance from Employment, a Salaried Participant receives a lump sum distribution of his Accumulated Contributions in accordance with Section 3.6, and such Salaried Participant later returns to employment with the Employer and again becomes eligible to participate in the Plan, he may repay the full amount of the lump sum distribution of his Accumulated Contributions he received at the earlier Severance from Employment, plus an amount equal to the interest rate in effect under the definition of Accumulated Contributions in Section 1.2, compounded annually from the date of the distribution to the date of the repayment. The Administrative Committee shall determine the period for repayment; provided that any such period shall not end earlier than the fifth anniversary of the Salaried Participant’s Break-in-Service, as described in Section 1.13. In such event, the Salaried Participant’s Continuous Service, Credited Service and Accrued Benefit, determined at the earlier Severance from Employment, shall be restored.
3.8    Minimum Benefit. This Section applies to a Salaried Participant who has Accumulated Contributions under the Plan and who becomes eligible to elect an Early Retirement Date or reaches his Normal Retirement Date. Such Salaried Participant’s minimum benefit under the Plan shall be equal to the Salaried Participant’s Accumulated Contributions, minus the sum of amounts paid to such Salaried Participant, his surviving Spouse, or other Beneficiary under all other Sections of this Article III or Article V. The minimum benefit shall be paid to the Salaried Participant’s Beneficiary in accordance with Section 6.4.
3.9    Medicare Part B Reimbursement. Each Salaried Participant who on or after July 1, 1976 but before January 1, 1993, (a) has a Severance from Employment on an Early Retirement Date, Normal Retirement Date or Late Retirement Date, or (b) has a Severance from Employment due to his Total and Permanent Disability, and whose benefit payments have commenced, shall receive reimbursement for the Medicare Part B premium for himself and his Spouse for each month in which the Salaried Participant or his Spouse is eligible for Medicare Part B coverage beginning with the month in which the Participant or his Spouse, respectively, attains age 65. The maximum monthly Medicare Part B premium which will be reimbursed is $46.10. The retiree will be responsible for any Medicare Part B premium over that amount. No benefit shall be paid under this Section 3.9 to a Participant who is only entitled to a vested deferred retirement benefit under 3.5. For each Participant who, on or after January 1, 1993, but before December 31, 2001, (a) has a Severance from employment on an Early Retirement Date, Normal Retirement Date or Late Retirement Date, or (b) has a Severance from Employment due to his Total and Permanent Disability, and whose benefit payments have commenced, shall receive reimbursement for the Medicare Part B premium for himself and his Spouse for each month in which the Salaried Participant or his Spouse is eligible for Medicare Part B coverage beginning with the month in which the Salaried Participant or his Spouse, respectively, attains age 65. This reimbursement is subject to the $46.10 maximum and shall be reduced by the following percentages according to the date of the Participant’s Severance from Employment.
For Severance from
Employment dates:            Reimbursement shall be reduced by:

1/l/1993    -     12/31/1993            10%
1/l/1994    -     12/31/1994            20%
1/l/1995    -     12/31/1995            30%
1/l/1996    -     12/31/1996            40%
1/l/1997    -     12/31/1997            50%
1/l/1998    -     12/31/1998            60%
1/l/1999    -     12/31/1999            70%
1/l/2000    -     12/31/2000            80%
1/l/2001    -     12/31/2001            90%

No benefit shall be paid under this Section 3.9 to a Salaried Participant with a Severance from Employment date after December 31, 2001, and no benefit shall be paid under this Section 3.9 to a Participant whose participation in the Plan began on January 1, 1998 based on his employment with Mal Tool & Engineering, Cepco, Inc., STS/Klock, Weck Closure Systems or Pilling-Weck Surgical Instruments, or to any other Participant hired after such date by these Participating Employers. For purposes of this Section 3.9, a Participant’s Spouse is the Participant’s Spouse on the date of his Severance from Employment, if any.
3.10    Transfer of Employment. Prior to January 1, 2009, upon the transfer of an ineligible Employee whose initial date of hire was before January 1, 2006 (July 1, 2006 with respect to an Employee who is a member of UAW Local 644 (Marine - Limerick, PA) to a status such that the Employee is eligible to be a Salaried Participant in the Plan, the Employee shall be eligible to be a Salaried Participant in the Plan on the first day of the month coincident with or immediately following the date on which the Employee’s status changed.
3.11    Preservation of Accrued Benefit. In no event shall the Accrued Benefit of a Salaried Participant who was a Salaried Participant in the Plan as of July 1, 1989 be less than the Accrued Benefit of such Salaried Participant under the Plan immediately before such date.
3.12    Limitations on Benefit Accruals Due to Severe Funding Shortfalls. The provisions set forth in this Section 3.12 are effective as of January 1, 2008, and shall be interpreted and administered in accordance with Code Section 436 and Treasury Regulations Section 1.436-1. However, notwithstanding any provision in this Section 3.12, there are no additional benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008, and no additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.
3.12.1    Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 60%, benefit accruals under the Plan shall cease as of the applicable Section 436 Measurement Date. Any prohibition on benefit accruals under this Section 3.12.1 and Code Section 436(e) as a result of the actuary’s certification that the Plan’s AFTAP for the Plan Year is less than 60% is effective as of the date of such certification.
3.12.2    The limitation on benefit accruals ceases to apply with respect to a Plan Year (effective as of the first day of the Plan Year) if the Employer makes a contribution (in addition to any minimum required contribution under Code Section 430) equal to the amount sufficient to result in an AFTAP for the Plan Year of 60% if the contribution (and any prior contribution made pursuant to Code Section 436 for the Plan Year) is included as part of the Plan assets and the funding target takes into account the adjustments described in Treasury Regulations Sections 1.436-1(g)(2)(iii)(A) or (g)(5)(i)(B), whichever applies. Further, any prohibition on benefit accruals under Section 3.12.1 and Code Section 436(e) ceases to be effective on the date the actuary issues a certification that the Plan’s AFTAP for the Plan Year is at least 60%.
3.12.3    Benefit accruals that are limited under Section 3.12.1 shall resume prospectively as of the Section 436 Measurement Date on which the limitation in Section 3.12.1 no longer applies (based on Credited Service, Years of Benefit Accrual Service, or Years of Benefit Service, as applicable, on or after such Section 436 Measurement Date); provided, however, that there shall be no benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008, and no benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012. The Plan will comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulations Section 2530.204-2(c) and (d).
3.12.4    Benefit accruals that were not permitted under the Plan pursuant to Section 3.12.1 shall not be credited under the Plan upon expiration of such limitation.
3.12.5    Definitions.    For purposes of this Section 3.12 and Sections 3.13, 6.11 and 9.11, the following definitions shall apply:
3.12.5.1    Adjusted funding target attainment percentage or AFTAP. Except as otherwise provided in Treasury Regulations Section 1.436-1(j)(1), the adjusted funding target attainment percentage for a Plan Year is the fraction (expressed as a percentage):
3.12.5.1.1    The numerator of which is the adjusted Plan assets for the Plan Year, as determined under Treasury Regulations Section 1.436-1(j)(1)(ii); and
3.12.5.1.2    The denominator of which is the adjusted funding target for the Plan Year, as determined under Treasury Regulations Section 1.436-1(j)(1)(iii).
Notwithstanding the above, for any period during which a presumption under Code Section 436(h) and Treasury Regulations Sections 1.436-1(h)(1), (2), or (3) applies to the Plan, the limitations applicable under Sections 3.12, 3.13, 6.11 and 9.11 of the Plan are applied as if the AFTAP for the Plan Year were the presumed AFTAP determined in accordance with Code Section 436(h) and Treasury Regulations Sections 1.436-1(h)(1), (2), or (3), as applicable, updated to take into account certain Unpredictable Contingent Event Benefits, as defined in Section 3.13.1, and Plan amendments in accordance with Code Section 436 and Treasury Regulations Section 1.436-1(g).
In addition, for purposes of determining whether the accrual limitation under Section 3.12.1 applies to the Plan and/or whether the limitations on accelerated benefit distributions in Section 6.11.1 or 6.11.3 apply to payments under a social security leveling option, within the meaning of Code section 436(j)(3)(C)(i), if applicable, the AFTAP for a Plan Year shall be determined in accordance with the “Special Rules for Certain Years” under Code Section 436(j)(3) and Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
3.12.5.2    Section 436 Measurement Date. Except as otherwise provided in Code Section 436 and the Treasury Regulations issued thereunder, the Section 436 Measurement Date is the date used to determine whether the limitations of Code Sections 436(d) and (e) apply or cease to apply and for calculations with respect to certain limitations, as determined in accordance with Treasury Regulations Section 1.436-1(j)(8).
3.13    Unpredictable Contingent Event Benefits. The provisions set forth in this Section 3.13 are effective as of January 1, 2008, and shall be interpreted and administered in accordance with Code Section 436 and Treasury Regulations Section 1.436-1. However, notwithstanding any provision in this Section 3.13, there are no additional benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008, and no additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.
3.13.1    Notwithstanding any provisions of the Plan to the contrary, if a Participant is entitled to an Unpredictable Contingent Event Benefit payable with respect to any Unpredictable Contingent Event occurring during any Plan Year, such benefit will not be paid if the AFTAP (as defined in Section 3.12.5.1 of the Plan) for such Plan Year is:
3.13.1.1    Less than 60%; or
3.13.1.2    60% or more but would be less than 60% if it were redetermined by applying an actuarial assumption that the likelihood of the occurrence of the Unpredictable Contingent Event during the Plan Year is 100%.
An “Unpredictable Contingent Event” is (i) a plant shutdown (or a similar event, as determined by the Secretary of the Treasury) or (ii) an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of Compensation, or occurrence of death or disability. An “Unpredictable Contingent Event Benefit” is a benefit or increase in benefits to the extent the benefit or increase would not be payable but for the occurrence of an Unpredictable Contingent Event.
3.13.2    The limitation on payment of an Unpredictable Contingent Event Benefit ceases to apply with respect to an Unpredictable Contingent Event Benefit attributable to an Unpredictable Contingent Event occurring during a Plan Year (effective as of the first day of the Plan Year), if the Employer makes a contribution (in addition to any minimum required contribution under Code Section 430) with respect to that Unpredictable Contingent Event equal to:
3.13.2.1    With respect to Section 3.13.1.1, above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year if the benefits attributable to the Unpredictable Contingent Event were included in determining the funding target; and
3.13.2.2    With respect to Section 3.13.1.2, above, the amount sufficient to result in an AFTAP of 60% if the contribution (and any prior contribution made pursuant to Code Section 436 for the Plan Year) is included as part of the Plan assets and the funding target takes into account the adjustments described in Treasury Regulations Sections 1.436-1(g)(2)(iii)(A), (g)(3)(ii)(A), or (g)(5)(i)(B), whichever applies.
If the Employer makes a contribution with respect to an Unpredictable Contingent Event, all Unpredictable Contingent Event Benefits with respect to that Unpredictable Contingent Event will be paid, including Unpredictable Contingent Event Benefits for periods prior to the contribution.
3.13.3    If Unpredictable Contingent Event Benefits with respect to an Unpredictable Contingent Event that occurs during a Plan Year are not permitted to be paid after the occurrence of the event because of the limitations in this Section 3.13 but are permitted to be paid later in the Plan Year as a result of the Employer’s contribution under Section 3.13.2 or pursuant to the actuary’s certification of the AFTAP for the Plan Year that satisfies the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(B), those Unpredictable Contingent Event Benefits will become payable, retroactive to the period the benefits would have been payable under the terms of the Plan. If the Unpredictable Contingent Event Benefits do not become payable during the Plan Year in accordance with the preceding sentence, the Plan is treated as if it does not provide for those Unpredictable Contingent Event Benefits. However, all or part of the Unpredictable Contingent Event Benefits can be restored pursuant to an amendment that satisfies Section 9.11.
3.13.4    During any period in which none of the presumptions under Section 3.15 of the Plan apply to the Plan and the Plan’s actuary has not yet issued a certification of the Plan’s AFTAP for the Plan Year, if applicable, the limitations in Section 3.13.1 shall be based on the inclusive presumed AFTAP for the Plan, calculated in accordance with the rules of Treasury Regulations Section 1.436-1(g)(2)(iii).
3.14    See Section 101(j) of ERISA for rules requiring the Benefits Group or Administrative Committee to provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Sections 3.13.1, 6.11.1, 6.11.2, 6.11.3.
3.15    If a limitation under Section 3.12, 3.13, 6.11 or 9.11 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s actuary issues a certification of the AFTAP for the Plan for the current Plan year or, if earlier, the date set forth in 3.15.3 or 3.15.4 applies to the Plan:
3.15.1    The AFTAP of the Plan for the current Plan Year is presumed to be the AFTAP in effect on the last day of the preceding Plan Year; and
3.15.2    The first day of the current Plan Year is a Section 436 Measurement Date.
3.15.3    If the Plan’s actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s AFTAP for the preceding Plan Year was either at least 60% percent but less than 70% or at least 80% but less than 90%, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s actuary issues a certification of the AFTAP for the Plan for the current Plan Year, or, if earlier, the date Section 3.15.4 applies to the Plan:
3.15.3.1 The AFTAP of the Plan for the current Plan Year is presumed to be the Plan’s AFTAP for the preceding Plan Year reduced by 10 percentage points; and
3.15.3.2 The first day of the fourth month of the current Plan Year is a Section 436 Measurement Date.
3.15.4     If the Plan’s actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific AFTAP for the plan by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:
3.15.4.1 The AFTAP of the Plan for the current Plan Year is presumed to be less than 60%; and
3.15.4.2 The first day of the tenth month of the current Plan Year is a Section 436 Measurement Date.

ARTICLE IV

VESTING
4.1    Rate of Vesting - General Rule. A Salaried Participant shall have no vested interest in his Accrued Benefit until he has been credited with five years of Continuous Service, at which time he shall have a 100% vested interest in his Accrued Benefit. In any event, a Salaried Participant shall have a 100% vested interest in his Accrued Benefit upon reaching his Normal Retirement Age while employed by the Employer. The Committee or its delegate may determine whether and to what extent service with an acquired, constituent or predecessor company, or service with another company from which a plant or business is acquired, shall be deemed to be Continuous Service for purposes of Plan. Further, the Committee or its delegate shall have the authority to accelerate the vesting of a Participant, except for a Participant who is a Section 16 Officer, as defined in Rule 16a-1 issued under the Securities Exchange Act of 1934, so long as such acceleration satisfies the requirements of Code Section 401(a)(4) and the Treasury Regulations thereunder. Further, to the extent a divestiture agreement that has been approved by the Board or its delegate provides for the acceleration of vesting for certain Participants, the Plan shall be treated as being amended pursuant to the terms of such divestiture agreement with respect to such Participants. The vesting provisions applicable to the Accrued Benefit of a Participant who is not a Salaried Participant shall be determined pursuant to the Appendix applicable to such Participant.
4.2    Full Vesting in Accumulated Contributions. A Salaried Participant shall be 100% vested in his Accumulated Contributions at all times.

ARTICLE V

DEATH BENEFITS
5.1    Death of Vested Participant Before Annuity Starting Date. If a Salaried Participant having a vested interest in his Accrued Benefit, dies before his Annuity Starting Date, and such Salaried Participant is married on his date of death, except as otherwise provided in Section 6.9, his surviving Spouse shall receive a death benefit as provided in Section 5.2. The death benefit provisions applicable with respect to a Participant who is not a Salaried Participant shall be determined pursuant to the Appendix applicable to such Participant.
5.2    Amount and Time of Payment of Vested Terminated Participant’s Death Benefit.
5.2.6    The monthly death benefit payable under Section 5.1 to the Spouse of a Salaried Participant who dies before his first possible Annuity Starting Date shall be equal to the amount of the survivor annuity the Spouse would have received if the Salaried Participant had died the day after having begun to receive payments as of his first possible Annuity Starting Date having elected to receive his benefit in the form of a Qualified Joint and Survivor Annuity. Subject to the lump sum payment provisions of Section 6.7, the benefit shall be payable for the life of the Spouse beginning on the Spouse’s Annuity Starting Date under Section 1.6.3.
5.2.7    The monthly death benefit payable under Section 5.1 to the Spouse of a Salaried Participant who dies on or after his first possible Annuity Starting Date shall be equal to the amount of the survivor annuity the Spouse would have received if the Salaried Participant had elected to receive his benefit in the form of a Qualified Joint and Survivor Annuity on the day before his death. Subject to the lump sum payment provisions of Section 6.7, the benefit shall be payable for the life of the Spouse beginning on the date of the Salaried Participant’s death.
5.3    Death of Participant On or After Retirement Date. Upon the death of any Participant on or after the Annuity Starting Date, whether or not the Participant had actually received the first payment of his benefit, the death benefit, if any, payable to the Participant’s Beneficiary (including a joint annuitant) shall be determined in accordance with the form of payment selected by the Participant.
5.3.5    If upon the last to occur of (A) the death of a Salaried Participant who has failed to elect a benefit other than a Qualified Joint and Survivor Annuity form of benefit and who (i) experienced a Severance from Employment on his Early Retirement Date, Normal Retirement Date or Late Retirement Date, (ii) experienced a Severance from Employment on a date other than his Early Retirement Date, Normal Retirement Date or Late Retirement Date for reasons other than death or Total and Permanent Disability and who has been credited with 10 years of Continuous Service, or (iii) experienced a Severance from Employment on a date other than his Early Retirement Date, Normal Retirement Date or Late Retirement Date for reasons other than death or Total and Permanent Disability and who has been credited with 10 years of Continuous Service and who receives a benefit under Section 3.4.2, or (B) the death of such Salaried Participant’s Spouse, the total of the benefit payments to the Salaried Participant and his Spouse are less than the amount of such Salaried Participant’s Accumulated Contributions, the Beneficiary designated by the last to die of the Salaried Participant and his Spouse shall receive a benefit, in the form of a lump sum, equal to the Salaried Participant’s Accumulated Contributions reduced by the aggregate amount of the benefit payments to the Salaried Participant and his Spouse.
5.3.6    If upon the death of a Salaried Participant who has elected the monthly payments for life of the Participant form of benefit described in Section 6.2, and who (A) experienced a Severance from Employment on his Early Retirement Date, Normal Retirement Date or Late Retirement Date, (B) experienced a Severance from Employment on a date other than his Early Retirement Date, Normal Retirement Date or Late Retirement Date for reasons other than death or Total and Permanent Disability, or (C) experienced a Severance from Employment on a date other than his Early Retirement Date, Normal Retirement Date or Late Retirement Date for reasons other than death or Total and Permanent Disability, and who has been credited with 10 years of Continuous Service and who receives a benefit under Section 3.4.2, the number of benefit payments to such Salaried Participant is less than 60, such Salaried Participant’s Beneficiary shall receive a benefit in the form of a lump sum, in an amount equal to the amount of such Salaried Participant’s benefit payments multiplied by 60 and reduced by the aggregate amount of such benefit payments to the Salaried Participant.
5.3.7    If upon the death of a surviving Spouse receiving benefit payments pursuant to Section 5.1, the aggregate amount of such benefit payments is less than the amount of such Salaried Participant’s Accumulated Contributions on the date of his death, the Salaried Participant’s Beneficiary shall receive a benefit in the form of a lump sum, in an amount equal to such Salaried Participant’s Accumulated Contributions on the date of his death reduced by the aggregate amount of benefit payments to the Salaried Participant and Salaried Participant’s surviving Spouse.
5.4    No Other Death Benefits. Except as provided in this Article V or in accordance with a form of benefit elected under Article VI, no death benefits shall be payable with respect to a Salaried Participant’s Accrued Benefit under the Plan.
5.5    Military Death Benefits. In addition to the rights under Code Section 414(u) provided by the provisions of this Plan, in the case of a Participant who dies on or after January 1, 2007, while performing Qualified Military Service (as defined in Code Section 414(u)), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service as provided by Code Section 414(u)) that are provided under the Plan assuming the Participant resumed and then terminated employment on account of death. However, the foregoing sentence shall not provide any additional benefit accruals, and the deemed resumption of employment of the Participant shall be applied only to determine the eligibility of a Beneficiary for any pre-retirement death benefits, and only to the extent required by applicable guidance, as incorporated herein.

ARTICLE VI

PAYMENT OF RETIREMENT BENEFITS
6.1    Annuity Payment Date. Any benefit due a Participant, surviving Spouse or other Beneficiary under this Article VI shall begin no later than 60 days following the close of the Plan Year in which occurs the latest of:
6.1.8    The Participant’s Normal Retirement Date;
6.1.9    The tenth anniversary of the year in which the Participant commenced participation in the Plan; or
6.1.10    The Participant’s actual Severance from Employment.
Notwithstanding the above, except as provided in Sections 6.6 and 6.7, a Participant must file a claim for benefits before payment of his Accrued Benefit will commence. However, payment shall begin to be made no later than the Participant’s Required Beginning Date in accordance with Section 6.9.
6.2    Normal Form of Retirement Benefit - Unmarried Salaried Participants. The normal form of retirement benefit for an unmarried Salaried Participant shall be an annuity for the life of the Salaried Participant continuing until the last payment due before his death (single life annuity with payments guaranteed for five years for a Pre-1998 Employee). Subject to the notice and election procedures of Section 6.6, except as provided in Section 6.7, such a Salaried Participant may elect an optional form of payment under Section 6.4. The normal form of benefit for an unmarried Participant who is not a Salaried Participant shall be determined pursuant to the Appendix applicable to such Participant.
6.3    Normal Form of Retirement Benefit - Married Salaried Participants. The normal form of retirement benefit for a married Salaried Participant shall be a Qualified Joint and Survivor Annuity. Except as provided in Section 6.7, such a Salaried Participant may elect an optional form of benefit under Section 6.4. The Salaried Participant’s election of an optional form of benefit will be valid only if his Spouse consents to his election in writing, signed before a notary public or member of the Benefits Group or Administrative Committee, pursuant to the notice and election procedures set forth in Section 6.6. The normal form of benefit for a married Participant who is not a Salaried Participant shall be determined pursuant to the Appendix applicable to such Participant.
6.4    Optional Forms of Retirement Benefit Payment. Subject to the notice and election procedures in Section 6.6, except as provided in Section 6.7, a Salaried Participant may elect one of the following forms of benefit payment in lieu of the normal form of benefit payment provided for in Section 6.2 or Section 6.3, each of which shall be the Actuarial Equivalent, as defined in Section 1.3, of the normal form of benefit payment for an unmarried Salaried Participant, as described in Section 6.2:
6.4.1    An annuity for the life of the Salaried Participant;
6.4.2    A joint and survivor annuity providing an annuity for the life of the Salaried Participant with either 50%, 66-2/3% or 100% of such benefit (as elected by the Salaried Participant) continuing after his death for the remaining lifetime of his Beneficiary; or
6.4.3    An annuity for the life of the Salaried Participant, with payments to the Salaried Participant and his Beneficiary (or the estate of the last of the two to survive) guaranteed for a period of 5 or 10 years.
6.4.4    For Plan Years beginning after December 31, 2007, a Salaried Participant may elect a Qualified Optional Survivor Annuity. A “Qualified Optional Survivor Annuity” is:
6.4.4.1    A joint life annuity payable for the life of the Salaried Participant, with continuation of payments as a survivor annuity for the remaining life of a surviving Spouse at a rate of seventy-five percent (75%) of the rate payable during the Salaried Participant’s lifetime; and
6.4.4.2    The Actuarial Equivalent of the normal form of benefit payment for an unmarried Salaried Participant, as described in Section 6.2.
The Qualified Optional Survivor Annuity is the actuarially equivalent to the Qualified Joint and Survivor Annuity described in Section 6.3. Therefore, Spousal consent is not required for a Salaried Participant to waive the Qualified Joint and Survivor Annuity and elect the Qualified Optional Survivor Annuity.
No benefit may be elected for a period extending beyond the life expectancy, on the Annuity Starting Date, of a Salaried Participant and his Beneficiary. In addition, the Actuarial Equivalent present value of the benefit payable to the Salaried Participant must be more than 50% of the Actuarial Equivalent present value of the benefit payable to him and his Beneficiary unless his Beneficiary is his Spouse.
The optional forms of benefit for a Participant who is not a Salaried Participant shall be determined pursuant to the Appendix applicable to such Participant.
6.5    Special Optional Form of Retirement Benefit Payments for TRIP Plan Participants. A Salaried Participant who was a TRIP Plan participant may elect, subject to the notice and election procedures in Section 6.6, and in lieu of one of the normal forms of benefit and optional forms of benefit described above, the additional optional form of benefit described below, which shall be the actuarial equivalent (using the 1983 Group Annuity Mortality Tables for males, set back one year for retirees and five years for beneficiaries and an interest rate of 7 ½%) of the normal form of benefit payment for an unmarried Salaried Participant, as described in Section 6.2:
6.5.1    A retirement benefit payable for the life of the Salaried Participant, but in the event of the death of the Salaried Participant prior to the receipt of retirement benefits at least equal to the lump sum value of the Salaried Participant’s normal form of benefit, calculated in accordance with Section 1.3, the excess of the lump sum value over the retirement benefit received by the Salaried Participant shall be paid to the Salaried Participant’s Beneficiary.
6.6    Election of Benefits - Notice and Election Procedures.
6.6.4    Initial Notice and Election. Not earlier than 180 days, but not later than 30 days (or seven days if the 30-day period is waived by the Participant and the Participant’s Spouse, if applicable), before the Participant’s Annuity Starting Date, the Benefits Group shall provide a notice to a Participant who is eligible to make a distribution election under the Plan. The notice shall describe the terms and conditions of the normal form of benefit (“qualified annuity” with respect to Hourly Participants) payable to him, explain the optional forms of benefit available under the Plan, including the eligibility conditions, material features and relative values of those options, explain the Participant’s right to make, and the financial effect of, an election to waive the normal form of benefit (“qualified annuity” with respect to Hourly Participants), explain the rights of the Participant’s Spouse (if the Participant is married), explain the Participant’s right to make, and the effect of, a revocation of a previous election to waive the normal form of benefit (“qualified annuity” with respect to Hourly Participants), and, except as provided in Section 6.7, explain the Participant’s right to defer distribution until his Required Beginning Date in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and Treasury Regulations Section 1.417(a)(3)-1. Notices shall also include a description of how much larger benefits will be if the commencement of distribution is deferred. The notice shall advise the Participant that his benefit shall be paid in the normal form (“qualified annuity” with respect to Hourly Participants) unless within the election period before his Annuity Starting Date, he notifies the Benefits Group of an election to receive a different form of benefit, and, if he is married:
6.6.4.1    His Spouse (to whom the survivor annuity is payable under the Qualified Joint and Survivor Annuity) consents in writing to the waiver election;
6.6.4.2    The Spouse’s consent acknowledges the effect of the waiver election and is witnessed by a notary public or member of the Benefits Group or Administrative Committee;
6.6.4.3    The Spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment; and
6.6.4.4    Unless the Spouse is the Participant’s sole primary Beneficiary, the Spouse consents to the Participant’s Beneficiary designation or to any change in the Participant’s Beneficiary designation.
The Spouse’s consent to a waiver of the Qualified Joint and Survivor Annuity is irrevocable unless the Participant revokes the waiver election. The Spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the blanket consent acknowledges the Spouse’s right to limit that consent to a specific designation but, in writing, waives such right.
The Benefits Group may accept as valid a waiver election which does not satisfy the spousal consent requirements of this Section if the Benefits Group establishes the Participant does not have a Spouse, the Benefits Group is not able to locate the Participant’s Spouse, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant’s Spouse is legally incompetent to give consent, the Spouse’s legal guardian (even if the guardian is the Participant) may give consent. Also, if the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, Spousal consent is not required unless a qualified domestic relations order provides otherwise. Any consent necessary under this Section shall be valid only with respect to a Spouse who signs the consent, or, in the event of a deemed permissible election, the designated Spouse (if any). Additionally, a Participant may revoke a prior waiver without the consent of his Spouse at any time before the Annuity Starting Date. The number of revocations shall not be limited. Any new wavier or change of the terms of a specific consent shall require a new Spousal consent.
6.6.5    Election Period; Extension of Election Period. A Participant’s election period under this Section 6.6 shall be the 180-day period ending on his Annuity Starting Date. If, by not later than the day before his Annuity Starting Date, the Participant notifies the Benefits Group in writing, in accordance with the procedures established by the Benefits Group, as amended from time to time, of an election not to take the Qualified Joint and Survivor Annuity, and, if applicable, his Spouse has consented to such election, his benefit shall be paid in the alternate form selected by the Participant. However, if by not later than the day before his Annuity Starting Date, the Participant requests the Benefits Group to furnish him with additional information relating to the effect of the Qualified Joint and Survivor Annuity, the election period under this Section 6.6.2 shall be extended and his Annuity Starting Date shall be postponed to a date not later than 180 days following the furnishing to him of the additional information.
6.6.6    Change of Election - Optional Form of Benefit. Any Participant electing an optional form of benefit may revoke such election and file a new election with the Benefits Group at any time prior to the Participant’s Annuity Starting Date. Upon the Participant’s Annuity Starting Date, his election shall become irrevocable.
6.7    Payment of Small Benefits.
6.7.1    Payment Before Annuity Starting Date. The Benefits Group shall direct the Trustee to make a single lump sum payment to a Participant who is a former Employee, or a surviving Spouse or other Beneficiary of a vested Participant who dies before his Annuity Starting Date, of the Actuarial Equivalent present value of the benefit payable to that Participant, surviving Spouse, or other Beneficiary if the Actuarial Equivalent present value does not exceed $5,000. Such payment shall be made without the consent of the Participant, surviving Spouse, or other Beneficiary and shall fully discharge all Plan liabilities with respect to such benefit.
If a Participant experiences a Severance from Employment for any reason, and the Actuarial Equivalent present value of the Participant’s vested Accrued Benefit is $5,000 or less at the time of such Severance from Employment, the Benefits Group shall direct the Trustee to distribute such benefit without the Participant’s consent as soon as administratively feasible as follows:
6.7.1.3    If the Actuarial Equivalent present value of the Participant’s vested Accrued Benefit is $1,000 or less and the Participant does not make an affirmative election to have such amount paid directly to an Eligible Retirement Plan in accordance with Section 6.10 of the Plan, such amount shall be paid directly to the Participant in a cash lump sum.
6.7.1.4    If the Actuarial Equivalent present value of a Participant’s vested Accrued Benefit is more than $1,000 and does not exceed $5,000 and the Participant does not affirmatively elect to have such amount paid directly to him, or to an Eligible Retirement Plan in accordance with Section 6.10 of the Plan, such amount shall be paid directly to an individual retirement account or annuity described in Code Section 408(a) or Section 408(b) (“IRA”) established for the Participant pursuant to a written agreement between the Administrative Committee and the provider of the IRA that meets the requirements of Section 401(a)(31) of the Code and the Treasury Regulations thereunder. The Benefits Group shall establish and maintain procedures to inform each Participant to whom this Section applies of the nature and operation of the IRA and the Participant’s investments therein, the fees and expenses associated with the operation of the IRA, and the terms of the written agreement establishing such IRA on behalf of the Participant.
6.7.1.5    Notwithstanding Sections 6.7.1.1 and 6.7.1.2, the Benefits Group shall direct the Trustee to make a cash lump sum payment to a surviving Spouse or other Beneficiary of a vested Participant who dies before his Annuity Starting Date, equal to the Actuarial Equivalent present value of the benefit payable to that surviving Spouse or other Beneficiary, if the Actuarial Equivalent present value does not exceed $5,000, without the consent of the surviving Spouse or other Beneficiary. Such payment shall be made as soon as feasible after the Participant’s death and will fully discharge all Plan liabilities with respect to such benefit.
6.7.2    Deemed Cash-Outs.
6.7.2.1    Salaried Participants. If a Salaried Participant has a one year Break-in-Service and the Actuarial Equivalent present value of his vested Accrued Benefit is zero, the Participant shall be deemed to have received a cash-out distribution of his entire vested Accrued Benefit on the date of the one year Break-in-Service.
6.7.2.2    Hourly Participants. An Hourly Participant who has no vested interest in his Accrued Benefit at the time of his Severance from Employment shall be deemed to receive a cash-out distribution of his entire vested Accrued Benefit in the amount of $0 as of the date of such Severance from Employment.
6.7.2.3    Arrow Salaried Participants. The deemed cash-out provisions in Section 6.4 of Appendix F apply to Arrow Salaried Participants.
6.7.2.4    Arrow Hourly Participants. The deemed cash-out provisions in Section 6.3 of Appendix G apply to Arrow Hourly Participants.
6.7.2.5    Arrow Berks Participants. The deemed cash-out provisions in Section 6.3 of Appendix H apply to Arrow Berks Participants.
6.7.3    Disregard Prior Service. If a Participant receives a lump-sum distribution under Section 6.7.1 and is subsequently reemployed, his prior service shall be disregarded in any subsequent determination of his Accrued Benefit under the Plan, to the extent permissible under Section 411(a)(7) of the Code and Treasury Regulations thereunder. Notwithstanding the preceding sentence, if a nonvested Participant who receives a lump-sum distribution of $0 under Section 6.7.2 subsequently resumes employment with the Employer or a Related Employer before he has incurred five consecutive one-year Breaks in Service, his prior service shall not be disregarded in subsequent determinations of his Accrued Benefit.
6.8    Continued Employment After Normal Retirement Date; Reemployed Participants. Any Salaried Participant who (a) continues in employment after his Normal Retirement Date, or (b) having experienced a Severance from Employment and begun to receive benefits hereunder, is subsequently reemployed as an Employee shall not be entitled to payment of benefits while so employed or reemployed. Prior to January 1, 2009, such a Salaried Participant shall be eligible to accumulate additional Credited Service and, upon his subsequent Severance from Employment, his benefit shall be recomputed based upon his aggregate Credited Service. In the case of a Salaried Participant who is reemployed, retirement benefit payments shall be redetermined as of the subsequent Severance from Employment in accordance with the form of benefit payment in effect prior to the Salaried Participant’s reemployment and adjusted to reflect the increase, if any, in benefits attributable to Credited Service after reemployment. The rules of this Section shall be applied consistent with the provisions of 29 CFR Section 2530.203-3 issued by the United States Department of Labor, which provisions are incorporated herein by reference. With respect to Participants other than Salaried Participants, the provisions regarding reemployment and suspension of benefits are set forth in Appendix E, F, G or H, as applicable.
6.9    Required Distributions - Code Section 401(a)(9).
6.9.1    Minimum Distribution Requirements for Participants. The Benefits Group may not direct the Trustee to distribute the Participant’s vested Accrued Benefit, nor may the Participant elect to have the Trustee distribute his vested Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the Treasury Regulations under Code Section 401(a)(9) that were finalized in June 2004, as set forth in this Section 6.9.
6.9.1.5    Annuity Distributions. An annuity distribution made to the Participant pursuant to this Article VI or an Appendix hereto must satisfy all of the following requirements:
6.9.1.5.3    The periodic payment intervals under the annuity may not be longer than one year.
6.9.1.5.4    The distribution period must not exceed the life (or joint lives) of the Participant and his designated Beneficiary (as determined in accordance with the requirements of Code Section 401(a)(9) and applicable Treasury Regulations), or a period certain not longer than the period described in Section 6.9.1.6 or 6.9.2.
6.9.1.5.5    The annuity does not recalculate the life expectancy of a Participant or Spouse more frequently than annually and does not recalculate the life expectancy of a non-Spouse Beneficiary.
6.9.1.5.6    Once payments have begun over a period, the Participant or Beneficiary may not change the period, even if the period is shorter than the maximum period permitted under Code Section 401(a)(9), unless:
6.9.1.5.6.1    The modification occurs when the Participant has had a Severance from Employment or in connection with a Plan termination;
6.9.1.5.6.2    The payment period before the modification is a period certain without life contingencies; or
6.9.1.5.6.3    The annuity payments after the modification are paid under a Qualified Joint and Survivor Annuity over the joint lives of the Participant and a designated Beneficiary, the Participant’s Spouse is the sole designated Beneficiary, and the modification occurs in connection with the Participant’s becoming married to such Spouse; and
all of the following conditions are satisfied:
6.9.1.5.6.4    The future payments after the modification satisfy the requirements of Code Section 401(a)(9), the Treasury Regulations under Code Section 401(a)(9), and this Section 6.9 (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to the modification as the entire interest of the Participant);
6.9.1.5.6.5    For purposes of Code Sections 415 and 417, the modification is treated as a new Annuity Starting Date;
6.9.1.5.6.6    After taking into account the modification, the annuity (including all past and future payments) satisfies the requirements of Code Section 415 (determined at the original Annuity Starting Date, using the interest rate and mortality tables applicable to such date); and
6.9.1.5.6.7    The end point of the period certain, if any, for any modified payment period is not later than the end point available to the Participant at the original Annuity Starting Date under Code Section 401(a)(9) and this Section 6.9.
6.9.1.5.7    The payments are nonincreasing or increase only as follows:
6.9.1.5.7.1    By an annual percentage increase that does not exceed the percentage increase in an index described in Treasury Regulations Section 1.401(a)(9)-6(A-14)(b)(2), (b)(3), or (b)(4) (an “Eligible Cost-of-Living Index”) for a 12-month period ending in the year during which the increase occurs or a prior year;
6.9.1.5.7.2    By a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an Eligible Cost-of-Living Index since the Annuity Starting Date, or if later, the date of the most recent percentage increase;
6.9.1.5.7.3    By a constant percentage of less than 5% per year, applied not less frequently than annually;
6.9.1.5.7.4    As a result of dividend or other payments that result from actuarial gains, provided:
6.9.1.1.5.4.1    Actuarial gain is measured not less frequently than annually;
6.9.1.1.5.4.2    The resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured);
6.9.1.1.5.4.3    The actuarial gain taken into account is limited to actuarial gain from investment experience;
6.9.1.1.5.4.4    The assumed interest rate used to calculate such actuarial gains is not less than 3%; and
6.9.1.1.5.4.5    The annuity payments are not increased by a constant percentage as described in Section 6.9.1.1.5.3;
6.9.1.5.7.5    To the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if there is no longer a survivor benefit because the Beneficiary whose life was being used to determine the distribution period dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);
6.9.1.5.7.6    To provide a final payment upon the Participant’s death not greater than the excess of the actuarial present value of the Participant’s Accrued Benefit (within the meaning of Code Section 411(a)(7)) calculated as of the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table (or, if greater, the total amount of Employee contributions) over the total payments before the Participant’s death;
6.9.1.5.7.7    To allow a Beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death; or
6.9.1.5.7.8    To pay increased benefits that result from a Plan amendment.
6.9.1.6    Limitation on Distribution Periods. As of the first Distribution Calendar Year, distributions to a Participant, if not made in a single sum, may be made only over one of the following periods:
6.9.1.6.3    The life of the Participant;
6.9.1.6.4    The joint lives of the Participant and a designated Beneficiary;
6.9.1.6.5    A period certain not extending beyond the life expectancy of the Participant; or
6.9.1.6.6    A period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.
A “Distribution Calendar Year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 6.9.2.2 or 6.9.2.3.
6.9.1.7    Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.9.1.1, 6.9.1.4, 6.9.1.5, 6.9.1.6, or 6.9.2. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Section 1.401(a)(9) of the Treasury Regulations. Any part of the Participant's interest which is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and Section 1.401(a)(9) of the Treasury Regulations that apply to individual accounts.
6.9.1.8    Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed by the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 6.9.2.2 or 6.9.2.3) is the payment for one payment interval. The second payment need not be made until the end of the next payment interval, even if the second payment interval occurs in the calendar year following the year in which the Required Beginning Date occurs. Payment intervals are the periods for which payments are received under the annuity, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.
6.9.1.9    Additional Accruals. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues. The Annuity Starting Date and form of distribution commenced by the Required Beginning Date applies to the distribution of these additional accruals, unless the Participant, if a Salaried Participant, elects otherwise pursuant to the benefit options described in Section 6.4, and if not a Salaried Participant, elects otherwise pursuant to Appendix E, F, G, or H, as applicable, and that election otherwise complies with the minimum distribution requirements of this Section 6.9.1. An additional accrual includes any portion of the Participant’s Accrued Benefit which becomes nonforfeitable during the applicable calendar year.
6.9.1.10    Period Certain Annuities. Unless the Participant’s Spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, Q&A-2, for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, Q&A-2, plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s Spouse is the Participant’s sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 6.9.1.6, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.
6.9.1.11    Nonannuity Distributions. A lump sum distribution made on or before a Participant’s Required Beginning Date of his entire nonforfeitable Accrued Benefit under the Plan satisfies the minimum distribution requirements of this Section 6.9.1. Furthermore, a lump sum payment of additional accruals, as described in Section 6.9.1.3, no later than the end of the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues, satisfies the minimum distribution requirements of this Section 6.9.1.
6.9.2    Minimum Distribution Requirements For Death Benefits Payable to Beneficiaries. The method of distribution to the Participant’s Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury Regulations.
6.9.2.1    If the Participant dies after distribution of his interest begins in the form of an annuity meeting the requirements of this Section 6.9, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced, if any.
6.9.2.2    If the Participant dies before the date distribution of his interest begins and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest, if any, will be distributed within 5 years after the date of the Participant’s death (with payment completed by December 31 of the calendar year in which occurs the 5th anniversary of the Participant’s date of death) (the “5-Year Rule”).
6.9.2.3    If the Participant dies before the date distribution of his interest begins and there is a designated Beneficiary, unless the Participant or Beneficiary elects the 5-Year Rule, the Participant’s entire interest will be distributed, or will begin to be distributed, no later than as follows:
6.9.2.3.3    If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, distributions to the surviving Spouse will begin by December 31 of the later of the calendar year immediately following the calendar year in which the Participant died or the calendar year in which the Participant would have attained age 70½.
6.9.2.3.4    If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
The Participant’s entire interest will be distributed over the life of the designated Beneficiary or over a period certain not exceeding:
6.9.2.3.5    If the Annuity Starting Date is after the first Distribution Calendar Year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or
6.9.2.3.6    If the Annuity Starting Date is before the first Distribution Calendar Year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.
In order for a Participant or Beneficiary to elect the 5-Year Rule instead of the life expectancy rule set forth in this Section 6.9.2.3, the election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under 6.9.2.3.3 or 6.9.2.3.4, or by September 30 of the calendar year which contains the 5th anniversary or the Participant’s (or, if applicable, surviving Spouse’s) death.
6.9.2.4    If the Participant dies before the date distribution of his interest begins, the Participant’s surviving Spouse is his sole designated Beneficiary, and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse are required to begin, Sections 6.9.2.2 and 6.9.2.3 shall apply as if the surviving Spouse were the Participant, except that the provision permitting distributions to a surviving Spouse who is the sole designated Beneficiary to begin by the December 31 of the calendar year in which the Participant would have attained age 70½ (if later than the December 31 of the calendar year immediately following the calendar year in which the Participant’s death occurred) does not apply.
6.9.2.5    For purposes of computing life expectancy, the Benefits Group must use the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9, Q&A-1.
6.9.3    Special Rules. The Benefits Group, only upon the Participant’s written request or, in the case of a distribution described in Section 6.9.2, only upon the written request of the Participant’s Spouse, may recalculate the applicable life expectancy period for purposes of calculating the minimum distribution applicable to a Distribution Calendar Year following the first Distribution Calendar Year. The Participant must make a recalculation election not later than his Required Beginning Date. A surviving Spouse must make a recalculation election no later than the December 31 date described in 6.9.2.3.1. A recalculation election applicable to a joint life expectancy payment, where the survivor is a non-Spouse Beneficiary, may not take into account any adjustment to any life expectancy other than the Participant’s life expectancy, as prescribed by applicable Treasury Regulations under Code Section 401(a)(9). In the absence of a recalculation election, the Plan does not permit recalculation of the applicable life expectancy factor.
6.9.4    Payments to a Surviving Child. Payments made to a Participant’s surviving child until the child reaches the age of majority (or dies, if earlier) shall be treated as if such payments were made to the surviving Spouse to the extent the payments become payable to the surviving Spouse upon cessation of the payments to the child. For purposes of this Section, a child shall be treated as having not reached the age of majority if the child has not completed a specified course of education and is under the age of 26. In addition, a child who is disabled within the meaning of Code Section 72(m)(7) when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.
6.10    Eligible Rollover Distributions.
6.10.1    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Benefits Group, to have any portion of an Eligible Rollover Distribution (but not less than $500) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Benefits Group may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any. If a Participant elects to have a portion of an Eligible Rollover Distribution transferred to an Eligible Retirement Plan pursuant to this Section 6.10, the portion not transferred to an Eligible Retirement Plan shall be distributed to the Participant in the same form of benefit as the portion of the distribution that was transferred to an Eligible Retirement Plan.
6.10.2    Definitions.
6.10.2.6    “Eligible Rollover Distribution:” An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); (c) any hardship distribution; (d) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities received in certain distributions); and (e) any other distribution(s) that is reasonably expected to total less than $200 during a year. Notwithstanding the foregoing, any portion of a distribution after December 31, 2001 that consists of after-tax contributions which are not includible in gross income may be transferred to: (1) an individual retirement account or annuity described in Code Sections 408(a) or (b); or (2) a qualified defined contribution plan described in Code Sections 401(a) or 403(a) (through a direct trustee-to-trustee transfer) that agrees to separately account for amounts so transferred (and any related earnings), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible. In addition, the portion of any distribution on and after January 1, 2007 that consists of after-tax contributions which are not includible in gross income may be transferred (in a direct trustee-to-trustee transfer) to a qualified defined benefit plan or a Code Section 403(b) tax-sheltered annuity that agrees to separately account for amounts so transferred (and the earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.
6.10.2.7    “Eligible Retirement Plan:” An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and which accepts the Distributee's Eligible Rollover Distribution. In addition, for Plan Years beginning on and after January 1, 2008, an Eligible Retirement Plan includes a Roth IRA, subject to the restrictions that apply to rollovers from a traditional IRA into a Roth IRA. However, the Benefits Group is not responsible for assuring a recipient is eligible to make a rollover to a Roth IRA. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
6.10.2.8    “Distributee:” A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse. Effective for distributions on and after January 1, 2007, a Distributee also includes the Participant’s non-Spouse Beneficiary.
6.10.2.9    “Direct Rollover:” A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. In the case of a non-Spouse Beneficiary, a Direct Rollover may be made only to an IRA that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(1). Also, in this case, the determination of any minimum required distribution under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A-17 and 18.
6.11    Limitations on Accelerated Benefit Distributions. The provisions set forth in this Section 6.11 are effective January 1, 2008, and shall be interpreted and administered in accordance with Code Section 436 and Treasury Regulations Section 1.436-1.
6.11.3    If the Plan’s AFTAP (as defined in Section 3.12.5.1 of the Plan) for a Plan Year is less than 60%, a Participant or Beneficiary may not elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date (as defined in Section 3.12.5.2 of the Plan), and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment. The “Annuity Starting Date” for purposes of this Section 6.11 shall be the date determined in accordance with Treasury Regulations Section 1.436-1(j)(2). The limitation set forth in this Section 6.11.1 does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.
6.11.4    A Participant or Beneficiary may not elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date that occurs during any period in which the Sponsor is a debtor in a case under Title 11, United States Code, or similar Federal or State law; provided, however, that this restriction shall not apply to payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Plan’s actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%. In addition, during such period in which the Sponsor is a debtor in a case under Title 11, United States Code, or similar Federal or State law, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%. The limitation set forth in this Section 6.11.2 does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.
6.11.5    If the Plan’s AFTAP for a Plan Year is at least 60% but is less than 80%, a Participant or Beneficiary may not elect, and the Plan will not pay, a single sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, unless the present value (determined in accordance with Code Section 417(e)(3)) of the portion of the benefit that is being paid in a Prohibited Payment (as determined under Treasury Regulations Section 1.436-1(d)(3)(iii)(B)) does not exceed the lesser of:
6.11.5.3    50% of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or
6.11.5.4    100% of the PBGC Maximum Benefit Guarantee Amount.
If an optional form of benefit that is otherwise available under the Plan is not available as of the Annuity Starting Date pursuant to this Section 6.11.3, a Participant or Beneficiary may elect to:

6.11.5.5    Receive payment of the Unrestricted Portion of the Benefit at that Annuity Starting Date, determined by treating the Unrestricted Portion of the Benefit as if it were the Participant’s or Beneficiary’s entire benefit;
6.11.5.6    Commence receipt of his entire Plan benefit in any optional form of benefit available under the Plan at the same Annuity Starting Date that satisfies this Section 6.11.3; or
6.11.5.7    Delay commencement of benefit payments in accordance with the terms of the Plan and applicable qualification requirements of the Code, including Code Sections 411(a)(11) and 401(a)(9).
The limitation set forth in this Section 6.11.3 does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

If a Participant or Beneficiary elects to receive payment of the Unrestricted Portion of the Benefit pursuant to Section 6.11.3.3, the Participant or Beneficiary may elect to receive payment of the remainder of his Plan benefit in any optional form of benefit at that Annuity Starting Date available under the Plan that would not have included a Prohibited Payment if that optional form applied to the Participant’s or Beneficiary’s entire benefit.

If a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit) is made with respect to a Participant pursuant to this Section 6.11.3., no additional Prohibited Payment may be made with respect to that Participant during any period of consecutive Plan Years for which Prohibited Payments are limited under Sections 6.11.1, 6.11.2, or 6.11.3. For this purpose, a Participant and any Beneficiary on his behalf (including an alternate payee, as defined in Code Section 414(p)(8)) shall be treated as one Participant. If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, the amount under Section 6.11.3.1 or 2., as applicable, shall be allocated among such persons in the same manner as the Accrued Benefit is allocated unless the qualified domestic relations order provides otherwise.

6.11.6    If a limitation on Prohibited Payments under Section 6.11.1, 6.11.2 or 6.11.3 applied to the Plan as of a Section 436 Measurement Date, but hat limit no longer applies to the Plan as of a later Section 436 Measurement Date, then that limitation does not apply to benefits with Annuity Starting Date that are on or after that later Section 436 Measurement Date.
6.11.7    If a Participant or Beneficiary requests a distribution in an optional form of benefit that includes a Prohibited Payment that is not permitted to be paid under 6.11.1, 6.11.2 or 6.11.3, the Participant or Beneficiary has the right to delay commencement of benefit payments in accordance with the terms of the Plan and applicable qualification requirements of the Code, including Code Sections 411(a)(11) and 401(a)(9).
6.11.8    Except as otherwise provided in Treasury Regulations Section 1.436-1(d), (g) and (h), the limitations in Sections 6.11.1, 6.11.2 and 6.11.3 apply for distributions with Annuity Starting Dates on and after the date of the actuary’s certification of the AFTAP for the Plan Year.
6.11.9    The limitations in Sections 6.11.1, 6.11.2 and 6.11.3 do not apply to Prohibited Payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under Code Section 436 do not cease to apply as a result of termination of the Plan.
6.11.10    Definitions.    For purposes of this Section 6.11, the following definitions shall apply:
6.11.10.1    PBGC Maximum Benefit Guarantee Amount. The present value (determined under guidance prescribed by the PBGC, using the interest and mortality assumptions under Code Section 417(e)) of the maximum benefit guarantee with respect to a Participant (based on the Participant’s age or the Beneficiary’s age at the Annuity Starting Date) under Section 4022 of ERISA for the year in which the Annuity Starting Date occurs.
6.11.10.2    Prohibited Payment. A Prohibited Payment is:
6.11.10.2.1    Any payment for a month in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9)) to a Participant or Beneficiary whose Annuity Starting Date occurs during any period that a limitation under Section 6.11.1, 6.11.2, or 6.11.3 is in effect;
6.11.10.2.2    Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits;
6.11.10.2.3    Any transfer of assets and liabilities to another plan maintained by the same Employer (or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o)) that is made in order to avoid or terminate the application of Code Section 436 benefit limitations; and
6.11.10.2.4    Any other amount that is identified as a Prohibited Payment by the Commissioner of Internal Revenue.
Notwithstanding any provision of the Plan to the contrary, “Prohibited Payment” shall mean “Prohibited Payment” as defined in Treasury Regulations Section 1.436-1(j)(6), which is hereby incorporated into the Plan.
6.11.10.3    Unrestricted Portion of the Benefit. With respect to any optional form of benefit, 50% of the amount payable under the optional form of benefit. However, if an optional form of benefit is a Prohibited Payment because of a Social Security leveling feature (as defined in Treasury Regulations Section 1.411(d)-3(g)(16)) or a refund of employee contributions feature (as defined in Treasury Regulations Section 1.411(d)-3(g)(11)), the Unrestricted Portion of the Benefit is the optional form of benefit that would apply if the Participant’s or Beneficiary’s Accrued Benefit was 50% smaller. Notwithstanding the foregoing, the present value of the Unrestricted Portion of the Benefit with respect to an optional form of benefit (determined in accordance with Code Section 417(e)) cannot exceed the PBGC Maximum Benefit Guarantee Amount.
6.11.11    Notwithstanding any provision in this Section 6.11, there are no additional benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008, and no additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.
ARTICLE VII

CONTRIBUTIONS
7.1    Employer Contributions. The Employer shall make the contributions required to fund the cost of the benefits provided by this Plan. The Employer intend to make such contributions as are necessary to fund the Plan in accordance with the minimum funding standards of the Code. Contributions by the Employer are conditioned upon their deductibility under the Code for federal income tax purposes.
7.2    Funding Policy. The Committee shall be responsible for ascertaining the projected financial needs of the Plan in order to provide for the payment of benefits described in the Plan and for establishing a funding policy which it reasonably believes will provide the Plan with the funds to satisfy those needs. The Committee shall have no responsibility for any refusal by any Employer to make contributions, except that the Committee shall give appropriate recognition to the reduced contributions in determining the ongoing funding policy of the Plan. The Committee’s authority to establish the Plan’s funding policy shall include the authority to allocate among the Trustees all of the contributions of the Employer, and all accumulated earnings thereon, whether such contributions have already been made or are made in the future. The Committee shall have the right at any time and from time to time to change the method of funding benefits hereunder. The Committee shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan’s short-term and long-term financial needs so that the investment policy can be coordinated with the Plan’s financial requirements.
7.3    Determination of Contributions. The Committee shall determine the amount of contributions the Employer must make to the Trust under the terms of the Plan. In this regard, the Committee may place full reliance upon all reports, opinions, tables, valuations, certificates and computations the actuary furnishes the Committee.
7.4    Time of Payment of Employer Contributions. The Employer shall make its contribution to the Trustee within the time prescribed by the Code or applicable Treasury Regulations.
7.5    Return of Employer Contributions. Notwithstanding Section 9.1 of the Plan:
7.5.7    In the case of a contribution made by the Employer by a mistake of fact, such contribution may be returned to the Employer within one year after its payment.
7.5.8    All Employer contributions to the Plan are conditioned on the allowance of their deductibility for federal income tax purposes under the Code. If the deduction of a contribution is disallowed by the Internal Revenue Service, to the extent of disallowance, the contribution may be returned to the Employer within one year after the disallowance.
7.5.9    Any amounts returned under this Section shall be disposed of as directed by the Committee through uniform and nondiscriminatory rules. The Trustee shall not increase the amount of any contribution returnable under this Section for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it.
All returns under this Section 7.5 shall be limited in amount, circumstance, and timing as required by Section 403(c) of ERISA, and no such return shall be made if, solely on account of such return, the Plan would cease to be a qualified plan under Code Section 401(a).
7.6    Forfeitures. Any forfeitures during a year arising from a Participant’s Severance from Employment or otherwise before the termination of the Plan shall be used to reduce the applicable Employers’ contributions under the Plan for following years and shall not increase any benefit otherwise payable hereunder.
7.7    Irrevocability. The Employer shall have no right, title or interest in the contributions made to the Trustee and no part of the Fund shall revert to the Sponsor or any Participating Employer except that, after satisfaction of all liabilities of the Plan as set forth in Section 9.8, any amount remaining shall revert to the Employer.
7.8    Employee Contributions. The Plan does not permit nor require contributions from Participants.
7.9    Funding Notice. For Plan Years beginning on and after January 1, 2008 or such later date required by applicable law and/or Department of Labor Regulations or other guidance, if the Employer fails to make an installment or other payment required to meet the minimum funding standard to the Plan within 60 days following the due date for such installment, the Benefits Group must notify all Plan Participants and Beneficiaries, including alternate payees, in accordance with ERISA Section 101(f). However, if the Employer has filed a waiver request with respect to the Plan Year that includes the required installment, no notice is required unless the waiver request is denied, in which case the Benefits Group must provide notice within 60 days after the date of the denial.

ARTICLE VIII

ADMINISTRATION
8.1    Fiduciary Responsibility. The Plan shall be administered by the Committee, which shall be the Plan’s “named fiduciary” and “administrator,” as those terms are defined by ERISA, and its agent designated to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Committee, Administrative Committee, or Benefits Group, in accordance with their authority under the benefit plan governance structure approved by the Compensation Committee of the Board of Directors, as amended from time to time. All matters relating to the control or management of Plan assets shall, except to the extent delegated in accordance with the trust agreement, be the sole and exclusive responsibility of the Trustee. The Trustee shall be responsible to ensure that contributions are made to the Trust only to the extent required by the terms of the Trust or applicable law. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Fund in any manner against investment loss or depreciation in asset value.
8.2    Appointment and Removal of Committee. The Committee shall consist of three or more persons who shall be appointed and may be removed by the Board of Directors. Persons appointed to the Committee may be, but need not be, employees of the Employer. Any Committee member may resign by giving written notice to the Board of Directors, which notice shall be effective 30 days after delivery. A Committee member may be removed by the Board of Directors by written notice to such Committee member, which notice shall be effective upon delivery. In the event of any vacancies on the Committee, the remaining Committee members then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee described in this Article VIII. The Board of Directors shall promptly select a successor following the resignation or removal of any Committee member, if necessary to maintain a Committee of at least three persons.
8.3    Compensation and Expenses of Committee and Administrative Committee. Members of the Committee and Administrative Committee who are employees of the Employer shall serve without compensation. Members of the Committee and Administrative Committee who are not employees of the Employer may be paid reasonable compensation for services rendered to the Plan. Such compensation, if any, and all usual and reasonable expenses of the Committee and Administrative Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Fund.
8.4    Committee and Administrative Committee Procedures. The Committee and Administrative Committee may enact such rules and regulations for the conduct of their business and for the administration of the Plan as they shall deem necessary or appropriate. To the extent permitted by their by-laws, the Committee and Administrative Committee may act either at meetings at which a majority of its members are present or by a writing signed by a majority of its members without the holding of a meeting. Records shall be kept of the actions of the Committee and Administrative Committee. No Employee who is a Participant in the Plan shall vote upon, or take an active role in resolving, any question affecting only his Accrued Benefit.
8.5    Plan Interpretation. The Committee shall have the duty and authority to interpret the provisions of the Plan and to decide any dispute that may arise regarding the rights of Participants thereunder and, in general, to direct the administration of the Plan. Any such determination shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons. The Committee shall have the authority to deviate from the literal terms of the Plan to the extent the Committee shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.
8.6    Fiduciary Duties. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:
8.6.3    For the exclusive purpose of providing benefits to the Participants and their Beneficiaries;
8.6.4    With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;
8.6.5    To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
8.6.6    In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA
8.7    Consultants. The Committee, Administrative Committee, and Benefits Group may, and to the extent necessary for the preparation of required reports shall, employ accountants, actuaries, attorneys and other consultants or advisors. The fees charged by such accountants, actuaries, attorneys and other consultants or advisors shall be paid from the Fund unless paid by the Employer.
8.8    Method of Handling Plan Funds. No Committee, Administrative Committee, or Benefits Group member shall, at any time, handle any assets of the Fund, except that all payments to the Fund shall be made by the officer of the Employer charged with that responsibility by such Employer. All payments from the Fund shall be made by the Trustee.
8.9    Delegation and Allocation of Responsibility. The Committee may delegate any Plan administrative responsibility to any employee of the Employer or any committee of such employees and may allocate any of its responsibilities to such committee, subject to the terms of the Committee’s authority as chartered by the Board of Directors. In the event of any such delegation or allocation the Committee shall establish procedures for the thorough and frequent review of the performance of such duties. Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.
8.10    Other Committee, Administrative Committee and Benefits Group Powers and Duties. The Committee, Administrative Committee and/or Benefits Group have the following powers and duties in accordance with their authority under the benefit plan governance structure approved by the Compensation Committee of the Board of Directors, as amended from time to time:
8.10.4    To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Accrued Benefit and the vested percentage of each Participant’s Accrued Benefit;
8.10.5    To adopt and enforce rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of the Plan and the Trust;
8.10.6    To interpret and construe all terms, provisions, conditions and limitations of the Plan and the rules and regulations it adopts (including the discretionary authority to interpret the Plan documents, without limitation and issues of fact) and to reconcile any inconsistency or supply any omitted detail that may appear in the Plan in such manner and to such extent as the Committee, Administrative Committee and/or Benefits Group shall deem necessary and proper to effectuate the Plan;
8.10.7    To direct the Trustee with respect to the crediting and distribution of the Trust;
8.10.8    To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;
8.10.9    To furnish the Employer with information which the Employer may require for tax or other purposes;
8.10.10    To enlist or engage the services of employees of the Employer and other agents to assist it with the performance of any of its duties, as the Committee Administrative Committee and/or Benefits Group determines advisable;
8.10.11    To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control, to remove any Investment Manager, and to appoint a successor if so desired;
8.10.12    To ensure compliance with the minimum funding standards;
8.10.13    To authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents, such authority being evidenced by an instrument signed by all members and filed with the Trustee;
8.10.14    To amend the Plan pursuant to Section 9.2 with the approval of the Board of Directors if the amendment relates to or otherwise impacts the compensation of Section 16 Officers, as defined in Rule 16a-1 issued under the Securities Exchange Act of 1934; and
8.10.15    As permitted by the Employee Plans Compliance Resolution System (“EPCRS”) issued by the Internal Revenue Service, as in effect from time to time, (1) to voluntarily correct any Plan qualification failure, including, but not limited to failures involving Plan operation, impermissible discrimination in favor of Highly Compensated Employees, the specific terms of the Plan document, or demographic failures; (2) implement any correction methodology permitted under EPCRS; and (3) negotiate the terms of a compliance statement or a closing agreement proposed by the Internal Revenue Service with respect to correction of a Plan qualification failure.
8.11    Records and Reports. The Benefits Group shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and regulations issued thereunder relating to records of a Participant’s Service, Accrued Benefit and the percentage of such Accrued Benefit that is vested under the Plan, notifications to Participants, registration with the Internal Revenue Service, and annual reports to the Department of Labor.
8.12    Application and Forms for Benefits. The Benefits Group may require a Participant or Beneficiary to complete and file with the Benefits Group an application for a benefit and all other forms approved by the Benefits Group, and to furnish all pertinent information requested by the Benefits Group. The Benefits Group may rely upon all such information so furnished it, including the Participant’s or Beneficiary’s current mailing address.
8.13    Authorization of Benefit Payments. The Benefits Group shall issue directions to the Trustee concerning all benefits that are to be paid from the Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.
8.14    Unclaimed Accrued Benefit - Procedure. The Plan does not require the Employer, the Trustee, the Committee, the Administrative Committee, or the Benefits Group to search for, or ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under the Plan, the Benefits Group, by certified or registered mail addressed to his last known address of record with the Benefits Group or the Employer, shall notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. If the Participant or Beneficiary fails to claim his distributive share or make his whereabouts known in writing to the Benefits Group within six (6) months from the date of mailing of the notice, the Plan shall treat the Participant's or Beneficiary’s unclaimed payable Accrued Benefit as forfeited. Where the benefit is distributable to the Participant, the forfeiture under this paragraph occurs as of the last day of the notice period of this Section, if the Participant’s vested Accrued Benefit does not exceed $5,000, or as of the first day the benefit is distributable without the Participant’s consent, if the present value of the Participant’s vested Accrued Benefit exceeds $5,000. Where the benefit is distributable to a Beneficiary, the forfeiture occurs as of the last day of the notice period of this Section except, if the Beneficiary is the Participant's Spouse and the vested Accrued Benefit payable to the Spouse exceeds $5,000, the forfeiture occurs as of the first day the benefit is distributable without the Spouse’s consent. The Employer shall use the amounts representing the forfeited Accrued Benefit to reduce its contribution for future Plan Years.
If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under this Section makes a claim, at any time, for his forfeited Accrued Benefit, the Benefits Group shall restore the Participant’s or Beneficiary’s forfeited Accrued Benefit. The Benefits Group shall direct the Trustee to distribute the Participant’s or Beneficiary’s restored Accrued Benefit in accordance with Article VI as if the Participant experiences a Severance from Employment in the Plan Year in which the Benefits Group restores the forfeited Accrued Benefit.
8.15    Individual Statement. As determined by the Benefits Group in its discretion, the Benefits Group shall furnish to the Participant (or Beneficiary of such deceased Participant) an individual statement reflecting the value of his Accrued Benefit. In addition, subject to the requirements of ERISA, the Benefits Group shall provide to any Participant or Beneficiary of a deceased Participant who so requests in writing, a statement indicating the total value of his Accrued Benefit and the vested portion of such Accrued Benefit, if any. The Benefits Group shall also furnish a written statement to any Participant who has a Severance from Employment during the Plan Year and is entitled to a deferred vested benefit under the Plan as of the end of the Plan Year, if no retirement benefits have been paid with respect to such Participant during the Plan Year. No Participant, except a member of the Committee, the Administrative Committee, Benefits Group and their designees, shall have the right to inspect the records reflecting the Accrued Benefit of any other Participant. Notwithstanding the above, effective January 1, 2008, at least one time every three Plan Years, the Benefits Group shall provide each Participant with a vested Accrued Benefit and who is employed by the Employer at the time the statement is to be furnished, a pension benefit statement that indicates, on the basis of the latest information available, the total benefits accrued and the vested benefits, if any, that have accrued or the earliest date on which benefits will become vested. The statement must be written in a manner calculated to be understood by the average Plan Participant and may be delivered in a manner and otherwise satisfy the requirements of ERISA Section 105(a). Further, for each Plan Year beginning on and after January 1, 2008, the Benefits Group shall prepare and distribute a Plan funding notice that satisfies the requirements of ERISA Section 101(f) and applicable regulations thereunder.
8.16    Parties to Litigation. Except as otherwise provided by ERISA, only the Employer, the Committee and the Trustee shall be necessary parties to any court proceeding involving the Plan, any fiduciary of the Plan, the Trustee or the Fund. No Participant, or Beneficiary, shall be entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding shall be conclusive upon the Employer, the Committee, the Administrative Committee, Benefits Group, the Trustee, Participants and Beneficiaries.
8.17    Use of Alternative Media. The Committee, Administrative Committee and Benefits Group may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code, ERISA and applicable regulations.
8.18    Personal Data to Benefits Group. Each Participant and each Beneficiary of a deceased Participant must furnish to the Benefits Group such evidence, data or information as the Benefits Group considers necessary or desirable for the purpose of administering the Plan and shall otherwise cooperate fully with the Benefits Group in the administration of the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Benefits Group, provided the Benefits Group shall advise each Participant of the effect of his failure to comply with its request. The Benefits Group in its sole discretion may defer benefit commencement until all of the information it requests is provided.
8.19    Address for Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Benefits Group from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Benefits Group, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.
8.20    Notice of Change in Terms. The Benefits Group, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.
8.21    Assignment or Alienation. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution, or other legal or equitable process, including the claims of any trustee in bankruptcy or other representative of the Participant or Beneficiary in such action.
8.22    Litigation Against the Plan. If any legal action filed against the Trustee, the Sponsor, the Employer, the Committee, the Administrative Committee, the Benefits Group, or any member or members of the Board of Directors, Committee, Administrative Committee or Benefits Group, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Sponsor, the Employer, the Committee, the Administrative Committee, the Benefits Group, or any member or members of the Board of Directors, Committee, Administrative Committee or Benefits Group all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.
8.23    Information Available. Any Participant in the Plan or any Beneficiary may, during reasonable business hours, examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, and any contract or any other instrument under which the Plan was established or is operated. The Benefits Group shall maintain all of the items listed in this Section in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA. Upon the written request of a Participant or Beneficiary, the Benefits Group shall furnish him with a copy of any item listed in this Section. The Benefits Group may make a reasonable charge to the requesting person for the copy so furnished.
8.24    Presenting Claims for Benefits. Any Participant, alternate payee or other person claiming under a deceased Participant, such as a surviving Spouse or Beneficiary, (“Claimant”) may submit written application to the Benefits Group for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Benefits Group may reasonably request. Promptly upon the receipt of any application required by this Section, the Benefits Group shall determine whether or not the Claimant is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the Claimant of its findings.
If a claim is wholly or partially denied, the Benefits Group shall so notify the Claimant within 90 days after receipt of the claim by the Benefits Group, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the end of the initial 90‑day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Benefits Group expects to render its final decision. Notice of the Benefits Group’s decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Claimant and shall contain the following:
8.24.3    The specific reason or reasons for the denial;
8.24.4    Specific reference to the pertinent Plan provisions on which the denial is based;
8.24.5    A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and
8.24.6    An explanation of the claims review procedure set forth in Section 8.25 hereof, including an explanation that any appeal the Claimant wishes to make of the adverse determination must be made in writing to the Administrative Committee within 60 days after receipt of the Benefit Group’s notice of denial of benefits;
8.24.7    An explanation that the Claimant’s failure to appeal the action to the Administrative Committee in writing within the 60-day period will render the Benefits Group’s determination final, binding and conclusive; and
8.24.8    An explanation that, if an adverse benefit determination is made on appeal, the Claimant has a right to bring a civil action under Section 502(a) of ERISA.
The Benefits Group’s notice of denial of benefits shall also identify the address to which the Claimant may forward his appeal.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 8.25.
8.25    Claims Review Procedure. If an application filed under Section 8.24 above shall result in a denial by the Benefits Group of the benefit applied for, either in whole or in part, such Claimant shall have the right, to be exercised by written application filed with the Administrative Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 8.24, to request the review of his application and of his entitlement to the benefit applied for. Such request for review may contain such additional information and comments as the Claimant may wish to present. Within 60 days after receipt of any such request for review, the Administrative Committee shall reconsider the application for the benefit in light of such additional information and comments as the Claimant may have presented, and if the Claimant shall have so requested, the Administrative Committee, in its sole and absolute discretion, shall determine whether to grant the request for a hearing. If a hearing is held, the Claimant and/or his duly authorized representative, shall be entitled to present to the Administrative Committee all facts, evidence, witnesses and/or legal arguments which the Claimant feels are necessary for a full and fair review of his claim. The Administrative Committee may have counsel present at said hearing and shall be entitled to call such individuals as witnesses, including the Claimant, as it feels are necessary to fully present all of the facts of the matter. The terms and conditions pursuant to which any such hearing may be conducted, and any evidentiary matters, shall be determined by the Administrative Committee in its sole discretion.
The Administrative Committee shall also permit the Claimant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the Claimant’s entitlement to such benefit.
The Administrative Committee shall make a final determination with respect to the Claimant’s application for review as soon as practicable, and in any event not later than 60 days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such 60-day period may be extended to the extent necessary, but in no event beyond the expiration of 120 days after receipt by the Administrative Committee of such request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. Notice of such final determination of the Administrative Committee shall be furnished to the Claimant in writing, in a manner calculated to be understood by him, and shall set forth:
8.25.4     The specific reason or reasons for the decision;
8.25.5    Specific reference to pertinent Plan provisions on which the decision is based;
8.25.6    A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits, and
8.25.7    A statement of the Claimant’s right to bring action under ERISA, if applicable.
If such final determination is favorable to the Claimant, it shall be binding and conclusive. If such final determination is adverse to such Claimant, it shall be binding and conclusive unless the Claimant notifies the Administrative Committee within 90 days after the mailing or delivery to him by the Administrative Committee of its determination that he intends to institute legal proceedings challenging the determination of the Administrative Committee, and actually institutes such legal proceeding within 180 days after such mailing or delivery.
If the Administrative Committee’s decision on review is not furnished within the time period set forth above, the claim shall be deemed wholly denied on review on the latest date the Claimant should have received notice of an adverse benefits determination.
8.26    Disputed Benefits. If any dispute shall arise between a Participant, or other person claiming under a Participant, and the Administrative Committee after the review of a claim for benefits, or in the event any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant, or other person claiming under the Participant, until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.
8.27    Claims Involving Benefits Related to Disability. Notwithstanding any provision of this Article VIII to the contrary, the Benefits Group and Administrative Committee shall comply with and follow the applicable Department of Labor Regulations for claims involving a determination of Total and Permanent Disability or benefits related to Total and Permanent Disability, including, but not limited to:
8.27.1    The Benefits Group shall advise a Claimant of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. If the Benefits Group determines that due to matters beyond the control of the Plan, such decision cannot be reached within 45 days, an additional 30 days may be provided and the Benefits Group shall notify the Claimant of the extension prior to the end of the original 45-day period. The 30-day extension may be extended for a second 30-day period, if before the end of the original extension, the Benefits Group determines that due to circumstances beyond the control of the Plan, a decision cannot be rendered within the extension period.
8.27.2    Claimants shall be provided at least 180 days following receipt of a benefit denial in which to appeal such adverse determination.
8.27.3    The Administrative Committee shall review the Claimant's appeal and notify the Claimant of its determination within a reasonable period of time, but not later than 45 days after receipt of the Claimant’s request for review. Should the Administrative Committee determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, the Administrative Committee shall notify the Claimant of the extension before the end of the initial 45 day period. Such an extension, if required, shall not exceed 45 days.
8.27.4    If the Administrative Committee’s final determination is favorable to the Claimant, it shall be binding and conclusive. If such final determination is adverse to such Claimant, it shall be binding and conclusive unless the Claimant notifies the Administrative Committee within 90 days after the mailing or delivery to him by the Administrative Committee of its determination that he intends to institute legal proceedings challenging the determination of the Administrative Committee, and actually institutes such legal proceeding within 180 days after such mailing or delivery.
8.28    Statute of Limitations for Civil Actions. For purposes of filing any civil action against the Plan upon the exhaustion of all other available administrative remedies, including under Section 502(a) of ERISA, legal action may be brought no later than one year from the date of completion of the Plan’s claims appeal process, or if earlier, one year from the date the Claimant became entitled thereto or, if later, knew or should have known that such claim existed.

ARTICLE IX

EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION AND MERGER
9.1    Exclusive Benefit. Except as otherwise provided in the Plan, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.
9.2    Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board of Directors. The Plan may also be amended at any time and from time to time by the Committee (with the approval of the Board of Directors if the amendment relates to or otherwise impacts the compensation of Section 16 Officers, as defined in Rule 16a-1 issued under the Securities Exchange Act of 1934). The Administrative Committee also has the authority to amend the Plan to the extent such amendments are (i) required by law or (ii) do not result in a material increase in the Employer’s contributions to or the cost of maintaining the Plan, including without limitation merging Employer sponsored retirement plans and adding covered locations to the Plan. No amendment shall divest any vested interest of any Participant, surviving Spouse, or other Beneficiary, and no amendment shall be effective unless the Plan shall continue to be for the exclusive benefit of the Participants, surviving Spouses, and other Beneficiaries. In addition, no amendment shall decrease any Participant’s Accrued Benefit, eliminate or reduce any benefit subsidy or early retirement benefit, or eliminate any optional form of benefit except in accordance with Section 411(d)(6) and Section 412(c)(8) of the Code.
In addition to the above, if the Employer makes an alternative deficit reduction contribution pursuant to Code Section 412(l)(12) and ERISA Section 302(d)(12), any amendment to the Plan will satisfy the requirements of Code Section 412(l)(12)(B) and ERISA Section 302(d)(12).
All amendments to the Plan shall be in writing. No oral representation shall act to amend the Plan in any manner or at any time.
9.3    Amendment to Vesting Provisions. The Board of Directors has the right to amend the vesting provisions of the Plan at any time. In addition, the Committee (or the Administrative Committee pursuant to a delegation by the Committee) has the right to amend the vesting provisions of the Plan at any time unless the amendment relates to or otherwise impacts the compensation of Section 16 Officers, as defined in Rule 16a-1 issued under the Securities Exchange Act of 1934. However, the Administrative Committee and Benefits Group shall not apply any such amended vesting schedule to reduce the vested percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the vested percentage computed under the Plan without regard to the amendment. An amended vesting schedule shall apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.
If the Employer makes a permissible amendment to the vesting provisions of the Plan, each Salaried Participant having at least three (3) Plan Years of service with the Employer, and each Hourly Participant, Arrow Salaried Participant, Arrow Hourly Participant, and Arrow Berks Participants with at least three Years of Vesting Service, may elect to have the percentage of his vested Accrued Benefit computed under the Plan without regard to the amendment. For Participants who do not have at least one Hour of Service on any Plan Year beginning after December 31, 1988, the election described in the preceding sentence applies only to Participants having at least five (5) Plan Years of service with the Employer. The Participant must file his election with the Benefits Group within 60 days of the latest of (a) the adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant's receipt of a copy of the amendment. The Benefits Group, as soon as practicable, shall forward to each affected Participant a true copy of any amendment to the vesting provisions, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting provisions provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting provisions. The election described in this Section does not apply to a Participant if the amended vesting provisions provide for vesting at least as rapid at all times as the vesting provisions in effect prior to the amendment. For purposes of this Section, an amendment to the vesting provisions of the Plan includes any Plan amendment which directly or indirectly affects the computation of the vested percentage of an Employee's rights to his Employer derived Accrued Benefit.
9.4    Merger/Direct Transfers and Elective Transfers. The Administrative Committee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or agreements for the direct transfer of assets with the trustee of other retirement plans described in Code Section 401(a), and to accept the direct transfer of plan assets, or to transfer Plan assets as a party to any such agreement, upon the consent or direction of the Administrative Committee.
If permitted by the Administrative Committee in its discretion, the Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee becomes a Participant in the Plan. If the Trustee accepts such a direct transfer of plan assets, the Benefits Group and Trustee shall treat the Employee as a Participant for all purposes of the Plan, except the Employee shall not accrue benefits until he actually becomes a Participant in the Plan.
Unless a transfer of assets to this Plan is an Elective Transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to the transferred assets, in the manner described in Section 9.2. A transfer is an “Elective Transfer” if: (a) the transfer satisfies the first paragraph of this Section; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the Elective Transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (h) the Participant has a 100% vested interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury Regulations. If this Plan accepts an Elective Transfer from a defined contribution plan, the Plan guarantees a benefit derived from that Elective Transfer equal to the value of the transferred amount, expressed as an annual benefit payable at Normal Retirement Age in the normal form of benefit. The Trustee shall distribute this guaranteed benefit attributable to the Elective Transfer at the same time and in the same manner as it distributes the Participant's Accrued Benefit, and the Administrative Committee shall treat the guaranteed benefit as part of the Participant's Accrued Benefit for purposes of valuing the Participant's Accrued Benefit under any consent or election requirements provided in the Plan. An Elective Transfer may occur between qualified plans of any type.
The Trustee shall hold, administer and distribute any transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate “Transfer Account” for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.
Furthermore, a merger or direct transfer described in this Section of the Plan is not a termination for purposes of the special distribution provisions described in this Section.
9.5    Termination of the Plan. The Sponsor, through action of its Board of Directors, shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust. The Plan shall terminate upon the first to occur of the following:
9.5.7    The date terminated by action of the Sponsor.
9.5.8    The date the Sponsor shall be judicially declared bankrupt or insolvent.
9.5.9    The dissolution, merger, consolidation or reorganization of the Sponsor, or the sale by the Sponsor of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser must substitute itself as the Sponsor under this Plan.
The Plan may also be terminated by the Committee (with the approval of the Board of Directors if the amendment relates to or otherwise impacts the compensation of Section 16 Officers, as defined in Rule 16a-1 issued under the Securities Exchange Act of 1934).
In addition to the above, while each Participating Employer intends to continue the Plan indefinitely, each reserves the right to terminate or partially terminate the Plan at any time as to its Employees and former Employees. If the Plan is terminated or partially terminated by a Participating Employer, assets shall be allocated to the Accrued Benefits of affected Participants in the manner prescribed in Section 9.8. No Employees of the Participating Employer shall thereafter be admitted to the Plan as new Participants, and no Participating Employer shall make further contributions to the Fund, except as may be required by law.
9.6    Full Vesting on Termination. Notwithstanding any other provision of the Plan to the contrary, upon either full or partial termination of the Plan, an affected Participant’s right to his Accrued Benefit shall be 100% vested.
9.7    Partial Termination. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall allocate and segregate for the benefit of the Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Fund. Such proportionate interest shall be determined by the actuary. The actuary shall make this determination on the basis of the contributions made by the Employer, the provisions of this Article and such other considerations as the actuary deems appropriate. The fiduciaries shall have no responsibility with respect to the determination of any such proportionate interest.
The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 9.8.
9.8    Allocation of Assets Upon Termination of Trust Fund. If any Participating Employer terminates the Plan with respect to some or all Participants employed by it, the Benefits Group shall first determine the date of distribution, if any, and the value of Plan assets allocable to such Participants. Subject to provision for expense of administration of liquidation, the Benefits Group, with the advice of the Plan’s enrolled actuary, shall determine amounts allocable with respect to each affected Participant, surviving Spouse, and other Beneficiary. Such allocation shall be made among the affected Participants, surviving Spouses, and other Beneficiaries in the following order:
9.8.12    To that portion of a Participant’s benefit, if any, derived from his Accumulated Contributions;
9.8.13    In the case of benefits payable as an annuity:
9.8.13.1    If the benefit of a Participant, surviving Spouse, or other Beneficiary was in pay status as of the beginning of the three year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five year period ending on such date) under which the benefit would be the least; or
9.8.13.2    If a benefit (other than a benefit described in Section 9.8.2.1) would have been in pay status as of the beginning of such three year period and if the benefits had begun (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five year period ending on such date) under which such benefit would be the least.
For purposes of Section 9.8.2.1, the lowest benefit in pay status during a three year period shall be considered the benefit in pay status for such period.
9.8.14    Any remaining assets shall be allocated:
9.8.14.1    To all other benefits (if any) of individuals under the Plan guaranteed under Section 4022 of ERISA (without regard to Section 4022(b)(5) of ERISA);
9.8.14.2    To the additional benefits (if any) which would be determined under Section 9.8.3.1 if Section 4022(b)(6) of ERISA did not apply;
9.8.14.3    To all other nonforfeitable benefits under the Plan;
9.8.14.4    To all Accrued Benefits under the Plan; and
9.8.14.5    To the Employer, if all liabilities of the Plan to Participants, their surviving Spouses, and their other Beneficiaries, including liabilities under Section 4044(d)(3) of ERISA, have been satisfied and such distribution is not prohibited by any provision of law.
If the Fund is insufficient to provide in full for any of the classes set forth above, the assets remaining shall be applied proportionately among Participants, surviving Spouses, and other Beneficiaries of that class and nothing shall be applied to any subsequent class.
The above priorities and allocation of assets shall be determined in accordance with Section 4044 of ERISA.
9.9    Manner of Distribution. Subject to the foregoing provisions of this Article IX, any distribution after termination of the Plan may be made, in whole or in part, to the extent that no discrimination in value results, in cash, in securities or other assets in kind (based on their fair market value as of the date of distribution), or in nontransferable annuity contracts providing for pensions commencing at Normal Retirement Date, as the Benefits Group in its discretion shall determine.
9.10    Overfunding. If there are assets remaining after satisfying all liabilities to Participants and Beneficiaries upon termination of the Plan, the Trustee shall return the amount by which the Employer has overfunded the Plan to the Employer. The Employer shall instruct the Trustee regarding the amount of overfunding to be so returned.
9.11    Amendments Increasing Liability for Benefits. The provisions set forth in this Section 9.11 are effective as of January 1, 2008, and shall be interpreted and administered in accordance with Code Section 436 and Treasury Regulations Section 1.436-1. However, notwithstanding any provision in this Section 9.11, there are no additional benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008 and no additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.
9.11.6    No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during a Plan Year if the AFTAP (as defined in Section 3.12.5.1 of the Plan) for the Plan Year is:
9.11.6.1    Less than 80%; or
9.11.6.2    80% or more but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP.
9.11.7    The limitation on Plan amendments ceases to apply with respect to an amendment if the participating Employer makes a contribution (in addition to any minimum required contribution under Code Section 430) equal to:
9.11.7.4    With respect to Section 9.11.1.1, above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year if the liabilities attributable to the amendment were included in determining the funding target; and
9.11.7.5    With respect to Section 9.11.1.2, above, the amount sufficient to result in an AFTAP of 80% if the contribution (and any prior contribution made pursuant to Code Section 436 for the Plan Year) is included as part of the Plan assets and the funding target takes into account the adjustments described in Treasury Regulations Sections 1.436-1(g)(2)(iii)(A), (g)(3)(ii)(A), or (g)(5)(i)(B), whichever applies.
An amendment which is permitted to take effect because the participating Employer makes the applicable contribution set forth above will be effective as of the first day of the Plan Year or, if later, the effective date of the amendment.
9.11.8    The limitation on amendments set forth in Section 9.11.1 shall not apply to an amendment:
9.11.8.1    If the contribution required under Section 9.11.2 is zero because the amendment increases benefits solely for future periods;
9.11.8.2    That provides for an increase in benefits under a formula that is not based on a Participant’s Compensation, but only if the rate of increase in benefits does not exceed the contemporaneous rate of increase in average wages of Participants covered by the amendment. The rate of increase in average wages will be determined in accordance Treasury Regulations Section 1.436-1(c)(4)(i);
9.11.8.3    That provides for (or a pre-existing Plan provision results in) a mandatory increase in the vesting of benefits under the Code or ERISA, to the extent the increase in vesting is necessary to enable the Plan to continue to satisfy the requirements to be a qualified plan under the Code; or
9.11.8.4    In accordance with guidance issued by the Commissioner of Internal Revenue.
9.11.9    If a Plan amendment does not take effect as of the effective date of the amendment because of the limitations in this Section 9.11, but is permitted to take effect later in the same Plan Year as a result of a participating Employer’s contribution under Section 9.11.2 or pursuant to the actuary’s certification of the AFTAP for the Plan Year that satisfies the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(C), the amendment will automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the amendment cannot take effect during the Plan Year, it must be treated as if it was never adopted, unless the amendment provides otherwise.
9.11.10    If benefit accruals under the Plan are required to cease pursuant to Section 3.12, the Plan will not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits even if such amendment would otherwise be permissible under Sections 9.11.2 or 9.11.3.1.
9.11.11    During any period in which none of the presumptions under Section 3.15 of the Plan apply to the Plan and the Plan’s actuary has not yet issued a certification of the Plan’s AFTAP for the Plan Year, if applicable, the limitations in Section 9.11.1 shall be based on the inclusive presumed AFTAP for the Plan, calculated in accordance with the rules of Treasury Regulations Section 1.436-1(g)(2)(iii).

ARTICLE X

WITHDRAWAL OF PARTICIPATING EMPLOYER
10.1    Withdrawal. Each Participating Employer may elect, with the consent of the Committee, to cause a withdrawal from the Plan of that share of Plan assets allocable to the benefits of Participants employed by it, their surviving Spouses, and other Beneficiaries. After the effective date of such a withdrawal, the provisions of the Plan shall continue to be effective (with such amendments as may thereafter be made from time to time by the withdrawing Employer) as a separate plan for the exclusive benefit of the Participants employed by the withdrawing Participating Employer, their surviving Spouses, and other Beneficiaries, as to which the withdrawing Participating Employer shall succeed to all the rights, powers and duties of the Sponsor under the Plan. In such case, the board of directors of the withdrawing Participating Employer shall succeed to all the rights, powers, and duties of the Board of Directors under the Plan, and the board of directors of the withdrawing Participating Employer shall appoint a committee to administer the separate plan after the effective date of the withdrawal.
10.2    Notice of Withdrawal. Whenever any Participating Employer shall elect to cause a withdrawal from the Plan with respect to its Employees, it shall, by action of its board of directors, file notice in writing with the Committee and the Trustee of its election, and, upon the consent of the Committee to such withdrawal, shall direct the Trustee or a successor trustee named by such withdrawing Participating Employer to hold as a separate trust the amount of assets that the Plan actuary shall certify to the Committee and the Trustee, or successor, to be allocable to the benefits of Participants employed by the withdrawing Participating Employer, their surviving Spouses, and other Beneficiaries. Such separate plan and trust initially shall have the same provisions as the Plan and the trust agreement for the Trust under the Plan, except as otherwise provided in Section 10.1.
10.3    Withdrawal at Request of Board of Directors. In the event that the Board of Directors shall determine that a Participating Employer shall no longer participate in the Plan, such Participating Employer shall withdraw from the Plan in the manner provided in Section 10.1 and Section 10.2 within six months after notice of such determination is given.
10.4    Continuation of Plan. Neither the withdrawal from the Plan nor the termination thereof by a Participating Employer pursuant to the provisions of Article IX and Article X shall affect in any manner the continuance of the Plan with respect to any other Employer, and all the terms and conditions of the Plan shall continue to be applicable to such Employer and its Employees as if such withdrawal or termination had not taken place.

ARTICLE XI

LIMITATIONS ON BENEFITS
11.1    Limitation on Annual Benefits.
11.1.10    Definitions. For purposes of this Section 11.1, the following definitions and rules of interpretation shall apply:
11.1.10.8    Annual Benefit. The Participant’s retirement benefit attributable to Employer contributions (including any portion of such benefit payable to an alternate payee under a qualified domestic relations order satisfying the requirements of Code Section 414(p)), payable annually in the form of a straight life annuity (with no ancillary benefits) under a Defined Benefit Plan subject to Code Section 415(b). The Annual Benefit excludes any benefits attributable to Employee contributions, rollover contributions, or assets transferred from a qualified plan that was not maintained by the Employer. However, effective for Limitation Years beginning on or after July 1, 2007, the determination of the Annual Benefit shall take into account social security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant to Treasury Regulations Section 1.411(d)-4, Q&A-3.
Except as provided below, for Limitation Years beginning before July 1, 2007, the Annual Benefit payable in a form other than a straight life annuity must be adjusted to an actuarial equivalent straight life annuity before applying the limitations of this Section 11.1. For Limitation Years beginning on or after July 1, 2007, except as provided below, if the Participant’s Annual Benefit is payable in a form other than a straight life annuity, the Annual Benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Section 11.1. In addition, for Limitation Years beginning on or after July 1, 2007, for a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the Annual Benefit shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this Section 11.1 as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Date(s). For this purpose, the determination of whether a new Annuity Starting Date has occurred shall be made without regard to Treasury Regulations Section 1.401(a)-20, Q&A-10(d) and with regard to Treasury Regulations Sections1.415(b)-1(b)(1)(iii)(B) and (C).
No actuarial adjustment to the Annual Benefit is required for: (i) survivor benefits payable to a surviving Spouse under a Qualified Joint and Survivor Annuity to the extent such benefits would not be payable if the Participant’s Annual Benefit were paid in another form; (ii) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and post-retirement medical benefits); or (iii) effective for Limitation Years beginning on and after July 1, 2007, the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this Section 11.1, and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Section 11.1 applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.
The Benefits Group shall determine actuarial equivalence under this Section 11.1.1.1 in accordance with the following:
11.1.10.8.5    Distributions Beginning After December 31, 2001 and Before January 1, 2004. The actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater amount: (a) (i) with respect to Salaried Participants, the Plan’s interest rate and mortality table specified in Section 1.3 for adjusting benefits in the same form; (ii) with respect to Hourly Participants, the Plan interest rate and mortality table specified in Appendix E or a Schedule thereto for adjusting benefits in the same form; and (iii) with respect to Arrow Salaried Participants, the Plan’s interest rate and mortality table specified in Appendix F for adjusting benefits in the same form; (iv) with respect to Arrow Hourly Participants, the Plan’s interest rate and mortality table specified in Appendix G for adjusting benefits in the same form; and (v) with respect to Arrow Berks Participants, the Plan’s interest rate and mortality table specified in Appendix H for adjusting benefits in the same form; and (b) a 5% interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date. Notwithstanding the foregoing, to determine actuarial equivalence under this Section 11.1.1.1 for a benefit that is in a form other than a straight life annuity and that is subject to Code Section 417(e)(3), the Applicable Interest Rate shall be substituted for “a 5% interest rate assumption” in the preceding sentence.
11.1.10.8.6    Distributions Beginning in Years After December 31, 2003.
11.1.10.8.6.1    Benefit Forms Not Subject to Code Section 417(e)(3). The straight life annuity that is the actuarial equivalent to the Participant’s form of benefit shall be determined under this Section 11.1.1.1.2.1 if the form of the Participant’s benefit is a non-decreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving Spouse), or an annuity that decreases during the life of the Participant merely because of the death of the survivor annuitant (but only if the reduction is not below fifty percent (50%) of the benefit payable before the death of the survivor annuitant) or the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code Section 401(a)(11)).
11.1.1.1.2.1.1    For Limitation Years beginning before July 1, 2007, the actuarial equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater amount: (I) (i) with respect to Salaried Participants, the Plan’s interest rate and mortality table specified in Section 1.3 for adjusting benefits in the same form; (ii) with respect to Hourly Participants, the Plan interest rate and mortality table specified in Appendix E or a Schedule thereto for adjusting benefits in the same form; and (iii) with respect to Arrow Salaried Participants, the Plan’s interest rate and mortality table specified in Appendix F for adjusting benefits in the same form; (iv) with respect to Arrow Hourly Participants, the Plan’s interest rate and mortality table specified in Appendix G for adjusting benefits in the same form; and (v) with respect to Arrow Berks Participants, the Plan’s interest rate and mortality table specified in Appendix H for adjusting benefits in the same form; and (II) a 5% interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date.
11.1.1.1.2.1.2    For Limitation Years beginning on or after July 1, 2007, the actuarially equivalent straight life annuity is equal to the greater of: (I) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same Annuity Starting Date as the Participant’s form of benefit; and (II) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit computed using a 5% interest rate assumption and the Applicable Mortality Table in effect prior to January 1, 2008 for the Annuity Starting Date.
11.1.10.8.6.2    Benefit Forms Subject to Code Section 417(e)(3). The straight life annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this Section 11.1.1.1.2.2 if the form of the Participant’s benefit is other than a benefit form described in Section 11.1.1.1.2.1.
11.1.1.1.2.2.1    Annuity Starting Dates in Plan Years beginning on or after January 1, 2004 and before January 1, 2006. The actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount: (I) (i) with respect to Salaried Participants, the Plan’s interest rate and mortality table specified in Section 1.3 for adjusting benefits in the same form; (ii) with respect to Hourly Participants, the Plan interest rate and mortality table specified in Appendix E or a Schedule thereto for adjusting benefits in the same form; and (iii) with respect to Arrow Salaried Participants, the Plan’s interest rate and mortality table specified in Appendix F for adjusting benefits in the same form; (iv) with respect to Arrow Hourly Participants, the Plan’s interest rate and mortality table specified in Appendix G for adjusting benefits in the same form; and (v) with respect to Arrow Berks Participants, the Plan’s interest rate and mortality table specified in Appendix H for adjusting benefits in the same form; and (II) a 5.5% interest rate assumption and the Applicable Mortality Table.
Notwithstanding the foregoing, if the Annuity Starting Date is on or after January 1, 2004 and before December 31, 2004, the application of this Section 11.1.1.1.2.2.1 shall not cause the amount payable under the Participant’s form of benefit to be less than the benefit calculated under the Plan, taking into account the limitations of this Section 11.1, except that the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greatest annual amount: (A) (i) with respect to Salaried Participants, the Plan’s interest rate and mortality table specified in Section 1.3; (ii) with respect to Hourly Participants, the Plan interest rate and mortality table specified in Appendix E or a Schedule thereto; and (iii) with respect to Arrow Salaried Participants, the Plan’s interest rate and mortality table specified in Appendix F; (iv) with respect to Arrow Hourly Participants, the Plan’s interest rate and mortality table specified in Appendix G; and (v) with respect to Arrow Berks Participants, the Plan’s interest rate and mortality table specified in Appendix H; (B) the Applicable Interest Rate and the Applicable Mortality Table; and (C) the Applicable Interest Rate (as in effect on the last day of the last Plan Year beginning before January 1, 2004, under provisions of the Plan then adopted and in effect) and the Applicable Mortality Table.
11.1.1.1.2.2.2    Annuity Starting Dates in Plan Years beginning after December 31, 2005. The actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using: (I) (i) with respect to Salaried Participants, the Plan’s interest rate and mortality table specified in Section 1.3 for adjusting benefits in the same form; (ii) with respect to Hourly Participants, the Plan interest rate and mortality table specified in Appendix E or a Schedule thereto for adjusting benefits in the same form; and (iii) with respect to Arrow Salaried Participants, the Plan’s interest rate and mortality table specified in Appendix F for adjusting benefits in the same form; (iv) with respect to Arrow Hourly Participants, the Plan’s interest rate and mortality table specified in Appendix G for adjusting benefits in the same form; and (v) with respect to Arrow Berks Participants, the Plan’s interest rate and mortality table specified in Appendix H for adjusting benefits in the same form; (II) the interest rate assumption specified in Code Section 415(b)(2)(E)(ii)(I) (currently 5.5.%) and the Applicable Mortality Table in effect prior to January 1, 2008; or (III) the Applicable Mortality Table in effect prior to January 1, 2008 and the Applicable Interest Rate, divided by 1.05, whichever produces the greatest benefit.
11.1.10.9    Compensation.
11.1.10.9.1    Salaried Participants. Except as otherwise provided in an Appendix hereto, Compensation with respect to the Limitation Year means the Participant’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses.) A Compensation payment includes Compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code Sections 3121(s) and 3306(p). However, Compensation does not include:
11.1.10.9.1.1    Employer contributions (other than amounts excludible from the Employee’s gross income under Code Section 402(e)(3) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 403(b) (relating to a tax-sheltered annuity), Code Section 408(p) (relating to a Simple Retirement Account), Code Section 125 (relating to a cafeteria plan), Code Section 132(f)(4) (relating to qualified transportation fringe benefits, effective for Limitation Years beginning after December 31, 2000), or Code Section 457(b) (collectively “Elective Contributions”)) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), other than amounts received during the year by a Participant pursuant to a nonqualified unfunded deferred compensation plan, which shall be included in Compensation, but only to the extent includible in gross income;
11.1.10.9.1.2    Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
11.1.10.9.1.3    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;
11.1.10.9.1.4    Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 403(b)), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than Elective Contributions; and
11.1.10.9.1.5    Other items of remuneration that are similar to any of the items listed in 11.1.1.2.1.1 through 11.1.1.2.1.4, above.
For Plan Years and Limitation Years beginning on and after January 1, 2002, amounts referenced under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. For any self-employed individual Compensation shall mean earned income, as defined in Code Section 401(c)(2).
For Limitation Years beginning on and after January 1, 2008, Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half (2½) months (or such other period as extended by subsequent Treasury Regulations or other published guidance) after Severance from Employment with the Employer; or (ii) the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Participating Employer. “Post-Severance Compensation” means payments that would have been included in the definition of Compensation if they were paid prior to the Employee’s Severance from Employment and the payments are: (a) regular Compensation for Services during the Participant’s regular working hours, Compensation for Services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, if the payments would have been paid to the Employee if the Employee had continued in employment with the Employer; (b) for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued; or (c) received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent the payment is includible in the Employee’s gross income. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Severance from Employment, except for payments (1) to an individual who does not currently perform services for the Employer by reason of Qualified Military Service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer; or (2) to any Participant who is permanently and totally disabled for a fixed or determinable period, as determined by the Benefits Group. For purposes of this Section 11.1.1.2, “permanently and totally disabled” means that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
Effective January 1, 2009, if Salaried Participants’ Compensation under the Plan was not frozen effective for Plan Years beginning after 2008, Compensation would also include any differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer, as required by Code Section 414(u)(12), as amended by the HEART Act.
Back pay, within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8), shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents an amount that would otherwise be Compensation.
11.1.10.9.2    Hourly Participants. Compensation shall mean Limitation Compensation, as defined in Appendix E.
11.1.10.9.3    Arrow Salaried Participants. Compensation shall mean Limitation Compensation, as defined in Appendix F.
11.1.10.9.4    Arrow Hourly Participants. Compensation shall mean Limitation Compensation, as defined in Appendix G.
11.1.10.9.5    Arrow Berks Participants. Compensation with respect to a Limitation Year means wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source), plus Elective Contributions. For purposes of this Section 11.1.1.2.5, “Elective Contributions” are amounts that would be included in an Employee’s wages but for an election under Code Sections 402(e)(3), 402(h)(1)(B), 402(k), 125 (a), 132(f)(4) (relating to qualified transportation fringe benefits, effective for Limitation Years beginning after December 31, 2000), or Code Section 457(b). However, any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed are disregarded for purposes of determining an Employee’s Compensation. For Plan Years and Limitation Years beginning on and after September 1, 2002, amounts referenced under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Code Section 125 only if an Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. For any self-employed individual Compensation shall mean earned income, as defined in Code Section 401(c)(2). For Limitation Years beginning on and after September 1, 2007, Compensation shall not be greater than the limit under Code Section 401(a)(17) that applies to that year.
For Limitation Years beginning on and after August 1, 2007, Compensation shall include Post-Severance Compensation paid by the later of: (A) two and one-half (2½) months (or such other period as extended by subsequent regulations or other published guidance) after Severance from Employment with the Employer; or (B) the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Employer. “Post-Severance Compensation” means payments that would have been included in the definition of Compensation if they were paid prior to the Employee’s Severance from Employment and the payments are: (i) regular Compensation for services during the Participant’s regular working hours, Compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, if the payments would have been paid to the Employee if the Employee had continued in employment with the Employer; (ii) for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued; or (iii) received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent the payment is includible in the Employee’s gross income. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Severance from Employment, except for payments (I) to an individual who does not currently perform services for an Employer by reason of Qualified Military Service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer; or (II) to any Employee who is permanently and totally disabled for a fixed or determinable period, as determined by the Committee. For purposes of this Section 5.9(a)(5), “permanently and totally disabled” means that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
Back pay, within the meaning of treasury regulations section 1.415(c)-2(g)(8), shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents an amount that would otherwise be Compensation.
11.1.10.10    Defined Benefit Plan. A retirement plan that does not provide for individual accounts for Employer contributions. The Benefits Group shall treat all Defined Benefit Plans (whether or not terminated) maintained by the Employer as a single plan.
11.1.10.11    Defined Contribution Plan. A retirement plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains, and losses, and any forfeitures of accounts of other participants that the plan may allocate to such participant’s account. Solely for purposes of this Section 11.1 (except for the $10,000 minimum benefit limitation of Section 11.1.2.4), the Benefits Group shall treat Employee contributions made to any Defined Benefit Plan maintained by a Participating Employer as a separate Defined Contribution Plan. The Benefits Group shall also treat as a Defined Contribution Plan an individual medical account (as defined in Code Section 415(1)(2)) included as part of a Defined Benefit Plan maintained by a Participating Employer and a welfare benefit fund under Code Section 419(e) maintained by an Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)). The Benefits Group shall treat all Defined Contribution Plans (whether or not terminated) maintained by an Employer as a single plan.
11.1.10.12    Employer. The Employer that adopts this Plan and any Related Employers. Solely for purposes of applying the limitations of this Section 11.1, the Benefits Group shall determine Related Employers by modifying Code Sections 414(b) and (c) in accordance with Code Section 415(h).
11.1.10.13    High Three-Year Average Compensation. The average of the Participant’s Compensation for the three (3) consecutive Years of Service (or, if the Participant has less than three (3) consecutive Years of Service, the Participant’s longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produces the highest average. Effective for Limitation Years beginning on or after July 1, 2007, in the case of a Participant who is rehired by the Employer after a Severance from Employment, the Participant’s High Three-Year Average Compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. In addition, effective for Limitation Years beginning on or after July 1, 2007, a Participant’s Compensation for a Year of Service shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such Year of Service begins
11.1.10.14    Limitation Year. The Plan Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
11.1.10.15    Predecessor Employer. If the Plan, as maintained by the Employer, provides a benefit which a Participant accrued while performing services for a former employer, the former employer is a Predecessor Employer with respect to the Participant. A former entity that antedates the Employer is also a Predecessor Employer with respect to a Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.
11.1.10.16    Projected Annual Benefit. The annual benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) to which a Participant would be entitled under a Defined Benefit Plan on the assumptions that he continues employment until the normal retirement age (or current age, if that is later) thereunder, that his Compensation continues at the same rate as in effect for the Limitation Year under consideration until such age, and that all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years.
11.1.10.17    Year of Service.
11.1.10.17.1    Salaried Participants. A 12 consecutive month period measured from the date an Employee is first credited with an Hour of Service or any anniversary thereof (or his reemployment commencement date or any anniversary thereof), but only if the Plan is in existence for such Year of Service and the Participant is a Participant in the Plan at least one day during that Year of Service.
11.1.10.17.2     Hourly Participants. A Year of Vesting Service, as determined under Section 3.2 of Appendix E, but only if the Plan is in existence for such Year of Vesting Service and the Participant is a Participant in the Plan at least one day during that Year of Vesting Service.
11.1.10.17.3    Arrow Salaried Participants. A Year of Benefit Service, as determined under Section 1.38 of Appendix F, but only if the Plan is in existence for such Year of Benefit Service and the Participant is a Participant in the Plan at least one day during that Year of Benefit Service.
11.1.10.17.4    Arrow Hourly Participants. A Year of Benefit Service, as determined under Section 1.38 of Appendix G, but only if the Plan is in existence for such Year of Benefit Service and the Participant is a Participant in the Plan at least one day during that Year of Benefit Service.
11.1.10.17.5    Arrow Berks Participants. A Year of Benefit Service, as determined under Section 1.33 of Appendix H, but only if the Plan is in existence for such Year of Benefit Service and the Participant is a Participant in the Plan at least one day during that Year of Benefit Service.
If the Participant receives credit for only a partial Year of Service, he will receive credit for only a partial Year of Service for purposes of the limitations of this Section 11.1. For any other Defined Benefit Plan taken into account, a Year of Service is each accrual computation period for which the Participant receives credit for at least the number of Hours of Service (or period of service, if the Defined Benefit Plan uses elapsed time) necessary to accrue a benefit for that accrual computation period and the eligibility conditions of the Defined Benefit Plan include the Participant as a participant in that plan on at least one day of that accrual computation period. If the Employee satisfies the conditions described in the previous sentence, he will receive credit for a Year of Service (or a partial Year of Service, if applicable) equal to the amount of benefit accrual service (computed to fractional parts of a year) credited under that Defined Benefit Plan for the accrual computation period. A Participant receives credit for a Year of Service under another Defined Benefit Plan only if the Defined Benefit Plan was established no later than the last day of the accrual computation period to which the Year of Service relates. The Participant will not receive credit for more than one Year of Service under this paragraph with respect to the same 12-month period.
11.1.11    Limitation on Annual Benefit. A Participant’s Annual Benefit payable at any time within a Limitation Year may not exceed the limitations of this Section 11.1.2, even if the benefit formula under the Plan would produce a greater Annual Benefit.
11.1.11.1    General Rule. Effective for Limitation Years ending after December 31, 2001, with respect to Participants who are credited with an Hour of Service after such date, a Participant’s Annual Benefit may not exceed the lesser of $160,000 (as automatically adjusted under Code Section 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin), payable in the form of a straight life annuity (the “Dollar Limitation”); or 100% of the Participant’s “High Three-Year Average Compensation,” payable in the form of a straight life annuity (the “Compensation Limitation”).
If a Participant is rehired after a Severance from Employment, the Compensation Limitation is the greater of 100% of the Participant’s High Three-Year Average Compensation, as determined prior to the Severance from Employment, or 100% of the Participant’s High Three-Year Average Compensation, as determined after the Severance from Employment.
Effective for Annuity Starting Dates in Limitation Years ending after December 31, 2001, the Dollar Limitation shall be adjusted if the Participant’s Annuity Starting Date is before age 62 or after age 65. If the Annuity Starting Date is before age 62, the Dollar Limitation shall be adjusted under Section 11.1.2.2. If the Annuity Starting Date is after age 65, the Dollar Limitation shall be adjusted under Section 11.1.2.3. However, no adjustment shall be made to the Dollar Limitation to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62 or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Code Section 417(c), upon the Participant’s death.
11.1.11.2    Annuity Starting Date Prior To Age 62. The following rules apply if distribution of a Participant's Annual Benefit commences prior to his attaining age 62:
11.1.11.2.1    Limitation Years beginning before July 1, 2007. The Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 11.1.2.5 for years of participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (a) (i) with respect to Salaried Participants, the Plan’s interest rate and mortality table specified in Section 1.3 for adjusting benefits in the same form; (ii) with respect to Hourly Participants, the Plan interest rate and mortality table specified in Appendix E or a Schedule thereto for adjusting benefits in the same form; and (iii) with respect to Arrow Salaried Participants, the Plan’s interest rate and mortality table specified in Appendix F for adjusting benefits in the same form; (iv) with respect to Arrow Hourly Participants, the Plan’s interest rate and mortality table specified in Appendix G for adjusting benefits in the same form; and (v) with respect to Arrow Berks Participants, the Plan’s interest rate and mortality table specified in Appendix H for adjusting benefits in the same form; or (b) a 5% interest rate assumption and the Applicable Mortality Table.
11.1.11.2.2    Limitation Years beginning on and after July 1, 2007.
11.1.11.2.2.8    If the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 11.1.2.5 for years of participation less than 10, if required) with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table in effect prior to January 1, 2008 for the Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).
11.1.11.2.2.9    If the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Dollar Limitation for the Participant’s Annuity Starting Date shall be the lesser of the Dollar Limitation determined under Section 11.1.2.2.2.1 and the Dollar Limitation (adjusted under Section 11.1.2.5 for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Benefit Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section 11.1.
11.1.11.3    Annuity Starting Date After Age 65.
11.1.11.3.1    Limitation Years beginning before July 1, 2007. The Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 11.1.2.5 for years of participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller amount: (a) (i) with respect to Salaried Participants, the Plan’s interest rate and mortality table specified in Section 1.3 for adjusting benefits in the same form; (ii) with respect to Hourly Participants, the Plan interest rate and mortality table specified in Appendix E or a Schedule thereto for adjusting benefits in the same form; and (iii) with respect to Arrow Salaried Participants, the Plan’s interest rate and mortality table specified in Appendix F for adjusting benefits in the same form; (iv) with respect to Arrow Hourly Participants, the Plan’s interest rate and mortality table specified in Appendix G for adjusting benefits in the same form; and (v) with respect to Arrow Berks Participants, the Plan’s interest rate and mortality table specified in Appendix H for adjusting benefits in the same form; or (b) a 5% interest rate assumption and the Applicable Mortality Table.
11.1.11.3.2    Limitation Years beginning on and after July 1, 2007.
11.1.11.3.2.9    If the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limitation at the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 11.1.2.5 for years of participation less than 10, if required) with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table in effect prior to January 1, 2008 for that Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).
11.1.11.3.2.10    If the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, then the Dollar Limitation for the Participant’s Annuity Starting Date shall be the lesser of the Dollar Limitation determined under Section 11.1.2.3.2.1 and the Dollar Limitation (adjusted under Section 11.1.2.5 for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date (the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments, even if those actuarial adjustments are used to offset accruals) to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65 (the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same Accrued Benefit as the Participant), both determined without applying the limitations of this Section 11.1
11.1.11.4    Minimum Benefit Limitation. If a Participant’s Annual Benefit payable for a Limitation Year under any form of benefit under this Plan and all other Defined Benefit Plans ever maintained by the Employer (without regard to whether a plan has been terminated) does not exceed $10,000 multiplied by a fraction, the numerator of which is the Participant’s number of Years of Service (or part thereof, but not less than one year and not to exceed 10) and the denominator of which is 10, and the Participant does not participate (and has never participated) in any Defined Contribution Plan maintained by the Employer (or a Predecessor Employer) , the Annual Benefit satisfies the limitations of this Section 11.1.2 even if it exceeds the limitations set forth in Section 11.1.2.1. For this purpose, mandatory employee contributions under a defined benefit plan, individual medical accounts under Code Section 401(h), and accounts for postretirement medical benefits established under Code Section 419A(d)(1) are not considered a separate Defined Contribution Plan.
11.1.11.5    Adjustment For Years of Service/Participation Less Than 10. If a Participant has less than ten (10) Years of Service with the Employer at the time benefits commence, the Benefits Group shall multiply the Compensation Limitation and the $10,000 Minimum Benefit Limitation of Section 11.1.2.4 by a fraction, the numerator of which is the number of Years of Service (computed to fractional parts of a year) with the Employer and the denominator of which is ten (10). If a Participant has less than ten (10) years of participation in the Plan at the time benefits commence, the Benefits Group shall multiply the Dollar Limitation by a fraction, the numerator of which is the number of years of participation (computed to fractional parts of a year) in the Plan and the denominator of which is ten (10). The reduction described in this Section 11.1.2.5 shall not reduce a Participant’s maximum Annual Benefit to less than one-tenth of the maximum Annual Benefit determined without regard to such reduction. To the extent required by Treasury Regulations or by other published Internal Revenue Service guidance, the Committee shall apply the reduction of this Section 11.1.2.5 separately to each change in the benefit structure of the Plan.
11.1.11.6    Adjustments To Dollar Limitation. The Dollar Limitation of this Section 11.1 2 shall be automatically adjusted under Code Section 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin. The adjusted Dollar Limitation is applicable to the Limitation Year ending with or within the calendar year of the date of the adjustment; provided, however, that effective for Limitation Years beginning on and after July 1, 2007, a Participant’s benefits shall not reflect the adjusted limit before January 1 of that calendar year.
11.1.11.7    Current Accrued Benefit Exception. Notwithstanding anything in this Section 11.1 to the contrary, the maximum Annual Benefit for any individual who was a Participant as of the first day of the Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by a Participating Employer on May 6, 1986, shall not be less than the Current Accrued Benefit for all such Defined Benefit Plans. The “Current Accrued Benefit” shall mean a Participant’s Accrued Benefit under the Plan, and under all other Defined Benefit Plans maintained by the Employer, determined as if the Participant had experienced a Severance from Employment as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an Annual Benefit within the meaning of Code Section 415(b)(2). In determining the amount of a Participant’s Current Accrued Benefit, any change in the terms and conditions of the Plan after May 5, 1986, and any cost of living adjustment occurring after May 5, 1986, shall be disregarded. This Section applies only if the Plan and any other Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.
11.1.11.8    Application Of Limitations. A Participant’s Accrued Benefit at any time may not exceed the applicable limitation under this Section 11.1.2. The Benefits Group shall calculate the Participant’s normal retirement pension without regard to the limitations of this Section 11.1.2 and then apply these limitations (as reduced, if applicable, pursuant to Section 11.1.3) to the determination of the Participant’s Accrued Benefit.
11.1.11.9    Aggregation Rules. For purposes of this Section 11.1, all qualified Defined Benefit Plans (whether terminated or not) ever maintained by the Employer shall be treated as one Defined Benefit Plan, and all qualified Defined Contribution Plans (whether terminated or not) ever maintained by the Employer shall be treated as one Defined Contribution Plan. The rules under Code Section 415(j) shall apply as appropriate for purposes of this Section 11.1 for Limitation Years that begin on or after July 1, 2007. In no event shall a Participant’s benefit be double counted in the application of these aggregation rules. The limitations of this Section 11.1 shall be determined and applied taking into account the aggregation rules provided herein, and the aggregation rules not otherwise provided in this Section 11.1, as incorporated by reference from Treasury Regulations Section 1.415(f)-1. However, any increase in benefits resulting from the application of such rules in effect as of the Limitation Year beginning on or after July 1, 2007, shall apply only to Participants who have completed at least one (1) Hour of Service with the Employer after the last day of Limitation Year that ends just before the Limitation Year that begins on or after July 1, 2007.
11.1.11.10    Special Rule for Pre-2000 Annuity Starting Dates. With respect to a Participant who has an Annuity Starting Date prior to the first Limitation Year commencing on or after January 1, 2000, his benefit shall continue to be subject to the maximum Annual Benefit limits and the provisions of the Plan that were in effect at his Annuity Starting Date, and shall not be increased due to the repeal of Code Section 415(e).
11.1.11.11    Special Rule for New Benefit Limits Under EGTRRA. Any benefit increases resulting from the increase in the limitations of Code Section 415(b) effective for Limitation Years ending after December 31, 2001 shall be provided to all Employees participating in the Plan who have one Hour of Service on or after the first day of the first Limitation Year ending after December 31, 2001.
11.1.11.12    2007 Grandfather Provisions. The application of the provisions of this Section 11.1 effective as of the first Limitation Year on or after July 1, 2007, shall not cause the maximum Annual Benefit for any Participant to be less than the Participant’s accrued benefit under all the Defined Benefit Plans of the Participating Employer (or a predecessor) as of the end of the last Limitation Year beginning before July 1, 2007, under provisions of the Plan or plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such Defined Benefit Plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, Treasury Regulations, and other published guidance relating to Code Section 415 in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Treasury Regulations Section 1.415(a)-1(g)(4). In addition, the Plan will not be treated as failing to satisfy the limitations of Code Section 415 merely because the definition of Compensation for a Limitation Year as used for purposes of the limitations of this Section 11.1 reflects compensation for a Plan Year that is in excess of the annual compensation limit under Code Section 401(a)(17) that applies to that Plan Year.
11.1.11.13    Benefits Under Terminated Plans. If a Defined Benefit Plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all participants and a participant in the plan has not yet commenced benefits under the plan, the benefits provided pursuant to the annuities purchased to provide the Participant’s benefits under the terminated Defined Benefit Plan at each possible Annuity Starting Date shall be taken into account in applying the limitations of this Section 11.1. If there are not sufficient assets for the payment of all participants’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.
11.1.11.14    Benefits Transferred from the Plan. If a participant’s benefits under a Defined Benefit Plan maintained by the Employer are transferred to another Defined Benefit Plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Treasury Regulations Section 1.411(d)-4, Q&A-3(c), the transferred benefits are not treated as being provided under the transferor plan. Instead the benefits are taken into account as benefits provided under the transferee plan. If a participant’s benefits under a Defined Benefit Plan maintained by the Employer are transferred to another Defined Benefit Plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Treasury Regulations Section 1.411(d)-4, Q&A-3(c),the transferred benefits are treated by the Employer’s plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately before the transfer with sufficient assets to pay all participants’ benefit liabilities under the plan. If a participant’s benefits under a Defined Benefit Plan maintained by the Employer are transferred to another Defined Benefit Plan in a transfer of distributable benefits pursuant to Treasury Regulations Section 1.411(d)-4, Q&A-3(c), the amount transferred is treated as a benefit paid from the transferor plan.
11.1.11.15    Formerly Affiliated Plans of a Participating Employer. A formerly affiliated plan of the Employer shall be treated as a plan maintained by the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay participants’ benefit liabilities under the plan and had purchased annuities to provide benefits.
11.1.11.16    Plans of a Predecessor Employer. If the Employer maintains a Defined Benefit Plan that provides benefits accrued by a participant while performing services for a Predecessor Employer, the participant’s benefits under a plan maintained by the Predecessor Employer shall be treated as provided under the plan maintained by the Employer. However, for this purpose, the plan of the Predecessor Employer shall be treated as if it had terminated immediately prior to the event giving rise to the Predecessor Employer relationship with sufficient assets to pay participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and Predecessor Employer shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and, if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the Predecessor Employer.
11.1.11.17    Aggregation With Multiemployer Plans. If the Employer maintains a multiemployer plan, as defined in Code Section 414(f), and the multiemployer plan so provides, only the benefits under the multiemployer plan that are provided by the Employer shall be treated as benefits provided under a plan maintained by the Employer for purposes of this Section 11.1. Effective for Limitation Years ending after December 31, 2001, a multiemployer plan shall be disregarded for purposes of applying the Compensation Limitation and the limitation in Section 11.1.2.4.
11.1.12    Incorporation by Reference. Notwithstanding anything contained in this Section 11.1 to the contrary, the limitations, adjustments and other requirements provided in this Section 11.1 shall at all times comply with the provisions of Code Section 415 and the Treasury Regulations issued thereunder, the terms of which are specifically incorporated into this Plan by reference.
11.1.13    Repeal of Provision. Should Congress provide by statute, or the Internal Revenue Service provide by regulation or ruling, that any or all of the conditions set forth in this Section 11.1 are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable provisions of the Code then in effect, such conditions shall immediately become void and shall no longer apply, without the necessity of further amendment to the Plan.
11.2    Benefit Limitations - Rules for Certain Highly Compensated Employees. If the Plan is terminated, the benefit due any Participant or former Participant who is one of the 25 highest paid Highly Compensated Employees shall be restricted in the manner set forth in Section 11.2.1 and Section 11.2.2.
11.2.4    Benefit Restriction. The benefit payable shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.
11.2.5    Distribution Restriction. The annual payment shall be restricted to an amount equal to the payments that would be made on behalf of such Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and the Participant’s other benefits, as defined below.
11.2.6    Definition of “Benefits”. For purposes of this Section, the term “benefits” shall include loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant’s life.
11.2.7    Restrictions Not Applicable. The restrictions described in this Section 11.2 shall not apply if:
11.2.7.3    After payment to a Participant described in this Section 11.2 of all benefits described in Section 11.2.3, the value of Plan assets equals or exceeds 110% of the value of the Plan’s current liabilities, as defined in Section 412(l)(7) of the Code; or
11.2.7.4    The value of the benefits described in Section 11.2.3 for a Participant described in this Section 11.2 is less than 1% of the value of the Plan’s current liabilities.
Should Congress provide by statute, or the Internal Revenue Service provide by regulation or ruling, that any or all of the conditions set forth in this Section 11.2 are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable provisions of the Code then in effect, such conditions shall immediately become void and shall no longer apply, without the necessity of further amendment to the Plan.

ARTICLE XII

PROVISIONS RELATING TO TOP-HEAVY PLAN
12.1    Top-Heavy Requirement. Notwithstanding anything in the Plan to the contrary, if the Plan is a Top-Heavy Plan within the meaning of Section 1.59 and Section 416(g) of the Code, then the Plan shall meet the requirements of Sections 12.2, 12.3, and 12.4 for any such Plan Year, but only to the extent required by Code Section 416. In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article are no longer necessary for the Plan to meet the requirements of Code Section 401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan. The provisions of this Article do not apply to the collectively bargained portion of this Plan.
12.2    Minimum Vesting Requirement. For any Plan Year in which this Plan is a Top-Heavy Plan, the nonforfeitable interest of each Participant in his Accrued Benefits shall be based on the following schedule:
12.2.10    Salaried Participants:

Years of Continuous Service As Defined in Plan Section 1.17	Vested Interest

Less than two	0%
Two but less than three	20%
Three but less than four	40%
Four but less than five	60%
Five or more	100%

12.2.11    Hourly Participants:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

12.2.12    Arrow Salaried Participants: In a Plan Year in which the Plan is a Top-Heavy Plan, each Participant who has earned three or more Years of Vesting Service shall be fully vested in his Accrued Benefit.
12.2.13    Arrow Hourly Participants: In a Plan Year in which the Plan is a Top-Heavy Plan, each Participant who has earned three or more Years of Vesting Service shall be fully vested in his Accrued Benefit.
12.2.14    Arrow Berks Participants: In a Plan Year in which the Plan is a Top-Heavy Plan, each Participant who has earned three or more Years of Vesting Service shall be fully vested in his Accrued Benefit.
The vesting schedules set forth in this Section 12.2 do not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become Top Heavy.
12.3    Minimum Benefit Requirement. If this Plan is Top Heavy in any Plan Year, the Plan guarantees a minimum benefit to each Non-Key Employee who is a Participant eligible for such benefit as provided in this Article XII. A Participant’s Top Heavy minimum benefit is an annual benefit, payable as a straight life annuity commencing at his Normal Retirement Age equal to the Participant's average Compensation (as defined in Section 11.1.1.2) for the period of consecutive years (not exceeding five) during which the Participant had the greatest aggregate Compensation from the Employer, multiplied by the applicable percentage equal to 2% multiplied by the number (not exceeding 10) of Years of Top Heavy Service as a Non-Key Employee Participant in the Plan. When determining whether years are consecutive for purposes of averaging Compensation, the Benefits Group shall disregard years for which the Participant does not complete at least 1,000 Hours of Service. A “Year of Top Heavy Service” is a Plan Year in which the Plan is Top Heavy and: (i) with respect to a Salaried Participant, the Participant is credited with a year of Credited Service; (ii) with respect an Hourly Participant, the Participant is credited with 1,000 Hours of Service; and (iii) with respect to an Arrow Salaried Participant, Arrow Hourly Participant, or an Arrow Berks Participant, a 12-consecutive-month period that begins on a Participant’s Employment Date or Reemployment Date (whichever is applicable), or on any anniversary of such date, in which a Participant completes 1,000 or more Hours of Service. If a Non-Key Employee participates in this Plan and in a Top Heavy Defined Contribution Plan included in the Required Aggregation Group, the minimum benefits shall be provided under this Plan. No accrual shall be provided pursuant to this paragraph for a Plan Year in which the Plan does not benefit any Key Employee or former Key Employee.
A Participant under this Section shall include an Employee who is otherwise eligible to participate in the Plan, but who receives no accrual or a partial accrual because of the level of his Compensation, because he is not employed on the last day of the accrual computation period, or because the Plan is integrated with Social Security. If the accrual computation period does not coincide with the Plan Year, a minimum benefit accrues with respect to each accrual computation period falling wholly or partly in a Plan Year in which the Top Heavy minimum benefit requirement applies.
If a Participant accrues an additional benefit for a Plan Year by reason of this Section, the Participant’s Accrued Benefit shall never be less than the Accrued Benefit determined at the end of that Plan Year, irrespective of whether the Plan is a Top Heavy plan for any subsequent Plan Year. The Employer shall not impute Social Security benefits to determine whether the Plan has satisfied the Top Heavy minimum benefit requirement for a Participant, nor shall the Plan offset a Participant’s Social Security benefit from his Accrued Benefit attributable to the Top Heavy minimum benefit requirement.
No additional benefit accruals shall be provided pursuant to this Section 12.3 above to the extent that the total accruals on behalf of the Participant attributable to Employer contributions will provide a benefit expressed as a life annuity commencing at Normal Retirement Age that equals or exceeds 20% of the Participant’s average Compensation (as defined in Section 11.1.1.2) for the period of consecutive years (not exceeding five) during which the Participant had the greatest aggregate Compensation from the Employer. If the form of benefit is other than a single life annuity, the Non-Key Employee must receive an amount that is the Actuarial Equivalent of the minimum single life annuity benefit. If the benefit commences at a date other than at Normal Retirement Age, the Non-Key Employee must receive at least an amount that is the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Age.
12.4    Change in Top-Heavy Status
. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section 12.2 shall continue to apply in determining the vested percentage of the Accrued Benefit of: (i) any Salaried Participant who had at least three years of Credited Service as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan; (ii) any Hourly Participant who had at least three Years of Vesting Service as of the July 31 of the last Plan Year in which the Plan was a Top-Heavy Plan; and (iii) any Arrow Salaried Participant, Arrow Hourly Participant, or Arrow Berks Participant who had a least three Years of Vesting Service as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan. For all other Participants, the vesting schedule in Section 12.2 shall apply only to their Accrued Benefits as of such last day.
ARTICLE XIII

VETERANS’ REEMPLOYMENT RIGHTS
13.1    USERRA. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.
13.2    Crediting Service.
13.2.5    An Employee reemployed by the Employer in accordance with Chapter 43 of Title 38 of the United States Code shall be treated as not having incurred a Break-in-Service by reason of such Employee’s period of Qualified Military Service.
13.2.6    Upon reemployment by the Employer in accordance with Chapter 43 of Title 38 of the United States Code, an Employee’s period of Qualified Military Service:
13.2.6.9    With respect to Salaried Participants shall be deemed Continuous Service.
13.2.6.10    With respect to Hourly Participants, shall be counted for purposes of determining such Employee’s and/or Participant’s Years of Vesting Service and Years of Benefit Accrual Service.
13.2.6.11    With respect to Arrow Salaried Participants, shall be counted for purposes of determining such Employee’s and/or Participant’s Years of Vesting Service and Years of Benefit Service.
13.2.6.12    With respect to Arrow Hourly Participants, shall be counted for purposes of determining such Employee’s and/or Participant’s Years of Vesting Service and Years of Benefit Service.
13.2.6.13    With respect to Arrow Berks Participants, shall be counted for purposes of determining such Employee’s and/or Participant’s Years of Vesting Service and Years of Benefit Service.
13.3    Compensation. An Employee who is in Qualified Military Service shall be treated as receiving compensation from the Employer during such period of Qualified Military Service equal to:
13.3.3    The Compensation the Employee would have received during such period if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of Qualified Military Service; or
13.3.4    If the Compensation the Employee would have received during such period was not reasonably certain, the Employee’s average compensation from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).
13.4    Qualified Military Service. For purposes of the Plan, the term “Qualified Military Service” means any service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) by any Employee if such Employee is entitled to reemployment rights under such Chapter with respect to such service.
13.5    Earnings and Forfeitures. Nothing in this Article XIII shall be construed as requiring:
13.5.16    Any crediting of earnings to an Employee with respect to any contribution before such contribution is actually made; or
13.5.17    The allocation of any forfeiture with respect to the period of an Employee’s Qualified Military Service.

ARTICLE XIV

MISCELLANEOUS
14.1    Limited Purpose of Plan. Nothing contained in the Plan shall be deemed to give any Participant or other Employee the right to be continued as an Employee, nor shall it interfere with the right of the Employer to discharge or otherwise deal with him without regard to the existence of the Plan and without liability for any claim for any payment whatsoever except to the extent expressly provided for in the Plan. Each Employer expressly reserves the right to discharge any Employee whenever in its judgment its best interests so require.
14.2    Non-alienation. No benefit payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation. This Section shall not preclude the Trustee from complying with the terms of a qualified domestic relations order as defined in Section 414(p) of the Code.
14.3    Facility of Payment. If the Benefits Group, in its sole discretion, deems a Participant, surviving Spouse, or other Beneficiary who is entitled to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Benefits Group may direct the Trustee to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Benefits Group to disburse the same for the benefit of the Participant, surviving Spouse, or other Beneficiary. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Employer, the Board of Directors, the Committee, the Administrative Committee, the Benefits Group, the Trustee and the Fund to the person for whose benefit the payments are made.
14.4    Effect of Return of Benefit Checks. Each person entitled to benefits under this Plan shall furnish the Benefits Group with the address to which his benefit checks shall be mailed. If any benefit check mailed by regular United States mail to the last address appearing on the Benefits Group’s records is returned because the addressee is not found at that address, the mailing of benefit checks shall stop. Thereafter, if the Benefits Group receives written notice of the proper address of the person entitled to receive such benefit checks and is furnished with evidence satisfactory to the Benefits Group that such person is living, all amounts then due but unpaid shall be forwarded to such person.
14.5    Impossibility of Diversion.
14.5.1    General Rule. All Plan assets shall be held as part of the Fund, until paid to satisfy allowable Plan expenses or to provide benefits to Participants, surviving Spouses and other Beneficiaries. Except as provided in Sections 7.5 or 7.7 or Article IX, it shall be impossible for any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants, surviving Spouses, or other Beneficiaries under the Plan or the payment of reasonable expenses of the administration of the Plan. The reasonable expenses incident to the operation of the Plan shall be paid out of the Fund, but the Employer in its discretion may determine at any time to pay part or all thereof directly. Any such determination shall not require the Employer to pay the same or other expenses at any other time.
14.5.2    Special Rule; Return of Contributions. It is intended that the Plan and the Fund shall continue to qualify under Section 401(a) of the Code. Therefore, Section 14.5.1 shall be subject to the following provisions:
14.5.2.14    Contributions are conditioned upon their deductibility under Section 404 of the Code; the entire contribution attributable to any Plan Year as to which deductibility is disallowed may be recovered, to the extent of the amount of the disallowance, within one year after the disallowance. Nondeductible contributions that are treated as de minimis pursuant to Revenue Procedure 90-49 shall be returned to the Participating Employer within one year of the date of the Plan actuary’s certification of such nondeductibility.
14.5.2.15    In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of such contribution as is attributable to the mistake of fact shall be returnable to the Participating Employer upon demand by the Committee, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one year after the payment of the contribution to which the mistake applies.
Income and gains attributable to the excess contributions may not be recovered by the Participating Employer. Losses attributable to such contribution shall reduce the amount the Participating Employer may recover.
14.6    Unclaimed Benefits. If a Participant, surviving Spouse, or other Beneficiary to whom a benefit is payable under the Plan cannot be located following a reasonable effort to do so by the Benefits Group, such benefit shall be forfeited but shall be reinstated if a claim therefor is filed by the Participant, surviving Spouse, or other Beneficiary.
14.7    Construction. The masculine gender includes the feminine and the singular may include the plural, and vice versa, unless the context clearly indicates otherwise.
14.8    Governing Law. Except to the extent such laws are superseded by ERISA, the laws of the Commonwealth of Pennsylvania shall govern.
14.9    Contingent Effectiveness of Plan Amendment and Restatement. The effectiveness of the Plan as amended and restated, including but not limited to the contributions made by the Employer, shall be subject to and contingent upon a determination by the District Director of Internal Revenue that the Plan continues to be qualified under the applicable provisions of the Code. If the District Director determines that the amendment and restatement does adversely affect the prior qualification of the Plan under the applicable Sections of the Code, then, upon notice to the Trustee, the Board of Directors shall have the right further to amend the Plan or to rescind the amendment and restatement.
This Plan has been executed on December 22, 2014.
TELEFLEX INCORPORATED

By: /s/ Douglas R. Carl
Title: Director of Benefits

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
APPENDIX A
PARTICIPATING EMPLOYERS

Name of Participating Employer	Covered Divisions and Locations	Effective Date of Participation in Plan	Covered Employees (Salaried and/or Hourly)	Special Eligibility and Vesting Dates	Special Credited Service Dates

Teleflex Incorporated	Corporate Headquarters ● Plymouth Meeting, PA ● Blue Bell, PA ● Limerick, PA	July 1, 1966	Salaried

	Marine Mechanical Systems ● Limerick, PA	July 1, 1966 (non-Marine Participants only; assets and liabilities with respect to Marine Participants transferred to the Marine Acquisition Corp. Retirement Income Plan on June 30, 2011)	Salaried
	Teleflex Electrical ● Sarasota, FL (closed 6/09)	July 1, 1966	Salaried

	Teleflex Automotive ● VanWert, OH (divested 12/31/07)	July 1, 1966	Salaried

	Teleflex Automotive ● Hillsdale, MI (closed)	July 1, 1966	Salaried

	Teleflex Automotive ● Troy, MI (divested 12/31/07)	July 1, 1966	Salaried

Teleflex Automotive Manufacturing Corporation	Teleflex Automotive
	● Waterbury, CT (closed)	January 1, 1998	Salaried	Date of Hire with Teleflex
	● Lebanon, VA (closed 1/31/06)	July 1, 1997	Salaried	Date of Hire with Teleflex

Sermatech Incorporated	Corporate Headquarters – Sermatech International ● Plymouth Meeting, PA (sold 2/28/05) ● Limerick, PA (sold 2/28/05)	July 1, 1976	Salaried

	Sermatech Middle Atlantic ● Limerick, PA (sold 2/28/05)	July 1, 1976	Salaried

	Sermatech Texas Group (formerly Gas-Path) ● Houston, TX (closed 1/10/05)	July 1, 1976	Salaried

	Sermatech West ● Compton, CA (sold 2/28/05)	July 1, 1976	Salaried

	Sermatech Maine ● Biddeford, ME (sold 2/28/05)	July 1, 1976	Salaried

Teleflex Fluid Systems, Inc.	Fluid Systems ● Suffield, CT (divested 12/31/07)	July 1, 1982	Salaried

	Fluid Systems Manufacturing Headquarters ● Grand River, OH (divested 12/31/07)	July 1, 1966	Salaried

Airfoil Management Company	Airfoil Management Company ● Compton, CA (divested 2009)	July 1, 1982	Salaried

Airfoil Technologies International, LLC	Airfoil Technologies International, LLC (ATI) ● Cincinnati, OH (closed 8/31/08)	September 5, 1995	Salaried

Teleflex Medical Incorporated	TFX Medical Incorporated ● Jaffrey, NH	July 1, 1984	Salaried

Mal Tool & Engineering	Mal Tool Headquarters ● Manchester, CT (divested 6/29/07)	January 1, 1998 (as a result of plan merger)	Salaried and Hourly		July 1, 1976

	Mal Tool ● South Windsor, CT (divested 6/29/07)	January 1, 1998 (as a result of plan merger)	Salaried and Hourly		July 1, 1976

	Mal Tool ● Rutland, VT (divested 6/29/07)	January 1, 1998 (as a result of plan merger)	Salaried and Hourly		July 1, 1976

	Mal Tool ● North Charlestown, NH (divested 6/29/07)	January 1, 1998 (as a result of plan merger)	Salaried and Hourly		July 1, 1976

Cepco, Inc.	Cepco ● Chester, VT (divested 6/29/07) ● Brattleboro, VT (divested 6/29/07)	January 1, 1998 (as a result of plan merger)	Salaried and Hourly		July 1, 1976

STS/Klock	Sermatech Klock ● Manchester, CT (divested 2/25/08)	January 1, 1998 (as a result of plan merger)	Salaried and Hourly		July 1, 1976

Weck Closure Systems	Weck Closure Systems ● Research Triangle Park, NC	January 1, 1998 (as a result of plan merger)	Salaried and Hourly	Date of Hire with Weck	December 23, 1993

Pilling-Weck Surgical Instruments	Pilling-Weck Surgical ● Irvington, NJ (closed)	January 1, 1998 (as a result of plan merger)	Salaried and Hourly	Date of Hire with Weck	December 23, 1993

Aviation Product Support, Inc.	Aviation Product Support, Inc. ● Mentor, OH (closed 8/31/08)	July 1, 1997	Salaried	Date of Hire with APS

Lehr Precision, Inc.	Lehr Precision ● Cincinnati, OH (divested 6/29/07)	January 1, 1999	Salaried and Hourly	Date of Hire with Lehr	January 1, 1998

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
APPENDIX B
ACTUARIAL ASSUMPTIONS
The UP-1984 Mortality Table, unrated for the employee and set back three years for the contingent annuitant, with interest at the rate of 9% per annum compounded annually, shall be used in determining Actuarial Equivalency. Effective for Annuity Starting Dates beginning on or after January 1, 2003, the mortality table prescribed in Rev. Rul. 2001-62 shall be used in determining Actuarial Equivalency under Section 1.3.1.1 of the Plan.
Notwithstanding the above (1) in no event will an actuarially equivalent amount as to any Participant on any given date which falls on or after August 1, 1983 be less than the product of the Participant’s accrued monthly pension as of August 1, 1983 and the appropriate factor from the actuarial equivalency tables which were in use on July 31, 1983 (specifically, the Basic (Unloaded) Group Annuity Table for 1951 projected to 1965 by Scale C and rated back five years for females, and 9% interest compounded annually), (2) in no event will the actuarially equivalent amount of an optional form of payment for a Participant who was a participant in the TRIP Plan on December 31, 1997 be less than the actuarial equivalent amount for such optional form of benefit based on the Participant’s accrued benefit under the TRIP Plan and the actuarial assumptions used under the TRIP Plan at December 31, 1997, (specifically the 1983 Group Annuity Mortality Table for males, set back one year for retirees and five years for beneficiaries and an interest rate of 7½%) (the “TRIP Plan Assumptions”), if the TRIP Plan provided the same optional form of payment, and (3) in determining the Actuarial Equivalent of the Accrued Benefit of a Mal Tool & Engineering, Cepco, Inc. or STS/Klock employee under Section 3.1.6.1(iii), the TRIP Plan Assumptions shall be used.

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
APPENDIX C
APPROPRIATE INTEGRATION LEVEL FOR PRE-1998 EMPLOYEES

Plan Year	Appropriate Integration Level
1998	13,000
1999	15,500
2000	18,000
2001	20,500
2002	23,000
2003	25,500
2004	28,000
2005	30,500
2006	33,000
2007	35,500
2008 and after	38,000

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
APPENDIX D
APPROPRIATE INTEGRATION LEVEL FOR PARTICIPANTS OTHER THAN
PRE-1998 EMPLOYEES

Plan Year	Appropriate Integration Level
1998	30,000
1999	30,800
2000	31,600
2001	32,400
2002	33,200
2003	34,000
2004	34,800
2005	35,600
2006	36,400
2007	37,200
2008 and after	38,000

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
APPENDIX E
TELEFLEX INCORPORATED HOURLY EMPLOYEES’ PENSION PLAN

ARTICLE I
INTRODUCTION

The provisions in this Appendix E apply with respect to Participants in the Teleflex Incorporated Hourly Employees’ Pension Plan (“Hourly Employees’ Plan”) before its merger with and into the Plan effective as of December 31, 2008. The provisions in this Appendix E shall continue to apply on and after January 1, 2014 to Eligible Employees and Participants eligible for the benefits described in this Appendix E. Except for the provisions set forth in this Appendix E, the Plan provisions, including terms defined therein, shall apply with respect to Participants eligible for the benefits described in this Appendix E.

ARTICLE II
DEFINITIONS

Terms used but not defined in this Appendix E shall have the meaning set forth in the Plan. Except with respect to the references to Articles and Sections of the Plan herein, references in this Appendix E to Articles and Section numbers are references to the Articles and Sections in this Appendix E.

2.1    “Actuarial Equivalent” means, unless otherwise provided in an applicable Schedule, the amount computed on the basis of the Applicable Interest Rate and according to the Applicable Mortality Table.

2.2    “Adjustment Factor” means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.

2.3    “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or in any other form.

2.4    “Compensation” or “Limitation Compensation” means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the trade or business of the Employer) for which the Employer is required to furnish the Employee with a written statement under Section 6041(d), 6051(a)(3), or 6052 of the Code, determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus amounts that would be paid to the Employee during the year but for the Employee's election under a cash or deferred arrangement described in Section 401(k) of the Code, a cafeteria plan described in Section 125 of the Code, a simplified employee pension described in Section 402(h) of the Code, a qualified transportation fringe benefit plan under Section 132(f) of the Code, an annuity program described in Section 403(b) of the Code, or a government plan described in Section 457 of the Code.

Any reference in this Appendix E to Compensation is a reference to the definition in this Section, unless the Appendix reference specifies a modification to this definition. Except as provided herein, the Plan shall take into account only Compensation actually paid by the Employer during the Plan Year to which reference is made. Further, except as otherwise provided in a Schedule, Compensation for Plan purposes is frozen effective as of December 31, 2008.

For Plan Years and Limitation Years beginning on and after January 1, 2002, amounts referenced under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

For Limitation Years beginning on and after July 1, 2007, Limitation Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half (2½) months (or such other period as extended by subsequent regulations or other published guidance) after Severance from Employment with the Employer; or (ii) the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Employer. “Post-Severance Compensation” means payments that would have been included in the definition of Limitation Compensation if they were paid prior to the Employee’s Severance from Employment and the payments are regular Compensation for Services during the Participant’s regular working hours, Compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, if the payments would have been paid to the Employee if the Employee had continued in employment with the Employer. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Severance from Employment, except for payments (i) to an individual who does not currently perform services for the Employer by reason of Qualified Military Service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer; or (ii) to any Participant who is permanently and totally disabled for a fixed or determinable period, as determined by the Benefits Group. For purposes of this Section, “permanently and totally disabled” means that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Effective January 1, 2009, if an Hourly Participants’ Compensation under the Plan is not frozen, Compensation includes any differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer, as required by Code Section 414(u)(12), as amended by the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”).

Back pay, within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8), shall be treated as Limitation Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents an amount that would otherwise be Limitation Compensation.

In addition to other applicable limits set forth in the Plan, the annual Limitation Compensation of each Employee taken into account in determining benefit accruals under the Plan shall not exceed the “Compensation Limitation.” The Compensation Limitation for Plan Years beginning after December 31, 2001 is $200,000 and the Compensation Limitation for Plan Years beginning after December 31, 2007 is $230,000. The Compensation Limitation shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for any period, not exceeding 12 months, over which Compensation is determined (the “Determination Period”) that begins with or within such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period and the denominator of which is 12. If Compensation in any prior Determination Period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the Compensation Limit in effect for that prior Determination Period. Any increase in the Compensation Limit shall not apply to former Employees.

2.5    “Early Retirement Date” means, unless otherwise provided in an applicable Schedule, the first day of any month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant attains age 60 and has completed at least 10 Years of Vesting Service.

2.6    “Effective Retirement Date” means a Participant’s Normal Retirement Date, unless the Participant elects early retirement pursuant to Section 5.3 of this Appendix E, in which case it shall mean the Participant’s Early Retirement Date, or the Participant commences benefit payments after his Normal Retirement Date in accordance with Section 5.4 of this Appendix E, in which case it shall mean the Participant’s Postponed Retirement Date.

2.7    “Eligible Employee” means any Employee whose initial date of hire is prior to January 1, 2006 (July 1, 2006 with respect to an Employee who is a member of UAW Local 644 (Marine - Limerick, PA) and who is covered by a collective bargaining agreement between the Employer and UAW Local 644), and who is eligible to participate in the Plan in accordance with the terms of this Appendix E based on the terms of a Schedule.

Effective January 1, 2009, to the extent the Plan is not frozen, any individual in Qualified Military Service (as defined in Code Section 414(u)) who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer shall be treated as an “Employee” of the Employer solely for purposes of providing contributions, benefits and service credit with respect to such Qualified Military Service, as applicable.
2.8     “Life Annuity” means an annual benefit payable for the annuitant’s lifetime only in monthly installments. At the annuitant’s death, all benefit payments cease. A Life Annuity is the normal form of benefit under the Plan for Hourly Participants, as described in Section 5.5 of this Appendix E.

2.9    “Normal Retirement Date” means the first day of the month coinciding with or next following the date on which a Participant attains his Normal Retirement Age.

2.10    “Participant” means an Eligible Employee who is or becomes covered under the Plan pursuant to Section 4.1 of this Appendix E and who has not yet reached his Effective Retirement Date or terminated participation in accordance with Section 4.2 of this Appendix E. Where appropriate, “Participant” also includes an individual who is no longer an Eligible Employee but retains a right to a benefit under the Plan.

2.11    “Postponed Retirement Date” means the first day of the month following the date on which a Participant has a Severance from Employment after such Participant’s Normal Retirement Date or the first day of any month on which a Participant elects to commence receipt of his Plan benefit for any other reason after his Normal Retirement Date, but not before the Participant’s Severance from Employment and not later than the Participant’s Required Beginning Date.

2.12    “Schedule” means a schedule supplemental to this Appendix E setting forth the eligibility requirements, retirement benefits (including provisions for early retirement), vesting provisions, and/or other provisions applicable to a group or groups of Eligible Employees.

ARTICLE III
SERVICE

3.1    “Year of Benefit Accrual Service” shall have the meaning given such term in the applicable Schedule. The Committee or its delegate may determine, in accordance with any agreements and/or resolutions of the Board of Directors, and subject to any applicable laws or regulations, whether and to what extent service with an acquired, constituent or predecessor company, or service with another company from which a plant or business is acquired, shall be deemed to be a Year of Benefit Accrual Service under the Plan and the applicable Schedule. Except as otherwise provided in a Schedule attached hereto and incorporated herein or as required by applicable law or a collective bargaining agreement, no Employee or Participant shall be credited with any Years of Benefit Accrual Service under the Plan after December 31, 2008.
3.2    “Year of Vesting Service”
(a)        “Year of Vesting Service” means each full 12 consecutive month period included in an Employee’s Period of Service as determined below:
(1)        If an Employee quits, retires, or is discharged, and within 12 months thereafter is credited with an Hour of Service, his Years of Vesting Service shall be computed as though his employment had not been severed; and
(2)        If an Employee is absent from service for any reason other than those described in (a)(1), above, and while so absent quits, retires, or is discharged, and within 12 months after the first date upon which he is absent from service is credited with an Hour of Service, his Years of Vesting Service shall be computed as though his employment had not been severed.
(b)        If a Participant has a Period of Severance, and is thereafter reemployed, the Employee shall be credited with all Years of Vesting Service prior to the Employee’s Period of Severance if, when the Employee left employment, he was eligible for a vested pension hereunder, or if the number of his consecutive Breaks in Service during the Period of Severance, was less than the greater of five (5) or his prior Years of Vesting Service.
(c)        The Committee or its delegate may, in accordance with any agreements and/or resolutions of the Board of Directors, and subject to any applicable laws or regulations, whether and to what extent service with an acquired, constituent or predecessor company, or service with another company from which a plant or business is acquired, shall be deemed to be a Year of Vesting Service under the Plan and the applicable Schedule. Further, the Committee or its delegate shall have the authority to accelerate the vesting of a Participant so long as such acceleration satisfies the requirements of Code Section 401(a)(4) and the Treasury Regulations thereunder.
(d)        In addition to the definitions set forth in other Sections of this Appendix E, the following definitions shall apply:
(1)        “Break-in-Service” means a 12 consecutive month period beginning on an Employee’s Severance from Service Date (and each anniversary thereof) during which an Employee does not perform an Hour of Service. However, in the case of an Employee who is absent from work for any period by reason of:
(i)        The pregnancy of the Employee;
(ii)        The birth of a child of the Employee;
(iii)        The placement of a child with the Employee in connection with the adoption of such child by the Employee; or
(iv)        The care of a child for a period beginning immediately following such birth or placement, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break-in-Service.
(2)        “Employment Commencement Date” means the date upon which an Employee is first credited with an Hour of Service.
(3)        “Period of Service” means the period between the Employee’s Employment Commencement Date or Reemployment Commencement Date, as applicable, and the Employee’s Severance from Service Date.
(4)        “Period of Severance” means the period between an Employee’s Severance from Service Date and his Reemployment Commencement Date.
(5)        “Reemployment Commencement Date” means the date upon which an Employee is first credited with an Hour of Service following a Severance from Service Date or Break-in-Service.
(6)        “Severance from Service Date” means the date upon which an Employee severs his service with the Employer and its Related Employers, which date shall be the earlier of:
(i)        The date upon which the Employee quits, retires, is discharged, or dies; or
(ii)        The first anniversary of the date of such Employee’s absence from service for any other reason.

ARTICLE IV
EMPLOYEE PARTICIPATION

4.1    Eligibility Requirements. An Eligible Employee shall become a Participant upon the date set forth in the applicable Schedule. Notwithstanding the foregoing or any other provision in the Plan or this Appendix E and its Schedules to the contrary, no Employee whose initial date of hire with the Employer is on or after January 1, 2006 (July 1, 2006 with respect to an Employee who is a member of UAW Local 644 (Marine - Limerick, PA) and who is covered by a collective bargaining agreement between the Employer and UAW Local 644), is eligible to become a Participant or, except as provided in a Schedule, accrue benefits under the Plan.
4.2    Termination of Participation. A Participant shall cease active participation in the Plan as of the earlier of (a) his Severance from Employment, or (b) such time as he has a Break-in-Service; provided, if after such Break-in-Service he again becomes an active Eligible Employee, he shall again become an active Participant as of the first day on which he again satisfies the Eligibility Requirements. Nothing in this Section shall permit the duplication of benefits. A Participant shall cease his participation in the Plan at such time as he no longer has any right to benefits under the Plan.

ARTICLE V
RETIREMENT BENEFITS

5.1    Participants Retiring on Their Normal Retirement Dates. A Participant who has a Severance from Employment on his Normal Retirement Date shall be entitled to a Normal Retirement Benefit, payable in the form of a Life Annuity, determined on the basis specified in the Schedule applicable to the Participant.
No benefit payments shall commence prior to a Participant’s Normal Retirement Date unless he elects in writing to commence receipt of his benefit on an Early Retirement Date in accordance with Section 6.6 of the Plan during the 180-day period ending on his Annuity Starting Date, except as provided in Section 6.7 of the Plan and in Article VII of this Appendix E. In addition, no benefit payments shall commence prior to a Participant’s Severance from Employment.
Anything in the Plan to the contrary notwithstanding, the annual Normal Retirement Benefit payable to a vested terminated Participant who was a participant in the Teleflex Incorporated Pension Plan for Production and Maintenance Employees of the Aerospace Nuclear Group (the “Aerospace/ Nuclear Plan”) shall be the accrued benefit as merged into the Hourly Employees’ Plan as of December 31, 1994 (the “Merger Date”). The form, timing, and amount of benefit payments to any such Participant shall be determined in accordance with the terms and conditions of the Aerospace/Nuclear Plan as of the Merger Date insofar as such terms and conditions do not contravene Section 401(a) of the Code or any Treasury Regulations thereunder as they may be amended from time to time. Benefit payments to any participant in the Aerospace/Nuclear Plan who was already in pay status as of the Merger Date shall continue to said participant uninterrupted in the same form and amount as under the Aerospace/Nuclear Plan. Except as otherwise specified under this Section 5.1 of this Appendix E, the Hourly Employees’ Plan shall be retroactively applicable to January 1, 1989 to the Aerospace/Nuclear Plan.
5.2    Early Retirement. A Participant who has experienced a Severance from Employment may commence receipt of his Plan benefit on an Early Retirement Date. A Participant eligible for early retirement under this Section 5.2 of this Appendix E may elect early commencement of retirement benefits under Section 5.3 of this Appendix E. Except as provided in Section 6.7.1 or 6.7.2.2 of the Plan, no distribution shall be made prior to the Participant’s Required Beginning Date without his written consent.
5.3    Early Commencement of Retirement Benefits. If a Participant has experienced a Severance from Employment, he may elect to receive, in lieu of a retirement benefit commencing on his Normal Retirement Date, a benefit commencing on an Early Retirement Date and before his Normal Retirement Date (an “Early Retirement Benefit”). The amount of any such Early Retirement Benefit shall be determined in accordance with the terms of the applicable Schedule and shall not be less than the reduced Normal Retirement Benefit to which the Participant was entitled as of his Early Retirement Date (or, if earlier, his Severance from Employment or December 31, 2008).
5.4    Postponed Retirement. A Participant who remains in employment with the Employer after his Normal Retirement Date shall not receive any retirement benefits hereunder as long as he is so employed. Upon such Participant’s Severance from Employment, he shall receive a “Postponed Retirement Benefit” computed in accordance with the applicable Schedule based upon Years of Accrual Service to his Postponed Retirement Date or, if greater and payments are not suspended pursuant to Section 5.8 of this Appendix E, the Actuarial Equivalent of his Normal Retirement Benefit on his Postponed Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
5.5    Normal Form of Benefit. The normal form of retirement benefit under the Plan shall be a Life Annuity.
5.6    Qualified Annuity. Except as otherwise provided in Section 6.7, unless a Participant elects a different optional form of benefit in accordance with Section 6.6 of the Plan, a Participant’s Accrued Benefit shall be paid in the form of a qualified annuity.
(a)    A qualified annuity for an unmarried Participant means a Life Annuity.
(b)    A qualified annuity for a married Participant means a Qualified Joint and Survivor Annuity.

5.7	Optional Forms of Payment.
(a)    Each Participant who has made an election under Section 6.6 of the Plan not to receive his benefits in the form of a qualified annuity may elect, subject to the rules of (b), below, and to the requirements of Article VI of the Plan, to receive his benefits in an amount which is the Actuarial Equivalent of the Normal Retirement Benefit in an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or over the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).
(b)    Rules Governing Election of an Optional Form: No survivor annuity election under this Section 5.7 of Appendix E shall be effective unless:
(i)    The Beneficiary is living on the Participant’s Annuity Starting Date; and
(ii)    The Participant’s death occurs after his Annuity Starting Date.
After the first annuity payment check is negotiated, no election may be changed, and no new Spouse or other Beneficiary may be substituted for the designated Beneficiary determined on the Annuity Starting Date.
5.8    Suspension of Benefits and Reemployment of Persons Receiving Retirement Benefits
(a)    Benefits in pay status shall be suspended for each calendar month during which the Employee completes at least 40 Hours of Service with the Employer or an Affiliate (“ERISA Section 203(a)(3)(B) service”). Normal retirement benefits shall be suspended for an Employee who has reached Normal Retirement Age and has not yet received benefits but continues in ERISA Section 203(a)(3)(B) service.
(b)    If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed for purposes of ERISA Section 203(a)(3)(B) service. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of ERISA Section 203(a)(3)(B) service and the resumption of payments. The Participant’s benefits shall also be actuarially increased to take into account any period after age 70½ during which the Participant was not receiving any benefits under the Plan.
(c)    No payment shall be withheld by the Plan pursuant to this Section 5.8 of Appendix E unless the Plan notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that his benefits are suspended. Such notifications shall contain a description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in 29 C.F.R. Section 2530.203-3. In addition, the notice shall inform the Employee of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan pursuant to Section 503 of ERISA and applicable regulations.
(d)    This Section 5.8 of Appendix E does not apply to the minimum benefit to which the Participant is entitled under the provisions of Article XII of the Plan.
(e)    In the case of a retiree whose benefits are suspended upon his return to employment with the Employer subsequent to his Effective Retirement Date, his retirement benefits upon the termination of his period of reemployment shall be computed in accordance with the applicable provisions of the Plan as if he were then first retired. However, his retirement benefits shall be reduced on an actuarial basis for the amount of the benefits he previously received. In no event shall the retirement benefits payable upon termination of his period of reemployment be less than the retirement benefits previously paid, adjusted to reflect any change in the form of benefits.
5.9    Calculation of Benefits of Reemployed Participants. A reemployed Participant who has a Severance from Employment with a vested Accrued Benefit and who has not received any retirement benefits under the Plan shall upon his subsequent Severance from Employment receive benefits amounting to the greater of the following:
(a)    The sum of:
(i)    The benefits from the previous employment period calculated using the benefit formula and Years of Accrual Service for the applicable previous employment period; plus
(ii)    The benefits, deemed to be fully vested regardless of length of service, from the latest employment period calculated using only Years of Accrual Service for the latest employment period; or
(b)    An amount based on the provisions of this Article V of Appendix E for the total Years of Accrual Service during all employment periods.
Payment of the benefits so calculated may be made to the Participant in any of the optional forms provided for in the Plan at the time of his Severance from Employment.

ARTICLE VI
VESTING ON SEVERANCE FROM EMPLOYMENT
PRIOR TO RETIREMENT

If a Participant’s has a Severance from Employment (under circumstances other than death or retirement) after satisfying the requirement for vesting of benefits specified in the applicable Schedule and on and after the date specified in such Schedule, he shall be entitled to a retirement benefit, commencing on his Normal Retirement Date, computed in accordance with Article V of this Appendix E, up to the time of his Severance from Employment, based upon his Years of Accrual Service. Except as provided in Section 6.7 of the Plan, no distribution shall be made prior to the Participant’s Normal Retirement Date without his written consent.
A Participant’s Accrued Benefit shall become fully vested if he reaches his Normal Retirement Age while in the employ of the Employer or an Affiliate. Such benefit shall become payable commencing on his Effective Retirement Date.

ARTICLE VII
BENEFITS ON DEATH PRIOR TO COMMENCEMENT
OF RETIREMENT INCOME

7.1    Qualified Preretirement Survivor Annuity.
(a)    The provisions of this Section 7.1 shall apply to any Participant with a vested Accrued Benefit, who dies before his Annuity Starting Date. No death benefits shall be payable under the Plan to any unmarried Participant who dies prior to his Early, Normal or Postponed Retirement Date.
(b)    If a Participant described in Section 7.1(a) dies after his Earliest Retirement Age, the Participant’s surviving Spouse shall receive the survivor annuity that would have been payable if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant’s date of death.
(c)    If a Participant described in Section 7.1(a) dies on or before his Earliest Retirement Age, the Participant’s surviving Spouse shall receive the survivor annuity that would be payable if the Participant had:
(i)    Experienced a Severance from Employment on his date of death (or his actual Severance from Employment date, if earlier);
(ii)    Survived to his Earliest Retirement Age;
(iii)    Commenced receiving benefits in the form of an immediate Qualified Joint and Survivor Annuity at his Earliest Retirement Age; and
(iv)    Died on the day after his Earliest Retirement Age.
7.2    Definitions.
(a)    “Earliest Retirement Age” means the earliest age at which, under this Appendix E and the applicable Schedule, the Participant could elect to begin receiving retirement benefits, based on his actual Years of Vesting Service at death.
(b)    “Qualified Preretirement Survivor Annuity” means the annuity benefit payable to a Participant’s surviving Spouse under Section 7.1(b) or (c).
7.3    Commencement of Payments. Except as otherwise provided in Section 7.1(c), benefits payable under this Article VII of Appendix E shall commence as soon as practicable after the Participant’s death; provided, however, that the Spouse must consent to the commencement of benefits before the Participant would have reached age 65. If the Spouse postpones the commencement of benefits, the assumed retirement date for the purpose of calculating benefits shall be the date the Spouse elects to commence benefits but no later than the date the Participant would have reached age 65. Notwithstanding the foregoing, if the lump sum value of such benefit is not greater than $5,000, such lump sum amount shall be distributed as soon as practicable following the Participant’s death, and no other benefit shall be payable under this Article VII of Appendix E.
7.4    No Other Death Benefits. Except as provided in this Article VII of Appendix E, no benefits shall be payable under this Plan in the event of the death of a Participant prior to his Annuity Starting Date.

ARTICLE VIII
DISTRIBUTION REQUIREMENTS

8.1    Limits on Settlement Options. Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

(a)    The life of the Participant;

(b)    The joint lives of the Participant and his designated Beneficiary;

(c)    A period certain not extending beyond the life expectancy of the Participant;

(d)    A period certain not extending beyond the joint and last survivor expectancy of the Participant and his designated Beneficiary; and

(e)    For Plan Years beginning after December 31, 2007, a Participant may elect a “Qualified Optional Survivor Annuity.” A Qualified Optional Survivor Annuity is:

(i)    A joint life annuity payable for the life of the Participant, with continuation of payments as a survivor annuity for the remaining life of a surviving Spouse at a rate of 75% of the rate payable during the Participant’s lifetime; and

(ii)    The Actuarial Equivalent of the Life Annuity.

If the Qualified Optional Survivor Annuity is not actuarially equivalent to the Qualified Joint and Survivor Annuity, Spousal consent is required for a Participant to waive the Qualified Joint and Survivor Annuity and elect the Qualified Optional Survivor Annuity.

For purposes of this Section 8.1, life expectancies shall not be redetermined.

Schedule No. 1A Sermatech - Supplemental to
Teleflex Incorporated Hourly Employees’ Pension Plan
(For Southeast and Southwest Division)
(1)    Eligibility for Participation
Each hourly-paid Eligible Employee of Sermatech International Incorporated in its Southeast and Southwest Division (“Participating Employer”) becomes a Participant as of his date of hire with the Participating Employer. No Employee of the Participating Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Retirement Benefits and Benefits on Death
(a)    The amount of monthly retirement benefit to be provided for each Participant who experiences a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to the monthly dollar amount indicated below for each Year of Benefit Accrual Service and fraction thereof:

Date of Participant’s Severance from Employment	Monthly Amount
Before July 1, 1997	$13
On or after July 1, 1997	$15
“Benefit Accrual Service” means an individual’s period of employment with the Participating Employer beginning on his date of hire and ending on the date he incurs a Break-In-Service, credited at the rate of 1/10 of a Year of Benefit Accrual Service for each 170 straight-time Hours of Service; provided that an individual shall not be credited with more than one Year of Benefit Accrual Service in a Plan Year. Except as required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except to the extent required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
The Normal Retirement Benefit of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon Severance from Employment at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the Normal Retirement Benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.
(b)    A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an “Early Retirement Benefit” commencing on his Early Retirement Date equal to the greater of (1) his Accrued Benefit reduced by 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which his Early Retirement Benefit commences precedes his Normal Retirement Date, or (2) the Actuarial Equivalent of his Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.
(c)    A Participant may elect to defer commencement of his Plan benefit until his Postponed Retirement Date. A Participant who commences receipt of his Plan benefit on a Postponed Retirement Date will receive a “Postponed Retirement Benefit” equal to the greater of (1) his Accrued Benefit as of his Postponed Retirement Date, or (2) the Actuarial Equivalent of his Normal Retirement Benefit on his Postponed Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
(d)    In the event a married Participant duly elects pursuant to Section 6.6 of the Plan not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a Life Annuity, the Benefits Group, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 2(a) above in an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).
(e)    In the event the Actuarial Equivalent Section of the Plan is amended, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of change shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.
(3)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service.
(4)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 2A Automotive Manufacturing - Supplemental to
Teleflex Incorporated Hourly Employees’ Pension Plan
(For Hillsdale, Michigan)
(1)    Eligibility for Participation
Each hourly-paid Eligible Employee of the Sponsor in its Hillsdale, Michigan location becomes a Participant as of the later of July 1, 1997 or his date of hire with the Sponsor. Except as otherwise provided in another Schedule to this Appendix E, no Employee of the Sponsor whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Retirement Benefits and Benefits on Death
(a)    The amount of monthly retirement benefit to be provided for each Participant who experiences a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to $15 for each Year of Benefit Accrual Service and fraction thereof.
“Benefit Accrual Service” means an individual’s period of employment with the Sponsor beginning on his date of hire and ending on the date he incurs a Break-In-Service, credited at the rate of 1/10 of a Year of Benefit Accrual Service for each 170 straight-time Hours of Service; provided that an individual shall not be credited with more than one Year of Benefit Accrual Service in a Plan Year. Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
The Normal Retirement Benefit of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon Severance from Employment at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the Normal Retirement Benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.
(b)    A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an “Early Retirement Benefit” commencing on his Early Retirement Date equal to the greater of (1) his Accrued Benefit reduced by 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which his Early Retirement Benefit commences precedes his Normal Retirement Date, or (2) the Actuarial Equivalent of his Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.
(c)    A Participant may elect to defer commencement of his Plan benefit until his Postponed Retirement Date. A Participant who commences receipt of his Plan benefit on a Postponed Retirement Date will receive a “Postponed Retirement Benefit” equal to the greater of (1) his Accrued Benefit as of his Postponed Retirement Date, or (2) the Actuarial Equivalent of his Normal Retirement Benefit on his Postponed Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
(d)    In the event a married Participant duly elects pursuant to Section 6.6 of the Plan not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a Life Annuity, the Benefits Group, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 2(a) above in an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).
(e)    In the event the Actuarial Equivalent Section of the Plan is amended, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of change shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.
(3)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service.
(4)    Prior Service
Eligible Employees under this Schedule No. 2A shall receive credit for all service with the Employer since their most recent date of hire for purposes of eligibility to participate in, and vesting in benefits accrued under the Plan. Such Eligible Employees shall receive credit for service with the Hillsdale, Michigan facility of the Sponsor on or after July 1, 1997 for purposes of benefit accrual under the Plan.
(5)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 3A Automotive - Supplemental to
Teleflex Incorporated Hourly Employees’ Pension Plan
(For Automotive-Lebanon, VA)
(1)    Eligibility for Participation
Each hourly-paid Eligible Employee of Teleflex Automotive Manufacturing Corporation in its Lebanon, Virginia location (“Participating Employer”) becomes a Participant as of the later of July 1, 1997 or his date of hire with the Participating Employer. No Employee of the Participating Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Retirement Benefits and Benefits on Death
(a)    The amount of monthly retirement benefit to be provided for each Participant who experiences a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to $15 for each Year of Benefit Accrual Service and fraction thereof.
“Benefit Accrual Service” means an individual’s period of employment with the Participating Employer beginning on his date of hire and ending on the date he incurs a Break-In-Service, credited at the rate of 1/10 of a Year of Benefit Accrual Service for each 170 straight-time Hours of Service; provided that an individual shall not be credited with more than one Year of Benefit Accrual Service in a Plan Year. Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
The Normal Retirement Benefit of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon Severance from Employment at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the Normal Retirement Benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.
(b)    A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an “Early Retirement Benefit” commencing on his Early Retirement Date equal to the greater of (1) his Accrued Benefit reduced by 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which his Early Retirement Benefit commences precedes his Normal Retirement Date, or (2) the Actuarial Equivalent of his Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.
(c)    A Participant may elect to defer commencement of his Plan benefit until his Postponed Retirement Date. A Participant who commences receipt of his Plan benefit on a Postponed Retirement Date will receive a “Postponed Retirement Benefit” equal to the greater of (1) his Accrued Benefit as of his Postponed Retirement Date, or (2) the Actuarial Equivalent of his Normal Retirement Benefit on his Postponed Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
(d)    In the event a married Participant duly elects pursuant to Section 6.6 of the Plan not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a Life Annuity, the Benefits Group, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 2(a) above in an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).
(e)    In the event the Actuarial Equivalent Section of the Plan is amended, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of change shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.
(3)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service.
(4)    Prior Service
Eligible Employees under this Schedule No. 3A shall receive credit for all service with the Employer since their most recent date of hire for purposes of eligibility to participate in, and vesting in benefits accrued under the Plan. Such Eligible Employees shall receive credit for service with the Participating Employer on or after July 1, 1997 for purposes of benefit accrual under the Plan.
(5)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 4A/Aviation Product Support -
Supplemental to Teleflex Incorporated Hourly Employees’ Pension Plan
(For Aviation Product Support - Employees in Mentor,
OH represented by P.A.C.E. Local 5-0826)
(1)    Eligibility for Participation
Each hourly-paid Eligible Employee of Aviation Product Support, Inc. in the Mentor, Ohio Plant (“Participating Employer”) represented by P.A.C.E. Local 5-0826 becomes a Participant as of the later of his date of hire with the Participating Employer or January 26, 1998. No Employee of the Participating Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Retirement Benefits and Benefits on Death
(a)    The amount of monthly retirement benefit to be provided for each Participant who experiences a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to the monthly dollar amount indicated below for each Year of Benefit Accrual Service and fraction thereof:

Participant’s Severance from Employment Date	Monthly Amount
From January 26, 1998 - January 31, 2000	$18
On or after February 1, 2000	$19
On or after February 1, 2001	$21
On or after February 1, 2002	$22
On or after February 1, 2003	$23
On or after February 1, 2004	$24

“Benefit Accrual Service” means an individual’s period of employment with the Participating Employer beginning on his date of hire and ending on the date he incurs a Break-In-Service, credited at the rate of 1/10 of a Year of Benefit Accrual Service for each 170 straight-time Hours of Service; provided that an individual shall not be credited with more than one Year of Benefit Accrual Service in a Plan Year. Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
The Normal Retirement Benefit of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon Severance from Employment at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the Normal Retirement Benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.
(b)    A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an “Early Retirement Benefit” commencing on his Early Retirement Date equal to the greater of (1) his Accrued Benefit reduced by 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which his Early Retirement Benefit commences precedes his Normal Retirement Date, or (2) the Actuarial Equivalent of his Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.
(c)    A Participant may elect to defer commencement of his Plan benefit until his Postponed Retirement Date. A Participant who commences receipt of his Plan benefit on a Postponed Retirement Date will receive a “Postponed Retirement Benefit” equal to the greater of (1) his Accrued Benefit as of his Postponed Retirement Date, or (2) the Actuarial Equivalent of his Normal Retirement Benefit on his Postponed Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
(d)    In the event a married Participant duly elects pursuant to Section 6.6 of the Plan not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a Life Annuity, the Benefits Group, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 2(a) above in an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).
(e)    In the event the Actuarial Equivalent Section of the Plan is amended, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of change shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

(3)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service.
(4)    Prior Service
Eligible Employees under this Schedule No. 4A shall receive credit for all service with the Employer since their most recent date of hire for purposes of vesting in benefits accrued under the Plan. Such Eligible Employees shall receive credit for service with the Participating Employer from the later of his date of hire or January 1, 1990 for purposes of benefit accrual under the Plan.
(5)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 5A Sermatech Gas-Path Supplemental to
Teleflex Incorporated Hourly Employees’ Pension Plan
(For Sermatech Gas-Path Houston, TX)
(1)    Eligibility for Participation
Each hourly-paid Eligible Employee of Gas-Path Technology, Inc. in its Houston, Texas location (“Participating Employer”) becomes a Participant as of the later of January 1, 1999 or his date of hire with the Participating Employer. No Employee of the Participating Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Retirement Benefits and Benefits on Death
(a)    The amount of monthly retirement benefit to be provided for each Participant who experiences a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to $15 for each Year of Benefit Accrual Service and fraction thereof.
“Benefit Accrual Service” means an individual’s period of employment with the Participating Employer beginning on his date of hire and ending on the date he incurs a Break-In-Service, credited at the rate of 1/10 of a Year of Benefit Accrual Service for each 170 straight-time Hours of Service; provided that an individual shall not be credited with more than one Year of Benefit Accrual Service in a Plan Year. Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
The Normal Retirement Benefit of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon Severance from Employment at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the Normal Retirement Benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.
(b)    A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an “Early Retirement Benefit” commencing on his Early Retirement Date equal to the greater of (1) his Accrued Benefit reduced by 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which his Early Retirement Benefit commences precedes his Normal Retirement Date, or (2) the Actuarial Equivalent of his Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.
(c)    A Participant may elect to defer commencement of his Plan benefit until his Postponed Retirement Date. A Participant who commences receipt of his Plan benefit on a Postponed Retirement Date will receive a “Postponed Retirement Benefit” equal to the greater of (1) his Accrued Benefit as of his Postponed Retirement Date, or (2) the Actuarial Equivalent of his Normal Retirement Benefit on his Postponed Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
(d)    In the event a married Participant duly elects pursuant to Section 6.6 of the Plan not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a Life Annuity, the Benefits Group, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 2(a) above in an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).
(e)    In the event the Actuarial Equivalent Section of the Plan is amended, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of change shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

(3)    Vesting of Benefits

A Participant will vest upon completing five (5) Years of Vesting Service.

(4)    Prior Service

Eligible Employees under this Schedule No. 5A shall receive credit for all service with the Employer since their most recent date of hire for purposes of eligibility to participate in, and vesting in benefits accrued under the Plan. Such Eligible Employees shall receive credit for service with the Participating Employer on or after January 1, 1999 for purposes of benefit accrual under the Plan.

(5)    Other Provisions

Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 6A Teleflex Fluid Systems, Inc. Supplemental to
Teleflex Incorporated Hourly Employees’ Pension Plan
(For Teleflex Fluid Systems, Inc. Suffield, CT)
(1)    Eligibility for Participation
Each hourly-paid Eligible Employee of Teleflex Fluid Systems, Inc. in its Suffield, Connecticut location (“Participating Employer”) becomes a Participant as of the later of January 1, 1999 or his date of hire with the Participating Employer. No Employee of the Participating Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Retirement Benefits and Benefits on Death
(a)    The amount of monthly retirement benefit to be provided for each Participant who experiences a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to $15 for each Year of Benefit Accrual Service and fraction thereof.
“Benefit Accrual Service” means an individual’s period of employment with the Participating Employer beginning on his date of hire and ending on the date he incurs a Break-In-Service, credited at the rate of 1/10 of a Year of Benefit Accrual Service for each 170 straight-time Hours of Service; provided that an individual shall not be credited with more than one Year of Benefit Accrual Service in a Plan Year. Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
The Normal Retirement Benefit of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon Severance from Employment at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the Normal Retirement Benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.
(b)    A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an “Early Retirement Benefit” commencing on his Early Retirement Date equal to the greater of (1) his Accrued Benefit reduced by 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which his Early Retirement Benefit commences precedes his Normal Retirement Date, or (2) the Actuarial Equivalent of his Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.
(c)    A Participant may elect to defer commencement of his Plan benefit until his Postponed Retirement Date. A Participant who commences receipt of his Plan benefit on a Postponed Retirement Date will receive a “Postponed Retirement Benefit” equal to the greater of (1) his Accrued Benefit as of his Postponed Retirement Date, or (2) the Actuarial Equivalent of his Normal Retirement Benefit on his Postponed Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
(d)    In the event a married Participant duly elects pursuant to Section 6.6 of the Plan not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a Life Annuity, the Benefits Group, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 2(a) above in an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).
(e)    In the event the Actuarial Equivalent Section of the Plan is amended, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of change shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

(3)    Vesting of Benefits

A Participant will vest upon completing five (5) Years of Vesting Service.

(4)    Prior Service

Eligible Employees under this Schedule No. 6A shall receive credit for all service with the Employer since their most recent date of hire for purposes of eligibility to participate in, and vesting in benefits accrued under the Plan. Such Eligible Employees shall receive credit for service with the Participating Employer on or after January 1, 1999 for purposes of benefit accrual under the Plan.

(5)    Other Provisions

Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 7A Sermatech Maine Supplemental to
Teleflex Incorporated Hourly Employees’ Pension Plan
(For Sermatech, Biddeford, ME)
(1)    Eligibility for Participation
Each hourly-paid Eligible Employee of Sermatech International Incorporated in its Biddeford, Maine location (“Participating Employer”) becomes a Participant as of the later of January 1, 2000 or his date of hire with the Participating Employer. No Employee of the Participating Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Retirement Benefits and Benefits on Death
(a)    The amount of monthly retirement benefit to be provided for each Participant who experiences a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to $15 for each Year of Benefit Accrual Service and fraction thereof.
“Benefit Accrual Service” means an individual’s period of employment with the Participating Employer beginning on his date of hire and ending on the date he incurs a Break-In-Service, credited at the rate of 1/10 of a Year of Benefit Accrual Service for each 170 straight-time Hours of Service; provided that an individual shall not be credited with more than one Year of Benefit Accrual Service in a Plan Year. Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
The Normal Retirement Benefit of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon Severance from Employment at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the Normal Retirement Benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments.
(b)    A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an “Early Retirement Benefit” commencing on his Early Retirement Date equal to the greater of (1) his Accrued Benefit reduced by 1/15th for each of the first five (5) years and 1/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which his Early Retirement Benefit commences precedes his Normal Retirement Date, or (2) the Actuarial Equivalent of his Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.
(c)    A Participant may elect to defer commencement of his Plan benefit until his Postponed Retirement Date. A Participant who commences receipt of his Plan benefit on a Postponed Retirement Date will receive a “Postponed Retirement Benefit” equal to the greater of (1) his Accrued Benefit as of his Postponed Retirement Date, or (2) the Actuarial Equivalent of his Normal Retirement Benefit on his Postponed Retirement Date. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.
(d)    In the event a married Participant duly elects pursuant to Section 6.6 of the Plan not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a Life Annuity, the Benefits Group, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 2(a) above in an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).
(e)    In the event the Actuarial Equivalent Section of the Plan is amended, the Actuarial Equivalent of a Participant’s Accrued Benefit on or after the date of change shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

(3)    Vesting of Benefits

A Participant will vest upon completing five (5) Years of Vesting Service.

(4)    Prior Service

Eligible Employees under this Schedule No. 7A shall receive credit for all service with the Employer since their most recent date of hire for purposes of eligibility to participate in, and vesting in benefits accrued under the Plan. Such Eligible Employees shall receive credit for service with the Participating Employer on or after January 1, 2000 for purposes of benefit accrual under the Plan.

(5)    Other Provisions

Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 8A Morse Controls Division Supplemental to
Teleflex Incorporated Hourly Employees’ Pension Plan
(For Morse Controls Division Retirement Plan)
Effective July 2, 1999, all benefit accruals ceased under the Retirement Plan for Hourly Employees, Morse Controls Division IMO Industries Inc. (the “Morse Plan”). Effective June 30, 2001, the Morse Plan was merged into and with the Hourly Employees’ Plan. This Schedule attempts to catalogue and preserve the benefits, rights and features unique to the Morse Plan. All such benefits, rights and features which are required to be preserved under section 411(d)(6) of the Code or the terms of such merged plan shall be so preserved. The provisions of this Schedule shall replace and supersede all similar provisions contained in the Plan proper and shall only apply to those Participants covered by this Schedule.
(1)    Eligibility for Participation
Only a participant in the Morse Plan as of June 30, 2001 shall be a Participant in the Plan as set forth in Appendix E and this Schedule 8A. No Employee of the Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Definitions
For the purpose of this Schedule only:
(a)    “Actuarial Equivalent” shall mean (for purposes other than lump sum calculations) a benefit of equivalent value, computed on the basis of the following actuarial assumptions:
Interest -     Five and one-half percent (5½%) per annum.
Mortality -    UP 1984 Mortality Table.
(b)    “Early Retirement Date” shall mean the first day of any month following a Participant’s completion of 10 years of Years of Vesting Service and the Participant’s attainment of age 55.
(c)    “Total Disability” or “Totally Disabled” means complete disability by bodily or mental injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit, provided, such Total Disability shall have continued for a period of at least 21 consecutive weeks, and in the opinion of a qualified physician, will be permanent and continuous during the remainder of the Participant’s life, and provided, such Total Disability:
(i)    Was not contracted, suffered or incurred while the Participant was engaged in, or did not result from his having engaged in, a criminal enterprise;
(ii)    Did not result from his habitual drunkenness or addiction to narcotics;
(iii)    Did not result from an intentionally self-inflicted injury;
(iv)    Did not result from service in the armed forces of any country after January 1, 1965, which prevents a return to employment as an Employee and for which the Participant receives a military pension.
(d)    “Years of Benefit Accrual Service” shall mean an individual’s “Years of Benefit Service” under the Morse Plan on June 30, 2001.
(3)    Normal Retirement Benefit
(a)    The monthly “Normal Retirement Benefit” amount for a Participant shall be determined under this Section 3 based on the date of the Participant’s Severance from Employment.
(b)    The Normal Retirement Benefit payable to a Participant who has a Severance from Employment on or after May 1, 1986, shall be an amount equal to $13.00 or his actual retirement benefit accrued under the Morse Plan or any prior plan for any year prior to January 1, 1981, whichever amount is higher, multiplied by his years (and twelfths of years) of Years of Vesting Service.
(c)    The Normal Retirement Benefit payable to a Participant who has a Severance from Employment on or after May 1, 1988 shall be $13.00 per month for each year of his Years of Benefit Accrual Service as of December 31, 1980 plus $16.00 per month for each year (twelfths of years) of Years of Benefit Accrual Service after December 31, 1980.
(d)    Effective May 1, 1989, the Normal Retirement Benefit payable to a Participant who has a Severance from Employment after May 1, 1989 shall be an amount equal to $16.00 per month for each year (and twelfths of years) of Years of Benefit Accrual Service.
(e)    Effective January 1, 1990, the Normal Retirement Benefit payable to a Participant who has a Severance from Employment on or after such date shall be $17.00 per month for each year (and twelfths of years) of Years of Benefit Accrual Service.
(f)    Effective January 1, 1994, the Normal Retirement Benefit payable to a Participant who has a Severance from Employment on or after such date shall be $17.50 per month for each year (and twelfths of years) of Years of Benefit Accrual Service.
(g)    Effective January 1, 1995, the Normal Retirement Benefit payable to a Participant who has a Severance from Employment on or after such date shall be $18.00 per month for each year (and twelfths of years) of Years of Benefit Accrual Service.
(h)    Effective July 1, 1995, the Normal Retirement Benefit payable to a Participant who has a Severance from Employment on or after such date shall be $20.00 per month for each year (and twelfths of years) of Years of Benefit Accrual Service.
(i)    Effective July 1, 1998, the Normal Retirement Benefit payable to a Participant who has a Severance from Employment on or after such date shall be $21.00 per month for each year (and twelfths of years) of Years of Benefit Accrual Service .
(j)    Effective June 1, 1999, the Normal Retirement Benefit payable to a Participant who has a Severance from Employment on or after such date shall be $23.00 per month for each year (and twelfths of year) of Years of Benefit Accrual Service up to July 2, 1999.
No further Years of Benefit Accrual Service shall be allowed for a Participant under this Schedule No. 8A on and after July 2, 1999.
(4)    Early Retirement Benefit
A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, a Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive payment of an “Early Retirement Benefit” commencing on his Early Retirement Date equal to the Normal Retirement Benefit reduced by one-half percent (.5%) for each month the Participant is under age 62 on his Early Retirement Date. Accordingly, a vested Participant who has completed 10 Years of Vesting Service but has a Severance from Employment prior to age 55, shall be entitled to begin an Early Retirement Benefit on the first day of any month after he attains age 55, with the amount of such benefit determined in accordance with the prior sentence.
(5)    Disability Retirement
Participants eligible for benefits under this Schedule may also be eligible for disability retirement.
(a)    An active Participant who has completed at least 10 Years of Vesting Service and who becomes Totally Disabled on or after April 20, 1980, shall receive a “Total Disability Benefit” as provided in Section 3 of this Schedule in the form of a Life Annuity, which benefit will continue until the later of age 65 or the fifth anniversary of the date of the Participant’s Total Disability.
(b)    If a dispute arises concerning the Total Disability of a Participant based upon the Participant’s physician’s certification, said Participant shall submit to an examination by the Sponsor’s and/or Participating Employer’s physician, or by a physician selected by the Administrative Committee, and if the physician’s finding are not in accord with the Participant’s physician’s findings, and if the matter cannot be settled otherwise, the Sponsor’s and/or Participating Employer’s physician, or the physician selected by the Administrative Committee, as applicable, and the Participant’s physician shall mutually agree upon a third physician whose determination as to the extent of the disability shall be accepted as binding. The Participant may continue on sick leave or working under the limitations stipulated by the Participant’s physician until the report from the third physician is received and evaluated. A copy of the Sponsor’s, Participating Employer’s or Administrative Committee’s physician’s report shall be presented to the United Rubber, Cork, Linoleum and Plastic Workers of America, Local 924. The expense of the Participant’s physician shall be borne by the Participant and the expense of the third physician shall be equally shared by the Participating Employer and the Participant.
(c)    If the Total Disability of a Participant receiving a Total Disability Benefit ceases before his Severance from Employment on or before his Normal Retirement Date, his monthly Total Disability Benefit will cease. If he hereafter again becomes an active Participant, his Years of Service prior to his disability will be reinstated.
(d)    On his Normal Retirement Date, a Participant receiving a Total Disability Benefit will be retired in accordance with Section 3 of this Schedule. Upon his retirement, he shall be entitled to receive his Accrued Benefit, which shall not be offset by the Actuarial Equivalent amount of the Total Disability Benefit that he received prior to his Normal Retirement Date.
(e)    The Annuity Starting Date of a Participant who is eligible to receive a Total Disability Benefit is the date that his benefits commence to be paid in accordance with paragraph (d) above. The auxiliary Total Disability Benefit shall be disregarded in determining the Annuity Starting Date of the Participant.
(f)    If a Participant who receives a Total Disability Benefit under this Section is determined by the Social Security Administration not to be eligible to receive disability benefits under the Social Security Act, then the Participant is eligible to receive a temporary benefit not to exceed $400.00 per month (but, otherwise equal to his Normal Retirement Benefit at the time his disability payments commence) payable upon commencement of the Participant’s Total Disability Benefit until the Participant attains age 65 or until the Participant becomes eligible for Federal Social Security Benefits (either for disability or for age, at the full rate). Upon fulfillment of these conditions this temporary benefit shall cease.
(6)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service.
(7)    Normal Form of Benefit
The normal form of benefit for Participants covered by this Schedule No. 8A shall be:
(a)    For an unmarried Participant, a Life Annuity, with 60 monthly payments guaranteed to be paid to the Participant and his Beneficiary.
(b)    For a married Participant, a Qualified Joint and Survivor Annuity, with 60 monthly payments (in the amount to be received by the Participant) guaranteed to be paid to the Participant, and his Spouse and Beneficiary.
(8)    Optional Forms of Payment
In addition to the forms of payment provided under Section 7 of this Schedule, above, a Participant may elect to receive his benefit in one of the following optional forms, provided the procedures for electing an optional form under Section 6.6 of the Plan are satisfied:
(a)    A monthly income payable for the lifetime of a Participant with 10 or 15 years of payments guaranteed, as elected by the Participant. If the Participant dies prior to the expiration of the 10 or 15 year period, such payments shall be continued to the Participant’s Beneficiary to complete the balance of the guarantee period.
(b)    A monthly income payable for the lifetime of the Participant and continuing thereafter in an amount equally as great, to the Participant’s Spouse for the lifetime of said Spouse with 60 payments guaranteed.
(c)    A monthly income payable for the lifetime of the Participant and continuing thereafter in an amount one-half or equally as great, as elected by the Participant, to the Participant’s Beneficiary with 60 payments guaranteed.
(d)    For a benefit commencing before the retirement age of the Participant established under the Social Security Act, the Participant may elect a converted portion of his Normal Retirement Benefit to begin on his Effective Retirement Date and which shall provide for payment at a certain rate prior to the first day on which he shall be entitled (upon proper application) to receive his primary old age Social Security insurance benefit, regardless of actuarial reduction on account of commencement of such Social Security benefit prior to the retirement age established under the Social Security Act for the Participant, and at a reduced rate thereafter, such Normal Retirement Benefit to be the Actuarial Equivalent of the benefit provided for him under Section 3, above, and calculated so that the difference in amounts payable before and after the first day on which he shall be entitled to receive such Social Security benefit shall equal as nearly as possible the estimated old age insurance benefit payable under the Social Security law to the member commencing on such first day.
(e)    In no event may any form of payment provided above exceed the greater of: (i) the life of the Participant; (ii) the life of the Participant and his Spouse; (iii) a period certain not exceeding the Participant’s life expectancy; or (iv) a period certain not exceeding the joint life expectancy of the Participant and his Spouse or Beneficiary, whichever is applicable. Such life expectancy or joint life expectancy shall be determined in accordance with regulations under Section 401(a)(9) of the Code. The availability of any form of benefit shall be subject to any limitations contained in Section 401(a)(9) of the Code and any Treasury Regulations promulgated thereunder and notwithstanding any provisions in this Plan to the contrary, in no event will a distribution be permitted which would violate the terms of Section 401(a)(9) and the Treasury Regulations promulgated thereunder.
(9)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 9A Teleflex UAW Local 1039 Retirement Plan - Supplemental to
Teleflex Incorporated Hourly Employees’ Pension Plan
(For UAW Local 1039 Plan)
On January 22, 1996, all benefit accruals ceased under the Teleflex UAW Local 1039 Retirement Plan (the “Local 1039 Plan”). Effective June 30, 2001, the Local 1039 Plan was merged into and with the Hourly Employees’ Plan. This Schedule attempts to catalogue and preserve the benefits, rights and features unique to the Local 1039 Plan. All such benefits, rights and features which are required to be preserved under section 411(d)(6) of the Code or the terms of such merged plan shall be so preserved. The provisions of this Schedule shall replace and supersede all similar provisions contained in the Plan and shall only apply to those Participants covered by this Schedule.
(1)    Eligibility for Participation
Only a participant in the Local 1039 Plan on June 30, 2001 shall be a Participant in the Plan as set forth in Appendix E and this Schedule 9A. No Employee of the Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Definitions
For the purpose of this Schedule only:
(a)    “Actuarial Equivalent” shall mean the equivalent actuarial value of the normal form of benefit for unmarried Participants, as described in Section 6.2 of the Plan, determined based upon the advice of the Plan’s actuary using the following factors and assumptions:
The UP-1984 Mortality Table, unrated for the employee and set back three years for the co-pensioner, with interest at the rate of 8% per annum compounded annually, shall be used in determining actuarial equivalency; provided, however, that in no event will an actuarially equivalent amount as to any Participant on any given date that falls on or after August 1, 1983 be less than the product of the Participant’s accrued monthly pension as of August 1, 1983 and the appropriate factor from the actuarial equivalency tables that were in use on July 31, 1983, specifically the Basic (Unloaded) Group Annuity Table for 1951 projected to 1965 by Scale C and rated back five years for females, and 8% interest compounded annually.
These factors and assumptions shall be at least as favorable to the Participant as the factors and assumptions listed in Table I of the Local 1039 Plan, as restated effective February 26, 1976.
(b)    “Early Retirement Date” shall mean the last day of any month coincident with or following a Participant’s completion of 10 years of Years of Vesting Service and the Participant’s attainment of age 55.
(c)    “Total and Permanent Disability” shall mean the total and permanent incapacity of an Employee after he has been credited with 10 years of Vesting Service, but prior to his Normal Retirement Date, and which entitles him to disability benefits under the Social Security Act as then in effect.
(d)    “Years of Benefit Accrual Service” shall mean an individual’s years of “Credited Service” under the Local 1039 Plan as of June 30, 2001.
(3)    Normal Retirement Benefit
The amount of monthly retirement benefit to be provided for each Participant who has a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to the monthly dollar amount indicated below multiplied by the Years of Benefit Accrual Service and fractions thereof:

Participant’s Severance from Employment Date	Monthly Amount
March 1, 1988 through February 28, 1989	$18.00
March 1, 1989 through February 23, 1990	$19.00
February 24, 1990 through February 23, 1991	$20.00
February 24, 1991 through February 23, 1992	$21.00
February 24, 1992 through February 23, 1994	$22.00
February 24, 1994 and thereafter	$23.00

Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.

(4)    Early Retirement Benefit
A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following his Early Retirement Date. The “Early Retirement Benefit” under this Schedule shall equal the Participant’s Accrued Benefit multiplied by the applicable early retirement percentage, as follows:

Participant’s Age at his Annuity Starting Date	Early Retirement Percentage
55	33.33%
56	40.00
57	46.66
58	53.33
59	60.00
60	66.67
61	73.33
62	80.00
63	86.67
64	93.33
65	100.00

For each additional full month of age attained at his Annuity Starting Date, the applicable early retirement percentage shall be determined by a straight-line interpolation from the early retirement percentage applicable to the next lower age to the early retirement percentage applicable to the next higher age in the above table, rounded to the nearest 1/100 of 1%.

A vested Participant who has completed 10 Years of Vesting Service but has a Severance from Employment prior to age 55, shall be entitled to begin an Early Retirement Benefit on the first day of any month after he attains age 55, with the amount of such benefit determined in accordance with this Section 4.

(5)    Disability Retirement Benefit and Other Benefits
Participants eligible for benefits under this Schedule may also be eligible for other benefits under this Plan.
(a)    Disability Retirement Benefit. The “Disability Retirement Benefit” payable to a Participant who incurs a Total and Permanent Disability while he is an active employee of the Employer shall be his Accrued Benefit based on his Years of Benefit Accrual Service up to his Severance from Employment date due to such Total and Permanent Disability and the rate applicable to him under Section 3 of this Schedule based upon his Severance from Employment date. Payment of such Disability Retirement Benefit shall begin as of the Participant’s Annuity Starting Date, which shall be the first day of the month following the later of:
(i)    The date the Participant begins to receive disability benefits under the federal Social Security Act as in effect at the time of the Participant’s Severance from Employment due to his Total and Permanent Disability; or
(ii)    The approval by the Administrative Committee of the Participant’s application for a Disability Retirement Benefit under the Plan, and shall continue until the date such Participant ceases to receive disability benefits under the federal Social Security Act; provided that if such Participant continues to receive benefits under this provision until he reaches age 65, such benefits hereunder will continue for the remainder of the Participant’s life. Disability Retirement Benefits shall not be paid in any month for which the Participant receives illness or injury benefits under any program maintained by the Employer.
(b)    Mutually Satisfactory Retirement Benefit. A Participant who has five (5) Years of Vesting Service and who has a Severance from Employment at the request of the Employer, with his consent, shall be entitled to a benefit for each month during which he is not entitled to an unreduced primary insurance amount under the federal Social Security Act, beginning on the first day of the month following his Severance from Employment and ending on the first to occur of the Participant’s Normal Retirement Date or his death, equal to the Participant’s Accrued Benefit based on his Years of Accrual Service up to the date of his Severance from Employment, multiplied by two. For each month in such period during which the Participant is entitled to an unreduced primary insurance amount under the federal Social Security Act, such Participant shall be entitled to a benefit equal to his Accrued Benefit based on his Years of Benefit Accrual Service up to the date of his Severance from Employment.
(c)    Medicare Benefits. Each Participant who retires on or after his Early Retirement Date or Normal Retirement Date or who has a Severance from Employment due to a Total and Permanent Disability shall be paid an amount equal to the premium under Part B of Medicare, as contained in the federal Social Security Act, for him and his Spouse for each month in which the Participant or his Spouse is eligible for Part B coverage under Medicare, as contained in the federal Social Security Act. For Participants who retired on or after February 26, 1994, the Plan’s payment of Medicare Part B premiums shall be capped at the 1997 premium levels, as determined by the United States Government.
(6)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service. A Participant who experienced a Severance from Employment on the date the Employer’s Aerospace/Defense Division was sold to Triumph Controls Systems, Inc. shall also be vested.
(7)    Spousal Benefits
(a)    If a Participant retires on or after an Early Retirement Date, the amount of the Participant’s monthly benefit under a Qualified Joint and Survivor Annuity shall be determined as follows:
Multiply the Participant’s benefit determined under Section 3 or 4 of this Schedule, as applicable,
By
95%, increased by 1/2 of 1% for each year in excess of five (5) years that the age of the Participant’s Spouse exceeds the Participant’s age, with both ages determined as of the birthday nearer the Participant’s Annuity Starting Date, to a maximum of 100%, or decreased by 1/2 of 1% for each year in excess of five (5) years that the age of the Participant’s spouse is less than the Participant’s age, with both ages determined as of the birthday nearer the Participant’s Annuity Starting Date.
(b)    Qualified Preretirement Survivor Annuity. The amount of a Qualified Preretirement Survivor Annuity (“QPSA”) payable to a Participant who has a Severance from Employment on or after an Early Retirement Date shall be determined based on the amount of the Qualified Joint and Survivor Annuity the Participant would be entitled to in accordance with Section 7(a) of this Schedule. To be eligible to receive a QPSA, a Spouse must have been married to a Participant throughout the three month period ending with the date of the Participant’s death.
(8)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule No. 10A Teleflex Incorporated Pension Plan for Employees
Represented by PACE Local 5-0524 -
Supplemental to Teleflex Incorporated
Hourly Employees’ Pension Plan (For PACE Plan)
Effective June 30, 2001, the Teleflex Incorporated Pension Plan for Employees Represented by PACE Local 5-0524 (the “PACE Plan”) was merged into and with the Hourly Employees’ Plan. This Schedule attempts to catalogue and preserve the benefits, rights and features unique to the PACE Plan. All such benefits, rights and features which are required to be preserved under section 411(d)(6) of the Code or the terms of such merged plan shall be so preserved. The provisions of this Schedule shall replace and supersede all similar provisions contained in the Plan and shall only apply to those Participants covered by this Schedule.
(1)    Eligibility for Participation
An Eligible Employee in the Teleflex Incorporated Automotive Division in Van Wert, Ohio (“Participating Employer”) who is represented for collective bargaining purposes by the Union shall become a Participant as of the later of June 30, 2001 or his date of hire as such. No Employee of the Participating Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Definitions
For the purpose of this Schedule only:
(a)    “Early Retirement Date” shall mean the last day of any month coincident with or following a Participant’s attainment of age sixty 60, but not sixty-five 65, after being credited with ten 10 Years of Vesting Service.
(b)    “Hours of Service” shall mean the definition set forth in the Plan augmented by the following additional terms:
A Participant who is absent from employment with the Employer because of illness or injury sustained in the course of employment with the Employer and with respect to which he receives workers’ compensation benefits shall be credited with Hours of Service at the rate of eight (8) hours for each working day of such absence, not to exceed 40 hours for each week, during the period he normally would have been scheduled to work for the Employer during such period of absence, provided he returns to employment with the Employer within 90 days after final payment of statutory compensation for such illness or injury or within 90 days after the end of the period used in calculating a lump sum payment with respect to statutory compensation.
A Participant who is the full-time president of the Union and who is compensated by the Union for such duties shall be credited with Hours of Service at the rate of eight (8) hours for each working day, not to exceed 40 hours for each week, during the period he is full-time president of the Union.
A Participant who is absent from employment in connection with the business of the Union pursuant to an agreement between the Employer and the Union shall be credited with Hours of Service at the rate of eight (8) hours for each working day of such absence, not to exceed 40 hours for each week, during the period of such absence, provided:
(i)    No such credit shall be granted for more than a two consecutive year period with respect to any one such period of absence; and
(ii)    No more than two Participants shall be granted such credit at any one time; provided, however, that no more than one Participant shall be granted such credit if Hours of Service are being granted at the same time to the full-time president of the Union pursuant to the preceding paragraph.
(c)    “Total and Permanent Disability” shall mean the total and permanent incapacity of an Employee after he has been credited with 10 years of Vesting Service, but prior to his Normal Retirement Date, and which entitles him to disability benefits under the Social Security Act as then in effect.
(d)    “Union” means the PACE Union Local 5-0524.
(3)    Normal Retirement Benefit
The amount of monthly retirement benefit to be provided for each Participant who has a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to the monthly dollar amount indicated below multiplied by the Years of Benefit Accrual Service and fractions thereof:

Participant’s Severance from Employment Date	Monthly Amount
April 3, 1989 through March 31, 1990	$9.50
April 1, 1990 through March 31, 1991	$10.50
April 1, 1991 through March 31, 1992	$11.50
April 1, 1992 through March 31, 1993	$12.50
April 1, 1993 through March 31, 1994	$13.00
April 1, 1994 through March 31, 1995	$13.50
April 1, 1995 through March 31, 1996	$14.50
April 1, 1996 through March 31, 1997	$15.50
April 1, 1997 through March 31, 1998	$16.50
April 1, 1998 through January 1, 1999	$17.50
January 1, 1999 through March 31, 2000	$18.50
April 1, 2000 through March 31, 2001	$19.00
April 1, 2001 through March 31, 2002	$19.50
April 1, 2002 through March 31, 2003	$20.50
April 1, 2003 through March 31, 2004	$21.50
April 1, 2004 and thereafter	$22.00

“Years of Benefit Accrual Service” means a Participant’s “Credited Service” under the PACE Plan on June 30, 2001, plus service in covered employment after such date, credited at the rate of 1/10 of a Year of Benefit Accrual Service for each 170 Hours of Service.
Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
(4)    Early Retirement Benefit
A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following his Early Retirement Date. The “Early Retirement Benefit” under this Schedule shall equal the Participant’s Accrued Benefit reduced by 5/9 of 1% for each month that the Participant’s commencement of the Early Retirement Benefit precedes his Normal Retirement Date.
A vested Participant who has completed 10 Years of Vesting Service but has a Severance from Employment prior to age 60, shall be entitled to begin an Early Retirement Benefit at any time after he attains age 60, with the amount of such benefit determined in accordance with the terms of this Section 4.

(5)    Disability Retirement Benefit
Participants eligible for benefits under this Schedule may also be eligible for a Disability Retirement Benefit. The “Disability Retirement Benefit” payable to a Participant who incurs a Total and Permanent Disability while he is an active employee of the Employer shall be his Accrued Benefit based on his Years of Benefit Accrual Service up to his Severance from Employment date due to such Total and Permanent Disability and the rate applicable to him under Section 3 of this Schedule based upon his Severance from Employment date. Payment of such Disability Retirement Benefit shall begin as of the Participant’s Annuity Starting Date, which shall be the first day of the month following the later of:
(a)    The date the Participant begins to receive disability benefits under the federal Social Security Act as in effect at the time of the Participant’s Severance from Employment due to his Total and Permanent Disability; or
(b)    The approval by the Administrative Committee of the Participant’s application for a Disability Retirement Benefit under the Plan, and shall continue until the date such Participant ceases to receive disability benefits under the federal Social Security Act; provided that if such Participant continues to receive benefits under this provision until he reaches age 65, such benefits hereunder will continue for the remainder of the Participant’s life. Disability Retirement Benefits shall not be paid in any month for which the Participant receives illness or injury benefits under any program maintained by the Employer, or for which such Participant is covered under a medical insurance program maintained by the Employer and, pursuant to such coverage, the Employer pays a premium for the Participant for such month.
(6)    Form of Benefit
The amount of the monthly payment to a Participant under the Qualified Joint and Survivor Annuity shall be determined as follows:
Multiplying the Participant’s benefit determined under Section 3 or 4 of this Schedule, as applicable
By
The applicable factor listed in Table 1 attached to this Schedule.
(7)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service
(8)    Death Benefits
The surviving Spouse of a Participant covered by this Schedule shall only be eligible for the death benefit provided under Article VII of Appendix E, if such Spouse was married to the Participant throughout the one-year period ending on the Participant’s date of death.
(9)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule 10A-Table 1

TABLE OF FACTORS TO CONVERT AN AMOUNT OF PENSION PAYABLE
TO AN EMPLOYEE FOR LIFE TO AN ACTUARIALLY EQUIVALENT AMOUNT OF PENSION PAYABLE TO THE EMPLOYEE FOR LIFE WITH ONE-HALF OF THE PENSION
AMOUNT PAYABLE TO THE EMPLOYEE CONTINUED TO THE EMPLOYEE’S
SPOUSE FOR THE PERIOD, IF ANY, THAT THE SPOUSE SURVIVES THE EMPLOYEE

AGE NEAREST BIRTHDAY OF EMPLOYEE’S SPOUSE IN RELATION TO EMPLOYEE’S AGE NEAREST BIRTHDAY	EMPLOYEE’S AGE NEAREST BIRTHDAY
	60	61	62	63	64	65
15 YEARS YOUNGER	.8649	.8585	.8519	.8452	.8383	.8314
14 YEARS YOUNGER	.8670	.8608	.8544	.8479	.8413	.8345
13 YEARS YOUNGER	.8693	.8633	.8571	.8507	.8443	.8378
12 YEARS YOUNGER	.8721	.8662	.8602	.8541	.8478	.8415
11 YEARS YOUNGER	.8749	.8693	.8635	.8576	.8516	.8455

10 YEARS YOUNGER	.8771	.8716	.8660	.8603	.8546	.8487
9 YEARS YOUNGER	.8794	.8741	.8687	.8632	.8576	.8519
8 YEARS YOUNGER	.8830	.8779	.8727	.8674	.8621	.8566
7 YEARS YOUNGER	.8859	.8810	.8760	.8710	.8659	.8606
6 YEARS YOUNGER	.8880	.8833	.8785	.8737	.8688	.8637

5 YEARS YOUNGER	.8913	.8868	.8823	.8777	.8730	.8682
4 YEARS YOUNGER	.8949	.8906	.8863	.8820	.8776	.8731
3 YEARS YOUNGER	.8976	.8936	.8895	.8854	.8812	.8769
2 YEARS YOUNGER	.9008	.8970	.8932	.8893	.8853	.8813
1 YEAR YOUNGER	.9041	.9006	.8970	.8934	.8896	.8858

SAME AGE	.9076	.9043	.9010	.8975	.8940	.8904

1 YEAR OLDER	.9107	.9076	.9045	.9012	.8979	.8945
2 YEARS OLDER	.9137	.9108	.9079	.9048	.9016	.8984
3 YEARS OLDER	.9172	.9145	.9118	.9089	.9059	.9029
4 YEARS OLDER	.9207	.9282	.9155	.9128	.9100	.9071
5 YEARS OLDER	.9246	.9223	.9198	.9173	.9146	.9118

6 YEARS OLDER	.9284	.9262	.9239	.9215	.9189	.9163
7 YEARS OLDER	.9317	.9296	.9274	.9250	.9226	.9202
8 YEARS OLDER	.9349	.9329	.9308	.9285	.9263	.9241
9 YEARS OLDER	.9381	.9362	.9341	.9320	.9300	.9281
10 YEARS OLDER	.9417	.9398	.9379	.9361	.9344	.9328

11 YEARS OLDER	.9440	.9422	.9405	.9389	.9375	.9362
12 YEARS OLDER	.9464	.9448	.9434	.9420	.9408	.9397
13 YEARS OLDER	.9503	.9490	.9478	.9468	.9458	.9449
14 YEARS OLDER	.9531	.9520	.9510	.9501	.9493	.9486
15 YEARS OLDER	.9548	.9539	.9531	.9524	.9517	.9510

Schedule No. 11A Sermatech International Incorporated Pension Plan for Employees
Represented by United Automobile Workers of America Local No. 644 -
Supplemental to Teleflex Incorporated
Hourly Employees’ Pension Plan (For Sermatech Plan)
Effective June 30, 2002, the Sermatech Incorporated Pension Plan for Employees Represented by United Automobile Workers of America Local No. 644 (the “Sermatech Plan”) was merged into and with the Hourly Employees’ Plan. This Schedule attempts to catalogue and preserve the benefits, rights and features unique to the Sermatech Plan. All such benefits, rights and features which are required to be preserved under section 411(d)(6) of the Code or the terms of such merged plan shall be so preserved. The provisions of this Schedule shall replace and supersede all similar provisions contained in the Plan and shall only apply to those Participants covered by this Schedule.
(1)    Eligibility for Participation
An Eligible Employee in the Sermatech International Middle Atlantic facility in Limerick (“Participating Employer”) who is represented for collective bargaining purposes by the Union shall become a Participant as of the later of June 30, 2002 or his date of hire as such. However, no Employee of the Participating Employer whose date of hire is on or after July 1, 2006 shall become a Participant.
(2)    Definitions
For the purpose of this Schedule only, “Union” means the International Union, United Automobile Aerospace and Agricultural Implement Workers of America - Local No. 644.
(3)    Normal Retirement Benefit
The amount of monthly retirement benefit to be provided for each Participant who has a Severance from Employment on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his “Normal Retirement Benefit”). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to the monthly dollar amount indicated below multiplied by the Years of Benefit Accrual Service and fractions thereof:

Participant’s Severance from Employment Date	Monthly Amount
July 1, 1989 through June 30, 1990	$9.00
July 1, 1990 through June 30, 1992	$11.00
July 1, 1992 through June 30, 1993	$12.00
July 1, 1993 through June 30, 1994	$13.00
July 1, 1994 through June 30, 1995	$14.00
July 1, 1995 through June 30, 1996	$15.00
July 1, 1996 through June 30, 1997	$19.00
July 1, 1997 through June 30, 1998	$20.00
July 1, 1998 through June 30, 1999	$21.00
July 1, 2000 through June 30, 2001	$22.50
July 1, 2001 through June 30, 2002	$24.00
July 1, 2002 forward	$25.50

“Years of Benefit Accrual Service” means a Participant’s “Credited Service.” Credited Service means the sum of a Participant’s “Credited Service” in the case of a Participant holding seniority with the Participating Employer on December 31, 1981, his total seniority as determined under the collective bargaining agreement between the Employer and the Union on that date, calculated to the nearest 1/10 of a year, and a Participant’s Credited Future Service, which means, for periods beginning on or after January 1, 1982, a period of employment with the Participating Employer credited during each calendar year at the rate of 1/10 of a year for each 170 hours such participant is employed by the Participating Employer during such year, provided that not more than one year of Credited Future Service be credited for one calendar year.
Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.

(4)    Early Retirement Benefit
A Participant who experiences a Severance from Employment before his Normal Retirement Date may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following his Early Retirement Date. The “Early Retirement Benefit” under this Schedule shall equal the Participant’s Accrued Benefit reduced by 5/9 of 1% for each month that the Participant’s commencement of the Early Retirement Benefit precedes his Normal Retirement Date.
(5)    Form of Benefit
The amount of the monthly payment to a Participant under the Qualified Joint and Survivor Annuity shall be calculated by multiplying the Participant’s benefit determined under this Section 3 or 4 of this Schedule, as applicable, by the applicable factor listed in Table 1, attached to this Schedule.
(6)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service.

(7)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule 11A-Table 1
TELEFLEX, INCORPORATED
PENSION PLAN FOR EMPLOYEES REPRESENTED BY UNITED AUTOWORKERS OF AMERICA – LOCAL NO. 644
TABLE 1

Actuarial Reduction Factors to Convert Monthly Pension On Single Life-Life Only Basis To Monthly Pension Payable To Participant With 50% Continuation Thereof To The Participant’s Spouse Upon The Death Of The Participant

Age of Participant’s Spouse Nearest Birthday In Relation to Participant’s Age Nearest Birthday At The Time The Participant’s Pension Commences	Male Participant’s Age Nearest Birthday On the Date His Pension Commences
	65	66	67	68	69	70-74	75 or Older
15 years younger	.8190	.8101	.8009	.7913	.7812	.7483	.7124
14 years younger	.8228	.8142	.8051	.7957	.7858	.7536	.7185
13 years younger	.8269	.8184	.8096	.8003	.7906	.7591	.7249
12 years younger	.8301	.8217	.8131	.8040	.7945	.7637	.7305
11 years younger	.8336	.8254	.8170	.8081	.7987	.7688	.7367

10 years younger	.8374	.8295	.8212	.8125	.8034	.7744	.7435
9 years younger	.8414	.8336	.8256	.8171	.8083	.7803	.7508
8 years younger	.8455	.8380	.8301	.8219	.8134	.7864	.7584
7 years younger	.8498	.8425	.8348	.8269	.8187	.7929	.7663
6 years younger	.8535	.8464	.8390	.8313	.8234	.7989	.7739

5 years younger	.8585	.8517	.8446	.8372	.8298	.8067	.7832
4 years younger	.8627	.8561	.8492	.8423	.8352	.8135	.7916
3 years younger	.8669	.8606	.8540	.8474	.8408	.8204	.7998
2 years younger	.8719	.8659	.8598	.8536	.8475	.8285	.8094
1 year younger	.8759	.8702	.8645	.8588	.8530	.8353	.8177

Same Age	.8801	.8747	.8694	.9641	.8588	.8421	.8263

1 year older	.8849	.8800	.8751	.8703	.8654	.8498	.8362
2 years older	.8898	.8853	.8808	.8763	.8717	.8573	.8457
3 years older	.8954	.8913	.8872	.8831	.8788	.8659	.8562
4 years older	.9000	.8962	.8924	.8885	.8844	.8732	.8654
5 years older	.9050	.9015	.8979	.8942	.8906	.8812	.8751

6 years older	.9101	.9068	.9034	.9002	.8970	.8892	.8851
7 years older	.9511	.9124	.9095	.9066	.9041	.8977	.8954
8 years older	.9195	.9168	.9142	.9119	.9096	.9048	.9041
9 years older	.9243	.9220	.9199	.9179	.9161	.9130	.9135
10 years older	.9289	.9269	.9251	.9234	.9220	.9205	.9216

Note:	Factors for ages or combinations of ages not shown in the table will be determined using the same actuarial basis as was used for calculating the factors show in the table.
Wyco; 8% Interest
TELEFLEX, INCORPORATED
PENSION PLAN FOR EMPLOYEES REPRESENTED BY UNITED AUTOWORKERS OF AMERICA – LOCAL NO. 644
TABLE 1

Actuarial Reduction Factors to Convert Monthly Pension On Single Life-Life Only Basis To Monthly Pension Payable To Participant With 50% Continuation Thereof To The Participant’s Spouse Upon The Death Of The Participant

Age of Participant’s Spouse Nearest Birthday In Relation to Participant’s Age Nearest Birthday At The Time The Participant’s Pension Commences	Female Participant’s Age Nearest Birthday On the Date Her Pension Commences
	65	66	67	68	69	70-74	75 or Older
15 years younger	.8891	.8835	.8775	.8714	.8651	.8446	.8222
14 years younger	.8922	.8867	.8810	.8750	.8690	.8492	.8281
13 years younger	.8953	.8900	.8845	.8788	.8729	.8540	.8341
12 years younger	.8990	.8939	.8886	.8832	.8776	.8598	.8412
11 years younger	.9018	.8969	.8918	.8867	.8814	.8645	.8473

10 years younger	.9047	.8999	.8952	.8903	.8853	.8694	.8534
9 years younger	.9080	.9036	.8991	.8945	.8898	.8751	.8603
8 years younger	.9114	.9072	.9030	.8988	.8944	.8808	.8669
7 years younger	.9153	.9115	.9076	.9037	.8996	.8872	.8743
6 years younger	.9183	.9148	.9112	.9076	.9038	.8924	.8804

5 years younger	.9218	.9186	.9153	.9119	.9084	.8979	.8871
4 years younger	.9255	.9225	.9195	.9164	.9132	.9034	.8942
3 years younger	.9296	.9269	.9242	.9213	.9184	.9095	.9016
2 years younger	.9327	.9302	.9277	.9250	.9223	.9142	.9077
1 year younger	.9364	.9341	.9317	.9293	.9267	.9199	.9146

Same Age	.9398	.9377	.9354	.9332	.9309	.9251	.9211

1 year older	.9438	.9418	.9397	.9378	.9359	.9311	.9286
2 years older	.9477	.9459	.9441	.9425	.9410	.9370	.9360
3 years older	.9503	.9486	.9472	.9459	.9446	.9414	.9415
4 years older	.9536	.9524	.9512	.9501	.9490	.9471	.9482
5 years older	.9570	.9560	.9551	.9541	.9532	.9525	.9541

6 years older	.9593	.9584	.9575	.9567	.9562	.9565	.9583
7 years older	.9628	.9621	.9614	.9608	.9606	.9617	.9634
8 years older	.9656	.9549	.9645	.9643	.9645	.9660	.9676
9 years older	.9682	.9678	.9677	.9678	.9682	.9699	.9713
10 years older	.9708	.9707	.9708	.9712	.9719	.9733	.9745

Note:	Factors for ages or combinations of ages not shown in the table will be determined using the same actuarial basis as was used for calculating the factors shown in the table.
Wyco; 8% Interest

Schedule No. 12A - Teleflex Incorporated Pension Plan for Employees
Represented by UAW Local No. 644 -
Supplemental to Teleflex Incorporated
Hourly Employees’ Pension Plan (For UAW-644 Plan)
Effective June 30, 2002, the Teleflex Incorporated UAW Local No. 644 Employees’ Pension Plan (the “UAW 644 Plan”) was merged into and with the Hourly Employees’ Plan. This Schedule attempts to catalogue and preserve the benefits, rights and features unique to the UAW 644 Plan. All such benefits, rights and features which are required to be preserved under section 411(d)(6) of the Code or the terms of such merged plan shall be so preserved. The provisions of this Schedule shall replace and supersede all similar provisions contained in the Plan and shall only apply to those Participants covered by this Schedule.
The Plan was amended effective as of March 22, 2011, by the Purchase Agreement whereby Teleflex Incorporated sold its Marine business unit to Marine Acquisition Corp. (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement: (i) effective as of March 22, 2011, Marine assumed of all of the liabilities under the Plan with respect to certain participants specified in Section 5.4(h)(i) of the Purchase Agreement who were current or former employees of the Marine business unit (“Marine Participants”), (ii) effective as of March 22, 2011 (or such earlier date set forth in the Plan), the Marine Participants ceased to accrue any additional benefits under the Plan, and (iii) all assets in the Plan attributable to the benefits of the Marine Participants (whether or not vested) and related liabilities were required to be transferred to a defined benefit plan established by Marine as soon as practicable following Marine’s establishment of the defined benefit plan. The transfer to the Marine Acquisition Corp. Retirement Income Plan occurred on June 30, 2011, and following this transfer, no Marine Participant is entitled to a benefit from or to continue participation in, the Plan. Accordingly, effective on and after June 30, 2011, this Schedule applies only to the Participant who is not a Marine Participant.
(1)    Eligibility for Participation
An Eligible Employee in the Teleflex Incorporated Marine Industrial Division (“Participating Employer”) who is represented for collective bargaining purposes by the Union shall become a Participant as of the later of June 30, 2002 or his date of hire as such. However, no Employee of the Participating Employer who is represented for collective bargaining purposes by the Union whose initial date of hire is on or after July 1, 2006 shall become a Participant.
(2)    Definitions
(a)    “Total and Permanent Disability” means the total and permanent incapacity of an Employee prior to his Normal Retirement Date and after he has been credited with 10 years of Vesting Service, and as a result of which an Employee is entitled to receive and is receiving disability benefits under the Social Security Act.
(b)    “Union” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America - Local No. 644.
(3)    Retirement Benefit
The amount of monthly retirement benefit to be provided for each Participant who retires on his Normal Retirement Date shall be equal to his Accrued Benefit (herein called his Normal Retirement Benefit). A Participant’s Accrued Benefit is based on a retirement benefit formula equal to the monthly dollar amount indicated below multiplied by the Years of Benefit Accrual Service and fractions thereof:

Participant’s Severance from Employment Date	Monthly Amount
June 1, 1989 through June 31, 1990	$17.50
July 1, 1990 through May 31, 1991	$18.50
June 1, 1991 through May 31, 1992	$19.50
June 1, 1992 through June 30, 1993	$20.50
July 1, 1993 through May 31, 1994	$21.50
June 1, 1994 through May 31, 1995	$23.50
June 1, 1995 through May 31, 1996	$26.50
June 1, 1996 through May 31, 1997	$27.00
June 1, 1997 through May 31, 1998	$28.00
June 1, 1998 through May 31, 2000	$29.00
June 1, 2000 through May 31, 2001	$30.00
June 1, 2001 through May 31, 2002	$31.00
June 1, 2002 through May 31, 2003	$32.00
June 1, 2003 through May 31, 2004	$33.00
June 1, 2004 through May 31, 2009	$34.00
June 1, 2009 through May 31, 2010	$35.00
June 1, 2010 and after	$36.00

“Years of Benefit Accrual Service” means a Participant’s “Credited Service.” Credited Service means a Participant’s “Credited Past Service” in the case of a Participant holding seniority with the Participating Employer on January 1, 1972, his total seniority as determined under the collective bargaining agreement between the Participating Employer and the Union on that date, calculated to the nearest 1/12th of a year, and a Participant’s Credited Future Service, which means, for periods beginning after January 1, 1972, a period of employment with the Participating Employer credited during each calendar year at the rate of 1/10th of a year in each 170 hours such Participant is employed by the Participating Employee during such year, provided that not more than one year of Credited Future Service shall be credited for any one calendar year.
Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.

(4)    Early Retirement
A Participant may elect to retire on an Early Retirement Date. In the event that a Participant makes such an election, he shall be entitled to receive an Early Retirement Benefit equal to his Accrued Benefit payable at his Normal Retirement Date. However, if a Participant so elects, he may receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following his Early Retirement Date. This Early Retirement Benefit under this Schedule, shall equal the Participant’s Accrued Benefit reduced by 1/2 of 1% for each month that the Participant’s commencement of the Early Retirement Benefit precedes his Normal Retirement Date.
(5)    Disability Retirement Benefit
The disability retirement benefit payable to a Participant who incurs a Total and Permanent Disability shall be his Accrued Benefit based on his years of Credited Service up the date he has a Severance from Employment due to such disability. Payment of such disability benefit shall begin as of the first day of the month following the later of:
(a)    The date the Participant begins to receive disability benefits under the Federal Social Security Act as in effect at the time of such disability retirement, or
(b)    The approval by the Administrative Committee of the Participant’s application for disability retirement under the Plan, and shall continue until the date such Participant ceases to receive disability benefits under the Federal Social Security Act; provided that if such Participant continues to receive benefits until he reaches age 65, such benefits hereunder will continue for the remainder of the Participant’s life. Disability benefits shall not be paid in any month for which the Participant receives illness or injury benefits under any program maintained by the Employer.
(6)    Form of Benefit
The amount of the monthly payment to a Participant under the Qualified Joint and Survivor Annuity shall be calculated by multiplying the Participant’s benefit determined under Section 3 or 4 of this Schedule, as applicable, by the applicable factor listed in Table 1, attached to the end of this Schedule.
(7)    Vesting of Benefits on Ceasing to be an Employee
A Participant will vest upon completing five (5) Years of Vesting Service. A Participant’s interest in his Accrued Benefit shall in any case become 100% vested if, while employed by the Employer, he reaches his Normal Retirement Date, dies or sustains a Total and Permanent Disability.
(8)    Death Benefits
The surviving Spouse of a Participant covered by this Schedule shall only be eligible for the death benefit provided under Article VII of Appendix E, if such Spouse was married to the Participant throughout the three-month period ending on the Participant’s date of death.
(9)    Qualified Joint and Survivor Annuity
(a)    For a married Participant who retires on or after his Early Retirement Date or Normal Retirement Date, the product of (i) and (ii) below, paid in the form of a monthly joint and survivor annuity that provides an annuity for the life of the Participant’s surviving Spouse equal to 50% of the annuity payable during the joint lives of the Participant and his Spouse:
(i)    The Participant’s Accrued Benefit determined under Section (3) , (4) or (5) above, as applicable;
(ii)    90%, increased by ½ of 1% for each year in excess of five years that the age of the Participant’s Spouse exceeds the Participant’s age, with both ages determined as of the birthday nearer the Participant’s retirement date, to a maximum of 100%, or decreased by ½ of 1% for each year in excess of five years that the age of the Participant’s Spouse is less than the Participant’s age, with both ages determined as of the birthday nearer the Participant’s retirement date;
(b)    For a married Participant who experiences a Severance from Employment prior to his Early Retirement Date or Normal Retirement Date due to a Total and Permanent Disability or for any other reason, the Participant’s Accrued Benefit paid in the form of a monthly joint and survivor annuity that is the Actuarial Equivalent of the normal form of benefit for an unmarried Participant, and that provides an annuity for the life of the Participant’s surviving Spouse equal to 50% of the annuity payable during the joint lives of the Participant and his Spouse.
(10)    Medicare Benefits
Each Participant who retires on or after his Early Retirement Date or Normal Retirement Date or who has a Severance from Employment due to a Total and Permanent Disability shall receive the premium under Part B of Medicare, as contained in the Federal Social Security Act, for him and his Spouse for each month in which the Participant or his Spouse is eligible for Part B coverage under Medicare, as contained in the Federal Security Act.
(11)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

Schedule 12A-Table 1

TABLE OF FACTORS TO CONVERT AN AMOUNT OF PENSION PAYABLE
TO AN EMPLOYEE FOR LIFE TO AN ACTUARIALLY EQUIVALENT AMOUNT OF PENSION PAYABLE TO THE EMPLOYEE FOR LIFE WITH ONE-HALF OF THE PENSION
AMOUNT PAYABLE TO THE EMPLOYEE CONTINUED TO THE EMPLOYEE’S
SPOUSE FOR THE PERIOD, IF ANY, THAT THE SPOUSE SURVIVES THE EMPLOYEE

A.    If ages of spouse and Participant are 5 years or less apart: 90%

B.
If spouse if more than 5 years older than Participant: 90% increased by ½ of 1% (.005) for each year in excess of 5 years that the age of the spouse exceeds the age of the Participant (up to a maximum of 100%).

C.	If spouse if more than 5 years younger than Participant: 90% decreased by ½ of 1% (.005) for each year in excess of 5 years that the age of the Spouse is less the age of the Participant.

For purposes of the above, the Participant’s and Spouse’s age nearest his or her birthday is used.

Schedule No. 13A DeCouper Industries, Inc. U.A.W. Retirement Income Plan
Represented by the International Union, Automobile, Aerospace and Agricultural Implement Workers of America, No. 540 and Local 1155 -
Supplemental to Teleflex Incorporated
Hourly Employees’ Pension Plan (For PACE Plan)
Effective July 31, 2002, the DeCouper Industries, Inc. U.A.W. Retirement Income Plan (the “DeCouper Plan”) was merged into and with the Hourly Employees’ Plan. This Schedule attempts to catalogue and preserve the benefits, rights and features unique to the DeCouper Plan. All such benefits, rights and features which are required to be preserved under section 411(d)(6) of the Code or the terms of such merged plan shall be so preserved. The provisions of this Schedule shall replace and supersede all similar provisions contained in the Plan and shall only apply to those Participants covered by this Schedule.
(1)    Eligibility for Participation
An Eligible Employee in the Warren, Michigan facility of DeCouper Industries, Inc. (“Participating Employer”) who is represented for collective bargaining purposes by the Union shall become a Participant as of the later of July 31, 2002 or his date of hire as such. No Employee of the Participating Employer whose date of hire is on or after January 1, 2006 shall become a Participant.
(2)    Definitions
For the purpose of this Schedule only:
(a)    “Disability” shall mean the total and permanent incapacity of an Employee after he has been credited with 10 years of Vesting Service, but prior to his Normal Retirement Date, and which entitles him to disability benefits under the Social Security Act as then in effect.
(b)    “Union” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, No. 540 and Local 1155.
(3)    Accrued Benefit
“Accrued Benefit” means the monthly amount payable to the Participant on his Normal Retirement Date in the form of a Life Annuity determined on the basis of such Participant’s Years of Benefit Service as of the date of determination, in an amount determined under the provisions shown below:
(a)    Participants employed by Thomas Die and Stamping, Inc.
(i)    Three Dollars and Fifty Cents ($3.50) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred prior to August 1, 1980.
(ii)    Four Dollars ($4.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred on or after August 1, 1980 but prior to June 1, 1987.
(iii)    Five Dollars ($5.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred on or after June 1, 1987 but prior to June 1, 1988.
(iv)    Six Dollars ($6.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date is on or after June 1, 1988 but prior to June 1, 1989.
(v)    Seven Dollars ($7.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date is on or after June 1, 1989 but prior to June 1, 1990.
(vi)    Eight Dollars ($8.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date is on or after June 1, 1990 but prior to June 1, 1991.
(vii)    Nine Dollars ($9.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date is on or after June 1, 1991 but prior to June 1, 1992.
(viii)    Ten Dollars ($10.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date is on or after June 1, 1992.
(ix)    Twelve Dollars ($12.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date is on or after June 1, 1999.
(x)    Thirteen Dollars ($13.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date is on or after June 1, 2002.
In addition, a Participant who was covered under the Prior Plan shall receive a lump sum payment equal to his Prior Plan Profit Sharing Account, if any. Such lump sum payment equal to the Prior Plan Profit Sharing Account shall also be available to such Participants as an in-service benefit. An in-service payment may be elected by the Participant with the in-service payment date being the first day of the second month following the date the Benefits Group receives proper application from such Participant. Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.
(b)    Participants employed by the Stamping Services Division U.A.W. Retirement Income Plan:
(i)    Three Dollars ($3.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date is prior to August 1, 1977.
(ii)    Four Dollars ($4.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred on or after August 1, 1977 but prior to August 1, 1980.
(iii)    Four Dollars and Fifty Cents ($4.50) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred on or after August 1, 1980 but prior to August 1, 1981.
(iv)    Five Dollars ($5.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred on or after August 1, 1981 but prior to August 1, 1985.
(v)    Six Dollars ($6.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred on or after August 1, 1985 but prior to August 1, 1986.
(vi)    Six Dollars and Fifty Cents ($6.50) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred on or after August 1, 1986 but prior to August 1, 1987.
(vii)    Seven Dollars ($7.00) multiplied by Years of Benefit Service if such Participant’s Severance from Employment date occurred on or after August 1, 1987 but prior to March 31, 1988.
(viii)    Five Dollars ($5.00) multiplied by Years of Benefit Service after April 1, 1988 but prior to March 31, 1989.
(ix)    Six Dollars ($6.00) multiplied by Years of Benefit Service after April 1, 1989 but prior to March 31, 1990.
(x)    Seven Dollars ($7.00) multiplied by Years of Benefit Service after April 1, 1990 but prior to March 31, 1991.
(xi)    Eight Dollars ($8.00) multiplied by Years of Benefit Service after April, 1 1991 but prior to March 31, 1992.
(xii)    Nine Dollars ($9.00) multiplied by Years of Benefit Service after April 1, 1992 but prior to March 31, 1993.
(xiii)    Ten Dollars ($10.00) multiplied by Years of Benefit Service after April 1, 1993.
(xiv)    Eleven Dollars ($11.00) multiplied by Years of Benefit Service after April 1, 1996.
(xv)    Twelve Dollars ($12.00) multiplied by Years of Benefit Service after April 1, 1997.
(xvi)    Thirteen Dollars ($13.00) multiplied by Years of Benefit Service after April 1, 2000.
(xvii)    Fourteen Dollars ($14.00) multiplied by Years of Benefit Service after April 1, 2001.
(xviii)    Fifteen Dollars ($15.00) multiplied by Years of Benefit Service after April 1, 2002.
Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.

(c)    Participants employed by the Handi-Vet Division U.A.W. Retirement Income Plan:
(i)    Two Dollars and Fifty Cents ($2.50) multiplied by Years of Benefit Service earned prior to April 1, 1988.
(ii)    Five Dollars ($5.00) multiplied by Years of Benefit Service after April 1, 1988 but prior to March 31, 1989.
(iii)    Six Dollars ($6.00) multiplied by Years of Benefit Service after April 1, 1989 but prior to March 31, 1990.
(iv)    Seven Dollars ($7.00) multiplied by Years of Benefit Service after April 1, 1990 but prior to March 31, 1991.
(v)    Eight Dollars ($8.00) multiplied by Years of Benefit Service after April 1, 1991 but prior to March 31, 1992.
(vi)    Nine Dollars ($9.00) multiplied by Years of Benefit Service after April 1, 1992 but prior to March 31, 1993.
(vii)    Ten Dollars ($10.00) multiplied by Years of Benefit Service after April 1, 1993 but prior to March 31, 1996.
(viii)    Eleven Dollars ($11.00) multiplied by Years of Benefit Service after April 1, 1996 but prior to March 31, 1997.
(ix)    Twelve Dollars ($12.00) multiplied by Years of Benefit Service after April 1, 1997 but prior to March 31, 2000.
(x)    Thirteen Dollars ($13.00) multiplied by Years of Benefit Service after April 1, 2000 but prior to March 31, 2001.
(xi)    Fourteen Dollars ($14.00) multiplied by Years of Benefit Service after April 1, 2001 but prior to March 31, 2002.
(xii)    Fifteen Dollars ($15.00) multiplied by Years of Benefit Service after April 1, 2002 but prior to March 31, 2003.
Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.

(d)    Other DeCouper Employees:
(i)    Service prior to August 1, 1987: $4.00.
(ii)    Service prior to August 1, 1988: $5.00.
(iii)    Six Dollars ($6.00) multiplied by Years of Benefit Service after April, 1989 but prior to March 31, 1990.
(iv)    Seven Dollars ($7.00) multiplied by Years of Benefit Service after April 1, 1990 but prior to March 31, 1991.
(v)    Eight Dollars ($8.00) multiplied by Years of Benefit Service after April, 1991 but prior to March 31, 1992.
(vi)    Nine Dollars ($9.00) multiplied by Years of Benefit Service after April 1,1992 but prior to March 31, 1993.
(vii)    Ten Dollars ($10.00) multiplied by Years of Benefit Service after April 1, 1993 but prior to March 31, 1996.
(viii)    Eleven Dollars ($11.00) multiplied by Years of Benefit Service after April 1, 1996 but prior to March 31, 1997.
(ix)    Twelve Dollars ($12.00) multiplied by Years of Benefit Service after April 1, 1997 but prior to March 31, 2000.
(x)    Thirteen Dollars ($13.00) multiplied by Years of Benefit Service after April 1, 2000 but prior to March 31, 2001.
(xi)    Fourteen Dollars ($14.00) multiplied by Years of Benefit Service after April 1, 2001 but prior to March 31, 2002.
(xii)    Fifteen Dollars ($15.00) multiplied by Years of Benefit Service after April 1, 2002 but prior to March 31, 2003.
Except to the extent required by applicable law or a collective bargaining agreement, an individual shall not be credited with any additional Years of Benefit Accrual Service after December 31, 2008. As a result, except as required by applicable law or a collective bargaining agreement, no Participant shall accrue any additional benefits under the Plan after December 31, 2008.

(4)    Normal Retirement Benefits
A Participant who has reached his Normal Retirement Date, who is not receiving Disability Benefits and who either (a) is an Eligible Employee as of his Normal Retirement Date or (b) was credited:
(a)    In either the Plan Year in which his Normal Retirement Date occurs or in one of the two Plan Years immediately preceding the Plan Year in which his Normal Retirement Date occurs, with at least one-tenth of a Year of Benefit Service; or
(b)    In the Plan Year in which his Normal Retirement Date occurs or in the Plan Year immediately preceding the Plan Year in which his Normal Retirement Date occurs, with at least half the number of Hours of Service required for him to be credited with a Year of Vesting Service for such Plan Year, shall be entitled to a Normal Retirement Benefit equal to his Accrued Benefit. If the Participant has experienced a Severance from Employment, the Participant may elect, in accordance with Section 6.6 of the Plan, to commence receipt of his Normal Retirement Benefit on his Normal Retirement Date or the first day of any month following his Normal Retirement Date (such later date being a Postponed Retirement Date and such benefit being a Postponed Retirement Benefit).
(5)    Early Retirement Benefits
A Participant with at least 10 Years of Vesting Service or 10 Years of Benefit Service who has attained age 60 but who experiences a Severance from Employment before his Normal Retirement Date and who is not receiving a Disability Retirement Benefit may elect to receive his Accrued Benefit beginning on his Normal Retirement Date (or Postponed Retirement Date). Alternatively, the Participant may elect to receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following the later of his Early Retirement Date or 30 days after the date the Benefits Group receives the Participant’s election to commence benefits, but no later than his Normal Retirement Date (in which case the benefit will be a Normal Retirement Benefit). The “Early Retirement Benefit” under this Schedule shall equal the Participant’s Accrued Benefit reduced by one-half of one percent (.5%) for each full month by which that the Participant’s commencement of the Early Retirement Benefit precedes his Normal Retirement Date.
(6)    Disability Retirement Benefits
A Participant with at least 10 Years of Vesting Service or ten 10 Years of Benefit Service who incurs a Disability, without fulfilling the requirements of Section (4) or (5) of this Schedule, above, and who has been credited with at least one Year of Benefit Service since the end of any period of three or more consecutive calendar years in which he was not credited with at least one-tenth of a Year of Benefit Service, shall entitled to a Disability Retirement Benefit if he has a Severance from Employment on account of Disability.
A Participant may elect, in accordance with Section 6.6 of the Plan, to commence receipt of a “Disability Retirement Benefit” on the first day of any month coinciding with or next following the later of his Severance from Employment on account of Disability or 30 days after the date the Benefits Group receives the Participant’s election to commence benefits, but no later than his Normal Retirement Date (in which case the benefit will be a Normal Retirement Benefit), provided he provides proof of Disability satisfactory to the Benefits Group. The Benefits Group may require proof of a Participant’s continued Disability prior to the Participant’s 65th birthday at intervals of not less than 12 months.
If a Participant has been married for at least 12 months as of his Annuity Starting Date, his Disability Retirement Benefit shall be paid in the form of a Qualified Joint and Survivor Pension in the amount described below, unless the Participant waives payment in that form in accordance with Section 6.6 of the Plan and his Spouse consents.
If a Participant has not been married for at least 12 months as of his Annuity Starting Date (or if he has waived payment of his Disability Retirement Benefit in the form of a Qualified Joint and Survivor Annuity in accordance with Section 6.6 of the Plan) and his Spouse has consented, his Disability Retirement Benefits shall be paid in the form of a monthly amount equal to his Accrued Benefit, payable until the first to occur of the Participant’s death or his attainment of age 65. If the first to occur is the Participant’s death, the last Disability Retirement Benefit payment shall be made as of the month in which his death occurs. If the first to occur is the Participant’s attainment of age 65, monthly payments beginning the month after the Participant attains age 65 shall be made as follows:
(a)If the Participant has not been married at least 12 months as of the date he attains age 65, Disability Retirement Benefits after he attains age 65 shall be paid in the form of the Single Life Annuity equal to his Accrued Benefit.
(b)If the Participant has been married at least 12 months as of the date he attains age 65, Disability Retirement Benefits after he attains age 65 shall be paid in the form of a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of his Accrued Benefit.
Notwithstanding the foregoing, a Participant’s Disability Retirement Benefit shall cease as of the first day of the month next following the earlier of his death or his recovery from his Disability before his Normal Retirement Date. If a Participant recovers from his Disability before his Normal Retirement Date, any Plan benefits that later become payable shall be reduced by the Actuarial Equivalent of any Disability Retirement Benefits previously paid.
(7)    Severance from Employment With Right to a Deferred Retirement Benefit
Upon his Severance from Employment, a Participant who is credited with at least five (5) Years of Vesting Service (if the person is credited with at least one Hour of Service on or after August 1, 1989) or ten (10) Years of Vesting Service (if the person is not credited with at least one Hour of Service on or after August 1, 1989) but does not satisfy the requirements of Sections (4), (5) or (6) of this Schedule, above, shall be entitled to a Plan benefit commencing (a) any time on or after his Normal Retirement Date (but no later than his Required Beginning Date) if he is credited with fewer than 10 Years of Vesting Service and fewer than 10 Years of Benefit Service, such benefit being a Normal Retirement Benefit or Postponed Retirement Benefit, as applicable, or (b) any time after attaining age 60 if he is credited with at least 10 Years of Vesting Service or 10 Years of Benefit Service, such benefit being an Early Retirement Benefit computed in accordance with Section (5) of this Schedule, above.
(8)    Non-Duplication of Benefits with DeCouper Industries Inc.
If a Participant receives benefits from any other defined benefit pension plan (or such other retirement plan as the Administrative Committee shall designate) other than the DeCouper Industries, Inc. U.A.W. Retirement Income Plan, and if the computation of the Participant’s Plan benefit under this Schedule includes any Benefit Service for any years, which years (the Common Years) are also included in determining the Participant’s benefits under such other defined benefit pension plan (or years during which the Participant was accruing benefits under another retirement plan designated by the Benefits Group), except as otherwise provided by the Employer and attached as an exhibit to the Plan, the Participant’s Plan benefit under this Schedule shall be the Participant’s Accrued Benefit, determined in accordance with Section 3 of this Schedule, reduced by the lesser of (i) such portions of the Participant’s benefits from such other plan as are attributable to the Common Years or (ii) such portions of the Participant’s Accrued Benefit under the Plan as are attributable to such Common Years, as determined by the Benefits Group.
(9)    Form of Benefit
Benefits under the Plan and this Schedule shall be payable as follows, except for Disability Retirement Benefits, which shall be payable as provided in Section 6 of this Schedule:
(a)A Participant who is married on the date payment of his Plan benefit commences shall automatically receive his Plan benefit in the form of a Qualified Joint and Survivor Annuity unless the Participant validly waives the Qualified Joint and Survivor Annuity and elects an optional form of payment set forth in Section 10 of this Schedule in accordance with Section 6.6 of the Plan.
(b)A Participant who, as of the date payment of his Plan benefits commences is not married shall automatically receive his Plan benefit in the form of a Life Annuity, unless such Participant waives the Life Annuity and elects an optional form of payment set forth in Section 10 of this Schedule in accordance with Section 6.6 of the Plan.
(10)    Optional Forms of Payment
A Participant may elect to receive his Plan benefit under this Schedule in the form of a reduced monthly pension payable to the Participant during his lifetime, and upon the Participant’s death, provided the Participant’s Beneficiary survives him, monthly payments shall be made to the Participant’s Beneficiary for the Beneficiary’s life in a monthly amount equal to 50% of the monthly payments previously made to the Participant. The amount of this optional form of payment shall be determined as an amount equal to 85% of the Participant’s Accrued Benefit payable at Normal Retirement if the Participant’s age and his eligible Spouse’s age are the same (age for purposes hereof being the age at his last birthday prior to the Annuity Starting Date). Such percentage shall be increased by one-half of one percent (1/2%), up to a maximum of 100% for each twelve (12) months that the Spouse’s age exceeds the Participant’s age and shall be decreased by one-half of one percent (1/2%) for each twelve (12) months that the Spouse’s age is less than the Participant’s age.
A Participant may not elect an optional form of payment providing monthly benefits to a Beneficiary other than his Spouse unless (1) the Participant has waived the automatic form of benefit applicable to him and has obtained Spousal consent, (2) if the payment of the Participant’s benefit commenced prior to August 1, 1989, the Actuarial Equivalent of the payments expected to be made to the Participant was more than 50% of the Actuarial Equivalent of the Participant’s Accrued Benefit, and (3) if the payment of the Participant’s Plan benefit commences on or after August 1, 1989, the optional form is payable over a period not extending beyond the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and an individual Beneficiary designated by the Participant, measured as of the Required Beginning Date which period shall not be longer than the period permitted under the minimum distribution incidental benefit requirement of the Treasury Regulations under Code Section 401(a)(9).

(11)    Effect of Pensioner Resuming Employment
If a Participant receiving benefit payments resumes employment with an Employer or a Related Employer, payment of his Plan benefits shall be discontinued for each month that such Participant earns 40 or more Hours of Service. Determination of said employment status shall be made in the sole discretion of the Administrative Committee under such rules and procedures as may from time to time be established by the Administrative Committee. In the event a Participant’s Plan benefit payments are suspended, the Administrative Committee shall give such Participant notification of his rights, offset such Participant’s future Plan benefits and recommence payment of such Participant’s Plan benefit in a manner determined in its sole discretion subject to any requirements imposed by law.
Notwithstanding any provision in the Plan to the contrary, the amount of a Participant’s Plan benefits which is attributable to Years of Benefit Service that accrued while a Participant is receiving Plan benefit payments will be reduced (but not below zero) by the Actuarial Equivalent of the Plan benefit paid while a Participant is credited with Years of Benefit Service.
(12)    Vesting of Benefits
A Participant will vest upon completing five (5) Years of Vesting Service.
(14)    Other Provisions
Provisions not covered by this Schedule may be determined by reference to the Plan and Appendix E thereto.

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
APPENDIX A
RETIREMENT PLAN FOR SALARIED EMPLOYEES OF ARROW INTERNATIONAL, INC.
The provisions in this Appendix F apply with respect to Participants in the Retirement Plan for Salaried Employees of Arrow International, Inc. (“Arrow Salaried Plan”) before its merger with and into the Plan effective as of August 31, 2008. The provisions in this Appendix F shall continue to apply on and after January 1, 2014 to eligible Employees and Participants eligible for the benefits described in this Appendix F. Except for the provisions set forth in Appendix F, the Plan provisions, including terms defined therein, shall apply with respect to Participants eligible for the benefits described in this Appendix F.

ARTICLE I
DEFINITIONS

Terms used but not defined in this Appendix F shall have the meaning set forth in the Plan. Except with respect to the references to Articles and Sections of the Plan herein, references in this Appendix F to Articles and Section numbers are references to the Articles and Sections in this Appendix F.

1.1    “Active Participant” shall mean a Participant who is an Employee in the Covered Class.
1.2    “Actuarial Equivalent” or “Actuarially Equivalent” shall mean of equal actuarial value on the basis of the assumptions and factors described in Schedule A.
1.3    “Age” shall mean, for any individual, his age on his last birthday, except that an individual attains Age 70 1/2 on the corresponding date in the sixth calendar month following the month on which his 70th birthday falls (or the last day of such month if there is no corresponding date therein).
1.4    “Annual Compensation” shall mean:
(a)    Effective for any Plan Year beginning on or after September 1, 2001 and prior to September 1, 2005, the total wages paid to a Participant by a Participating Company which must be taken into account for purposes of income tax withholding at the source, increased by (a) any elective contributions to a Participating Company’s plan under Sections 125, 132(f), 402(g)(3), 402(h), and 403(b) of the Code, and reduced by the dollar amount or value of each of the following: reimbursements and other expense allowances, fringe benefits (both cash and non-cash), moving expenses, deferred compensation, and welfare benefits.
(b)    Effective September 1, 2005, the total wages paid to a Participant by a Participating Company from the following sources: base salary, bonuses, and commissions paid to a Participant by a Participating Company, increased by any elective contributions to a Participating Company’s plan under sections 125, 132(f), 402(g)(3), 402(h), and 403(b) of the Code.
(c)    For Participants on short term disability, Annual Compensation received from a Participating Company’s general assets shall be included in calculating Annual Compensation, while short term disability benefits paid by a third-party shall not be included in calculating Annual Compensation.
(d)    Participants employed by an acquired company shall have their Annual Compensation in the year of acquisition calculated by pro-rating the entire calendar year’s pay using a fraction in which the denominator is 12 and the numerator is the number of months in the calendar year from the acquisition date to the end of the calendar year.
In general, all Annual Compensation up to a Participant’s actual Severance from Employment (or December 31, 2008, if earlier) shall be taken into account in calculating benefits. However, in the case of a Participant who does not have any period of employment on or after September 1, 1988, Annual Compensation received after the Participant’s Normal Retirement Date shall not be taken into account in calculating benefits under this Plan.
In calculating a Disabled Participant’s benefit, it will be assumed that the Participant’s Annual Compensation has continued unchanged from his Severance from Employment on account of Total and Permanent Disability to his Normal Retirement Date (or December 31, 2008, if earlier).
Notwithstanding the foregoing, effective September 1, 2004, Annual Compensation shall exclude amounts included in the taxable income of the Participant as a result of the grant of a non-qualified stock option by a Participating Company or a 50% Related Employer, amounts realized from the exercise of a non-qualified stock option (or incentive stock option to the extent such exercise is taxable) or from stock or property which is currently taxable under section 83 of the Code, and such other extraordinary items includable in the taxable income of the Participant.
Effective January 1, 2009, if Participants’ Annual Compensation under the Plan was not frozen effective as of December 31, 2008, Annual Compensation would also include any differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer, as required by Code Section 414(u)(12), as amended by the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”).

1.5    “Annuity Starting Date” shall have the meaning set forth in Treasury Regulations Section 1.401(a)-20, Q&A-10 (the first day of the first period for which an amount is paid as an annuity or any other form).

1.6    “Average Annual Compensation” shall mean:

(a)    Prior to September 1, 2005, Average Monthly Compensation multiplied by 12.
(b)    Effective September 1, 2005:
(i)    For a Participant with an Employment Date prior to September 1, 2005, the greater of:
(A)    The Participant’s Average Monthly Compensation multiplied by 12; or
(B)    The average of the Participant’s Annual Compensation, calculated on calendar year basis, during the five consecutive calendar years in the final 10 (or fewer) consecutive calendar years of employment as an Employee which yield the highest average. For purposes of this Paragraph, nonconsecutive calendar years interrupted by periods in which the Participant is not an Employee shall be treated as consecutive. If a Participant does not have five full consecutive calendar years of employment as an Employee, his Average Annual Compensation shall be the amount determined by averaging Annual Compensation, calculated on calendar year basis, during the period in which he is an Employee.
(ii)    For a Participant with an Employment Date on or after September 1, 2005, the average of the Participant’s Annual Compensation, calculated on calendar year basis, during the five consecutive calendar years in the final 10 (or fewer) consecutive calendar years of employment as an Employee which yield the highest average. For purposes of this Paragraph, nonconsecutive calendar years interrupted by periods in which the Participant is not an Employee shall be treated as consecutive. If a Participant does not have five full consecutive calendar years of employment as an Employee, his Average Annual Compensation shall be the amount determined by averaging Annual Compensation, calculated on calendar year basis, during the period in which he is an Employee.
1.7    “Average Monthly Compensation” shall mean the average of a Participant’s monthly compensation during the 60 consecutive months in the final 120 (or fewer) consecutive months of employment as an Employee (or as of December 31, 2008, if earlier) which yield the highest average. For purposes of this Paragraph, nonconsecutive months interrupted by periods in which the Participant is not an Employee shall be treated as consecutive. If a Participant does not have 60 full consecutive months of employment as an Employee, his Average Monthly Compensation shall be the amount determined by averaging Monthly Compensation during the period in which he is an Employee.
1.8    “Benefit” shall mean the amount to which a Participant shall become entitled, is entitled to or is receiving under the Plan in accordance with the terms of this Appendix F.
1.9    “Board of Directors” shall mean the Board of Directors of the Sponsor or any committee thereof.
1.10    “Break-in-Service” shall mean a twelve-consecutive month Period of Severance, as further defined in Article III.
1.11    “Committee” or “Retirement Committee” shall mean the Teleflex Incorporated Benefits Policy Committee.
1.12    “Computation Period” shall mean for any Employee the 12-month period beginning on the Employee’s Employment or Reemployment Date or on any anniversary of such date, and ending on the day before the anniversary thereof.
1.13    “Covered Class” shall mean the class consisting of each Employee who (a) is employed by a Participating Company; (b) receives a regular stated salary from the Participating Company, other than a pension, severance pay, retainer or fee under a contract, and who is not paid on an hourly or piecework basis; (c) is not covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder; and (d) is not covered by another qualified defined benefit pension plan to which the Participating Company makes contributions. An Employee who is such solely by reason of being a leased employee within the meaning of section 414(n) or 414(o) of the Code shall not be in the Covered Class. The determination of whether an Employee is in the Covered Class shall be made by the Benefits Group on a uniform basis consistent with the intent expressed hereunder.
1.14    “Disability Retirement Date” shall mean the first day of the month next following the date on which a Participant who has been credited with five or more Years of Vesting Service suffers a Total and Permanent Disability which has resulted in his Severance from Employment with a Participating Company and all Related Employers. A Participant shall not have a Disability Retirement Date unless he has been credited with five or more Years of Vesting Service.
1.15    “Disabled Participant” shall mean a Participant who has a Disability Retirement Date and who has not ceased to be a Disabled Participant pursuant to Section 4.4(b).
1.16    “Early Retirement Age” shall mean for any Participant the later of (a) the Participant’s 55th birthday and (b) the date on which the Participant completes 10 Years of Benefit Service. For a former employee of Kontron, “Early Retirement Age” shall be defined as described in Schedule C.
1.17    “Early Retirement Date” shall mean the first day of any month (prior to a Participant’s Normal Retirement Date) following the date on which a Participant attains Early Retirement Age.
1.18    “Employee” shall mean an individual who is classified as an employee by a Participating Company or a Related Employer, including officers, shareholders, or directors who are employees, but excluding (a) independent contractors, whether or not such persons are later determined to be common-law employees by a court or an administrative agency, and (b) employees who are nonresident aliens (within the meaning of section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from a Participating Company or a Related Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).
Effective January 1, 2009, to the extent the Plan is not frozen, any individual in Qualified Military Service (as defined in Code Section 414(u)) who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer shall be treated as an “Employee” of the Employer solely for purposes of providing contributions, benefits and service credit with respect to such Qualified Military Service, as applicable. Notwithstanding the foregoing, nothing in this provision shall be interpreted to require any benefit accruals under the Plan and this Appendix F after December 31, 2008.
1.19    “Employment Date” shall mean the date on which an Employee first performs an Hour of Service for a Participating Company, a Predecessor Company, or a Related Employer. The Employment Date of an Employee at Arrow’s New Jersey Plant shall not be earlier than April 1, 1987, and at all other locations shall not be earlier than September 1, 1975.
1.20    “Late Retirement Date” shall mean the first day of the month next following the date on which a Participant experiences a Severance from Employment with a Participating Company and all Related Employers after the Participant’s Normal Retirement Date or the first day of any month on which a Participant elects to commence receipt of his Plan benefit for any other reason after his Normal Retirement Date, but not before the Participant’s Severance from Employment and not later than the Participant’s Required Beginning Date.
1.21     “Mandatory Benefit Commencement Date” shall mean the Participant’s Required Beginning Date, as defined in Section 1.51 of the Plan.
1.22    “1989 Section 401(a)(17) Employee” shall mean any Participant whose accrued benefit as of August 31, 1989 (calculated under the Arrow Salaried Plan as in effect on August 31, 1989) was based on annual compensation of more than $200,000.

1.23    “1994 Section 401(a)(17) Employee” shall mean any Participant whose accrued benefit as of the last day of the 1989, 1990, 1991, 1992, or 1993 Plan Year (calculated under the Arrow Salaried Plan as in effect on such date) was based on annual compensation of more than $150,000.

1.24    “Normal Retirement Age” shall mean for any Participant the later of (a) his 65th birthday and (b) the fifth anniversary of the date on which he commenced participation in the Plan.

1.25    “Normal Retirement Date” shall mean the first day of the month next following the date on which a Participant attains Normal Retirement Age.

1.26    “Participant” shall mean an individual who is an Active Participant, a former Active Participant receiving benefits under the Plan, a former Active Participant who has a present or future right to receive benefits under the Plan, or an Employee who was once an Active Participant and has been transferred out of the Covered Class.

1.27    “Participating Company” shall mean Arrow and each Related Employer which is authorized by the Committee to adopt the Plan by action of its board of directors or other governing body (as reflected in Schedule D).

1.28    “Period of Severance” shall mean the period of time commencing on an Employee’s Severance Date and ending on the date on which the Employee is again entitled to be credited with an Hour of Service described in Section 1.32 of the Plan. Notwithstanding the foregoing, a Period of Severance shall not occur as a result of (a) Total and Permanent Disability; (b) an authorized leave of absence for a period not exceeding one year for any reason in accordance with the uniform policy established by the Committee; (c) temporary layoff of less than one year duration; or (d) absence due to involuntary service (or voluntary service in a time of national emergency) in any uniformed services of the United States.

1.29    “Plan Year” shall mean the 12-month period ending each December 31; prior to the merger of the Arrow Salaried Plan with and into the Plan, a 12-month period which shall commence each September 1 and end on the next following August 31.

1.30    “Predecessor Company” shall mean each business entity that is a predecessor in interest to Arrow, whether due to change of name, merger, consolidation, asset acquisition, or stock acquisition.

1.31    “Present Value” shall mean, in relation to a benefit that is expressed as a monthly or annual annuity, the Actuarial Equivalent single-sum value of such benefit as of any given date, determined in accordance with Schedule A.

1.32    “Reemployment Date” shall mean the first day, following a Break-in-Service, on which an Employee performs an Hour of Service.

1.33    “Severance Date” shall mean the date, as recorded on the records of a Participating Company or a Related Employer, on which an employee of such company quits, retires, is discharged, or dies, or, if earlier, the first anniversary of the first day of a period during which the employee remains absent from service with a Participating Company and all Related Employers (with or without pay) for any other reason, (excluding Total and Permanent Disability), including but not limited to, by reason of vacation, holiday, layoff or leave of absence except as expressly provided otherwise in the Plan and/or this Appendix F.

1.34    “Spouse” shall mean the person to whom a Participant is legally married on any date of reference.

1.35    “Total and Permanent Disability” shall mean a disability for which a Participant is receiving benefits under a long-term disability program sponsored by a Participating Company or a Related Employer, or, if the Participant is denied benefits solely because of a pre-existing condition, or if the Participant does not participate in the long-term disability plan, then a disability for which the Participant qualifies to receive disability benefits under the federal Social Security Act. The Administrative Committee or its delegee may require such proof of Total and Permanent Disability as it sees fit.

1.36     “Year of Eligibility Service” shall mean, for any Employee in the Covered Class, a credit used to determine his eligibility to become an Active Participant. An Employee in the Covered Class shall be credited with a Year of Eligibility Service as of the close of the 12-consecutive-month period that begins on his Employment Commencement Date if he is credited with 1,000 or more Hours of Service during such period. An Employee in the Covered Class who is not credited with 1,000 or more Hours of Service during such period shall be credited with a Year of Eligibility Service as of the close of the first Plan Year in which he is credited with 1,000 or more Hours of Service. An Employee shall earn Years of Eligibility Service for all employment with Therex Corporation, Arrow-Therex Corporation or Shamie Management Corporation (renamed Arrow Infusion Corporation) prior to September 1, 1996. An Employee shall be credited with Hours of Service toward a Year of Eligibility Service for any period beginning after August 4, 1993 during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993. No Employee whose initial date of hire is on or after October 1, 2007, is eligible to become a Participant in the Plan.

1.37    “Years of Benefit Service” or “Benefit Service” shall mean the number of Computation Periods counted with respect to determining a Participant’s Accrued Benefit under the Plan, as further described in Article III. A Participant shall not be credited with any Benefit Service or Years of Benefit Service after December 31, 2008.

1.38    “Years of Vesting Service” or “Vesting Service” shall mean the number of Computation Periods counted with respect to determining a Participant’s vested status under the Plan, as further described in Article III.

ARTICLE II
PARTICIPATION

2.1    Date of Participation. Prior to October 1, 2007, each Employee in the Covered Class shall become a Participant on the September 1 or March 1 next following the date on which he attains Age 21 and completes one Year of Eligibility Service. Notwithstanding the preceding, no Employee shall become a Participant in the Plan effective as of September 30, 2008. As a result, no Employee whose initial date of hire by a Participating Company is on or after October 1, 2007 shall become a Participant in the Plan.

2.2    Participation After Reemployment.

(a)    A Participant who has a Severance Date and who is later reemployed as an Employee shall resume his participation in the Plan as of his Reemployment Date.

(b)    If an Employee completes the age and service requirements for participation in the Plan but has a Severance from Employment before becoming a Participant, he shall become a Participant in the Plan on the September 1 or March 1 immediately following his Reemployment Date, if he is reemployed as an Employee before he has a Break-in-Service. If such an individual is reemployed after he has a Break-in-Service, he shall be treated as a new Employee for purposes of this Plan.

(c)    If an Employee has a Severance from Employment before completing the age and service requirements for participation in the Plan and then is reemployed, he shall be treated as a new Employee for purposes of this Plan.

ARTICLE III
VESTING SERVICE AND BENEFIT SERVICE

3.1    Service for Vesting.

(a)    An Employee in a Covered Class shall earn Years of Vesting Service for all employment with a Participating Company, Predecessor Companies, and Related Employers with which he is credited after Age 18. Years of Vesting Service shall be calculated from the employee’s Employment Date or Reemployment Date to the Severance Date, subject to the rules set forth below.

(b)    An Employee shall earn Years of Vesting Service calculated from the Employee’s Employment Date or Reemployment Date for all employment with the Strato/Infusaid division of Pfizer, Inc. prior to July 16, 1997.

(c)    An Employee shall earn Years of Vesting Service calculated from the Employee’s Employment Date or Reemployment Date for all employment by the Cardiac Assist division of C.R. Bard, Inc. prior to December 1, 1998.

(d)    An Employee shall earn Years of Vesting Service calculated from the Employee’s Employment Date or Reemployment Date for all employment by Kontron, Inc. prior to September 1, 1996.

(e)    An Employee shall earn Years of Vesting Service calculated from the Employee’s Employment Date or Reemployment Date for all employment Therex Corporation, Arrow-Therex Corporation or Shamie Management Corporation (renamed Arrow Infusion Corporation) prior to September 1, 1996.

(f)    An Employee in a Covered Class on September 1, 1975 under the plan in effect immediately prior to this Plan is credited with additional Years of Vesting Service for any period of employment under Rockwell International or TMW prior to September 1, 1975.

(g)    An Employee of Arrow at the New Jersey Plant is credited with additional Years of Vesting Service for any period of employment with the Arrow not included in 3.1(a) and any period with Johnson & Johnson prior to his Employment Date.

(h)    If an Employee experiences a Severance from Employment by reason of a quit, discharge, or retirement and then is reemployed by a Participating Company or a Related Employer before he incurs a Break-in-Service, the Employee shall earn credit toward a Year of Vesting Service for all of his Period of Severance.

(i)    If an Employee experiences a Severance from Employment by reason of quit, discharge, or retirement during an absence from service for 12 months or less for any reason other than a quit, discharge, or retirement, and if he is then reemployed by a Participating Company or a Related Employer within 12 months of the date on which he was first absent from service, he shall earn credit toward a Year of Vesting Service for his Period of Severance.

(j)    An Employee shall be credited with Hours of Service toward a Year of Vesting Service for any period beginning after August 4, 1993 during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993.

(k)    An Employee shall be credited with Years of Vesting Service for all employment with The Stepic Medical Distribution Company prior to September 1, 2003.

3.2    Benefit Service for Benefit Accrual.

(a)    Prior to a December 31, 2008, a Participant shall earn a Year of Benefit Service for each Year of Vesting Service earned after his Employment Date while he is a Participant and he is employed with a Participating Company in a Covered Class. For purposes of this Section and Section 3.3, the period during which an individual would have been a Participant but for the service requirement for participation under Article II shall be treated as a period during which he was a Participant. Except to the extent required by applicable law, a Participant shall not earn any additional Years of Benefit Service after December 31, 2008.

(b)    A Participant shall earn Years of Benefit Service until the earliest of:

(i)    Transfer to a job classification in which he is not eligible to participate in the Plan, as modified by this Appendix F;

(ii)    Transfer to a Related Employer that is not a Participating Company the Plan, as modified by this Appendix F; or

(iii)    Severance from Employment with a Participating Company and all Related Employers for any reason except Total and Permanent Disability.

Except to the extent required by applicable law, a Participant shall not earn any additional Years of Benefit Service after December 31, 2008.

(c)    If a Participant is reemployed by a Participating Company or a Related Employer before he incurs a Break-in-Service, and if his Period of Severance commenced with a quit, discharge, or retirement, he shall not earn Years of Benefit Service for any portion of his Period of Severance.

(d)    An Employee shall earn Years of Benefit Service for all employment Therex Corporation, Arrow-Therex Corporation or Shamie Management Corporation (renamed Arrow Infusion Corporation) prior to September 1, 1996.

(e)    A Participant shall not be credited with any Hours of Service toward a Year of Benefit Service for a period during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993.

(f)    A former Employee of The Stepic Medical Distribution Company shall earn Years of Benefit Service from the later of the Employee’s Employment Date or September 1, 2003.

3.3    Partial Years. Years of Vesting Service and Years of Benefit Service shall be calculated on the basis of completed months, with a “completed month” meaning the period from a given day of the month through the day preceding that day in the next month. An additional full month shall be awarded for any portion of a month of employment beyond a completed month.

3.4    Breaks-in-Service.

(a)    A Break-in-Service shall be a Severance from Employment with a Participating Company or a Related Employer for a 12-consecutive-month period which begins on an Employee’s Severance Date (or on any anniversary of that date) and ends on the day before the anniversary thereof.

(b)    Solely for the purpose for determining when an Employee’s Severance Date occurs, an absence for one or more of the following reasons shall not be considered a Severance from Employment:

(i)    Layoff for a period not in excess of one year;

(ii)    Leave of absence with the approval of the Administrative Committee for a period not in excess of one year, unless such period is extended by the Administrative Committee;

(iii)    Military service such that the Employee meets the requirements for coverage under USERRA or such that his right to reemployment is protected by any other law; or

(iv)    Unpaid leave under the Family and Medical Leave Act of 1993 for a period beginning on or after August 5, 1993.

(c)    If an Employee is absent from work beyond the first anniversary of the first day on which he is absent by reason of pregnancy, childbirth, or adoption or for purposes of the care of his child immediately after birth or adoption, the 12-consecutive-month period beginning on the first anniversary of the first day of such absence shall be neither a Break-in-Service nor a Year of Vesting Service.

3.5    Effect of Break-in-Service.

(a)    A Participant who has a vested interest in his Accrued Benefit and who incurs a Break-in-Service shall have his Years of Vesting Service and Benefit Service before his Severance Date aggregated with any Years of Vesting Service and Benefit Service he may later earn. However, except to the extent required by applicable law, a Participant shall not earn any Years of Benefit Service after December 31, 2008.

(b)    A Participant who does not have a vested interest in his Accrued Benefit shall have his Years of Vesting Service and Benefit Service before his Severance Date aggregated with any Years of Vesting Service and Benefit Service he may later earn if, as of his Reemployment Date, the number of his consecutive Breaks-in-Service is less than the greater of:

(i)    The number of Years of Vesting Service he had earned prior to his Severance Date; or

(ii)    Five.

If the Participant does not meet this requirement, he shall receive no credit for the Years of Vesting Service and Benefit Service he has earned before his Severance Date.

3.6    Effect of Cash-Out. Section 3.5 notwithstanding, a Participant who receives a single-sum distribution pursuant to Section 6.7 of the Plan, or elects to have the amount of his single-sum distribution transferred in a direct rollover pursuant to Section 6.10 of the Plan, shall immediately lose all credit for the Years of Benefit Service attributable to the single-sum distribution.

ARTICLE IV
ELIGIBILITY FOR RETIREMENT BENEFITS

4.1    Normal Retirement. A Participant who is employed by a Participating Company or a Related Employer when he attains Normal Retirement Age shall immediately become fully vested in his Accrued Benefit and shall be eligible for a Normal Retirement Benefit if he experiences a Severance from Employment on his Normal Retirement Date. Normal Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix F and Article VI of the Plan.

4.2    Late Retirement. A Participant who continues his employment with a Participating Company or a Related Employer beyond his Normal Retirement Date shall continue to accrue benefits until the earlier of his Late Retirement Date or December 31, 2008 (or such later date required by applicable law). Such a Participant shall be eligible for a Late Retirement Benefit on his Late Retirement Date. In addition, a Participant who has a vested Accrued Benefit and has experienced a Severance from Employment may elect to commence receiving payment of a Late Retirement Benefit on a Late Retirement Date. Except as otherwise provided in Section 6.9 of the Plan, Late Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix F and Article VI of the Plan.

4.3    Early Retirement. If a Participant has experienced a Severance from Employment, he may elect to commence receipt of an Early Retirement Benefit on an Early Retirement Date. Early Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix F and Article VI of the Plan.

Except as provided in Section 6.7.1 or 6.7.2.2 of the Plan, no distribution shall be made prior to the Participant’s Required Beginning Date without his written consent

4.4    Disability Retirement.

(a)    A Participant who has a Disability Retirement Date shall continue to be credited with Years of Benefit Service as set forth in Article III while he remains a Disabled Participant. However a Disabled Participant shall not be credited with additional Years of Benefit Service after December 31, 2008. A Disabled Participant shall be entitled to a Benefit under Section 4.1, 4.2, 4.3 or 6.2 of this Appendix F, whichever is applicable, determined as if the Participant had a Severance Date on the date he ceases to be a Disabled Participant under Subsection (b) of this Section 4.4.

(b)    A Participant will cease to be a Disabled Participant on the earliest of the date on which he:

(i)    Reaches his Normal Retirement Date;

(ii)    Ceases to suffer from a Total and Permanent Disability;

(iii)    Dies; or

(iv)    Is eligible for and elects to receive payment of his Benefit under any other provision of the Plan.

(c)    When a Disabled Participant ceases to be such (or on December 31, 2008 or such later date required by applicable law, if earlier), he shall cease to be credited with Years of Benefit Service, and he shall be entitled to a Benefit (or death Benefit) under the other provisions of the Plan, applied as if he had a Severance Date on the date he ceased to be a Disabled Participant.

ARTICLE V
CALCULATION OF BENEFITS

5.1    Accrued Benefit and Benefit Formula.

(a)    (i)    A Participant’s “Accrued Benefit” is an annual pension, payable monthly, in the form of a single life annuity commencing at his Normal Retirement Date equal to one and one quarter percent (1.25%) of the Participant’s Average Annual Compensation as of the date of determination multiplied by the Participant’s Years of Benefit Service as of the date of determination; provided, however, that for Participants who do not have any Accrued Benefits earned on or after September 1, 1999, the Accrued Benefit calculated under this Section 5.1 shall not exceed a maximum annual Accrued Benefit of $25,000.

(ii)    The amount of a Participant’s Accrued Benefit may be affected by the provisions of the following Subsections and by Articles XI, XII and/or XIII of the Plan.

(iii)    Except as otherwise required by applicable law, a Participant shall not be credited with any additional Years of Benefit Service and his Average Annual Compensation will not change after December 31, 2008. As a result, except to the extent required by applicable law, no Participant shall accrue any additional Benefit under the Plan after December 31, 2008.

(b)    A 1989 Section 401(a)(17) Employee’s Accrued Benefit shall not be less than the greater of (i) or (ii):

(i)    The sum of:

(A)    The 1989 Section 401(a)(17) Employee’s accrued benefit as of August 31, 1989 under the Arrow Salaried Plan as in effect on August 31, 1989; and

(B)    The amount determined under the Plan’s benefit formula set forth in this Appendix F when only the Years of Benefit Service earned by the 1989 Section 401(a)(17) Employee after August 31, 1989 are taken into account; or

(ii)    The amount determined under the Plan’s benefit formula set forth in this Appendix F when all Years of Credited Service earned by the 1989 Section 401(a)(17) Employee are taken into account.

In calculating the August 31, 1989 accrued benefit under paragraph (i)(A), the provisions of Section 11.1 of the Plan shall be applied as if the 1989 Section 401(a)(17) Employee terminated employment on August 31, 1989. The August 31, 1989 accrued benefit shall not at any time increase because of cost-of-living increases in the dollar limit of Section 11.1.2.1 of the Plan that occur after August 31, 1989 or because of an adjustment under Section 11.1.2.5 of the Plan.

(c)    A 1994 Section 401(a)(17) Employee’s Accrued Benefit shall not be less than the greater of (i) or (ii):

(i)    The sum of:

(A)    The 1994 Section 401(a)(17) Employee’s accrued benefit as of August 31, 1994 under the Arrow Salaried Plan as in effect on August 31, 1994; and

(B)    The amount determined under the Plan’s benefit formula set forth in this Appendix F when only the Years of Credited Service earned by the 1994 Section 401(a)(17) Employee after August 31, 1994 are taken into account; or

(ii)    The amount determined under the Plan’s benefit formula set forth in this Appendix F when all Years of Credited Service earned by the 1994 Section 401(a)(17) Employee are taken into account.

In calculating the August 31, 1994 accrued benefit under paragraph (i)(A), the provisions of Section 11.1 of the Plan shall be applied as if the 1994 Section 401(a)(17) Employee terminated employment on August 31, 1994. The August 31, 1994 accrued benefit shall not at any time increase because of cost-of-living increases in the dollar limit of Section 11.1.2.1 of the Plan that occur after August 31, 1994 or because of an adjustment under Section 11.1.2.5 of the Plan.

(d)    Notwithstanding the above, an Employee who was a former participant in the Pension Plan for Employees of Kontron, Incorporated, or an employee of Arrow Interventional hired on or after September 1, 1996 but before September 1, 1999 shall be entitled the annual benefit described in Schedule C of this Appendix F.

5.2    Normal Retirement Benefit. A Participant who experiences a Severance from Employment on his Normal Retirement Date shall be entitled to a “Normal Retirement Benefit” in the amount of his Accrued Benefit. The Participant may elect, in accordance with Section 6.6 of the Plan, to commence receipt of his Normal Retirement Benefit on his Normal Retirement Date.

5.3    Late Retirement Benefit.

(a)    A Participant who elects, in accordance with Section 6.6 of the Plan, to commence receipt of his Benefit after his Severance from Employment and on his Late Retirement Date shall be entitled to a “Late Retirement Benefit” that is equal to the greater of:

(i)    The Participant’s Accrued Benefit as of his Late Retirement Date; or

(ii)    The Participant’s Accrued Benefit as of his Normal Retirement Date, Actuarially increased to take into account the period after Normal Retirement Date during which the Participant did not receive benefit payments.

Notwithstanding the above, except to the extent required by applicable law, no Participant shall accrue any additional Benefit under the Plan after December 31, 2008. A Participant must have a Severance from Employment in order to commence receipt of his Plan benefit.

(b)    If a Participant’s Late Retirement Benefit commences in a calendar year after the calendar year in which he attains Age 70½, his Accrued Benefit shall be Actuarially increased to take into account the period after Age 70½ during which the Participant did not receive benefits. The Actuarial increase shall be computed (using the applicable assumptions in Schedule A) beginning on the April 1 following the calendar year in which the Participant attains age 70½ and ending on the date benefits commence in an amount sufficient to satisfy Code Section 401(a)(9).

5.4    Early Retirement Benefit. A Participant who has experienced a Severance from Employment and is eligible for an Early Retirement Benefit may elect, in accordance with Section 6.6 of the Plan, to receive either of the following:

(a)    An annual pension, payable monthly equal to the Participant’s Accrued Benefit as of his Early Retirement Date, reduced by 1/180 for each of the first 60 full calendar months and by 1/360 for each of the next 60 full calendar months by which the Participant’s chosen benefit commencement date precedes his Normal Retirement Date (an “Early Retirement Benefit”).

(b)    A deferred, unreduced annual pension, payable monthly equal to the Participant’s Accrued Benefit as of his Early Retirement Date, with payment commencing at his Normal Retirement Date or Late Retirement Date.

Notwithstanding the foregoing, a Participant who experienced a Severance from Employment on or between November 10, 2004 and January 31, 2005 pursuant to Arrow’s Early Retirement Incentive Program shall be entitled to receive an annual pension, payable monthly beginning on such Participant’s chosen benefit commencement date, equal to the Participant’s Accrued Benefit as of his Early Retirement Date without reduction for early commencement of benefits, as if the Participant benefit commencement date is his Normal Retirement Date.

5.5    Disability Retirement.

(a)    A Participant who has a Disability Retirement Date shall be entitled to a Benefit under Section 4.1, 4.2, 4.3 or 6.2 of this Appendix F, whichever is applicable, determined as if the Participant had a Severance Date on the date he ceases to be a Disabled Participant under Section 4.4(b), and may elect, in accordance with Section 6.6 of the Plan, to receive an Early, Normal or Late Retirement Benefit, as applicable.

(b)    In the event of the death of a Disabled Participant prior to the commencement of his Benefit, survivor’s benefits shall be paid only in accordance with the other provisions of this Article V.

5.6    Reemployed Participants. If a Participant has a Severance from Employment, incurs a Break-in-Service, and then is reemployed by a Participating Company or a Related Employer in such a capacity that he again becomes a Participant, his future Benefit shall be calculated as follows:

(a)    If the reemployed Participant had a vested interest in his Accrued Benefit as of his Severance Date, he shall retain his right to the vested portion of his pre-severance Accrued Benefit. Any additional Benefit to which he is entitled for the period of his reemployment shall be calculated on the basis of his Years of Benefit Service and Average Monthly Compensation (effective September 1, 2005, Average Annual Compensation) for the period of reemployment (or through December 31, 2008, if earlier).

(b)    If the reemployed Participant did not have a vested interest in his Accrued Benefit as of his Severance Date, and if he subsequently becomes eligible for a Benefit pursuant to Article IV or VI of this Appendix F, his Benefit for his period of reemployment, calculated on the basis of his Years of Benefit Service and Average Monthly Compensation (effective September 1, 2005, Average Annual Compensation) during such period (or through December 31, 2008, if earlier), shall be added to any Benefit to which he may be entitled by reason of Years of Benefit Service earned prior to his Severance Date (if such Years of Benefit Service are retained under Section 3.5).

Notwithstanding the above, except to the extent required by applicable law, no reemployed Participant shall accrue any additional Benefit under the Plan after December 31, 2008.

5.7    Death Before Commencement of Benefits.

(a)    If a vested Participant dies prior to the commencement of his benefits, his Spouse shall be entitled to the surviving Spouse’s benefit described in Section 5.7. If such a Participant has no Spouse at his death, his benefits hereunder shall be forfeited.

(b)    If a non-vested Participant dies prior to the commencement of his benefits, the Participant’s benefits shall be forfeited.

5.8    Surviving Spouse’s Benefit.

(a)    In the event of the death of a Participant who:

(i)    Has been credited with at least one Hour of Service after August 22, 1984;

(ii)    Has a surviving Spouse;

(iii)    Has any vested interest in his Accrued Benefit; and

(iv)    Dies before beginning to receive Benefit from this Plan, such Participant’s surviving Spouse shall receive a survivor’s benefit.

(b)    The benefit payable under this Section shall be a annual pension, payable monthly for the surviving Spouse’s life commencing on the first day of any month when the Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Participant’s Normal Retirement Date, as elected in writing by the Spouse; or, if the Participant dies on or after his Normal Retirement Date, commencing on the first day of the month following the month in which he dies. The benefit shall be equal to the benefit such Spouse would have received if the Participant:

(i)    Had experienced a Severance from Employment on the earlier of (A) the date of his death or (B) the date of his actual Severance from Employment;

(ii)    Had survived to the benefit commencement date described in (i);

(iii)    Had then begun to receive an immediate retirement benefit in the form of a joint and 50% survivor annuity with his Spouse as the Beneficiary; and

(iv)    Had died on the following day.

5.9    Death Benefit After Retirement. Upon the death of a Participant after his Severance from Employment and the commencement of his benefits, his Beneficiary shall be entitled to receive any amount which may be payable under the form of benefit in effect or under any annuity contract which has been distributed to provide the Benefit to which the Participant was entitled hereunder.

5.10    Suspension of Benefits.

(a)    In the event that a Participant is employed in “qualified reemployment” (as defined in Subsection (b)) after payment of his Benefit commences, the benefits otherwise payable to the Participant shall be suspended for each calendar month of qualified reemployment, except as may be required to comply with Section 6.9 of the Plan. If the Participant is reemployed by a Participating Company or a Related Employer under any other circumstances, the benefits being paid to the Participant shall continue.

(b)    A Participant is employed in “qualified reemployment” if, after his Severance from Employment with a Participating Company and all Related Employers, he is reemployed by a Participating Company or a Related Employer in such a capacity that he receives pay for or is entitled to be paid for at least 40 Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month.

(c)    (i)     A Participant receiving benefits under the Plan shall be required to give notice to the Benefits Group of any employment relationship he has with a Participating Company or a Related Employer. The Benefits Group shall have the right to use all reasonable efforts to determine whether such employment constitutes qualified reemployment. The Benefits Group shall also have the right to require the Participant to provide information sufficient to prove that such employment does not constitute qualified reemployment.

(ii)    A Participant may ask the Benefits Group in writing to determine whether specific contemplated employment constitutes qualified reemployment. The Benefits Group shall respond to such a request in writing within 60 days of the date on which it receives the request.

(d)    If a Participant’s benefits are being suspended because he is employed in qualified reemployment, the Benefits Group shall notify the Participant of this during the first month in which the suspension occurs. Notification shall be by personal delivery or first-class mail.

(e)    (i)    If a Participant’s benefits have been suspended, benefit payments shall resume no later than the first day of the third month following the month in which the Participant’s qualified reemployment ceases (or, if later, the first day of the month following the date on which the Benefits Group receives the Participant’s notice that his qualified reemployment has ceased).

(ii)    When benefit payments resume, the first payment shall include payment for the current month and for all previous months since the cessation of the Participant’s qualified reemployment.

(iii)    When benefit payments resume, the Benefits Group shall reduce the Participant’s payments by an amount equal to any benefits paid to the Participant with respect to a month during which he was engaged in qualified reemployment. However, the reduction in any benefit payment (other than the first payment) shall not exceed twenty-five percent (25%) of the total payment.

(iv)    If a Participant’s benefit payments are being reduced as provided in paragraph (iii), the Benefits Group shall notify the Participant of this, in writing, when payments resume.

(f)    Under this Plan, benefit commencement is conditioned upon Severance from Employment with a Participating Company and all Related Employers. Therefore, except as may be required to comply with Section 6.9 of the Plan, no benefits shall be payable to a Participant who continues his employment with a Participating Company or a Related Employer beyond his Normal Retirement Date. The Benefits Group shall notify the Participant of this “suspension” of his benefits during the month in which his Normal Retirement Date occurs.

ARTICLE VI
VESTING AND VESTED BENEFITS

6.1    Nonforfeitable Amounts.

(a)    A Participant shall be vested in his Accrued Benefit if he has earned five or more Years of Vesting Service. If a Participant has earned fewer than five Years of Vesting Service, he shall not be vested in his Accrued Benefit. Notwithstanding the above, a former Participant of the Pension Plan for Employees of Kontron, Incorporated, and an employee of Arrow Interventional hired on or after September 1, 1996 but before September 1, 1999 shall be vested as described in Schedule C.

(b)    Notwithstanding the foregoing, a Participant who is an Employee shall have a 100% nonforfeitable interest in his Accrued Benefit upon the later of (i) the date on which he attains Age 65 or (ii) the 5th anniversary of his commencement of participation in the Plan.

6.2    Terminated Vested Participant.

(a)    A Participant who has a Severance from Employment with a Participating Company and all Related Employers before his Early Retirement Date or Normal Retirement Date shall nevertheless be eligible for a benefit from the Plan if he is vested in his Accrued Benefit. If the Participant is not vested, he shall forfeit his Accrued Benefit.

(b)    Payment of a Participant’s vested benefit shall commence on the Participant’s Normal Retirement Date unless (i) the benefit is cashed out (as provided in Section 6.3 of this Appendix F and Section 6.7 of the Plan) or (ii) the Participant elects an earlier or later benefit commencement date in accordance with Subsection (c).

(c)    A terminated vested Participant who has 10 or more Years of Vesting Service may elect to have his vested benefit payments commence:

(i)    On the first day of the month coincident with or next following the later of (A) his 55th birthday or (B) his Severance Date; or

(ii)    On the first day of any month after that, up to his Required Beginning Date.

(d)    If a terminated vested Participant is to begin receiving benefit payments on his Normal Retirement Date, he shall receive an annual benefit, payable monthly equal to his Accrued Benefit as of his Severance Date.

(e)    (i)    A Participant with an Employment Date prior to January 1, 2006 who elects under Subsection (c) to have his vested benefit payments commence prior to his Normal Retirement Date shall receive an annual benefit, payable monthly equal to his Accrued Benefit as of his Severance Date, reduced under Section 5.4 of this Appendix F;

(ii)    A Participant with an Employment Date on or after January 1, 2006 who elects under Subsection (c) to have his vested benefit payments commence prior to his Normal Retirement Date shall receive an annual benefit, payable monthly, equal to his Accrued Benefit as of his Severance Date, reduced by the applicable reduction factor in the following table:

Reduction
Age       Factor
55     37.26%
56     40.87%
57     44.87%
58     49.33%
59     54.31%
60     59.87%
61     66.11%
62     73.12%
63     81.00%
64     89.91%
65     100.00%

(iii)    For purposes of this Subsection (e), a Participant’s Accrued Benefit shall be calculated using eight percent (8%) interest and the 1994 GAR mortality table.
(f)    If a terminated vested Participant is to begin receiving benefit payments on his Late Retirement Date, he shall receive an annual benefit, payable monthly equal to the greater of:
(i)The Participant’s Accrued Benefit as of his Late Retirement Date; or
(ii)The Participant’s Accrued Benefit as of his Normal Retirement Date, Actuarially increased to take into account the period after Normal Retirement Date during which the Participant did not receive benefit payments.

(g)    A vested benefit payable under this Section shall be distributed in accordance with the provisions of Article VII of this Appendix F and Article VI of the Plan.
6.3    Cash-Outs of Small Benefits. If the Present Value of a terminated Participant’s vested benefit is $5,000 or less, the vested benefit shall be distributed in a single-sum payment (i.e., “cashed out”), as provided in Section 6.7 of the Plan.
6.4    Deemed Cash-Out. A Participant who experiences a Severance from Employment with a Participating Company and all Related Employers before he is vested in his Accrued Benefit shall be deemed to have received a complete distribution of his Accrued Benefit on his Severance Date. However, if he is subsequently reemployed by a Participating Company or a Related Employer before he incurs five consecutive Breaks-in-Service, his Accrued Benefit shall immediately be restored.
ARTICLE VII
PAYMENT OF BENEFITS

The provisions of this Article VII of Appendix F are applied in conjunction with the provisions of Article VI of the Plan, where applicable.
7.1    Mandatory Benefit Commencement. Section 6.9 of the Plan sets forth the provisions regarding required minimum distributions under Code Section 401(a)(9) and shall override any distribution options or provisions under the Plan which are inconsistent with Code Section 401(a)(9).
7.2    Additional Distribution Rules.
(a)    The provisions set forth in Section 6.1 of the Plan apply to the distribution of a Participant’s Benefit.

(b)    (i)    Except when benefits are paid in a single sum, benefits shall be paid monthly in an amount equal to the benefit calculated under the Plan, subject to an Actuarial Equivalent adjustment for form of benefit under this Article VII of Appendix F.
(ii)    At the direction of the Administrative Committee, benefits payable in annuity form may be provided by an annuity contract purchased from an insurance company. The terms of such annuity contract shall prohibit the cash surrender of the annuity contract and shall make the payments due under the annuity contract non-assignable. The distribution of such annuity contract shall be in complete discharge of the Plan’s liability to the Participant accepting the annuity contract.
7.3    Normal Form of Benefit.
(a)    The normal form of benefit for a Participant who has a Spouse shall be a Qualified Joint and Survivor Annuity.
(b)    The normal form of benefit for a Participant who has no Spouse shall be a single life annuity, with equal monthly installments payable to the Participant for his lifetime.
7.4    Optional Forms of Benefit.
(a)    A Participant’s pension shall be paid in his normal form of benefit unless the Participant elects to receive one of the optional forms of benefit described below. Any such election shall be made in accordance with the provisions of Section 6.6 of the Plan.
(b)    The optional forms of benefit available under this Appendix F are:
(i)    A single life annuity, with equal monthly installments payable to the Participant for his lifetime;
(ii)    A joint and survivor annuity with the Participant’s designated Beneficiary, payable in monthly installments to the Participant for his lifetime and with one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to the Participant’s designated Beneficiary, if then living, for the life of the designated Beneficiary. The foregoing notwithstanding, if the Beneficiary named by the Participant is a person other than the Participant’s Spouse, the percentage payable to such Beneficiary under the joint and survivor annuity may not at any time exceed the applicable percentage given in Schedule A;
(iii)    A joint and survivor annuity with the Participant’s designated Beneficiary, payable in monthly installments to the Participant for his lifetime and with seventy five percent (75%) of the amount of such monthly installment payable after the death of the Participant to the Participant’s designated Beneficiary, if then living, for the life of the designated beneficiary. The foregoing notwithstanding, if the Beneficiary named by the Participant is a person other than the Participant’s Spouse, the percentage payable to such Beneficiary under the joint and survivor annuity may not at any time exceed the applicable percentage given in Schedule A;
(iv)    A 10-year certain and life annuity, with equal monthly installments payable to the Participant for his lifetime, and with 120 monthly payments guaranteed; provided, however, that a Participant may not elect this form of benefit if the period certain will exceed the applicable period given in Schedule A;
(v)    The portion of a Participant’s Accrued Benefit under the Pension Plan for Employees of Kontron, Incorporated prior to September 1, 1996, and the portion of a Participant’s Accrued Benefit earned under the Plan prior to September 1, 1999 by former employees of Kontron, Incorporated, and former employees of Arrow Interventional hired on or after September 1, 1996 but before September 1, 1999 shall be paid in a form permitted in Schedule C.
(c)    A Participant shall have the right to elect a direct rollover in accordance with Section 6.10 of the Plan if he is to receive an Eligible Rollover Distribution.
(d)    Notwithstanding the above, for Plan Years beginning after December 31, 2007, a Participant may elect a Qualified Optional Survivor Annuity. A “Qualified Optional Survivor Annuity” is:
(i)    A joint life annuity payable for the life of the Participant, with continuation of payments as a survivor annuity for the remaining life of a surviving Spouse at a rate of seventy-five percent (75%) of the rate payable during the Participant’s lifetime; and
(ii)    The Actuarial Equivalent of the normal form of benefit payment for an unmarried Participant, as described in Section 7.3(b) of this Appendix F.
If the Qualified Optional Survivor Annuity is not Actuarially Equivalent to the Qualified Joint and Survivor Annuity, Spousal consent is required for a Participant to waive the Qualified Joint and Survivor Annuity and elect the Qualified Optional Survivor Annuity.
(e)    After the first annuity payment check is negotiated, no election may be changed, and no new Spouse or other Beneficiary may be substituted for the designated Beneficiary determined on the Annuity Starting Date.
(f)    In the event of the death of a Participant’s Spouse or other designated Beneficiary prior to the Participant’s benefit commencement date, but after an election of a joint and survivor annuity has been made hereunder, the election shall automatically be revoked.
7.5    Termination of Benefits. The last benefit payment hereunder shall be made for the month in which:
(a)    In the case of a single life annuity, the Participant dies;
(b)    In the case of a surviving Spouse’s benefit or a joint and survivor annuity, the Participant dies or the Participant’s Spouse or designated Beneficiary dies, whichever is later;
(c)    In the case of a 10-year certain and life annuity, the Participant dies or the 120th monthly payment is due, whichever is later; or
(d)    In the case of a single-sum payment, the single-sum payment is distributed or is transferred in a direct rollover under Section 6.10 of the Plan.

SCHEDULE A

Actuarial Equivalent Factors and Assumptions
Effective September 1, 2005, unless Otherwise Noted

Effective September 1, 2005, notwithstanding any other provision of this Schedule A to the contrary, Actuarial Equivalence shall be determined on the following generally applicable basis:

(a)    Interest Assumption: 8% compounded annually.
(b)    Mortality Assumption for a Participant: the 1994 GAR mortality table, based on age nearest birthday.
(c)    Mortality Assumption for a Beneficiary: the 1994 GAR mortality table, based on age nearest birthday.
The following exceptions apply:

1.    For the purpose of determining whether the Plan is Top-Heavy:

(a)    Interest Assumption: 5% per annum, compound.

(b)    Mortality Assumption: As above.
2.    For the purpose of determining lump sum values for payment:

(a)    Interest Assumption: Applicable Interest Rate
(b)    Mortality Assumption: Applicable Mortality Table.
(c)    Age at Retirement: Age 65, or current Age if older, or current Age if the Benefit is already in pay-status, or when a deceased Participant would have first been eligible to retire.
(d)    Form of Benefit: Straight life annuity, or actual form of payment elected if already in pay-status.
3.    For the purpose of determining the benefit payable before the Normal Retirement Date and/or payable in a form other than straight life:

(a)    The benefit shall first be adjusted based on the number of months, if any, by which commencement of payment precedes the Normal Retirement Date, using the basis specified in the Plan. For commencement more than 120 months before the Normal Retirement Date (if elected by a surviving Spouse), the generally applicable basis shall be used to find the Actuarial Equivalent of the benefit that would be payable commencing 120 months before the Normal Retirement Date; for this purpose the number of months shall be recognized by linear interpolation.

(b)    The benefit shall then be adjusted for payment in a form other than straight life, if applicable, determined by the following generally applicable basis:

(i)    Interest Assumption: 8% compounded annually.
(ii)    Mortality Assumption for a Participant: the 1994 GAR mortality table
(iii)    Mortality Assumption for a Beneficiary: the 1994 GAR mortality table
4.    For the purpose of determining the increase in the Accrued Benefit as of the Normal Retirement Date to the Late Retirement Date, Actuarial Equivalence shall be determined by the following basis:

(a)     For the period (if any) between Normal Retirement Date and September 1, 2005:
(i)    Interest Assumption:    7% per annum, compound
(ii)    Mortality Assumption for a Participant: The UP-1984 Table, based on age nearest birthday.
(b)     For the period after September 1, 2005:
(i)    Interest Assumption: 8% compounded annually.
(ii)    Mortality Assumption for a Participant: the 1994 GAR mortality table

SCHEDULE B
ADJUSTMENTS TO CERTAIN BENEFITS

If the Arrow Salaried Plan satisfies the requirements of Section 1.401(a)(4)-13(d) of the Treasury Regulations for a fresh-start as of the last day of the last Plan Year beginning before January 1, 1994, then, any other provisions of the Plan notwithstanding, any section 401(a)(17) employee’s accrued benefit, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations as of a fresh-start date, is adjusted to reflect increases in the employee’s compensation after the fresh-start date. However, this adjustment may be made only if the adjustment will not cause the plan to fail to satisfy the consistency requirement of Section 1.401(a)(4)-13(c) of the Treasury Regulations, as modified by Section 1.401(a)(17)-1(e) of the Proposed Treasury Regulations.
In determining a section 401(a)(17) employee’s accrued benefit in any Plan Year beginning on or after January 1, 1994, the portion of the employee’s frozen accrued benefit attributable to Plan Years beginning before January 1, 1994 will be determined in accordance with Method A for statutory section 401(a)(17) employees and Method B for section 401(a)(17) employees other than statutory section 401(a)(17) employees.
A statutory section 401(a)(17) employee shall mean an employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994 is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1989 that exceeded $200,000.
A section 401(a)(17) employee shall mean an employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994 is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994 that exceeded $150,000.
Method A (statutory section 401(a)(17) employees):

Step 1:
Determine each statutory section 401(a)(17) employee’s accrued benefit as of the last day of the last Plan Year beginning before January 1, 1989, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations.

Step 2:
Adjust the amount in step 1 up through the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1994 under the method provided under the Plan for increasing the amount in step 1 to take into account increases in compensation in Plan Years beginning on or after January 1, 1989. However, if the Plan does not provide for such increases, the amount in step 2 shall be equal to the amount in step 1.

Step 3:
Determine the statutory section 401(a)(17) employee’s accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations.

Step 4:	Subtract the amount determined in step 2 from the amount determined in step 3.

Step 5:
Adjust the amount in step 4 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the statutory section 401(a)(17) employee’s average compensation determined for the current year (as limited by section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994.

Step 6:
Adjust the amount in step 1 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the statutory section 401(a)(17) employee’s average compensation for the current year (as limited by section 401(a)(17)), using the same definition of compensation and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1989, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989.

Step 7:	Add the amounts determined in step 5, and the greater of steps 6 or 2.
Method B (section 401(a)(17) employees other than
statutory section 401(a)(17) employees):

Step 1:
Determine the accrued benefit of each section 401(a)(17) employee other than statutory section 401(a)(17) employees as of the last day of the Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations.

Step 2:
Adjust the amount in step 1 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the average compensation of the section 401(a)(17) employee who is not a statutory section 401(a)(17) employee determined for the current year (as limited by section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994.

SCHEDULE C
KONTRON PROVISIONS

The following special provisions are effective as of September 1, 1996, the date the Pension Plan for Employees of Kontron, Incorporated (the “Kontron Plan”) was merged into the Arrow Salaried Plan, unless otherwise indicated. These provisions apply only to those former salaried participants in the Kontron Plan whose accrued benefits were merged from the Kontron Plan into the Arrow Salaried Plan or an employee of Arrow Interventional hired on or after September 1, 1996 but before September 1, 1999 (“Affected Participants”). These special provisions apply to the Affected Participants notwithstanding any other provision of the Plan and/or Appendix F to the contrary.

C.1    Accrued Benefit.
(a)    An Affected Participant’s Accrued Benefit shall be equal to $12.50 times his Years of Benefit Service completed after January 1, 1986.
(b)    Notwithstanding the above, effective September 1, 1999, an Affected Participant’s Accrued Benefit shall be equal to the sum of:
(1)    $12.50 times his Years of Benefit Service completed after January 1, 1986 but before September 1, 1999; plus
(2)    The Plan’s Benefit formula described in Plan Section 5.1 of Appendix F taking into account the Participant’s Years of Benefit Service completed on or after September 1, 1999 and before January 1, 2009.
C.2    Optional Forms of Benefit Payment.
(a)    In addition to the optional forms of Benefit payment described in Section 7.4 of Appendix F, the benefits accrued by Affected Participants, prior to September 1, 1996 under the Kontron Plan may be paid in one of the optional forms described below (which were available to the Affected Participants under the Kontron Plan), subject to the provisions of Section 6.9 of the Plan.
(1)    Joint and Survivor Annuity - a life annuity paid to the Affected Participant with the provision that, if a joint annuitant survives the Affected Participant, payments are continued in the same amount or a reduced amount for the joint annuitant’s lifetime.
(2)    Life Annuity with Stipulated Payments - a life annuity paid to the Affected Participant with the provision that, if the Affected Participant dies before receiving 60, 120, 180 or 240 stipulated monthly payments, either payments will be continued to a Beneficiary until the balance of the stipulated monthly payments has been paid or the commuted value of the balance of the stipulated monthly payments will be paid to a Beneficiary.
(3)    Temporary Annuity - an annuity payable from an Early Annuity Commencement Date to a specified date, or death if earlier, that will provide an approximately level amount of benefit, inclusive of Social Security and any annuity not converted to a Temporary Annuity, before and after receipt of Social Security.
(b)    The optional forms of Benefit payment described in Section C.2 of this Schedule C (paragraphs (1) through (3)) shall not be available to Affected Participants for payment of their Benefits accrued on and after September 1, 1999.
C.3    Early Retirement.
(a)    “Early Retirement Age” shall mean the later of (i) the Participant’s 55th birthday and (ii) the date on which the Participant completes five Years of Benefit Service.
(b)    Early Retirement. A Participant who is eligible for an Early Retirement Benefit shall receive either of the following:
(1)    A annual pension, payable monthly equal to the Participant’s Accrued Benefit as of his Early Retirement Date, reduced by 5/9 of 1% for each of the first 60 full calendar months and by 5/18 of 1% for each additional calendar months by which the Participant’s chosen benefit commencement date precedes his Normal Retirement Date (an “Early Retirement Benefit”).
(2)    A deferred, unreduced annual pension, payable monthly equal to the Participant’s Accrued Benefit as of his Early Retirement Date, with payment commencing at his Normal Retirement Date or Late Retirement Date.
C.4    Non-Forfeitable Amounts.
A Participant shall be vested in his Accrued Benefit in accordance with the following schedule:

Years of Vesting Service	Percent Vested
Less than 1 year	0
1	20
2	40
3	60
4	80
5 years or more	100

SCHEDULE D
PARTICIPATING COMPANIES

Arrow Interventional, Inc. - effective September 1, 1999

Arrow Therex Corporation - effective May 1, 1980

The Stepic Medical Distribution Company - effective September 1, 2003

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
APPENDIX B
RETIREMENT PLAN FOR HOURLY-RATED EMPLOYEES
OF ARROW INTERNATIONAL, INC.
The provisions in this Appendix G apply with respect to Participants in the Retirement Plan for Hourly-Rated Employees of Arrow International, Inc. (“Arrow Hourly Plan”) before its merger with and into the Plan effective as of August 31, 2008. The provisions in this Appendix G shall continue to apply on and after January 1, 2014 to eligible Employees and Participants eligible for the benefits described in this Appendix G. Except for the provisions set forth in Appendix G, the Plan provisions, including terms defined therein, shall apply with respect to Participants eligible for the benefits described in this Appendix G.

ARTICLE I
DEFINITIONS
Terms used but not defined in this Appendix G shall have the meaning set forth in the Plan. Except with respect to the references to Articles and Sections of the Plan herein, references in this Appendix G to Articles and Section numbers are references to the Articles and Sections in this Appendix G.
1.1    “Active Participant” shall mean a Participant who is an Employee in the Covered Class.
1.2    “Actuarial Equivalent” or “Actuarially Equivalent” shall mean of equal actuarial value on the basis of the assumptions and factors described in Schedule A.
1.3    “Age” shall mean, for any individual, his age on his last birthday, except that an individual attains Age 70 1/2 on the corresponding date in the sixth calendar month following the month on which his 70th birthday falls (or the last day of such month if there is no corresponding date therein).
1.4    “Annual Compensation” shall mean:
(a)    Effective for any Plan Year beginning on or after September 1, 2001 and prior to September 1, 2005, for a given calendar month, the total wages paid to a Participant by a Participating Company which must be taken into account for purposes of income tax withholding at the source, increased by (a) any elective contributions to a Participating Company’s plan under Sections 125, 132(f), 402(g)(3), 402(h), and 403(b) of the Code, and reduced by the dollar amount or value of each of the following: reimbursements and other expense allowances, fringe benefits (both cash and non-cash), moving expenses, deferred compensation, and welfare benefits.
(b)    Effective September 1, 2005, the total wages paid to a Participant by a Participating Company from the following sources: regularly hourly rate of pay, bonuses, overtime, and commissions paid to a Participant by a Participating Company, increased by any elective contributions to a Participating Company’s plan under sections 125, 132(f), 402(g)(3), 402(h), and 403(b) of the Code.
(c)    For Participants on short term disability, Annual Compensation received from a Participating Company’s general assets shall be included in calculating Annual Compensation, while short term disability benefits paid by a third-party shall not be included in calculating Annual Compensation.
(d)    Participants employed by an acquired company shall have their Annual Compensation in the year of acquisition calculated by pro-rating the entire calendar year’s pay using a fraction in which the denominator is 12 and the numerator is the number of months in the calendar year from the acquisition date to the end of the calendar year.
In general, all Annual Compensation up to a Participant’s actual Severance from Employment (or December 31, 2008, if earlier) shall be taken into account in calculating benefits. However, in the case of a Participant who does not have any period of employment on or after September 1, 1988, Annual Compensation received after the Participant’s Normal Retirement Date shall not be taken into account in calculating benefits under this Plan.
In calculating a Disabled Participant’s benefit, it will be assumed that the Participant’s Annual Compensation has continued unchanged from his Severance from Employment on account of Total and Permanent Disability to his Normal Retirement Date (or December 31, 2008, if earlier).
Notwithstanding the foregoing, effective September 1, 2004, Annual Compensation shall exclude amounts included in the taxable income of the Participant as a result of the grant of a non-qualified stock option by a Participating Company or a 50% Related Employer, amounts realized from the exercise of a non-qualified stock option (or incentive stock option to the extent such exercise is taxable) or from stock or property which is currently taxable under section 83 of the Code, and such other extraordinary items includable in the taxable income of the Participant.
Effective January 1, 2009, if Participants’ Annual Compensation under the Plan was not frozen effective as of December 31, 2008, Annual Compensation would also include any differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer, as required by Code Section 414(u)(12), as amended by the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”).
1.5    “Annuity Starting Date” shall have the meaning set forth in Treasury Regulations Section 1.401(a)-20, Q&A-10 (the first day of the first period for which an amount is paid as an annuity or any other form).
1.6    “Average Annual Compensation” shall mean:
(a)    Prior to September 1, 2005, Average Monthly Compensation multiplied by 12.
(b)    Effective September 1, 2005:
(i)    For a Participant with an Employment Date prior to September 1, 2005, the greater of:
(A)    The Participant’s Average Monthly Compensation multiplied by 12; or
(B)    The average of the Participant’s Annual Compensation, calculated on calendar year basis, during the five consecutive calendar years in the final 10 (or fewer) consecutive calendar years of employment as an Employee which yield the highest average. For purposes of this Paragraph, nonconsecutive calendar years interrupted by periods in which the Participant is not an Employee shall be treated as consecutive. If a Participant does not have five full consecutive calendar years of employment as an Employee, his Average Annual Compensation shall be the amount determined by averaging Annual Compensation, calculated on calendar year basis, during the period in which he is an Employee.
(ii)    For a Participant with an Employment Date on or after September 1, 2005, the average of the Participant’s Annual Compensation, calculated on calendar year basis, during the five consecutive calendar years in the final 10 (or fewer) consecutive calendar years of employment as an Employee which yield the highest average. For purposes of this Paragraph, nonconsecutive calendar years interrupted by periods in which the Participant is not an Employee shall be treated as consecutive. If a Participant does not have five full consecutive calendar years of employment as an Employee, his Average Annual Compensation shall be the amount determined by averaging Annual Compensation, calculated on calendar year basis, during the period in which he is an Employee.
1.7    “Average Monthly Compensation” shall mean the average of a Participant’s monthly compensation during the 60 consecutive months in the final 120 (or fewer) consecutive months of employment as an Employee (or as of December 31, 2008 if earlier) which yield the highest average. For purposes of this Paragraph, nonconsecutive months interrupted by periods in which the Participant is not an Employee shall be treated as consecutive. If a Participant does not have 60 full consecutive months of employment as an Employee, his Average Monthly Compensation shall be the amount determined by averaging Monthly Compensation during the period in which he is an Employee.
1.8    “Benefit” shall mean the amount to which a Participant shall become entitled, is entitled to or is receiving under the Plan in accordance with the terms of this Appendix G.
1.9    “Board of Directors” shall mean the Board of Directors of the Sponsor or any committee thereof.
1.10    “Break-in-Service” shall mean a twelve-consecutive month Period of Severance, as further defined in Article III.
1.11    “Committee” or “Retirement Committee” shall mean the Teleflex Incorporated Benefits Policy Committee.
1.12    “Computation Period” shall mean for any Employee the 12-month period beginning on the Employee’s Employment or Reemployment Date or on any anniversary of such date, and ending on the day before the anniversary thereof.
1.13    “Covered Class” shall mean the class consisting of each Employee who (a) is either (i) regularly employed by Arrow at its North Carolina plant; (ii) regularly employed by Arrow at its New Jersey plant; (iii) regularly employed by Arrow at its Massachusetts plant, or (iv) regularly employed by a Participating Company at a designated plant, if any; (b) receives compensation from a Participating Company on a stated hourly basis, other than a pension, severance pay, retainer or fee under a contract; (c) is not covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder; and (d) is not covered by another qualified defined benefit pension plan to which a Participating Company makes contributions. An Employee who is such solely by reason of being a leased employee within the meaning of section 414(n) or 414(o) of the Code shall not be in the Covered Class. The determination of whether an Employee is in the Covered Class shall be made by the Benefits Group on a uniform basis consistent with the intent expressed hereunder.
1.14    “Disability Retirement Date” shall mean the first day of the month next following the date on which a Participant who has been credited with five or more Years of Vesting Service suffers a Total and Permanent Disability which has resulted in his Severance from Employment with a Participating Company and all Related Employers. A Participant shall not have a Disability Retirement Date unless he has been credited with five or more Years of Vesting Service.
1.15    “Disabled Participant” shall mean a Participant who has a Disability Retirement Date and who has not ceased to be a Disabled Participant pursuant to Section 4.4(c).
1.16    “Early Retirement Age” shall mean for any Participant the later of (a) the Participant’s 55th birthday and (b) the date on which the Participant completes 10 Years of Benefit Service. For a former employee of Kontron, “Early Retirement Age” shall be defined as described in Schedule C.
1.17    “Early Retirement Date” shall mean the first day of any month (prior to a Participant’s Normal Retirement Date) following the date on which a Participant attains Early Retirement Age.
1.18    “Employee” shall mean an individual who is classified as an employee by a Participating Company or a Related Employer, including officers, shareholders, or directors who are employees, but excluding (a) independent contractors, whether or not such persons are later determined to be common-law employees by a court or an administrative agency, and (b) employees who are nonresident aliens (within the meaning of section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from a Participating Company or a Related Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).
Effective January 1, 2009, to the extent the Plan is not frozen, any individual in Qualified Military Service (as defined in Code Section 414(u)) who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer shall be treated as an “Employee” of the Employer solely for purposes of providing contributions, benefits and service credit with respect to such Qualified Military Service, as applicable. Notwithstanding the foregoing, nothing in this provision shall be interpreted to require any benefit accruals under the Plan and this Appendix G after December 31, 2008.
1.19    “Employment Date” shall mean the date on which an Employee first performs an Hour of Service for a Participating Company, a Predecessor Company, or a Related Employer. The Employment Date of an Employee at Arrow’s New Jersey Plant shall not be earlier than April 1, 1987, and at all other locations shall not be earlier than September 1, 1975.
1.20    “Late Retirement Date” shall mean the first day of the month next following the date on which a Participant experiences a Severance from Employment with a Participating Company and all Related Employers after the Participant’s Normal Retirement Date or the first day of any month on which a Participant elects to commence receipt of his Plan benefit for any other reason after his Normal Retirement Date, but not before the Participant’s Severance from Employment and not later than the Participant’s Required Beginning Date.
1.21     “Mandatory Benefit Commencement Date” shall mean the Participant’s Required Beginning Date, as defined in Section 1.51 of the Plan.
1.22    “1989 Section 401(a)(17) Employee” shall mean any Participant whose accrued benefit as of August 31, 1989 (calculated under the Arrow Hourly Plan as in effect on August 31, 1989) was based on annual compensation of more than $200,000.

1.23    “1994 Section 401(a)(17) Employee” shall mean any Participant whose accrued benefit as of the last day of the 1989, 1990, 1991, 1992, or 1993 Plan Year (calculated under the Arrow Hourly Plan as in effect on such date) was based on annual compensation of more than $150,000.

1.24    “Normal Retirement Age” shall mean for any Participant the later of (a) his 65th birthday and (b) the fifth anniversary of the date on which he commenced participation in the Plan.

1.25    “Normal Retirement Date” shall mean the first day of the month next following the date on which a Participant attains Normal Retirement Age.

1.26    “Participant” shall mean an individual who is an Active Participant, a former Active Participant receiving benefits under the Plan, a former Active Participant who has a present or future right to receive benefits under the Plan, or an Employee who was once an Active Participant and has been transferred out of the Covered Class.

1.27    “Participating Company” shall mean Arrow and each Related Employer which is authorized by the Committee to adopt the Plan by action of its board of directors or other governing body (as reflected in Schedule D).

1.28    “Period of Severance” shall mean the period of time commencing on an Employee’s Severance Date and ending on the date on which the Employee is again entitled to be credited with an Hour of Service described in Section 1.32 of the Plan. Notwithstanding the foregoing, a Period of Severance shall not occur as a result of (a) for New Jersey Participants, Total and Permanent Disability; (b) for North Carolina Participants, illness or disability of up to one year; (c) an authorized leave of absence for a period not exceeding one year for any reason in accordance with the uniform policy established by the Committee; (d) temporary layoff of less than one year duration; or (e) absence due to involuntary service (or voluntary service in a time of national emergency) in any uniformed services of the United States.

1.29    “Plan Year” shall mean the 12-month period ending each December 31; prior to the merger of the Arrow Hourly Plan with and into the Plan, a 12-month period which shall commence each September 1 and end on the next following August 31.

1.30    “Predecessor Company” shall mean each business entity that is a predecessor in interest to Arrow, whether due to change of name, merger, consolidation, asset acquisition, or stock acquisition.

1.31    “Present Value” shall mean, in relation to a benefit that is expressed as a monthly or annual annuity, the Actuarial Equivalent single-sum value of such benefit as of any given date, determined in accordance with Schedule A.

1.32    “Reemployment Date” shall mean the first day, following a Break-in-Service, on which an Employee performs an Hour of Service.

1.33    “Severance Date” shall mean the date, as recorded on the records of a Participating Company or a Related Employer, on which an employee of such company quits, retires, is discharged, or dies, or, if earlier, the first anniversary of the first day of a period during which the employee remains absent from service with a Participating Company and all Related Employers (with or without pay) for any other reason, (excluding Total and Permanent Disability), including but not limited to, by reason of vacation, holiday, layoff or leave of absence except as expressly provided otherwise in the Plan and/or this Appendix G.

1.34    “Spouse” shall mean the person to whom a Participant is legally married on any date of reference.

1.35    “Total and Permanent Disability” shall mean a disability for which a Participant is receiving benefits under a long-term disability program sponsored by a Participating Company or a Related Employer, or, if the Participant does not participate in a long-term disability plan or is denied benefits solely because of a preexisting condition, for which a Participant qualifies for and receives disability benefits under the federal Social Security Act. The Administrative Committee or its delegee may require such proof of Total and Permanent Disability as it sees fit.

1.36     “Year of Eligibility Service” shall mean, for any Employee in the Covered Class, a credit used to determine his eligibility to become an Active Participant. An Employee in the Covered Class shall be credited with a Year of Eligibility Service as of the close of the 12-consecutive-month period that begins on his Employment Commencement Date if he is credited with 1,000 or more Hours of Service during such period. An Employee in the Covered Class who is not credited with 1,000 or more Hours of Service during such period shall be credited with a Year of Eligibility Service as of the close of the first Plan Year in which he is credited with 1,000 or more Hours of Service. An Employee shall earn Years of Eligibility Service for all employment with Therex Corporation, Arrow-Therex Corporation and Arrow Therex Limited Partnership prior to September 1, 1996. An Employee shall be credited with Hours of Service toward a Year of Eligibility Service for any period beginning after August 4, 1993 during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993. No Employee whose initial date of hire is on or after October 1, 2007, is eligible to become a Participant in the Plan.

1.37    “Years of Benefit Service” or “Benefit Service” shall mean the number of full and partial Computation Periods counted with respect to determining a Participant’s Accrued Benefit under the Plan, as further described in Article III. A Participant shall not be credited with any Benefit Service or Years of Benefit Service after December 31, 2008.

1.38    “Years of Vesting Service” or “Vesting Service” shall mean the number of Computation Periods counted with respect to determining a Participant’s vested status under the Plan, as further described in Article III.

ARTICLE II
PARTICIPATION

2.1    Date of Participation. Prior to October 1, 2007, each Employee in the Covered Class shall become a Participant on the first day of the Plan Year in which he completes one Year of Eligibility Service. Notwithstanding the preceding, no Employee shall become a Participant in the Plan effective as of September 30, 2008. As a result, no Employee whose initial date of hire by a Participating Company is on or after October 1, 2007 shall become a Participant in the Plan.

2.2    Participation After Reemployment.

(a)    A Participant who has a Severance Date and who is later reemployed as an Employee shall resume his participation in the Plan as of his Reemployment Date.

(b)    If an Employee completes the service requirement for participation in the Plan but has a Severance from Employment before becoming a Participant, he shall become a Participant in the Plan on the first day immediately following his Reemployment Date, if he is reemployed as an Employee before he has a Break-in-Service. If such an individual is reemployed after he has a Break-in-Service, he shall be treated as a new Employee for purposes of this Plan.

(c)    If an Employee has a Severance from Employment before completing the service requirement for participation in the Plan and then is reemployed, he shall be treated as a new Employee for purposes of this Plan.

ARTICLE III
VESTING SERVICE AND BENEFIT SERVICE

3.1    Service for Vesting.

(a)    An Employee in a Covered Class shall earn Years of Vesting Service for all employment with a Participating Company, Predecessor Companies, and Related Employers with which he is credited after September 1, 1975. Years of Vesting Service shall be calculated from the employee’s Employment Date or Reemployment Date to the Severance Date, subject to the rules set forth below.

(b)    An Employee shall earn Years of Vesting Service for all employment with the Strato/Infusaid division of Pfizer, Inc. prior to July 16, 1997.

(c)    An Employee shall earn Years of Vesting Service for all employment by the Cardiac Assist division of C.R. Bard, Inc. prior to December 1, 1998.

(d)    An Employee shall earn Years of Vesting Service for all employment by Johnson & Johnson prior to the employee’s Employment Date.

(e)    An Employee shall earn Years of Vesting Service for all employment by Kontron, Inc. prior to September 1, 1996.

(f)    An Employee shall earn Years of Vesting Service for all employment with Therex Corporation, Arrow-Therex Corporation and Arrow Therex Limited Partnership prior to September 1, 1996.

(g)    If an Employee experiences a Severance from Employment by reason of a quit, discharge, or retirement and then is reemployed by a Participating Company or a Related Employer before he incurs a Break-in-Service, the Employee shall earn credit toward a Year of Vesting Service for all of his Period of Severance.

(h)    If an Employee experiences a Severance from Employment by reason of quit, discharge, or retirement during an absence from service for 12 months or less for any reason other than a quit, discharge, or retirement, and if he is then reemployed by a Participating Company or a Related Employer within 12 months of the date on which he was first absent from service, he shall earn credit toward a Year of Vesting Service for his Period of Severance.

(i)    An Employee shall be credited with Hours of Service toward a Year of Vesting Service for any period beginning after August 4, 1993 during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993.

(j)    An Employee shall be credited with Years of Vesting Service for all employment with The Stepic Medical Distribution Company prior to September 1, 2003.

3.2    Benefit Service for Benefit Accrual.

(a)    Prior to a December 31, 2008, a Participant shall earn a Year of Benefit Service for each Year of Vesting Service earned after September 1, 1975 while he is a Participant and he is employed with a Participating Company in a Covered Class. For purposes of this Section and Section 3.3, the period during which an individual would have been a Participant but for the service requirement for participation under Article II shall be treated as a period during which he was a Participant. Except to the extent required by applicable law, a Participant shall not earn any additional Years of Benefit Service after December 31, 2008.

(b)    A Participant shall earn Years of Benefit Service until the earliest of:

(i)    Transfer to a job classification in which he is not eligible to participate in the Plan, as modified by this Appendix G;

(ii)    Transfer to a Related Employer that is not a Participating Company in the Plan, as modified by this Appendix G; or

(iii)    Severance from Employment with a Participating Company and all Related Employers for any reason except Total and Permanent Disability.

Except to the extent required by applicable law, a Participant shall not earn any additional Years of Benefit Service after December 31, 2008.

(c)    If a Participant is reemployed by a Participating Company or a Related Employer before he incurs a Break-in-Service, and if his Period of Severance commenced with a quit, discharge, or retirement, he shall not earn Years of Benefit Service for any portion of his Period of Severance.

(d)    An Employee shall earn Years of Benefit Service for all employment with Therex Corporation, Arrow-Therex Corporation and Arrow Therex Limited Partnership prior to September 1, 1996.

(e)    A Participant shall not be credited with any Hours of Service toward a Year of Benefit Service for a period during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993.

(f)    A former Employee of The Stepic Medical Distribution Company shall earn Years of Benefit Service from the later of the Employee’s Employment Date or September 1, 2003.

3.3    Partial Years. Years of Vesting Service and Years of Benefit Service shall be calculated on the basis of completed months, with a “completed month” meaning the period from a given day of the month through the day preceding that day in the next month. An additional full month shall be awarded for any portion of a month of employment beyond a completed month.

3.4    Breaks-in-Service.

(a)    A Break-in-Service shall be a Severance from Employment with a Participating Company or a Related Employer for a 12-consecutive-month period which begins on an Employee’s Severance Date (or on any anniversary of that date) and ends on the day before the anniversary thereof.

(b)    Solely for the purpose for determining when an Employee’s Severance Date occurs, an absence for one or more of the following reasons shall not be considered a Severance from Employment:

(i)    Layoff for a period not in excess of one year;

(ii)    Leave of absence with the approval of the Administrative Committee for a period not in excess of one year, unless such period is extended by the Administrative Committee;

(iii)    Military service such that the Employee meets the requirements for coverage under USERRA or such that his right to reemployment is protected by any other law; or

(iv)    Unpaid leave under the Family and Medical Leave Act of 1993 for a period beginning on or after August 5, 1993.

(c)    If an Employee is absent from work beyond the first anniversary of the first day on which he is absent by reason of pregnancy, childbirth, or adoption or for purposes of the care of his child immediately after birth or adoption, the 12-consecutive-month period beginning on the first anniversary of the first day of such absence shall be neither a Break-in-Service nor a Year of Vesting Service.

3.5    Effect of Break-in-Service.

(a)    A Participant who has a vested interest in his Accrued Benefit and who incurs a Break-in-Service shall have his Years of Vesting Service and Benefit Service before his Severance Date aggregated with any Years of Vesting Service and Benefit Service he may later earn. However, except to the extent required by applicable law, a Participant shall not earn any Years of Benefit Service after December 31, 2008.

(b)    A Participant who does not have a vested interest in his Accrued Benefit shall have his Years of Vesting Service and Benefit Service before his Severance Date aggregated with any Years of Vesting Service and Benefit Service he may later earn if, as of his Reemployment Date, the number of his consecutive Breaks-in-Service is less than the greater of:

(i)    The number of Years of Vesting Service he had earned prior to his Severance Date; or

(ii)    Five.

If the Participant does not meet this requirement, he shall receive no credit for the Years of Vesting Service and Benefit Service he has earned before his Severance Date.

3.6    Effect of Cash-Out. Section 3.5 notwithstanding, a Participant who receives a single-sum distribution pursuant to Section 6.7 of the Plan, or elects to have the amount of his single-sum distribution transferred in a direct rollover pursuant to Section 6.10 of the Plan, shall immediately lose all credit for the Years of Benefit Service attributable to the single-sum distribution.

ARTICLE IV
ELIGIBILITY FOR RETIREMENT BENEFITS

4.1    Normal Retirement. A Participant who is employed by a Participating Company or a Related Employer when he attains Normal Retirement Age shall immediately become fully vested in his Accrued Benefit and shall be eligible for a Normal Retirement Benefit if he experiences a Severance from Employment on his Normal Retirement Date. Normal Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix G and Article VI of the Plan.

4.2    Late Retirement. A Participant who continues his employment with a Participating Company or a Related Employer beyond his Normal Retirement Date shall continue to accrue benefits until the earlier of his Late Retirement Date or December 31, 2008 (or such later date required by applicable law). Such a Participant shall be eligible for a Late Retirement Benefit on his Late Retirement Date. In addition, a Participant who has a vested Accrued Benefit and has experienced a Severance from Employment may elect to commence receiving payment of a Late Retirement Benefit on a Late Retirement Date. Except as otherwise provided in Section 6.9 of the Plan, Late Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix G and Article VI of the Plan.

4.3    Early Retirement. If a Participant has experienced a Severance from Employment, he may elect to commence receipt of an Early Retirement Benefit on an Early Retirement Date. Early Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix G and Article VI of the Plan.

Except as provided in Section 6.7.1 or 6.7.2.2 of the Plan, no distribution shall be made prior to the Participant’s Required Beginning Date without his written consent

4.4    Disability Retirement.

(a)    A Disabled Participant employed by Arrow at the New Jersey plant or the Massachusetts plant who has a Disability Retirement Date shall continue to be credited with Years of Benefit Service as set forth in Article III while he remains a Disabled Participant. However a Disabled Participant shall not be credited with additional Years of Benefit Service after December 31, 2008. A Disabled Participant shall be entitled to a Benefit under Section 4.1, 4.2, 4.3 or 6.2 of this Appendix G, whichever is applicable, determined as if the Participant had a Severance Date on the date he ceases to be a Disabled Participant under Subsection (c) of this Section.

(b)    Notwithstanding the above, a Disabled Participant employed at the North Carolina facility may elect to begin receiving a Disability Retirement Benefit on his Disability Retirement Date instead of beginning to receive Benefit payments on his Early, Normal or Late Retirement Date. Disability Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix G and Article VI of the Plan.

(c)    A Participant will cease to be a Disabled Participant on the earliest of the date on which he:

(i)    Reaches his Normal Retirement Date;

(ii)    Ceases to suffer from a Total and Permanent Disability;

(iii)    Dies; or

(iv)    Is eligible for and elects to receive payment of his Benefits under any other provision of the Plan.

(d)    When a Disabled Participant described in Subsection (a) of this Section ceases to be such (or on December 31, 2008 or such later date required by applicable law, if earlier), he shall cease to be credited with Years of Benefit Service, and he shall be entitled to a Benefit (or death Benefit) under the other provisions of the Plan, applied as if he had a Severance Date on the date he ceased to be a Disabled Participant.

ARTICLE V
CALCULATION OF BENEFITS

5.1    Accrued Benefit and Benefit Formula.

(a)    (i)    A Participant’s “Accrued Benefit” is an annual pension, payable monthly, in the form of a single life annuity commencing at his Normal Retirement Date equal to one percent (1%) of the Participant’s Average Annual Compensation as of the date of determination multiplied by the Participant’s Years of Benefit Service; provided, however, that the Accrued Benefit calculated under this Section 5.1 shall not exceed a maximum annual Accrued Benefit of $25,000.

(ii)    The amount of a Participant’s Accrued Benefit may be affected by the provisions of the following Subsections and by Articles XI, XII and/or XIII of the Plan.

(iii)    Except as otherwise required by applicable law, a Participant shall not be credited with any additional Years of Benefit Service and his Average Annual Compensation will not change after December 31, 2008. As a result, except to the extent required by applicable law, no Participant shall accrue any additional Benefit under the Plan after December 31, 2008.

(b)    A 1989 Section 401(a)(17) Employee’s Accrued Benefit shall not be less than the greater of (i) or (ii):

(i)    The sum of:

(A)    The 1989 Section 401(a)(17) Employee’s accrued benefit as of August 31, 1989 under the Arrow Hourly Plan as in effect on August 31, 1989; and

(B)    The amount determined under the Plan’s benefit formula set forth in this Appendix G when only the Years of Benefit Service earned by the 1989 Section 401(a)(17) Employee after August 31, 1989 are taken into account; or

(ii)    The amount determined under the Plan’s benefit formula set forth in this Appendix G when all Years of Credited Service earned by the 1989 Section 401(a)(17) Employee are taken into account.

In calculating the August 31, 1989 accrued benefit under paragraph (i)(A), the provisions of Section 11.1 of the Plan shall be applied as if the 1989 Section 401(a)(17) Employee terminated employment on August 31, 1989. The August 31, 1989 accrued benefit shall not at any time increase because of cost-of-living increases in the dollar limit of Section 11.1.2.1 of the Plan that occur after August 31, 1989 or because of an adjustment under Section 11.1.2.5 of the Plan.

(c)    A 1994 Section 401(a)(17) Employee’s Accrued Benefit shall not be less than the greater of (i) or (ii):

(i)    The sum of:

(A)    The 1994 Section 401(a)(17) Employee’s accrued benefit as of August 31, 1994 under the Arrow Hourly Plan as in effect on August 31, 1994; and

(B)    The amount determined under the Plan’s benefit formula set forth in this Appendix G when only the Years of Credited Service earned by the 1994 Section 401(a)(17) Employee after August 31, 1994 are taken into account; or

(ii)    The amount determined under the Plan’s benefit formula set forth in this Appendix G when all Years of Credited Service earned by the 1994 Section 401(a)(17) Employee are taken into account.

In calculating the August 31, 1994 accrued benefit under paragraph (1)(A), the provisions of Section 11.1 of the Plan shall be applied as if the 1994 Section 401(a)(17) Employee terminated employment on August 31, 1994. The August 31, 1994 accrued benefit shall not at any time increase because of cost-of-living increases in the dollar limit of Section 11.1.2.1 of the Plan that occur after August 31, 1994 or because of an adjustment under Section 11.1.2.5 of the Plan.

(d)    Notwithstanding the above, an Employee who was a former participant in the Pension Plan for Employees of Kontron, Incorporated, or an employee of Arrow Interventional hired on or after September 1, 1996 but before September 1, 1999 shall be entitled the annual benefit described in Schedule C of this Appendix G.

5.2    Normal Retirement Benefit. A Participant who experiences a Severance from Employment on his Normal Retirement Date shall be entitled to a “Normal Retirement Benefit” in the amount of his Accrued Benefit. The Participant may elect, in accordance with Section 6.6 of the Plan, to commence receipt of his Normal Retirement Benefit on his Normal Retirement Date.

5.3    Late Retirement Benefit.

(a)    A Participant who elects, in accordance with Section 6.6 of the Plan, to commence receipt of his Benefit after his Severance from Employment and on his Late Retirement Date shall be entitled to a “Late Retirement Benefit” that is equal to the greater of:

(i)    The Participant’s Accrued Benefit as of his Late Retirement Date; or

(ii)    The Participant’s Accrued Benefit as of his Normal Retirement Date, Actuarially increased to take into account the period after Normal Retirement Date during which the Participant did not receive benefit payments.
Notwithstanding the above, except to the extent required by applicable law, no Participant shall accrue any additional Benefit under the Plan after December 31, 2008.

(b)    If a Participant’s Late Retirement Benefit commences in a calendar year after the calendar year in which he attains Age 70½, his Accrued Benefit shall be Actuarially increased to take into account the period after Age 70½ during which the Participant did not receive benefits. The Actuarial increase shall be computed (using the applicable assumptions in Schedule A) beginning on the April 1 following the calendar year in which the Participant attains age 70½ and ending on the date benefits commence in an amount sufficient to satisfy Code Section 401(a)(9).

5.4    Early Retirement Benefit. A Participant who has experienced a Severance from Employment and is eligible for an Early Retirement Benefit may elect, in accordance with Section 6.6 of the Plan, to receive either of the following:

(a)    An annual pension, payable monthly equal to the Participant’s Accrued Benefit as of his Early Retirement Date, reduced by 1/180 for each of the first 60 full calendar months and by 1/360 for each of the next 60 full calendar months by which the Participant’s chosen benefit commencement date precedes his Normal Retirement Date (an “Early Retirement Benefit”).

(b)    A deferred, unreduced annual pension, payable monthly equal to the Participant’s Accrued Benefit as of his Early Retirement Date, with payment commencing at his Normal Retirement Date or Late Retirement Date.

5.5    Disability Retirement.

(a)    A Participant who has a Disability Retirement Date shall be entitled to a Benefit under Section 4.1, 4.2, 4.3 or 6.2 of this Appendix G, whichever is applicable, determined as if the Participant had a Severance Date on the date he ceases to be a Disabled Participant under Section 4.4(b), and may elect, in accordance with Section 6.6 of the Plan, to receive an Early, Normal or Late Retirement Benefit, as applicable (and to the extent eligible with respect to an Early Retirement Benefit).

(b)    Notwithstanding the above, a Participant employed at the North Carolina facility who is eligible for a Disability Retirement Benefit may elect, in accordance with Section 6.6 of the Plan to receive either of the following:

(i)    An immediate annual pension, payable monthly equal to his Accrued Benefit as of his Disability Retirement Date (a “Disability Retirement Benefit”); or

(ii)    An annual pension, payable monthly commencing on his Early Retirement Date, if he is eligible for an Early Retirement Benefit, with his Accrued Benefit determined as of his Disability Retirement Date;

(iii)    A deferred annual pension, payable monthly commencing on his Normal Retirement Date or Late Retirement Date with his Accrued Benefit determined as of his Disability Retirement Date.

(c)    In the event of the death of a Disabled Participant prior to the commencement of his Benefit, survivor’s benefits shall be paid only in accordance with the other provisions of this Article V.

5.6    Reemployed Participants. If a Participant has a Severance from Employment, incurs a Break-in-Service, and then is reemployed by a Participating Company or a Related Employer in such a capacity that he again becomes a Participant, his future Benefit shall be calculated as follows:

(a)    If the reemployed Participant had a vested interest in his Accrued Benefit as of his Severance Date, he shall retain his right to the vested portion of his pre-severance Accrued Benefit. Any additional Benefit to which he is entitled for the period of his reemployment shall be calculated on the basis of his Years of Benefit Service and Average Monthly Compensation (effective September 1, 2005, Average Annual Compensation) for the period of reemployment (or through December 31, 2008, if earlier).

(b)    If the reemployed Participant did not have a vested interest in his Accrued Benefit as of his Severance Date, and if he subsequently becomes eligible for a Benefit pursuant to Article IV or VI of this Appendix G, his Benefit for his period of reemployment, calculated on the basis of his Years of Benefit Service and Average Monthly Compensation (effective September 1, 2005, Average Annual Compensation) during such period (or through December 31, 2008, if earlier), shall be added to any Benefit to which he may be entitled by reason of Years of Benefit Service earned prior to his Severance Date (if such Years of Benefit Service are retained under Section 3.5).

Notwithstanding the above, except to the extent required by applicable law, no reemployed Participant shall accrue any additional Benefit under the Plan after December 31, 2008.

5.7    Death Before Commencement of Benefits.

(a)    If a vested Participant dies prior to the commencement of his benefits, his Spouse shall be entitled to the surviving Spouse’s benefit described in Section 5.8. If such a Participant has no Spouse at his death, his benefits hereunder shall be forfeited.

(b)    If a non-vested Participant dies prior to the commencement of his benefits, the Participant’s benefits shall be forfeited.

5.8    Surviving Spouse’s Benefit.

(a)    In the event of the death of a Participant who:

(i)    Has been credited with at least one Hour of Service after August 22, 1984;

(ii)    Has a surviving Spouse;

(iii)    Has any vested interest in his Accrued Benefit; and

(iv)    Dies before beginning to receive Benefits from this Plan, such Participant’s surviving Spouse shall receive a survivor’s benefit.

(b)    The benefit payable under this Section shall be a annual pension, payable monthly for the surviving Spouse’s life commencing on the first day of any month when the Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Participant’s Normal Retirement Date, as elected in writing by the Spouse; or, if the Participant dies on or after his Normal Retirement Date, commencing on the first day of the month following the month in which he dies. The benefit shall be equal to the benefit such Spouse would have received if the Participant:

(i)    Had experienced a Severance from Employment on the earlier of (A) the date of his death or (B) the date of his actual Severance from Employment;

(ii)    Had survived to the benefit commencement date described in (i);

(iii)    Had then begun to receive an immediate retirement benefit in the form of a joint and 50% survivor annuity with his Spouse as the Beneficiary; and

(iv)    Had died on the following day.

5.9    Death Benefit After Retirement. Upon the death of a Participant after his Severance from Employment and the commencement of his benefits, his Beneficiary shall be entitled to receive any amount which may be payable under the form of benefit in effect or under any annuity contract which has been distributed to provide the Benefit to which the Participant was entitled hereunder.

5.10    Suspension of Benefits.

(a)    In the event that a Participant is employed in “qualified reemployment” (as defined in Subsection (b)) after payment of his Benefit commences, the benefits otherwise payable to the Participant shall be suspended for each calendar month of qualified reemployment, except as may be required to comply with Section 6.9 of the Plan. If the Participant is reemployed by a Participating Company or a Related Employer under any other circumstances, the benefits being paid to the Participant shall continue.

(b)    A Participant is employed in “qualified reemployment” if, after his Severance from Employment with a Participating Company and all Related Employers, he is reemployed by a Participating Company or a Related Employer in such a capacity that he receives pay for or is entitled to be paid for at least 40 Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month.

(c)    (i)     A Participant receiving benefits under the Plan shall be required to give notice to the Benefits Group of any employment relationship he has with a Participating Company or a Related Employer. The Benefits Group shall have the right to use all reasonable efforts to determine whether such employment constitutes qualified reemployment. The Benefits Group shall also have the right to require the Participant to provide information sufficient to prove that such employment does not constitute qualified reemployment.

(ii)    A Participant may ask the Benefits Group in writing to determine whether specific contemplated employment constitutes qualified reemployment. The Benefits Group shall respond to such a request in writing within 60 days of the date on which it receives the request.

(d)    If a Participant’s benefits are being suspended because he is employed in qualified reemployment, the Benefits Group shall notify the Participant of this during the first month in which the suspension occurs. Notification shall be by personal delivery or first-class mail.

(e)    (i)    If a Participant’s benefits have been suspended, benefit payments shall resume no later than the first day of the third month following the month in which the Participant’s qualified reemployment ceases (or, if later, the first day of the month following the date on which the Benefits Group receives the Participant’s notice that his qualified reemployment has ceased).

(ii)    When benefit payments resume, the first payment shall include payment for the current month and for all previous months since the cessation of the Participant’s qualified reemployment.

(iii)    When benefit payments resume, the Benefits Group shall reduce the Participant’s payments by an amount equal to any benefits paid to the Participant with respect to a month during which he was engaged in qualified reemployment. However, the reduction in any benefit payment (other than the first payment) shall not exceed twenty-five percent (25%) of the total payment.

(iv)    If a Participant’s benefit payments are being reduced as provided in paragraph (iii), the Benefit Group shall notify the Participant of this, in writing, when payments resume.

(f)    Under this Plan, benefit commencement is conditioned upon Severance from Employment with a Participating Company and all Related Employers. Therefore, except as may be required to comply with Section 6.9 of the Plan, no benefits shall be payable to a Participant who continues his employment with a Participating Company or a Related Employer beyond his Normal Retirement Date. The Benefits Group shall notify the Participant of this “suspension” of his benefits during the month in which his Normal Retirement Date occurs.

ARTICLE VI
VESTING AND VESTED BENEFITS

6.1    Nonforfeitable Amounts.

(a)    A Participant shall be vested in his Accrued Benefit if he has earned five or more Years of Vesting Service. If a Participant has earned fewer than five Years of Vesting Service, he shall not be vested in his Accrued Benefit. Notwithstanding the above, a former Participant of the Pension Plan for Employees of Kontron, Incorporated, and an employee of Arrow Interventional hired on or after September 1, 1996 but before September 1, 1999 shall be vested as described in Schedule C.

(b)    Notwithstanding the foregoing, a Participant who is an Employee shall have a 100% nonforfeitable interest in his Accrued Benefit upon the later of (i) the date on which he attains Age 65 or (ii) the 5th anniversary of his commencement of participation in the Plan.

6.2    Terminated Vested Participant.

(a)    A Participant who has a Severance from Employment with a Participating Company and all Related Employers before his Early Retirement Date or Normal Retirement Date shall nevertheless be eligible for a benefit from the Plan if he is vested in his Accrued Benefit. If the Participant is not vested, he shall forfeit his Accrued Benefit.

(b)    Payment of a Participant’s vested benefit shall commence on the Participant’s Normal Retirement Date unless (i) the benefit is cashed out (as provided in Section 6.3 of this Appendix G and Section 6.7 of the Plan) or (ii) the Participant elects an earlier or later benefit commencement date in accordance with Subsection (c).

(c)    A terminated vested Participant who has 10 or more Years of Vesting Service may elect to have his vested benefit payments commence:

(i)    On the first day of the month coincident with or next following the later of (A) his 55th birthday or (B) his Severance Date; or

(ii)    On the first day of any month after that, up to his Required Beginning Date.

(d)    If a terminated vested Participant is to begin receiving benefit payments on his Normal Retirement Date, he shall receive an annual benefit, payable monthly equal to his Accrued Benefit as of his Severance Date.

(e)    (i)    A Participant with an Employment Date prior to January 1, 2006 who elects under Subsection (c) to have his vested benefit payments commence prior to his Normal Retirement Date shall receive an annual benefit, payable monthly equal to his Accrued Benefit as of his Severance Date, reduced under Section 5.4 of this Appendix G;

(ii)    A Participant with an Employment Date on or after January 1, 2006 who elects under Subsection (c) to have his vested benefit payments commence prior to his Normal Retirement Date shall receive an annual benefit, payable monthly, equal to his Accrued Benefit as of his Severance Date, reduced by the applicable reduction factor in the following table:

Reduction
Age       Factor
55     37.26%
56     40.87%
57     44.87%
58     49.33%
59     54.31%
60     59.87%
61     66.11%
62     73.12%
63     81.00%
64     89.91%
65     100.00%

(iii)    For purposes of this Subsection (e), a Participant’s Accrued Benefit shall be calculated using eight percent (8%) interest and the 1994 GAR mortality table.
(f)    If a terminated vested Participant is to begin receiving benefit payments on his Late Retirement Date, he shall receive an annual benefit, payable monthly equal to the greater of:

(i)	The Participant’s Accrued Benefit as of his Late Retirement Date; or
(ii)The Participant’s Accrued Benefit as of his Normal Retirement Date, Actuarially increased to take into account the period after Normal Retirement Date during which the Participant did not receive benefit payments.
(g)    A vested benefit payable under this Section shall be distributed in accordance with the provisions of Article VII of this Appendix G and Article VI of the Plan.
6.3    Cash-Outs of Small Benefits. If the Present Value of a terminated Participant’s vested benefit is $5,000 or less, the vested benefit shall be distributed in a single-sum payment (i.e., “cashed out”), as provided in Section 6.7 of the Plan.
6.4    Deemed Cash-Out. A Participant who experiences a Severance from Employment with a Participating Company and all Related Employers before he is vested in his Accrued Benefit shall be deemed to have received a complete distribution of his Accrued Benefit on his Severance Date. However, if he is subsequently reemployed by a Participating Company or a Related Employer before he incurs five consecutive Breaks-in-Service, his Accrued Benefit shall immediately be restored.

ARTICLE VII
PAYMENT OF BENEFITS
The provisions of this Article VII of this Appendix G are applied in conjunction with the provisions of Article VI of the Plan, where applicable.
7.1    Mandatory Benefit Commencement. Section 6.9 of the Plan sets forth the provisions regarding required minimum distributions under Code Section 401(a)(9) and shall override any distribution options or provisions under the Plan which are inconsistent with Code Section 401(a)(9).

7.2    Additional Distribution Rules.
(a)    The provisions set forth in Section 6.1 of the Plan apply to the distribution of a Participant’s Benefit.
(b)    (i)    Except when benefits are paid in a single sum, benefits shall be paid monthly in an amount equal to the benefit calculated under the Plan, subject to an Actuarial Equivalent adjustment for form of benefit under this Article VII of Appendix G.
(ii)    At the direction of the Administrative Committee, benefits payable in annuity form may be provided by an annuity contract purchased from an insurance company. The terms of such annuity contract shall prohibit the cash surrender of the annuity contract and shall make the payments due under the annuity contract non-assignable. The distribution of such annuity contract shall be in complete discharge of the Plan’s liability to the Participant accepting the annuity contract.
7.3    Normal Form of Benefit.
(a)    The normal form of benefit for a Participant who has a Spouse shall be a Qualified Joint and Survivor Annuity.
(b)    The normal form of benefit for a Participant who has no Spouse shall be a single life annuity, with equal monthly installments payable to the Participant for his lifetime.
7.4    Optional Forms of Benefit.
(a)    A Participant’s pension shall be paid in his normal form of benefit unless the Participant elects to receive one of the optional forms of benefit described below. Any such election shall be made in accordance with the provisions of Section 6.6 of the Plan.
(b)    The optional forms of benefit available under this Appendix G are:
(i)    A single life annuity, with equal monthly installments payable to the Participant for his lifetime;
(ii)    A joint and survivor annuity with the Participant’s designated Beneficiary, payable in monthly installments to the Participant for his lifetime and with one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to the Participant’s designated Beneficiary, if then living, for the life of the designated Beneficiary. The foregoing notwithstanding, if the Beneficiary named by the Participant is a person other than the Participant’s Spouse, the percentage payable to such Beneficiary under the joint and survivor annuity may not at any time exceed the applicable percentage given in Schedule A;
(iii)    A joint and survivor annuity with the Participant’s designated Beneficiary, payable in monthly installments to the Participant for his lifetime and with seventy five percent (75%) of the amount of such monthly installment payable after the death of the Participant to the Participant’s designated Beneficiary, if then living, for the life of the designated beneficiary. The foregoing notwithstanding, if the Beneficiary named by the Participant is a person other than the Participant’s Spouse, the percentage payable to such Beneficiary under the joint and survivor annuity may not at any time exceed the applicable percentage given in Schedule A;
(iv)    A 10-year certain and life annuity, with equal monthly installments payable to the Participant for his lifetime, and with 120 monthly payments guaranteed; provided, however, that a Participant may not elect this form of benefit if the period certain will exceed the applicable period given in Schedule A;
(v)    The portion of a Participant’s Accrued Benefit under the Pension Plan for Employees of Kontron, Incorporated prior to September 1, 1996, and the portion of a Participant’s Accrued Benefit earned under the Plan prior to September 1, 1999 by former employees of Kontron, Incorporated, and former employees of Arrow Interventional hired on or after September 1, 1996 but before September 1, 1999 shall be paid in a form permitted in Schedule C.
(c)    A Participant shall have the right to elect a direct rollover in accordance with Section 6.10 of the Plan if he is to receive an Eligible Rollover Distribution.
(d)    Notwithstanding the above, for Plan Years beginning after December 31, 2007, a Participant may elect a Qualified Optional Survivor Annuity. A “Qualified Optional Survivor Annuity” is:
(i)    A joint life annuity payable for the life of the Participant, with continuation of payments as a survivor annuity for the remaining life of a surviving Spouse at a rate of seventy-five percent (75%) of the rate payable during the Participant’s lifetime; and
(ii)    The Actuarial Equivalent of the normal form of benefit payment for an unmarried Participant, as described in Section 7.3(b) of this Appendix G.
If the Qualified Optional Survivor Annuity is not Actuarially Equivalent to the Qualified Joint and Survivor Annuity, Spousal consent is required for a Participant to waive the Qualified Joint and Survivor Annuity and elect the Qualified Optional Survivor Annuity.
(e)    After the first annuity payment check is negotiated, no election may be changed, and no new Spouse or other Beneficiary may be substituted for the designated Beneficiary determined on the Annuity Starting Date.
(f)    In the event of the death of a Participant’s Spouse or other designated Beneficiary prior to the Participant’s benefit commencement date, but after an election of a joint and survivor annuity has been made hereunder, the election shall automatically be revoked.
7.5    Termination of Benefits. The last benefit payment hereunder shall be made for the month in which:

(a)    In the case of a single life annuity, the Participant dies;

(b)    In the case of a surviving Spouse’s benefit or a joint and survivor annuity, the Participant dies or the Participant’s Spouse or designated Beneficiary dies, whichever is later;

(c)    In the case of a 10-year certain and life annuity, the Participant dies or the 120th monthly payment is due, whichever is later; or

(d)    In the case of a single-sum payment, the single-sum payment is distributed or is transferred in a direct rollover under Section 6.10 of the Plan.

SCHEDULE A

Actuarial Equivalent Factors and Assumptions
Effective September 1, 2005, unless Otherwise Noted

Effective September 1, 2005, notwithstanding any other provision of this Schedule A to the contrary, Actuarial Equivalence shall be determined on the following generally applicable basis:

(a)    Interest Assumption: 8% compounded annually.
(b)    Mortality Assumption for a Participant: the 1994 GAR mortality table, based on age nearest birthday.
(c)    Mortality Assumption for a Beneficiary: the 1994 GAR mortality table, based on age nearest birthday.
The following exceptions apply:

1.    For the purpose of determining whether the Plan is Top-Heavy:

(a)    Interest Assumption: 5% per annum, compound.

(b)    Mortality Assumption: As above.
2.    For the purpose of determining lump sum values for payment:

(a)    Interest Assumption: Applicable Interest Rate
(b)    Mortality Assumption: Applicable Mortality Table.
3.    For the purpose of determining the benefit payable before the Normal Retirement Date and/or payable in a form other than straight life:

(a)    The benefit shall first be adjusted based on the number of months, if any, by which commencement of payment precedes the Normal Retirement Date, using the basis specified in the Plan. For commencement more than 120 months before the Normal Retirement Date (if elected by a surviving spouse), the generally applicable basis shall be used to find the Actuarial Equivalent of the benefit that would be payable commencing 120 months before the Normal Retirement Date; for this purpose the number of months shall be recognized by linear interpolation.

(b)    The benefit shall then be adjusted for payment in a form other than straight life, if applicable, determined by the following generally applicable basis:

(i)    Interest Assumption: 8% compounded annually.
(ii)    Mortality Assumption for a Participant: the 1994 GAR mortality table
(iii)    Mortality Assumption for a Beneficiary: the 1994 GAR mortality table
4.    For the purpose of determining the increase in the Accrued Benefit as of the Normal Retirement Date to the Late Retirement Date, Actuarial Equivalence shall be determined by the following basis:

(a)     For the period (if any) between Normal Retirement Date and September 1, 2005:
(i)    Interest Assumption:    7% per annum, compound
(ii)    Mortality Assumption for a Participant: The UP-1984 Table, based on age nearest birthday.
(b)     For the period after September 1, 2005:
(i)    Interest Assumption: 8% compounded annually.
(ii)    Mortality Assumption for a Participant: the 1994 GAR mortality table

SCHEDULE B
ADJUSTMENTS TO CERTAIN BENEFITS

If the Arrow Hourly Plan satisfies the requirements of Section 1.401(a)(4)-13(d) of the Treasury Regulations for a fresh-start as of the last day of the last Plan Year beginning before January 1, 1994, then, any other provisions of the plan notwithstanding, any section 401(a)(17) employee’s accrued benefit, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations as of a fresh-start date, is adjusted to reflect increases in the employee’s compensation after the fresh-start date. However, this adjustment may be made only if the adjustment will not cause the plan to fail to satisfy the consistency requirement of Section 1.401(a)(4)-13(c) of the Treasury Regulations, as modified by Section 1.401(a)(17)-1(e) of the Proposed Treasury Regulations.
In determining a section 401(a)(17) employee’s accrued benefit in any Plan Year beginning on or after January 1, 1994, the portion of the employee’s frozen accrued benefit attributable to Plan Years beginning before January 1, 1994 will be determined in accordance with Method A for statutory section 401(a)(17) employees and Method B for section 401(a)(17) employees other than statutory section 401(a)(17) employees.
A statutory section 401(a)(17) employee shall mean an employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994 is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1989 that exceeded $200,000.
A section 401(a)(17) employee shall mean an employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994 is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994 that exceeded $150,000.
Method A (statutory section 401(a)(17) employees):

Step 1:
Determine each statutory section 401(a)(17) employee’s accrued benefit as of the last day of the last Plan Year beginning before January 1, 1989, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations.

Step 2:
Adjust the amount in step 1 up through the last day of the last Plan Year beginning before the first Plan Year beginning on or after January 1, 1994 under the method provided under the plan for increasing the amount in step 1 to take into account increases in compensation in Plan Years beginning on or after January 1, 1989. However, if the plan does not provide for such increases, the amount in step 2 shall be equal to the amount in step 1.

Step 3:
Determine the statutory section 401(a)(17) employee’s accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations.

Step 4:	Subtract the amount determined in step 2 from the amount determined in step 3.

Step 5:
Adjust the amount in step 4 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the statutory section 401(a)(17) employee’s average compensation determined for the current year (as limited by section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994.

Step 6:
Adjust the amount in step 1 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the statutory section 401(a)(17) employee’s average compensation for the current year (as limited by section 401(a)(17)), using the same definition of compensation and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1989, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1989.

Step 7:	Add the amounts determined in step 5, and the greater of steps 6 or 2.
Method B (section 401(a)(17) employees other than
statutory section 401(a)(17) employees):

Step 1:
Determine the accrued benefit of each section 401(a)(17) employee other than statutory section 401(a)(17) employees as of the last day of the Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations.

Step 2:
Adjust the amount in step 1 by multiplying it by the following fraction (not less than 1). The numerator of the fraction is the average compensation of the section 401(a)(17) employee who is not a statutory section 401(a)(17) employee determined for the current year (as limited by section 401(a)(17)), using the same definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994. The denominator of the fraction is the employee’s average compensation for the last day of the last Plan Year beginning before January 1, 1994, using the definition and compensation formula in effect as of the last day of the last Plan Year beginning before January 1, 1994.

SCHEDULE C
KONTRON PROVISIONS
The following special provisions are effective as of September 1, 1996, the date the Pension Plan for Employees of Kontron, Incorporated (the “Kontron Plan”) was merged into the Arrow Hourly Plan, unless otherwise indicated. These provisions apply only to those former salaried participants in the Kontron Plan whose accrued benefits were merged from the Kontron Plan into the Arrow Hourly Plan or an employee of Arrow Interventional hired on or after September 1, 1996 but before September 1, 1999 (“Affected Participants”). These special provisions apply to the Affected Participants notwithstanding any other provisions of the Plan and/or Appendix G to the contrary.

C.1    Accrued Benefit.
(a)    An Affected Participant’s Accrued Benefit shall be equal to $12.50 times his Years of Benefit Service completed after January 1, 1986.
(b)    Notwithstanding the above, effective September 1, 1999, an Affected Participant’s Accrued Benefit shall be equal to the sum of:
(1)    $12.50 times his Years of Benefit Service completed after January 1, 1986 but before September 1, 1999; plus
(2)    The Plan’s Benefit formula described in Plan Section 5.1 of Appendix G taking into account the Participant’s Years of Benefit Service completed on or after September 1, 1999 and before January 1, 2009.
C.2    Optional Forms of Benefit Payment.
(a)    In addition to the optional forms of Benefit payment described in Section 7.4 of Appendix G, the benefits accrued by Affected Participants, prior to September 1, 1996 under the Kontron Plan may be paid in one of the optional forms described below (which were available to the Affected Participants under the Kontron Plan), subject to the provisions of Section 6.9 of the Plan.
(1)    Joint and Survivor Annuity - a life annuity paid to the Affected Participant with the provision that, if a joint annuitant survives the Affected Participant, payments are continued in the same amount or a reduced amount for the joint annuitant’s lifetime.
(2)    Life Annuity with Stipulated Payments - a life annuity paid to the Affected Participant with the provision that, if the Affected Participant dies before receiving 60, 120, 180 or 240 stipulated monthly payments, either payments will be continued to a Beneficiary until the balance of the stipulated monthly payments has been paid or the commuted value of the balance of the stipulated monthly payments will be paid to a Beneficiary.
(3)    Temporary Annuity - an annuity payable from an Early Annuity Commencement Date to a specified date, or death if earlier, that will provide an approximately level amount of benefit, inclusive of Social Security and any annuity not converted to a Temporary Annuity, before and after receipt of Social Security.
(b)    The optional forms of Benefit payment described in Section C.2 of this Schedule C (paragraphs (1) through (3)) shall not be available to Affected Participants for payment of their Benefits accrued on and after September 1, 1999.
C.3    Early Retirement.
(a)    “Early Retirement Age” shall mean the later of (i) the Participant’s 55th birthday and (ii) the date on which the Participant completes five Years of Benefit Service.
(b)    Early Retirement. A Participant who is eligible for an Early Retirement Benefit shall receive either of the following:
(1)    A annual pension, payable monthly equal to the Participant’s Accrued Benefit as of his Early Retirement Date, reduced by 1/180 for each of the first 60 full calendar months and by 1/360 for each additional calendar months by which the Participant’s chosen benefit commencement date precedes his Normal Retirement Date (an “Early Retirement Benefit”).
(2)    A deferred, unreduced annual pension, payable monthly equal to the Participant’s Accrued Benefit as of his Early Retirement Date, with payment commencing at his Normal Retirement Date or Late Retirement Date.
C.4    Non-Forfeitable Amounts.
A Participant shall be vested in his Accrued Benefit in accordance with the following schedule:

Years of Vesting Service	Percent Vested
Less than 1 year	0
1	20
2	40
3	60
4	80
5 years or more	100

SCHEDULE D
PARTICIPATING COMPANIES
Arrow Interventional, Inc. - effective September 1, 1999
Arrow Therex Corporation - effective May 1, 1980
The Stepic Medical Distribution Company - effective September 1, 2003

TELEFLEX INCORPORATED
RETIREMENT INCOME PLAN
APPENDIX C
RETIREMENT PLAN FOR HOURLY RATED EMPLOYEES
AT THE BERKS COUNTY, PA LOCATIONS OF
ARROW INTERNATIONAL, INC.
The provisions in this Appendix H apply with respect to Participants in the Retirement Plan for Hourly Rated Employees at the Berks County, PA Locations of Arrow International, Inc. (“Arrow Berks Plan”) before its merger with and into the Plan effective as of August 31, 2008. The provisions in this Appendix H shall continue to apply on and after January 1, 2014 to eligible Employees and Participants eligible for the benefits described in this Appendix H. Except for the provisions set forth in Appendix H, the Plan provisions, including terms defined therein, shall apply with respect to Participants eligible for the benefits described in this Appendix H.
ARTICLE I
DEFINITIONS

Terms used but not defined in this Appendix H shall have the meaning set forth in the Plan. Except with respect to the references to Articles and Sections of the Plan herein, references in this Appendix H to Articles and Section numbers are references to the Articles and Sections in this Appendix H.

1.1    “Active Participant” shall mean a Participant who is an Employee in the Covered Class.
1.2.     “Actuarial Equivalent” shall mean having or that which has equal actuarial value based on the assumptions and factors described in Schedule A. “Actuarially” shall mean performed by use of the assumptions and factors described in Schedule A.
1.3    “Age” shall mean, for any individual, his age on his last birthday, except that an individual attains Age 70 1/2 on the corresponding date in the sixth calendar month following the month on which his 70th birthday falls (or the last day of such month if there is no corresponding date therein).
1.4    “Annual Compensation” shall mean, for any Active Participant, effective September 1, 2001, for a given calendar month, the total wages paid to a Participant by a Participating Company which must be taken into account for purposes of income tax withholding at the source, increased by (a) any elective contributions to a Participating Company’s plan under sections 125, 132(f), 402(g)(3), 402(h), and 403(b) of the Code, and reduced by the dollar amount or value of each of the following: reimbursements and other expense allowances, fringe benefits (both cash and non-cash), moving expenses, deferred compensation, and welfare benefits.
In general, all Annual Compensation up to a Participant’s actual Severance from Employment (or December 31, 2012, if earlier) shall be taken into account in calculating benefits. However, in the case of a Participant who does not have any period of employment on or after September 1, 1988, Annual Compensation received after the Participant’s Normal Retirement Date shall not be taken into account in calculating benefits under this Plan.

In calculating a Disabled Participant’s benefit, it will be assumed that the Participant’s Annual Compensation has continued unchanged from his Severance from Employment (or December 31, 2012, if earlier) on account of Total and Permanent Disability to his Normal Retirement Date (or December 31, 2012, if earlier).

Effective January 1, 2009 through December 31, 2012, Annual Compensation also include any differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer, as required by Code Section 414(u)(12), as amended by the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”).
1.5    “Annuity Starting Date” shall have the meaning set forth in Treasury Regulations Section 1.401(a)-20, Q&A-10 (the first day of the first period for which an amount is paid as an annuity or any other form).

1.6    “Board of Directors” shall mean the Board of Directors of the Sponsor or any committee thereof.
1.7    “Break-in-Service” shall mean a twelve-consecutive month Period of Severance.
1.8    “Collective Bargaining Agreement” shall mean at any time the labor agreement between the Arrow and the Union that is then in effect.

1.9    “Committee” or “Retirement Committee” shall mean the Teleflex Incorporated Benefits Policy Committee.

1.10    “Computation Period” shall mean for any Employee the 12-month period beginning on the Employee’s Employment or Reemployment Date or on any anniversary of such date, and ending on the day before the anniversary thereof.

1.11    “Covered Class” shall mean the class consisting of each Employee who (a) is regularly employed by Arrow at a Berks County, Pennsylvania plant, or by any Participating Company at a designated plant; (b) receives compensation from the Participating Company, on a stated hourly basis other than a pension, severance pay, retainer or fee under a contract, and who is not paid on an hourly or piecework basis; (c) is not covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder; and (d) is not covered by another qualified defined benefit pension plan to which the Participating Company makes contributions. An Employee who is such solely by reason of being a leased employee within the meaning of section 414(n) or 414(o) of the Code shall not be in the Covered Class. The determination of whether an Employee is in the Covered Class shall be made by the Benefits Group on a uniform basis consistent with the intent expressed hereunder.

1.12    “Disability Retirement Date” shall mean the first day of the month coincident with or next following the date (prior to the Participant’s Normal Retirement Date) on which a Participant who has been credited with five or more Years of Vesting Service experiences a Severance from Employment with a Participating Company and all Related Employers as a result of his Total and Permanent Disability. A Participant shall not have a Disability Retirement Date unless he has been credited with five or more Years of Vesting Service.

1.13    “Disabled Participant” shall mean a Participant who has a Disability Retirement Date and who has not ceased to be a Disabled Participant pursuant to Section 4.4(b).

1.14    “Early Retirement Age” shall mean for any Participant the later of (a) the Participant’s 55th birthday and (b) the date on which the Participant completes 10 Years of Vesting Service.

1.15    “Early Retirement Date” shall mean the first day of any month (prior to Normal Retirement Date) coincident with or next following the date on which a Participant attains Early Retirement Age.

1.16    “Employee” shall mean an individual who is classified as an employee by a Participating Company or a Related Employer, including officers, shareholders, or directors who are employees, but excluding independent contractors, whether or not such persons are later determined to be common-law employees by a court or an administrative agency. An Employee shall also include a “leased employee,” as defined in Section 414(n)(2) of the Code, who is not an employee of a Participating Company or a Related Employer, but who provides services to a Participating Company or a Related Employer where (a) such services are performed pursuant to an agreement between the recipient of those services and any other person or entity, (b) the person performing the services has done so on a substantially full-time basis for at least one year, and (c) the services so performed are performed under the primary direction and control of the recipient of those services, except that even if an individual would otherwise be considered a “leased employee” hereunder, that person shall not be considered a “leased employee” if (i) he is covered by a money purchase pension plan which (A) covers all employees of the leasing organization (other than those rendering service directly to the leasing organization), (B) provides a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined for the purposes of Section 415 of the Code), and (C) allows immediate participation and full and immediate vesting, and (ii) “leased employees” (including, for this purpose, those who would be “leased employees” but for the operation of this sentence) do not constitute more than twenty percent (20%) of that part of the recipient’s workforce consisting of non-highly compensated employees.

Effective January 1, 2009, to the extent the Plan is not frozen, any individual in Qualified Military Service (as defined in Code Section 414(u)) who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer shall be treated as an “Employee” of the Employer solely for purposes of providing contributions, benefits and service credit with respect to such Qualified Military Service, as applicable.
Notwithstanding the foregoing, nothing in this provision shall be interpreted to require any benefit accruals under the Plan and this Appendix H after December 31, 2012.
1.17    “Employment Date” shall mean the date on which an Employee first performs an Hour of Service for a Participating Company, a Predecessor Company, or a Related Employer. The Employment Date of an Employee shall not be earlier than September 1, 1975.
1.18    “Late Retirement Date” shall mean the first day of the month coincident with or next following the date on which a Participant experiences a Severance from Employment with a Participating Company and all Related Employers after the Participant’s Normal Retirement Date or the first day of any month on which a Participant elects to commence receipt of his Plan benefit for any other reason after his Normal Retirement Date, but not before the Participant’s Severance from Employment and not later than the Participant’s Required Beginning Date.
1.19    “Mandatory Benefit Commencement Date” shall mean the Participant’s Required Beginning Date, as defined in Section 1.51 of the Plan.
1.20    “Normal Retirement Age” shall mean for any Participant the later of (a) his 65th birthday and (b) the fifth anniversary of the date on which he commenced participation in the Plan.
1.21    “Normal Retirement Date” shall mean the first day of the month next coincident with or next following the date on which a Participant attains Normal Retirement Age.
1.22    “Participant” shall mean an individual who is an Active Participant, a former Active Participant receiving benefits under the Plan, a former Active Participant who has a present or future right to receive benefits under the Plan, or an Employee who was once an Active Participant and has been transferred out of the Covered Class.
1.23    “Participating Company” shall mean Arrow and each Related Employer which is authorized by the Committee to adopt the Plan by action of its board of directors or other governing body.
1.24    “Period of Severance” shall mean the period of time commencing on an Employee’s Severance Date and ending on the date on which the Employee is again entitled to be credited with an Hour of Service described in Section 1.32 of the Plan. Notwithstanding the foregoing, a Period of Severance shall not occur as a result of (a) for New Jersey Participants, Total and Permanent Disability; (b) for North Carolina Participants, illness or disability of up to one year; (c) an authorized leave of absence for a period not exceeding one year for any reason in accordance with the uniform policy established by the Committee; or (d) temporary layoff of less than one year duration; or (e) absence due to involuntary service (or voluntary service in a time of national emergency) in any uniformed services of the United States.
1.25    “Plan Year” shall mean the 12-month period ending each December 31; prior to the merger of the Arrow Berks Plan with and into the Plan, a 12-month period which shall commence each September 1 and end on the next following August 31.
1.26    “Predecessor Company” shall mean each business entity that is a predecessor in interest to Arrow, whether due to change of name, merger, consolidation, asset acquisition, or stock acquisition.
1.27    “Present Value” shall mean, in relation to a benefit that is expressed as a monthly or annual annuity, the Actuarial Equivalent single-sum value of such benefit as of any given date, determined in accordance with Schedule A.
1.28    “Reemployment Date” shall mean the first day, following a Break-in-Service, on which an Employee performs an Hour of Service.
1.29     “Severance Date” shall mean the date, as recorded on the records of a Participating Company or a Related Employer, on which an employee of such company quits, retires, is discharged, or dies, or, if earlier, the first anniversary of the first day of a period during which the employee remains absent from service with a Participating Company and all Related Employers (with or without pay) for any other reason, (excluding leave of absence) including but not limited to by reason of vacation, holiday or layoff; or if earlier the third year anniversary of a leave of absence, except as expressly provided otherwise in the Plan and/or this Appendix H.
1.30    “Spouse” shall mean the person to whom a Participant is legally married on any date of reference.
1.31    “Total and Permanent Disability” shall mean a disability of a nature that enables a Participant to qualify for and to receive disability benefits under the federal Social Security Act. The Administrative Committee or its delegee may require such proof of Total and Permanent Disability as it sees fit. For purposes of the Plan, a Participant’s Total and Permanent Disability ends on the day preceding the earlier of: (a) the date the Participant is reemployed by a Participating Company or a Participating Company’s Related Employer, (b) the date the Participant is no longer eligible for disability benefits under the federal Social Security Act, and (c) the Participant’s Normal Retirement Date.
1.32    “Union” shall mean the United Steelworkers of America, AFL-CIO, CLC.
1.33    “Years of Benefit Service” or “Benefit Service” shall mean the number of Computation Periods counted with respect to determining a Participant’s Accrued Benefit under the Plan, as further described in Article III. A Participant shall not be credited with any Benefit Service or Years of Benefit Service after December 31, 2012.
1.34    “Years of Vesting Service” or “Vesting Service” shall mean the number of Computation Periods counted with respect to determining a Participant’s vested status under the Plan, as further described in Article III.

ARTICLE II
PARTICIPATION

2.1    Date of Participation.

(a)    Prior to December 31, 2012, each Employee in the Covered Class shall become an Active Participant on the first date on which he is in the Covered Class.

(b)    A Participant who has a Severance Date and who is later reemployed as an Employee in the Covered Class shall become an Active Participant as of the date on which he first again completes an Hour of Service in the Covered Class.

(c)    If an Employee participated in another qualified defined benefit plan of a Participating Company immediately prior to becoming a member of the Covered Class, prior to January 1, 2013, such Employee became an Active Participant on the first day of the Plan Year coincident with or next following the date on which he became a member of the Covered Class. Such Employee remained an active participant in the preceding defined benefit plan until last day of the Plan Year in which he transferred into the Covered Class.

(d)    If a Participant transfers from being a member of the Covered Class to being a member of the covered class of another defined benefit plan of a Participating Company, such Participant shall continue to be an Active Participant in the Plan until the last day of the Plan Year in which he transferred out of the Covered Class.

Notwithstanding the preceding, no Employee shall become a Participant in the Plan after December 31, 2012.

ARTICLE III
VESTING SERVICE AND BENEFIT SERVICE

3.1    Service for Vesting.

(a)    An Employee shall earn Years of Vesting Service for all employment with a Participating Company, Predecessor Companies, and Related Employers. Years of Vesting Service shall be calculated from the employee’s Employment Date or Reemployment Date to the Severance Date, subject to the rules set forth below.

(b)    If an Employee experiences a Severance from Employment by reason of a quit, discharge, or retirement and then is reemployed by a Participating Company or a Related Employer before he incurs a Break-in-Service, the Employee shall earn credit toward a Year of Vesting Service for all of his Period of Severance.

(c)    If an Employee experiences a Severance from Employment by reason of quit, discharge, or retirement during an absence from service for 12 months or less for any reason other than a quit, discharge, or retirement, and if he is then reemployed by a Participating Company or a Related Employer within 12 months of the date on which he was first absent from service, he shall earn credit toward a Year of Vesting Service for his Period of Severance.

(d)    An Employee shall be credited with service toward a Year of Vesting Service for any period beginning after August 4, 1993 during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993.

(e)    An Employee shall be credited with service toward a Year of Vesting Service in the first or second year following a leave from a Participating Company for maternity or paternity reasons for which the Employee would otherwise lose a Year of Vesting Service because of this absence.

(f)    An Employee shall be credited with an additional Year(s) of Vesting Service equal to the period of service with which he was credited for purposes of benefit accrual as a participant under the defined benefit plan sponsored by Rockwell International or Textile Machine Works.

(g)    For purposes of determining an Employee’s total Years of Vesting Service, all Vesting Service (whether or not successive) shall be aggregated.

3.2    Benefit Service.

(a)    Prior to January 1, 2013, a Participant shall earn a Year of Benefit Service for each Year of Vesting Service earned (except for any Period of Vesting Service earned solely due to Section 3.1(c)) while he is a Participant and he is employed with a Participating Company in a Covered Class. A Participant shall not earn any additional Years of Benefit Service after December 31, 2012. Notwithstanding the foregoing, effective January 1, 2014, for purposes of determining a Participant’s Years of Benefit Service, employment with a Participating Company in a Covered Class (determined without respect to Section 1.11(c)) prior to September 1, 1975 will be taken into account.

(b)    A Participant shall earn Years of Benefit Service until the earliest of:

(i)    Transfer to a job classification in which he is not eligible to participate in the Plan, as modified by this Appendix H;

(ii)    Transfer to a Related Employer which has not adopted this Plan, as modified by this Appendix H, or

(iii)    Severance from Employment with a Participating Company and all Related Employers; notwithstanding the foregoing, in the event of a layoff, a Participant shall earn Years of Benefit Service for an additional twelve months from the date of such layoff.

Except to the extent required by applicable law, a Participant shall not earn any additional Years of Benefit Service after December 31, 2012.

(c)    If a Participant is reemployed by a Participating Company or a Related Employer before he incurs a Break-in-Service, and if his Period of Severance commenced with a quit, discharge, or retirement, he shall not earn Years of Benefit Service for any portion of his Period of Severance.

(d)    A Participant shall not be credited with any service toward a Year of Benefit Service for a period during which he is absent from work on unpaid leave under the Family and Medical Leave Act of 1993.

(e)    An Employee shall be credited with an additional Year(s) of Benefit Service equal to the period of service with which he was credited for purposes of benefit accrual as a participant under the defined benefit plan sponsored by Rockwell International or Textile Machine Works.

(f)    For purposes of determining an Employee’s total Periods of Benefit Service, all Periods of Benefit Service (whether or not successive) shall be aggregated.

3.3    Partial Years. Years of Vesting Service and Years of Benefit Service shall be calculated on the basis of completed months, with a “completed month” meaning the period from a given day of the month through the day preceding that day in the next month. An additional full month shall be awarded for any portion of a month of employment beyond a completed month.

3.4    Effect of Break-in-Service.

(a)    A Participant who has a vested interest in his Accrued Benefit and who incurs a Break-in-Service shall have his Years of Vesting Service and Benefit Service before his Severance Date aggregated with any Years of Vesting Service and Benefit Service he may later earn. However, a Participant shall not earn any Years of Benefit Service after December 31, 2012.

(b)    A Participant who does not have a vested interest in his Accrued Benefit shall have his Years of Vesting Service and Benefit Service before his Severance Date aggregated with any Years of Vesting Service and Benefit Service he may later earn if, as of his Reemployment Date, the number of his consecutive Breaks-in-Service is less than the greater of:

(i)    The number of Years of Vesting Service he had earned prior to his Severance Date; or

(ii)    Five.

If the Participant does not meet this requirement, he shall receive no credit for the Years of Vesting Service and Benefit Service he has earned before his Severance Date.

3.5    Effect of Cash-Out. Section 3.4 notwithstanding, a Participant who receives a single-sum distribution pursuant to Section 6.7 of the Plan, or elects to have the amount of his single-sum distribution transferred in a direct rollover pursuant to Section 6.10 of the Plan, shall immediately lose all credit for the Years of Benefit Service attributable to the single-sum distribution.

ARTICLE IV
ELIGIBILITY FOR RETIREMENT BENEFITS

4.1    Normal Retirement. A Participant who is employed by a Participating Company or a Related Employer when he attains Normal Retirement Age shall immediately become fully vested in his Accrued Benefit and shall be eligible for a Normal Retirement Benefit if he experiences a Severance from Employment on his Normal Retirement Date. Normal Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix H and Article VI of the Plan.

4.2    Late Retirement. A Participant who continues his employment with a Participating Company or a Related Employer beyond his Normal Retirement Date shall continue to accrue benefits until the earlier of his Late Retirement Date or December 31, 2012 (or such later date required by applicable law). Such a Participant shall be eligible for a Late Retirement Benefit on his Late Retirement Date. In addition, a Participant who has a vested Accrued Benefit and has experienced a Severance from Employment may elect to commence receiving payment of a Late Retirement Benefit on a Late Retirement Date. Except as otherwise provided in Section 6.9 of the Plan, Late Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix H and Article VI of the Plan.

4.3    Early Retirement. If a Participant has experienced a Severance from Employment, he may elect to commence receipt of an Early Retirement Benefit on an Early Retirement Date. Early Retirement Benefits shall be distributed in accordance with the provisions of Articles V and VII of this Appendix H and Article VI of the Plan.

Except as provided in Section 6.7.1 or 6.7.2.2 of the Plan, no distribution shall be made prior to the Participant’s Required Beginning Date without his written consent

4.4    Disability Retirement.

(a)    A Disabled Participant who has a Disability Retirement Date at a time when the Actuarial Equivalent single sum value of his vested Accrued Benefit exceeds $5,000 may elect to begin receiving a Disability Retirement Benefit commencing on the first day of the month coincident with or next following his Disability Retirement Date and ending on the date he ceases to be a Disabled Participant as described in Section 4.4(b).
(b)    A Participant will cease to be a Disabled Participant on the earliest of the date on which he:
(i)    Reaches his Normal Retirement Date;
(ii)    Ceases to suffer from a Total and Permanent Disability; or
(iii)    Dies.
ARTICLE V
CALCULATION OF BENEFITS

5.1    Accrued Benefit and Benefit Formula.
(a)    A Participant’s “Accrued Benefit” is a monthly pension in the form of a single life annuity commencing at his Normal Retirement Date which is equal to:
(i)    For retirements on and after October 1, 1994 but before October 1, 1995, the Participant’s Years of Benefit Service multiplied by $20.00, increasing to $20.25 on September 1, 2003, and increasing to $20.75 on September 1, 2006;
(ii)    For retirements on and after October 1, 1995, but before October 1, 1996, $20.50 multiplied by the Participant’s Years of Benefit Service, increasing to $20.75 on September 1, 2003, and increasing to $21.25 on September 1, 2006;
(iii)    For retirements on and after October 1, 1996 but before September 7, 1997, the Participant’s Years of Benefit Service multiplied by $21.00, increasing to $21.25 on September 1, 2003, and increasing to $21.75 on September 1, 2006;
(iv)    For retirements on and after September 8, 1997 but before September 13, 1998, the Participant’s Years of Benefit Service multiplied by $22.00, increasing to $22.25 on September 1, 2003, and increasing to $22.75 on September 1, 2006;
(v)    For retirements on and after September 14, 1998 but before September 1, 2000, the Participant’s Years of Benefit Service multiplied by $23.00, increasing to $23.25 on September 1, 2003, and increasing to $23.75 on September 1, 2006;
(vi)    For retirements on and after September 1, 2000 but before September 1, 2001, the Participant’s Years of Benefit Service multiplied by $25.00, increasing to $26.00 on September 1, 2001, to $27.00 on September 1, 2002, increasing to $27.25 on September 1, 2003, and increasing to $27.75 on September 1, 2006;
(vii)    For retirements on and after September 1, 2001 but before September 1, 2002, the Participant’s Years of Benefit Service multiplied by $26.00, increasing to $27.00 on September 1, 2002, increasing to $27.25 on September 1, 2003, and increasing to $27.75 on September 1, 2006;
(viii)    For retirements on and after September 1, 2002 but before September 1, 2003, the Participant’s Years of Benefit Service multiplied by $27.00, increasing to $27.25 on September 1, 2003, and increasing to $27.75 on September 1, 2006;
(ix)    For retirements on and after September 1, 2003 but before September 1, 2006, the Participant’s Years of Benefit Service multiplied by $31.00, increasing to $31.50 on September 1, 2006; and
(x)    For retirements on and after September 1, 2006, the Participant’s Years of Benefit Service multiplied by $36.00.
If provided under the Collective Bargaining Agreement, at the start of the first, second and third years of retirement, a Participant’s monthly pension will increase to reflect any increase in the applicable monthly pension. A Participant shall not be credited with any additional Years of Benefit Service after December 31, 2012. As a result, no Participant shall accrue any additional benefit under the Plan after December 31, 2012 and a Participant’s Accrued Benefit will not increase after December 31, 2012.
(b)    The Accrued Benefit calculated under this Section shall be reduced in accordance with Section 5.7 of this Appendix H for each month that the Participant has not waived surviving Spouse’s benefit coverage.
5.2    Normal Retirement Benefit. A Participant who experiences a Severance from Employment on his Normal Retirement Date shall be entitled to a “Normal Retirement Benefit” in the amount of his Accrued Benefit. The Participant may elect, in accordance with Section 6.6 of the Plan, to commence receipt of his Normal Retirement Benefit on his Normal Retirement Date.

5.3    Late Retirement Benefit.

(a)    A Participant who elects, in accordance with Section 6.6 of the Plan, to commence receipt of his Benefit after his Severance from Employment and on his Late Retirement Date shall be entitled to a “Late Retirement Benefit” that is equal to the greater of:

(i)    The Participant’s Accrued Benefit as of his Late Retirement Date; or

(ii)    The Participant’s Accrued Benefit as of his Normal Retirement Date, Actuarially increased to take into account the period after Normal Retirement Date during which the Participant did not receive benefit payments.

Notwithstanding the above, except to the extent required by applicable law, no Participant shall accrue any additional Benefit under the Plan after December 31, 2012.

(b)    If a Participant’s Late Retirement Benefit commences in a calendar year after the calendar year in which he attains Age 70½, his Accrued Benefit shall be Actuarially increased to take into account the period after Age 70½ during which the Participant did not receive benefits. The Actuarial increase shall be computed (using the applicable assumptions in Schedule A) beginning on the April 1 following the calendar year in which the Participant attains age 70½ and ending on the date benefits commence in an amount sufficient to satisfy Code Section 401(a)(9).

5.4    Early Retirement Benefit. A Participant who has experienced a Severance from Employment and is eligible for an Early Retirement Benefit may elect, in accordance with Section 6.6 of the Plan, to receive either of the following:
(a)    A monthly pension equal to the Participant’s Accrued Benefit as of his Early Retirement Date, reduced in accordance with the following table:

Full Years Early	Percent Applicable
0	100.0%
1	100.0%
2	100.0%
3	100.0%
4	100.0%
5	100.0%
6	79.0%
7	75.0%
8	71.0%
9	67.0%
10	63.0%
(If benefits commence other than an integral number of years early, the applicable percentage shall be obtained by interpolation.)
Effective as of September 1, 2006:

Full Years Early	Percent Applicable
0	100.0%
1	100.0%
2	100.0%
3	100.0%
4	100.0%
5	100.0%
6	85.0%
7	82.0%
8	79.0%
9	75.0%
10	71.0%
(If benefits commence other than an integral number of years early, the applicable percentage shall be obtained by interpolation.) (an “Early Retirement Benefit”).
(b)    A deferred, unreduced monthly pension equal to the Participant’s Accrued Benefit as of his Early Retirement Date, with payment commencing at his Normal Retirement Date or Late Retirement Date.
(c)    A Participant who is eligible for and elects to receive an Early Retirement Benefit and has a Severance from Employment at Age 60 or older shall receive an additional $850 per month commencing on his Early Retirement Date and continuing until the earlier of the expiration of twenty-four months or until the Participant receives 80% of his Social Security benefit.
5.5    Disability Retirement Benefit.
(a)    A Participant who is eligible for a Disability Retirement Benefit may elect, in accordance with Section 6.6 of the Plan, to receive one of the following:

(i)    An immediate monthly pension equal to his Accrued Benefit as of his Disability Retirement Date (a “Disability Retirement Benefit”) payable in the form of a single life annuity, and not reduced to reflect commencement prior to the Participant’s Normal Retirement Date;

(ii)    A monthly pension commencing on his Early Retirement Date, if he is eligible for an Early Retirement Benefit, with his Accrued Benefit determined as of his Disability Retirement Date; or

(iii)    A deferred monthly pension commencing on his Normal Retirement Date or Late Retirement Date, with his Accrued Benefit determined as of his Disability Retirement Date.

(b)    If a Participant who is eligible for a Disability Retirement Benefit elects to receive a Disability Retirement Benefit, payment of the Disability Retirement Benefit will continue until the Participant’s Normal Retirement Age or, if earlier, the date the Participant ceases to be a Disabled Participant. If payment of the Participant’s Disability Retirement Benefit continues until his Normal Retirement Age, the Participant may elect to receive any form of payment available to the Participant under the Plan and this Appendix H beginning on his Normal Retirement Date. If payment of a Participant’s Disability Retirement Benefit ceases before the Participant’s Normal Retirement Date and the Participant does not return to employment with a Participating Company or a Participating Company’s Related Employer, the Participant’s Severance Date will be treated as the date he ceases to be eligible for a Disability Retirement Benefit and the Participant may elect, in accordance with Section 6.6 of the Plan, to receive an Early, Normal or Late Retirement Benefit, as applicable (and to the extent eligible with respect to an Early Retirement Benefit).
(c)    In the event of the death of a Disabled Participant prior to the commencement of his Benefit, survivor’s benefits shall be paid only in accordance with the other provisions of this Article V.

5.6    Transfers. An Employee of a Participating Company or a Related Employer who is eligible for benefits under Article IV and who has been transferred to or from an eligible classification (as described in Section 2.1) shall have his benefit calculated on the basis of his Years of Benefit Service and the benefit formula in effect under Section 5.1 as of the date of his Severance from Employment with a Participating Company and all Related Employers (or December 31, 2012, if earlier).
5.7    Death Before Commencement of Benefits.
(a)    If a vested Participant dies prior to the commencement of his benefits, his Spouse shall be entitled to the surviving Spouse’s benefit described in Section 5.8. If such a Participant has no Spouse at his death, his benefits hereunder shall be forfeited.
(b)    If a non-vested Participant dies prior to the commencement of his benefits, the Participant’s benefits shall be forfeited.
5.8    Surviving Spouse’s Benefit.
(a)    In the event of the death of a Participant who:
(i)    Has been credited with at least one Hour of Service after August 22, 1984;
(ii)    Has a surviving Spouse;
(iii)    has any vested interest in his Accrued Benefit, and
(iv)    Dies before beginning to receive benefits from this Plan, such Participant’s surviving Spouse shall receive a survivor’s benefit.
(b)    The benefit payable under this Section shall be a monthly pension for the surviving Spouse’s life commencing on the first day of any month when the Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Participant’s Normal Retirement Date, as elected in writing by the Spouse; or, if the Participant dies on or after his Normal Retirement Date, commencing on the first day of the month following the month in which he dies. The benefit shall be equal to the benefit such Spouse would have received if the Participant:
(i)    Had experienced a Severance from Employment on the earliest of (A) the date of his death, (B) the date of his actual Severance from Employment or (C) December 31, 2012;
(ii)    Had survived to the benefit commencement date described in (i);
(iii)    Had then begun to receive an immediate retirement benefit in the form of a joint and 50% survivor annuity with his Spouse as the Beneficiary; and
(iv)    Had died on the following day.
(c)    The consent of a surviving Spouse to the payment of death benefits under the Plan to a Beneficiary other than the surviving Spouse shall be made in accordance with Section 6.6 of the Plan.
5.9    Death Benefit After Retirement. Upon the death of a Participant after his Severance from Employment and the commencement of his benefits, his Beneficiary shall be entitled to receive any amount which may be payable under the form of benefit in effect or under any annuity contract which has been distributed to provide the benefits to which the Participant was entitled hereunder.
5.10    Suspension of Benefits.
(a)    In the event that a Participant is employed in “qualified reemployment” (as defined in Subsection (b)) after his benefits commence, the benefits otherwise payable to the Participant shall be suspended for each calendar month of qualified reemployment, except as may be required to comply with Section 6.9 of the Plan. If the Participant is reemployed by a Participating Company or a Related Employer under any other circumstances, the benefits being paid to the Participant shall continue.
(b)    A Participant is employed in “qualified reemployment” if, after his Severance from Employment with a Participating Company and all Related Employers, he is reemployed by a Participating Company or a Related Employer in such a capacity that he receives pay for or is entitled to be paid for at least 40 Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month.
(c)    (i)    A Participant receiving benefits under the Plan shall be required to give notice to the Benefits Group of any employment relationship he has with a Participating Company or a Related Employer. The Benefits Group shall have the right to use all reasonable efforts to determine whether such employment constitutes qualified reemployment. The Benefits Group shall also have the right to require the Participant to provide information sufficient to prove that such employment does not constitute qualified reemployment.
(ii)    A Participant may ask the Benefits Group in writing to determine whether specific contemplated employment constitutes qualified reemployment. The Benefits Group shall respond to such a request in writing within 60 days of the date on which it receives the request.
(d)    If a Participant’s benefits are being suspended because he is employed in qualified reemployment, the Benefits Group shall notify the Participant of this during the first month in which the suspension occurs. Notification shall be by personal delivery or first-class mail.
(e)    (i)    If a Participant’s benefits have been suspended, benefit payments shall resume no later than the first day of the third month following the month in which the Participant’s qualified reemployment ceases (or, if later, the first day of the month following the date on which the Benefits Group receives the Participant’s notice that his qualified reemployment has ceased).
(ii)    When benefit payments resume, the first payment shall include payment for the current month and for all previous months since the cessation of the Participant’s qualified reemployment.
(iii)    When benefit payments resume, the Benefits Group shall reduce the Participant’s payments by an amount equal to any benefits paid to the Participant with respect to a month during which he was engaged in qualified reemployment. However, the reduction in any monthly benefit payment (other than the first payment) shall not exceed twenty-five percent (25%) of the total payment.
(iv)    If a Participant’s benefit payments are being reduced as provided in paragraph (iii), the Benefits Group shall notify the Participant of this, in writing, when payments resume.
(f)    Under this Plan, benefit commencement is conditioned upon Severance from Employment with a Participating Company and all Related Employers. Therefore, except as may be required to comply with Section 6.9 of the Plan, no benefits shall be payable to a Participant who continues his employment with a Participating Company or a Related Employer beyond his Normal Retirement Date. The Benefits Group shall notify the Participant of this “suspension” of his benefits during the month in which his Normal Retirement Date occurs.
5.11    Protected Benefit. Subject to the maximum benefit limits set forth in Section 11.1 of the Plan, a Participant’s Accrued Benefit shall in no event be less than his accrued benefit as of August 31, 1997 under the Plan as in effect on August 31, 1997.

ARTICLE VI
VESTING AND VESTED BENEFITS

6.1    Nonforfeitable Amounts.

(a)    A Participant who is credited with one or more Hours of Service as an Employee on or after September 1, 1988 shall have a 100% nonforfeitable interest in his Accrued Benefit when he has to his credit five Years of Vesting Service. A Participant who has fewer than five Years of Vesting Service to his credit shall have no nonforfeitable interest in his Accrued Benefit.

(b)    Notwithstanding the foregoing, a Participant who is an Employee shall have a 100% nonforfeitable interest in his Accrued Benefit upon the later of (i) the date on which he attains Age 65 or (ii) the 5th anniversary of his commencement of participation in the Plan.

6.2    Cash-Outs of Small Benefits. If the Present Value of a terminated Participant’s vested benefit is $5,000 or less, the vested benefit shall be distributed in a single-sum payment (i.e., “cashed out”), as provided in Section 6.7 of the Plan.

6.3    Deemed Cash-Out. A Participant who experiences a Severance from Employment with a Participating Company and all Related Employers before he is vested in his Accrued Benefit shall be deemed to have received a complete distribution of his Accrued Benefit on his Severance Date. However, if he is subsequently reemployed by a Participating Company or a Related Employer before he incurs five consecutive Breaks-in-Service, his Accrued Benefit shall immediately be restored.

ARTICLE VII
PAYMENT OF BENEFITS

The provisions of this Article VII of this Appendix H are applied in conjunction with the provisions of Article VI of the Plan, where applicable.
7.1    Mandatory Benefit Commencement. Section 6.9 of the Plan sets forth the provisions regarding required minimum distributions under Code Section 401(a)(9) and shall override any distribution options or provisions under the Plan which are inconsistent with Code Section 401(a)(9).
7.2    Additional Distribution Rules.
(a)    The provisions set forth in Section 6.1 of the Plan apply to the distribution of a Participant’s Benefit.
(b)    The provisions set forth in Section 6.9 of the Plan apply to the distribution of a Participant’s Benefit.
(c)    (i)    Except when benefits are paid in a single sum, benefits shall be paid monthly in an amount equal to the benefit calculated under the Plan, subject to an Actuarial Equivalent adjustment for form of benefit under this Article VII of Appendix H.
(ii)    At the direction of the Administrative Committee, benefits payable in annuity form may be provided by an annuity contract purchased from an insurance company. The terms of such annuity contract shall prohibit the cash surrender of the annuity contract and shall make the payments due under the annuity contract non-assignable. The distribution of such annuity contract shall be in complete discharge of the Plan’s liability to the Participant accepting the annuity contract.
7.3    Normal Form of Benefit.
(a)    The normal form of benefit for a Participant who has a Spouse shall be a Qualified Joint and Survivor Annuity.
(b)    The normal form of benefit for a Participant who has no Spouse shall be a single life annuity, with equal monthly installments payable to the Participant for his lifetime.
7.4    Optional Forms of Benefit.
(a)    A Participant’s pension shall be paid in his normal form of benefit unless the Participant elects to receive one of the optional forms of benefit described below. Any such election shall be made in accordance with the provisions of Section 6.6 of the Plan.
(b)    The optional forms of benefit available under this Appendix H are:
(i)    A single life annuity, with equal monthly installments payable to the Participant for his lifetime;
(ii)    A joint and survivor annuity with the Participant’s Spouse, payable in monthly installments to the Participant for his lifetime and with seventy-five percent (75%) of the amount of such monthly installment payable after the death of the Participant to the Participant’s Spouse, if then living, for the life of the Spouse;
(iii)    A joint and survivor annuity with the Participant’s Spouse, payable in monthly installments to the Participant for his lifetime and with one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to the Participant’s Spouse, if then living, for the life of the Spouse; or
(iv)    A 10-year certain and life annuity, with equal monthly installments payable to the Participant for his lifetime, and with 120 monthly payments guaranteed; provided, however, that a Participant may not elect this form of benefit if the period certain will exceed the applicable period given in Schedule A.
(c)    Notwithstanding the above, for Plan Years beginning after December 31, 2007, a Participant may elect a Qualified Optional Survivor Annuity. A “Qualified Optional Survivor Annuity” is:
(i)    A joint life annuity payable for the life of the Participant, with continuation of payments as a survivor annuity for the remaining life of a surviving Spouse at a rate of seventy-five percent (75%) of the rate payable during the Participant’s lifetime; and
(ii)    The Actuarial Equivalent of the normal form of benefit payment for an unmarried Participant, as described in Section 7.3(b) of this Appendix H.
If the Qualified Optional Survivor Annuity is not Actuarially Equivalent to the Qualified Joint and Survivor Annuity, Spousal consent is required for a Participant to waive the Qualified Joint and Survivor Annuity and elect the Qualified Optional Survivor Annuity.
(d)    After the first annuity payment check is negotiated, no election may be changed, and no new Spouse or other Beneficiary may be substituted for the designated Beneficiary determined on the Annuity Starting Date.
(e)    In the event of the death of a Participant’s Spouse or other designated Beneficiary prior to the Participant’s benefit commencement date, but after an election of a joint and survivor annuity has been made hereunder, the election shall automatically be revoked.
7.5    Termination of Benefits. The last benefit payment hereunder shall be made for the month in which:

(a)    In the case of a single life annuity, the Participant dies;

(b)    In the case of a surviving Spouse’s benefit or a joint and survivor annuity, the Participant dies or the Participant’s Spouse or designated Beneficiary dies, whichever is later;

(c)    In the case of a 10-year certain and life annuity, the Participant dies or the 120th monthly payment is due, whichever is later; or

(d)    In the case of a single-sum payment, the single-sum payment is distributed or is transferred in a direct rollover under Section 6.10 of the Plan.

SCHEDULE A
ACTUARIAL EQUIVALENTS AND CERTAIN LIMITATIONS

Actuarial Equivalent Factors and Assumptions
Effective September 1, 2005, unless Otherwise Noted

Effective September 1, 2005, notwithstanding any other provision of this Schedule A to the contrary, Actuarial Equivalence shall be determined on the following generally applicable basis:

(a)    Interest Assumption: 8% compounded annually.
(b)    Mortality Assumption for a Participant: the 1994 GAR mortality table, based on age nearest birthday.
(c)    Mortality Assumption for a Beneficiary: the 1994 GAR mortality table, based on age nearest birthday.
The following exceptions apply:

1.    For the purpose of determining whether the Plan is Top-Heavy:

(a)    Interest Assumption: 5% per annum, compound.

(b)    Mortality Assumption: As above.
2.    For the purpose of determining lump sum values for payment:

(a)    Interest Assumption: Applicable Interest Rate
(b)    Mortality Assumption: Applicable Mortality Table.
3.    For the purpose of determining the benefit payable before the Normal Retirement Date and/or payable in a form other than straight life:

(a)    The benefit shall first be adjusted based on the number of months, if any, by which commencement of payment precedes the Normal Retirement Date, using the basis specified in the Plan. For commencement more than 120 months before the Normal Retirement Date (if elected by a surviving spouse), the generally applicable basis shall be used to find the Actuarial Equivalent of the benefit that would be payable commencing 120 months before the Normal Retirement Date; for this purpose the number of months shall be recognized by linear interpolation.

(b)    The benefit shall then be adjusted for payment in a form other than straight life, if applicable, determined by the following generally applicable basis:

(i)    Interest Assumption: 8% compounded annually.
(ii)    Mortality Assumption for a Participant: the 1994 GAR mortality table
(iii)    Mortality Assumption for a Beneficiary: the 1994 GAR mortality table
4.    For the purpose of determining the increase in the Accrued Benefit as of the Normal Retirement Date to the Late Retirement Date, Actuarial Equivalence shall be determined by the following basis:

(a)     For the period (if any) between Normal Retirement Date and September 1, 2005:
(i)    Interest Assumption:    7% per annum, compound
(ii)    Mortality Assumption for a Participant: The UP-1984 Table, based on age nearest birthday.
(b)     For the period after September 1, 2005:
(i)    Interest Assumption: 8% compounded annually.
(ii)    Mortality Assumption for a Participant: the 1994 GAR mortality table

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